                                                   Filed Pursuant to Rule 424B5
                                               Registration File No.: 333-89322

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

   THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR COMPLETED,
                             DATED OCTOBER 29, 2004

                  PROSPECTUS SUPPLEMENT DATED OCTOBER 29, 2004
                     (TO PROSPECTUS DATED OCTOBER 29, 2004)

                          $1,270,333,000 (APPROXIMATE)
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR

                              BANK OF AMERICA, N.A.
                                 MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5

                              ---------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-28 IN THIS PROSPECTUS
SUPPLEMENT AND PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the trust and will not represent interests in or obligations of Banc of America Commercial Mortgage
Inc. or any of its affiliates, including Bank of America Corporation.

The Series 2004-5 Commercial Mortgage Pass-Through Certificates will consist of the following classes:

o    senior certificates consisting of the Class A-1, Class A-2, Class A-3,
     Class A-AB, Class A-4, Class A-1A, Class XP and Class XC Certificates;

o    junior certificates consisting of the Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
     Class N, Class O and Class P Certificates;

o    the Class CS Certificates;

o    the Class RP Certificates; and

o    the residual certificates consisting of the Class R-I and Class R-II
     Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A,
Class A-J, Class XP, Class B, Class C and Class D Certificates are offered.

The trust's assets will consist primarily of 111 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.

                              ---------------------

     Certain characteristics of the offered certificates include:

                                                 APPROXIMATE
                       CERTIFICATE  BALANCE      PASS-THROUGH        ASSUMED FINAL        RATINGS        RATED FINAL
                               AS OF              RATE AS OF         DISTRIBUTION        MOODY'S/       DISTRIBUTION
       CLASS             DELIVERY DATE(1)       DELIVERY DATE           DATE(2)           S&P(3)           DATE(4)
------------------------------------------------------------------------------------------------------------------------

 Class A-1(5) .....         $57,600,000               %             July 10, 2009         Aaa/AAA    November 10, 2041
------------------------------------------------------------------------------------------------------------------------
 Class A-2(5) .....        $251,176,000               %           November 10, 2009       Aaa/AAA    November 10, 2041
------------------------------------------------------------------------------------------------------------------------
 Class A-3(5) .....        $307,618,000               %           November 10, 2011       Aaa/AAA    November 10, 2041
------------------------------------------------------------------------------------------------------------------------
 Class A-AB(5).....         $46,487,000               %           January 10, 2014        Aaa/AAA    November 10, 2041
------------------------------------------------------------------------------------------------------------------------
 Class A-4(5) .....        $198,649,000%(6)       September 10, 2014       Aaa/AAA    November 10, 2041
------------------------------------------------------------------------------------------------------------------------
 Class A-1A(5).....        $241,609,000               %          September 10, 2014       Aaa/AAA    November 10, 2041
------------------------------------------------------------------------------------------------------------------------
 Class A-J ........         $91,353,000%(6)        October 10, 2014        Aaa/AAA    November 10, 2041
------------------------------------------------------------------------------------------------------------------------
 Class XP .........        $        TBD(8)            %(8)               N/A              Aaa/AAA    November 10, 2041
------------------------------------------------------------------------------------------------------------------------
 Class B ..........         $39,645,000%(7)        October 10, 2014        Aa2/AA     November 10, 2041
------------------------------------------------------------------------------------------------------------------------
 Class C ..........         $13,789,000%(7)        October 10, 2014        Aa3/AA-    November 10, 2041
------------------------------------------------------------------------------------------------------------------------
 Class D ..........         $22,407,000%(7)        November 10, 2014        A2/A      November 10, 2041
------------------------------------------------------------------------------------------------------------------------

(Footnotes to table on page S-5)

     The underwriters, Banc of America Securities LLC, Deutsche Bank Securities
Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan
Securities Inc. will purchase the offered certificates from Banc of America
Commercial Mortgage Inc. and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Banc of America
Securities LLC and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners for the offering. Citigroup Global Markets Inc., Goldman,
Sachs & Co. and J.P. Morgan Securities Inc. are acting as co-managers. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about November [  ], 2004. We expect to receive from this offering approximately [  ]% of the initial principal amount of the offered certificates, plus accrued interest from
November 1, 2004, before deducting expenses payable by Banc of America
Commercial Mortgage Inc.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

BANC OF AMERICA SECURITIES LLC                     DEUTSCHE BANK SECURITIES INC.
JOINT BOOK RUNNING MANAGER                            JOINT BOOK RUNNING MANAGER

                              ---------------------

CITIGROUP                      GOLDMAN, SACHS & CO.                     JPMORGAN

                                November   , 2004

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

                                 [MAP OMITTED]

WASHINGTON          OREGON                 NEVADA          CALIFORNIA
1 property          2 properties           9 properties    19 properties
$3,766,031          $18,217,757            $45,457,587     $263,211,465
0.3% of total       1.3% of total          3.3% of total   19.1% of total

MISSOURI            ILLINOIS               MICHIGAN         INDIANA
2 properties        8 properties           1 property       2 properties
$39,440,467         $65,629,438            $8,049,415       $13,573,966
2.9% of total       4.8% of total          0.6% of total    1.0% of total

OHIO                PENNSYLVANIA           NEW YORK         MASSACHUSETTS
5 properties        2 properties           8 properties     1 property
$66,959,973         $79,841,036            $167,327,977     $77,000,000
4.9% of total       5.8% of total          12.1% of total   5.6% of total

NEW JERSEY          DISTRICT OF COLUMBIA   MARYLAND         VIRGINIA
4 properties        2 properties           6 properties     2 properties
$30,963,391         $50,500,000            $71,111,333      $24,500,999
2.2% of total       3.7% of total          5.2% of total    1.8% of total

SOUTH CAROLINA      NORTH CAROLINA         GEORGIA          HAWAII
2 properties        1 property             6 properties     1 property
$17,758,419         $2,900,000             $43,357,665      $3,739,810
1.3% of total       0.2% of total          3.1% of total    0.3% of total

ARIZONA             COLORADO               OKLAHOMA          TEXAS
4 properties        3 properties           2 properties      12 properties
$42,016,152         $17,238,971            $16,175,179       $64,122,547
3.0% of total       1.3% of total          1.2% of total     4.7% of total

LOUISIANA           TENNESSEE              ALABAMA           FLORIDA
2 properties        1 property             2 properties      11 properties
$13,936,745         $5,610,000             $14,060,341       $112,457,402
1.0% of total       0.4% of total          1.0% of total     8.2% of total

                          MORTGAGED PROPERTIES BY TYPE

                              [PIE CHART OMITTED]

                     Retail                        23.9%
                     Office                        22.7%
                     Multifamily                   17.2%
                     Manufactured Housing          10.6%
                     Mixed Use                      9.4%
                     Self Storage                   7.5%
                     Industrial                     6.3%
                     Hotel                          1.3%
                     Land                           1.3%

[ ] < 1.0% of Initial Pool Balance
[ ] 1.0% - 5.0% of Initial Pool Balance
[ ] 5.1% - 10.0% of Initial Pool Balance
[ ] > 10.0% of Initial Pool Balance

NOTE REGARDING PIE CHART ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO 100% DUE TO
ROUNDING.

FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

o    SEC Public Reference Section
     450 Fifth Street, N.W.
     Room 1204
     Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214
North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704)
386-2400.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of the accompanying prospectus.

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT

                                       S-3

       Distributions--Class CS Certificates and the CS Component
         Mortgage  Loan ................................................ S-141
       Distributions--Class RP Certificates and the RP Component

   ANNEX B CERTAIN IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS;

                                      S-4

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1)  Subject to a variance of plus or minus 10%.

(2)  As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated
     maturity and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and
     Maturity Considerations" in this prospectus supplement.

(3)  It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Service, Inc.
     and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc., no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.

(4)  The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows two years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.

(5)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-AB, Class A-4 and Class A-1A Certificates the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 92 mortgage loans, representing approximately 82.5% of the initial pool balance as of the cut-off date. Loan group 2 will consist of 19 mortgage loans, representing approximately 17.5% of the initial pool balance as of the cut-off date.
     Loan group 2 will include approximately 85.0% of the initial pool balance of all the mortgage loans secured by multifamily properties and approximately 27.7% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class
     XP Certificates, interest distributions on the Class A-1, Class A-2, Class
     A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate balance of the Class A-4
     Certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-J through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB,
     Class A-4 and Class A-1A Certificates pro rata.

(6)  The Class A-4 and Class A-J Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(7)  The Class B, Class C and Class D Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or
     (iv) the weighted average net mortgage rate less a specified percentage.

(8)  The Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP
     Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through
     Rates" in this prospectus supplement.

                                      S-5

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2004-5 Certificates and the trust in abbreviated form:

          Executive Summary, which begins on page S-7 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-10 of this prospectus supplement and gives a brief introduction of the key features of
     Series 2004-5 and the mortgage loans; and

          Risk Factors, which begins on page S-28 of this prospectus supplement and describes risks that apply to Series 2004-5 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" beginning on page S-189 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 107 in the prospectus.

     In this prospectus supplement, "we" refers to the depositor, and "you"
refers to a prospective investor in the offered certificates.

                              ---------------------

     Until February [  ], 2005, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                                      S-6

                               EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class CS, Class RP, Class
R-I and Class R-II Certificates) which have not been registered under the
Securities Act of 1933, as amended, and which will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal Definitions" is included at the end of this prospectus supplement. A "Glossary" is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus.

                                                                                               APPROXIMATE
                                                                                                 INITIAL
                                                                                                  PASS-
                              CERTIFICATE        APPROXIMATE                                     THROUGH      WEIGHTED
                               BALANCE OR         PERCENTAGE  APPROXIMATE                        RATE AS       AVERAGE
                                NOTIONAL           OF POOL       CREDIT                        OF DELIVERY      LIFE      PRINCIPAL
   CLASS    RATINGS(1)         AMOUNT(2)           BALANCE      SUPPORT       RATE TYPE            DATE      (YEARS)(3)   WINDOW(3)
------------------------------------------------------------------------------------------------------------------------------------

 Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
 A-1(9)       Aaa/AAA      $     57,600,000         4.177%      20.000%          Fixed             %           2.89       1 -- 56
------------------------------------------------------------------------------------------------------------------------------------
 A-2(9)       Aaa/AAA      $    251,176,000        18.215%      20.000%          Fixed             %           4.77      56 -- 60
------------------------------------------------------------------------------------------------------------------------------------
 A-3(9)       Aaa/AAA      $    307,618,000        22.309%      20.000%          Fixed             %           6.77      80 -- 84
------------------------------------------------------------------------------------------------------------------------------------
 A-AB(9)      Aaa/AAA      $     46,487,000         3.371%      20.000%          Fixed             %           6.99      56 -- 110
------------------------------------------------------------------------------------------------------------------------------------
 A-4(9)       Aaa/AAA      $    198,649,000        14.406%      20.000%        Fixed(4)            %(4)        9.64     110 -- 118
------------------------------------------------------------------------------------------------------------------------------------
 A-1A(9)      Aaa/AAA      $    241,609,000        17.522%      20.000%          Fixed             %           6.34      1 -- 118
------------------------------------------------------------------------------------------------------------------------------------
 A-J          Aaa/AAA      $     91,353,000         6.625%      13.375%        Fixed(4)            %(4)        9.80     118 -- 119
------------------------------------------------------------------------------------------------------------------------------------
 XP           Aaa/AAA                   TBD(7)       N/A          N/A       Variable Rate(7)       %(7)            (7)       N/A
------------------------------------------------------------------------------------------------------------------------------------
 B            Aa2/AA       $     39,645,000         2.875%      10.500%        Fixed(5)            %(5)        9.88     119 -- 119
------------------------------------------------------------------------------------------------------------------------------------
 C           Aa3/AA--      $     13,789,000         1.000%       9.500%        Fixed(5)            %(5)        9.88     119 -- 119
------------------------------------------------------------------------------------------------------------------------------------
 D             A2/A        $     22,407,000         1.625%       7.875%        Fixed(5)            %(5)        9.91     119 -- 120
------------------------------------------------------------------------------------------------------------------------------------
 Private Certificates -- Not Offered Hereby(6)
------------------------------------------------------------------------------------------------------------------------------------
 E            A3/A--       $     12,066,000         0.875%       7.000%        Fixed(5)            %(5)        9.96     120 -- 120
------------------------------------------------------------------------------------------------------------------------------------
 F           Baa1/BBB+     $     17,236,000         1.250%       5.750%        Fixed(5)            %(5)        9.96     120 -- 120
------------------------------------------------------------------------------------------------------------------------------------
 G           Baa2/BBB      $     12,066,000         0.875%       4.875%        Fixed(5)            %(5)        9.96     120 -- 120
------------------------------------------------------------------------------------------------------------------------------------
 H          Baa3/BBB--     $     22,408,000         1.625%       3.250%        Fixed(5)            %(5)        9.96     120 -- 120
------------------------------------------------------------------------------------------------------------------------------------
 J            Ba1/BB+      $      6,894,000         0.500%       2.750%        Fixed(4)            %(4)        9.96     120 -- 120
------------------------------------------------------------------------------------------------------------------------------------
 K            Ba2/BB       $      6,895,000         0.500%       2.250%        Fixed(4)            %(4)        9.96     120 -- 120
------------------------------------------------------------------------------------------------------------------------------------
 L           Ba3/BB--      $      3,447,000         0.250%       2.000%        Fixed(4)            %(4)        9.96     120 -- 120
------------------------------------------------------------------------------------------------------------------------------------
 M             B1/B+       $      5,171,000         0.375%       1.625%        Fixed(4)            %(4)       10.18     120 -- 146
------------------------------------------------------------------------------------------------------------------------------------
 N             B2/B        $      3,447,000         0.250%       1.375%        Fixed(4)            %(4)       14.24     146 -- 178
------------------------------------------------------------------------------------------------------------------------------------
 O            B3/B--       $      3,448,000         0.250%       1.125%        Fixed(4)            %(4)       14.80     178 -- 178
------------------------------------------------------------------------------------------------------------------------------------
 P             NR/NR       $     15,513,068         1.125%       0.000%        Fixed(4)            %(4)       14.85     178 -- 180
------------------------------------------------------------------------------------------------------------------------------------
 XC           Aaa/AAA      $  1,378,924,068(8)       N/A          N/A       Variable Rate(8)       %(8)            (8)       N/A
------------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings shown are those of Moody's Investors Service, Inc. and Standard &
     Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.

(2)  As of the delivery date. Subject to a variance of plus or minus 10%.

(3)  Based on the maturity assumptions (as defined under "Yield and Maturity
     Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates.

(4)  The Class A-4, Class A-J, Class J, Class K, Class L, Class M, Class N,
     Class O and Class P Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

                                      S-7

(5)  The Class B, Class C, Class D, Class E, Class F, Class G and Class H
     Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.

(6)  Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(7)  The Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP
     Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through
     Rates" in this prospectus supplement.

(8)  The Class XC Certificates are not offered by this prospectus supplement.
     Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
     The Class XC Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC Certificates, as the case may be, as described in this prospectus supplement. The interest rate applicable to the Class XC Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the
     Certificates--Pass-Through Rates" in this prospectus supplement.

(9)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 92 mortgage loans, representing approximately 82.5% of the initial pool balance as of the cut-off date. Loan group 2 will consist of 19 mortgage loans, representing approximately 17.5% of the initial pool balance as of the cut off date.
     Loan group 2 will include approximately 85.0% of the initial pool balance of all the mortgage loans secured by multifamily properties and approximately 27.7% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class
A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP
Certificates, interest distributions on the Class A-1, Class A-2, Class A-3,
Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the
Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A
Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate balance of the
Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-J through
Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-1A Certificates pro rata.

                                      S-8

     Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to component mortgage loans, split loan structures and certain other mortgage loans are explained in this prospectus supplement under "Summary of Prospectus Supplement--Mortgage
Loans--Certain Mortgage Loan Calculations". Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                          MORTGAGE POOL CHARACTERISTICS

                                        ENTIRE MORTGAGE POOL               LOAN GROUP 1               LOAN GROUP 2
CHARACTERISTICS                            (APPROXIMATE)                  (APPROXIMATE)               (APPROXIMATE)
------------------------------------ ---------------------------   --------------------------   -------------------------

Initial principal balance(1) ......       $1,378,924,068               $1,137,314,883                 $241,609,185
Number of mortgage loans ..........              111                           92                           19
Number of mortgaged properties ....              121                          101                           20
Number of balloon mortgage
 loans(2) .........................              104                           88                           16
Number of full period interest only
 mortgage loans ...................               7                            4                            3
Average cut-off date balance ......          $12,422,739                  $12,362,118                  $12,716,273
Range of cut-off date balances ....   $1,150,630 to $137,000,000   $1,150,630 to $137,000,000   $3,400,000 to $90,000,000
Weighted average mortgage rate ....             5.376%                       5.426%                       5.141%
Weighted average remaining
 lock-out period ..................           84 months                    85 months                    79 months
Range of remaining terms to
 maturity .........................       51 to 180 months             51 to 178 months             56 to 180 months
Weighted average remaining term to
 maturity .........................           93 months                    95 months                    83 months
Weighted average underwritten debt
 service coverage ratio(3) ........             1.63x                        1.61x                        1.75x
Weighted average cut-off date
 loan-to-value ratio(3) ...........             65.7%                        66.8%                        60.4%

---------
(1)  Subject to a variance of plus or minus 10%.

(2)  Excludes mortgage loans that are interest only until maturity.

(3)  "Cut-off date loan-to-value ratio" and "underwritten debt service coverage ratio" are calculated as described under "Summary of Prospectus
     Supplement--Mortgage Loans--Certain Mortgage Loan Calculations" in this prospectus supplement.

                                      S-9

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES
                           --------------------------

DEPOSITOR

     Banc of America Commercial Mortgage Inc. The depositor, a Delaware corporation, is a subsidiary of Bank of America, N.A. The depositor maintains its principal office at 214 North Tryon Street, Mail code NC1-027-21-02,
Charlotte, North Carolina 28255. See "The Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

TRUSTEE

     Wells Fargo Bank, N.A. The Trustee, a national banking association, will also act as REMIC administrator. See "The Trustee" in this prospectus supplement.

MASTER SERVICER

     Bank of America, N.A., a national banking association. The master servicer will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement, except with respect to the Bank of America Center Pari Passu Note A-3 Mortgage Loan
(identified as Loan No. 58399 on Annex A-1 to this prospectus supplement), which will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc., Commercial Mortgage
Pass-Through Certificates, Series 2004-4. See "Servicing of the Mortgage
Loans--The Master Servicer", "Description of the Mortgage Pool--Bank of America
Center Whole Loan" in this prospectus supplement and "Bank of America Center" in
Annex E to this prospectus supplement.

SPECIAL SERVICER

     Lennar Partners, Inc. See "Servicing of the Mortgage Loans--The Special
Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLERS

     Bank of America, N.A. is a national banking association. Bank of America,
N.A. is the parent of Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of America, N.A.
maintains its principal office at Bank of America Corporate Center, 100 North
Tryon Street Charlotte, North Carolina 28255. General Electric Capital
Corporation, a Delaware corporation, with its principal office at 260 Long Ridge
Road, Stamford, Connecticut 06927. German American Capital Corporation, a
Maryland corporation, with its principal office at 60 Wall Street, New York, New
York 10038. German American Capital Corporation is an affiliate of Deustche Bank
Securities Inc., one of the underwriters. See "Description of the Mortgage
Pool--The Mortgage Loan Sellers" in this prospectus supplement.

CUT-OFF DATE

     November 1, 2004.

DELIVERY DATE

     On or about November [      ], 2004.

                                      S-10

RECORD DATE

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

DISTRIBUTION DATE

     The 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in December 2004.

DETERMINATION DATE

     The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

COLLECTION PERIOD

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in December 2004.

                                MORTGAGE LOANS
                                --------------

THE MORTGAGE POOL

     The pool of mortgage loans consists of 111 multifamily and commercial mortgage loans. Ninety-two of the mortgage loans are in loan group 1 and 19 of the mortgage loans are in loan group 2. Fifty of these mortgage loans (which include 42 mortgage loans in loan group 1 and 8 mortgage loans in loan group 2)
were (a) originated by Bank of America, N.A. or its conduit participants or (b)
acquired by Bank of America, N.A. from various third party originators. Fifty of the these mortgage loans (which include 41 mortgage loans in loan group 1 and 9 mortgage loans in loan group 2) were originated by General Electric
Capital Corporation or an affiliate thereof. Eleven of the these mortgage loans
(which include 9 mortgage loans in loan group 1 and 2 mortgage loans in loan group 2) were originated by German American Capital Corporation or an affiliate thereof. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $1,378,924,068 which is referred to as the initial pool balance, subject to a variance of plus or minus 10%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $1,137,314,883 which is referred to as the group 1 balance. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $241,609,185 which is referred to as the group 2 balance.

     The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans in (a) the entire mortgage pool ranges from
$1,150,630 to $137,000,000, and the average cut-off date balance is $12,422,739
(b) loan group 1 ranges from $1,150,630 to $137,000,000 and the average cut-off date balance is $12,362,118 and (c) in loan group 2 ranges from $3,400,000 to
$90,000,000, and the average cut-off date balance is $12,716,273.

     One mortgage loan, which is included in the trust fund and is included in loan group 1, referred to as the CS Component Mortgage Loan, is divided into a senior component and a subordinate component. The aggregate principal balance of the CS Component Mortgage Loan (including its subordinate component) as of the cut-off date is approximately $82,500,000. The principal balance of the senior component of the CS Component Mortgage Loan is approximately
$77,000,000, representing 5.6% of the initial pool balance (6.8% of the group 1 balance). The principal balance of the subordinate component of the CS
Component Mortgage Loan is approximately $5,500,000. See "Description of the
Mortgage Pool--CS Component Mortgage Loan" in this prospectus supplement.

                                      S-11

     One mortgage loan, which is included in the trust fund and is included in loan group 1, referred to as the RP Component Mortgage Loan, is divided into a senior component and a subordinate component. The aggregate principal balance of the RP Component Mortgage Loan (including its subordinate component) as of the cut-off date is approximately $66,000,000. The principal balance of the senior component of the RP Component Mortgage Loan is approximately
$52,000,000, representing 3.8% of the initial pool balance (4.6% of the group 1 balance). The principal balance of the subordinate component of the RP
Component Mortgage Loan is approximately $14,000,000. See "Description of the
Mortgage Pool--RP Component Mortgage Loan" in this prospectus supplement.

     One mortgage loan, referred to as the Bank of America Center Whole Loan, is evidenced by a split loan structure comprised of three pari passu notes referred to as the Bank of America Center Pari Passu Note A-1 (which is sometimes referred to as the Bank of America Center Pari Passu Note A-1
Mortgage Loan), the Bank of America Center Pari Passu Note A-2 and the Bank of
America Center Pari Passu Note A-3. Only the Bank of America Center Pari Passu
Note A-3, which is sometimes referred to as the Bank of America Center Pari
Passu Note A-3 Mortgage Loan, is included in the trust fund. The principal balance as of the cut-off date of the Bank of America Center Pari Passu Note
A-3 Mortgage Loan is $137,000,000 and represents 9.9% of the initial pool balance and 12.0% of the group 1 balance. See "Description of the Mortgage
Pool--Bank of America Center Whole Loan" in this prospectus supplement and
"Bank of America Center" in Annex E to this prospectus supplement.

     The Bank of America Center Pari Passu Note A-1 Mortgage Loan was further divided into a $150,000,000 senior component and a $103,000,000 subordinate component (which subordinate component is subordinate to its related senior component, the Bank of America Center Pari Passu Note A-2 and the Bank of
America Center Pari Passu Note A-3) pursuant to the related intercreditor agreement and the terms of the pooling and servicing agreement relating to the
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-4. See "Description of the Mortgage Pool--Bank of
America Center Whole Loan" refers to such mortgage loan.

     Two mortgage loans, which are referred to as the ICG Portfolio Mortgage
Loan and the Summit Place Apartments Mortgage Loan, and are included in loan group 1 and loan group 2, respectively, are each part of split loan structures that are secured by the same mortgage instrument on the related mortgaged property. The other mortgage loans in the split loan structures are not included in the trust fund and these mortgage loans are referred to as the ICG
Portfolio B Note and the Summit Place Apartments B Note, respectively. The ICG
Portfolio Mortgage Loan and the Summit Place Apartments Mortgage Loan along with the ICG Portfolio B Note and the Summit Place Apartments B Note,
respectively, are referred to as the ICG Portfolio Whole Loan and the Summit
Place Apartments Whole Loan, respectively. The aggregate principal balance as of the cut-off date of the ICG Portfolio Mortgage Loan is $50,500,000 and represents 3.7% of the initial pool balance and 4.4% of the group 1 balance.
The aggregate principal balance as of the date of the origination of the ICG
Portfolio B Note is $3,000,000. The aggregate principal balance as of the cut-off date of the Summit Place Apartments Mortgage Loan is $6,386,934 and
represents 0.5% of the initial pool balance and 2.6% of the group 2 balance.
The aggregate principal balance as of the date of the origination of the Summit
Place Apartments B Note is $400,000. See "Description of the Mortgage Pool--ICG
Portfolio Whole Loan and Summit Place Apartments Whole Loan" in this prospectus supplement.

CERTAIN MORTGAGE LOAN CALCULATIONS

     Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group
2, as applicable, as of the cut-off date. All weighted averages set forth below are based on the respective cut-off date balances (as defined in this prospectus supplement) of the mortgage loans in the entire mortgage pool, loan group 1 and loan group 2. Two mortgage loans that are included in loan group 1, referred to as the CS Component Mortgage Loan and the RP Component Mortgage
Loan, are each divided into a senior component and a subordinate component.
Unless otherwise stated, all references to the principal balance of the CS
Component Mortgage Loan or the RP Component Mortgage Loan and related information (including debt service coverage ratios cut-off date balance per unit and loan-to-value ratios) are to the senior component only of

                                      S-12

the related mortgage loan and accordingly, such ratios would be lower (in the case of debt service coverage) or higher (in the case of cut-off date balance per unit and loan-to-value) than if the related subordinate component were included. For purposes of weighting any related calculation (including without limitation calculations with respect to debt service coverage ratio, the cut-off date balance per unit and loan-to-value ratios) such weighting is based solely upon the outstanding principal balance of the related senior component
(and excludes the related subordinate component).

     One mortgage loan, referred to as the Bank of America Center Whole Loan, is evidenced by a split loan structure comprised of three pari passu notes referred to as the Bank of America Center Pari Passu Note A-1 (which is sometimes referred to as the BC Pari Passu Note A-1 Mortgage Loan), the Bank of
America Center Pari Passu Note A-2 and the Bank of America Center Pari Passu
Note A-3. Only the Bank of America Center Pari Passu Note A-3, which is sometimes referred to as the Bank of America Center Pari Passu Note A-3
Mortgage Loan, is included in the trust fund. The Bank of America Center Pari
Passu Note A-1 Mortgage Loan was further divided into a $150,000,000 senior component and a $103,000,000 subordinate component (which subordinate component is subordinate to the related senior component, the Bank of America Center Pari
Passu Note A-2 and the Bank of America Center Pari Passu Note A-3) pursuant to the related intercreditor agreement and the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc. Commercial
Mortgage Pass-Through Certificates, Series 2004-4 (the "Bank of America Center
Pooling and Servicing Agreement"). Unless otherwise stated, all references to the principal balance and the related information (including debt service coverage ratios, cut-off date balance per unit and loan-to-value ratios) are to the Bank of America Center Pari Passu Note A-3 Mortgage Loan only (and exclude the Bank of America Center Pari Passu Note A-1 and the Bank of America Center
Pari Passu Note A-2). In addition, the calculation of debt service coverage ratios, cut-off date balance per unit and loan-to-value ratios are references to the aggregate principal balance of the three pari passu notes representing the Bank of America Center Whole Loan (and exclude the principal balance of the
Bank of America Center Pari Passu Note A-1 Mortgage Loan subordinate component). Such ratios would be lower (in the case of debt service coverage)
or higher (in the case of cut-off date balance per unit and loan-to-value) than if the subordinate component were included. For purposes of weighting any related calculation (including without limitation calculations with respect to debt service coverage ratios, cut-off date balance per unit and loan-to-value ratios) such weighting is based solely upon the outstanding principal balance of the Bank of America Center Pari Passu Note A-3 Mortgage Loan (and exclude the Bank of America Center Pari Passu Note A-1 and the Bank of America Center
Pari Passu Note A-2.)

     Two mortgage loans referred to as the ICG Portfolio Mortgage Loan and the
Summit Place Apartments Mortgage Loan, which are in loan group 1 and loan group
2, respectively, are each part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. Unless otherwise stated, all references to the principal balance and related information
(including debt service coverage ratios cut-off date balance per unit and loan-to-value ratios) relate to the ICG Portfolio Mortgage Loan and the Summit
Place Apartments Mortgage Loan, as applicable, only and exclude the other mortgage loans in the split loan structure. The other mortgage loans are not included in the trust fund and are referred to as the ICG Portfolio B Note and the Summit Place Apartments B Note, respectively. The ICG Portfolio Mortgage
Loan and the Summit Place Apartments Mortgage Loan along with the ICG Portfolio
B Note and the Summit Place Apartments B Note, respectively, are referred to as the ICG Portfolio Whole Loan and the Summit Place Apartments Whole Loan,
respectively. Accordingly, such ratios would be lower (in the case of debt service coverage) or higher (in the case of cut-off date balance per unit and loan-to-value) than if the related subordinate loan were included.

     With respect to the five mortgage loans (loan nos. 760033366, 760033463,
DBM20193, DBM20554 and DBM20555 on Annex A to this prospectus supplement), the loan amount used in this prospectus supplement for calculating the related debt service coverage ratio excludes an $2,500,000, $852,000, $11,700,000, $170,000 and $100,000 holdback reserve respectively. Accordingly the debt service coverage would be lower if the holdback reserves were included.

                                      S-13

     This information is described, and additional information regarding the mortgage loans and the mortgaged properties is described, under Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

     As of the cut-off date, the mortgage loans had the following additional characteristics. The balances and other numerical information used to calculate various ratios with respect to component mortgage loans, split loan structures and certain other mortgage loans are explained in this prospectus supplement under "Summary of Prospectus Supplement--Mortgage Loans--Certain Mortgage Loan
Calculations". Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                    SELECTED MORTGAGE LOAN CHARACTERISTICS

                                                  ENTIRE MORTGAGE POOL          LOAN GROUP 1              LOAN GROUP 2
                                                 ----------------------   -----------------------   -----------------------

Range of mortgage rates ......................   4.660% per annum to      4.660% per annum to       4.740% per annum to
                                                 6.280% per annum         6.280% per annum          5.827% per annum
Weighted average mortgage rate ...............   5.376% per annum         5.426% per annum          5.141% per annum
Range of remaining terms to stated
 maturity ....................................   51 months to 180         51 months to 178          56 months to 180
                                                 months                   months                    months
Weighted average remaining term to
 stated maturity .............................   93 months                95 months                 83 months
Range of remaining amortization
 terms(1) ....................................   178 months to 360        237 months to 360         178 months to 360
                                                 months                   months                    months
Weighted average remaining
 amortization term(1) ........................   340 months               342 months                327 months
Range of remaining lock-out periods ..........   9 months to 176          9 months to 175           35 months to 176
                                                 months                   months                    months
Range of cut-off date loan-to-value
 ratios(2) ...................................   14.2% to 81.5%           18.9% to 81.5%            14.2% to 80.0%
Weighted average cut-off date
 loan-to-value ratio(2) ......................   65.7%                    66.8%                     60.4%
Range of maturity date loan-to-value
 ratios(2) ...................................   12.0% to 80.0%           16.0% to 74.1%            12.0% to 80.0%
Weighted average maturity date
 loan-to-value ratio(2) ......................   58.8%                    59.9%                     53.5%
Range of underwritten debt service
 coverage ratio(2) ...........................   1.13x to 7.11x           1.13x to 3.11x            1.20x to 7.11x
Weighted average underwritten debt
 service coverage ratio(2) ...................   1.63x                    1.61x                     1.75x

----------
(1)  Excludes mortgage loans that are interest only until maturity.

(2)  "Cut-off date loan-to-value ratio", "maturity date loan-to-value ratio" and
     "underwritten debt service coverage ratio" are calculated as described under "Summary of Prospectus Supplement-- Mortgage Loans--Certain Mortgage
     Loan Calculations" in this prospectus supplement.

                                      S-14

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the five states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                            NUMBER OF     PERCENTAGE OF     PERCENTAGE OF     PERCENTAGE OF
                            MORTGAGED      INITIAL POOL        GROUP 1           GROUP 2
STATE                      PROPERTIES     BALANCE(1)(2)     BALANCE(1)(2)     BALANCE(1)(2)
-----------------------   ------------   ---------------   ---------------   --------------

California ............        19              19.1%             23.1%             0.0%
New York ..............         8              12.1%              6.3%            39.5%
Florida ...............        11               8.2%              9.9%             0.0%
Pennsylvania ..........         2               5.8%              7.0%             0.0%
Massachusetts .........         1               5.6%              6.8%             0.0%

----------
(1)  With respect to mortgage loans secured by multiple properties in multiple states, the cut-off date balance is allocated among such states based upon amounts set forth in the related mortgage loan documents. Those amounts are set forth in Annex A to this prospectus supplement.

(2)  The sum of the percentages in this column may not equal 100% due to rounding.

     The remaining mortgaged properties are located throughout 22 other states and the District of Columbia, with no more than 5.2% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     For more information regarding the location of the mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see
Annex A to this prospectus supplement.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

                                  PROPERTY TYPE

                                   NUMBER OF     PERCENTAGE OF     PERCENTAGE OF     PERCENTAGE OF
                                   MORTGAGED      INITIAL POOL        GROUP 1           GROUP 2
PROPERTY TYPE                     PROPERTIES       BALANCE(1)        BALANCE(1)       BALANCE(1)
------------------------------   ------------   ---------------   ---------------   --------------

Retail .......................        31              23.9%             28.9%             0.0%
Office .......................        16              22.7%             27.5%             0.0%
Multifamily ..................        21              17.2%              3.1%            83.3%
Manufactured Housing .........        17              10.6%              9.3%            16.7%
Mixed Use ....................         2               9.4%             11.3%             0.0%
Self Storage .................        22               7.5%              9.1%             0.0%
Industrial ...................         9               6.3%              7.6%             0.0%
Land .........................         1               1.3%              1.6%             0.0%
Hotel ........................         2               1.3%              1.6%             0.0%

----------
(1)  The sum of the percentages in this column may not equal 100% due to rounding.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE
ANNEX A HERETO.

     On or before the delivery date, the mortgage loan sellers will transfer all of the mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, the mortgage loan sellers will make certain representations and warranties with respect to the characteristics of those mortgage loans related to such mortgage loan seller. As described in more detail later in this prospectus supplement, the mortgage loan

                                      S-15

sellers will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitution" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     Each of the mortgage loan sellers will sell each of its respective mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to such representations and warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the
Mortgage Pool" and "Risk Factors--Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal
Aspects of Mortgage Loans" in the accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See "Servicing of the
Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing
Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees)
for their services is described in this prospectus supplement under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of
Expenses."

                              OFFERED SECURITIES
                              ------------------

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of 11 classes of the depositor's
Commercial Mortgage Pass-Through Certificates as part of Series 2004-5, namely the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class
XP, Class A-J, Class B, Class C and Class D Certificates. As of the delivery date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 10%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a
360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2004-5 consists of a total of 27 classes of certificates, the following 16 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class CS, Class
RP, Class R-I and Class R-II. The pass-through rates applicable to each of the
Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates for each distribution date are set forth on page S-7 of this prospectus supplement. The pass-through rates applicable to each of the Class CS and Class RP Certificates for each distribution date are set forth in the pooling and servicing agreement. The
Class R-I and Class R-II Certificates will not have a certificate balance, a notional amount or a pass-through rate.

CLASS X CERTIFICATES

Notional Amount

     The Class XC and Class XP Certificates will not have certificate balances.
For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

                                      S-16

     The notional amount of the Class XC Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates outstanding from time to time. The initial notional amount of the
Class XC Certificates will be approximately $[           ], although it may be
as much as 10% larger or smaller.

     The notional amount of the Class XP Certificates will equal:

     o    during the period following the initial issuance of the certificates
          through and including the distribution date in [   ], the sum of (a)
          the lesser of $[    ] and the certificate balance of the Class [   ]
          Certificates outstanding from time to time, (b) the lesser of $[    ]
          and the certificate balance of the Class [    ] Certificates
          outstanding from time to time and (c) the aggregate certificate
          balances of the Class [   ] Certificates outstanding from time to
          time;

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          certificate balance of the Class [   ] Certificates outstanding from
          time to time and (c) the aggregate certificate balances of the
          Class [   ] Certificates outstanding from time to time;

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          certificate balance of the Class [   ] Certificates outstanding from
          time to time and (c) the aggregate certificate balances of the
          Class [   ] Certificates outstanding from time to time;

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          certificate balance of the Class [   ] Certificates outstanding from
          time to time, and (c) the aggregate certificate balances of the
          Class [   ] Certificates outstanding from time to time;

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          certificate balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the certificate balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate certificate balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          certificate balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the certificate balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate certificate balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          certificate balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $      and the certificate balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate certificate balances of the Class [   ] Certificates
          outstanding from time to time;

                                      S-17

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          certificate balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the certificate balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate certificate balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          certificate balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the certificate balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate certificate balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          certificate balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $     and the certificate balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate certificate balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          certificate balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the certificate balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate certificate balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[    ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          certificate balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $      and the certificate balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate certificate balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          certificate balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $     and the certificate balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate certificate balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the distribution date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the certificate balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $     and the
          certificate balance of the Class [    ] Certificates outstanding from
          time to time, (c) the lesser of $      and the certificate balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate certificate balances of the Class [   ] Certificates
          outstanding from time to time;

     o    following the distribution date in [    ], $0.

                                      S-18

     The total initial notional amount of the Class XP Certificates will be
approximately $[        ], although it may be as much as 10% larger or smaller.

Pass Through Rate

     The pass-through rate applicable to the Class XP Certificates for the
initial distribution date will equal approximately [      ]% per annum. The
pass-through rate for the Class XP Certificates, for each distribution date subsequent to the initial distribution date and through and including the
[     ] distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Certificates. If all or a designated portion of the certificate balance of any class of Certificates is identified under "--Notional Amount" above as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the
[        ] distribution date, on any particular component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, the applicable Class XP strip rate will equal with respect to each class of Certificates having a certificate balance (or a designated portion thereof) that comprises such component, the excess, if any, of:

     (1)  the lesser of (a) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (b) the weighted average net mortgage rate for such interest accrual period, over

     (2)  the pass-through rate in effect during such interest accrual period for such class of certificates.

     Following the [    ] distribution date, the Class XP Certificates will
cease to accrue interest. In connection therewith, the Class XP Certificates
will have a 0% pass-through rate for the [    ] distribution date and for each
distribution date thereafter.

     The pass-through rate applicable to the Class XC Certificates for the
initial distribution date will equal approximately [   ]% per annum. The
pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of Certificates. In general, the certificate balance of certain classes of Certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under "--Notional Amount" above as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will also represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each distribution date
prior to [    ] on any particular component of the notional amount of the Class
XC Certificates immediately prior to the related distribution date, the applicable Class XC strip rate will be calculated as follows:

     (1)  if such particular component consists of the entire certificate balance of any class of Certificates, and if such certificate balance also constitutes, in its entirety, a component of the notional

                                      S-19

          amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) for each applicable class of certificates, the greater of (i) the reference rate specified on Annex
          C to this prospectus supplement for such interest accrual period and
          (ii) the pass-through rate in effect during such interest accrual period for such class of certificates;

     (2)  if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Certificates, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of (a)
          the weighted average net mortgage rate for such interest accrual period, over (b) for each applicable class of certificates, the greater of (i) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates;

     (3)  if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance for such distribution date does not, in whole or in part, also constitute a component of the notional amount of the Class XP
          Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of
          (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of certificates; and

     (4)  if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the Class XP
          Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of
          (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of certificates.

     For purposes of the accrual of interest on the Class XC Certificates for
each distribution date subsequent to the [    ] distribution date, the
certificate balance of each class of Certificates (other than the Class R-I,
Class R-II, Class XC and Class XP Certificates) will constitute one or more separate components of the notional amount of the Class XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

DISTRIBUTIONS

     For purposes of making distributions to the Class A-1, Class A-2, Class
A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 92 mortgage loans, representing approximately 82.5% of the initial pool balance as of the cut-off date, and loan group 2 will consist of 19 mortgage loans, representing approximately
17.5% of the initial pool balance as of the cut-off date. Loan group 2 will include approximately 85.0% of the initial pool balance secured by multifamily properties and approximately 27.7% of the initial pool balance secured by manufactured housing properties. Annex A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See "Description of the

                                      S-20

Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

   A. Amount and Order of Distributions

     First, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A,
Class XC and Class XP: To pay interest, concurrently, (a) on Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on Class A-1A from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2 and (c) on Class XC and
Class XP, from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements.

     Second, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class
A-1A: To the extent of amounts then required to be distributed as principal,
(A) (i) first, to the Class A-AB Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-AB Certificates is reduced to the planned principal balance set forth in the table on Annex D to this prospectus supplement, (ii) then, to the
Class A-1 Certificates, available principal received from loan group 1 remaining after the above distribution in respect of the Class A-AB
Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the
Class A-1A Certificates and the above distribution on the Class A-AB
Certificates have been made, until the principal balance of the Class A-1
Certificates is reduced to zero, (iii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1 Certificates and the above distribution on the Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the
Class A-1 and Class A-AB Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero, (iv) then, to the
Class A-3 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class
A-1, Class A-2 and Class A-AB Certificates and, after the Class A-1A
Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero (v) then, to the Class A-AB Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates
and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A
Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been made, until the principal balance of the
Class A-AB Certificates is reduced to zero (vi) then, to the Class A-4
Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2,
Class A-3 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB
Certificates have been made, until the principal balance of the Class A-4
Certificates is reduced to zero and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates
have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

                                      S-21

     Third, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class
A-1A: To reimburse Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-1A pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class A-J: To Class A-J as follows: (a) interest on Class A-J in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class A-J until reduced to zero; and (c) to reimburse Class A-J for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Fifth, Class B: To Class B in a manner analogous to Class A-J allocations in the fourth step.

     Sixth, Class C: To Class C in a manner analogous to the Class A-J allocations in the fourth step.

     Seventh, Class D: To Class D in a manner analogous to the Class A-J allocations in the fourth step.

     Finally, Private Certificates: To the Private Certificates (other than the
Class XC Certificates) in the amounts and order of priority provided for in the
Pooling and Servicing Agreement.

     The distributions referred to in priority Second above, will be made, pro rata, among the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A
Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the
Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement.

   B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in
"Description of the Certificates-- Distributions--Distributable Certificate
Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in
"Description of the Certificates--Principal Distribution Amount" in this prospectus supplement.

   C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" in
this prospectus supplement.

                                      S-22

SUBORDINATION

   A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class CS Certificates (other than mortgage loan losses on the CS Component
Mortgage Loan), the Class RP Certificates (other than mortgage loan losses on the RP Component Mortgage Loan), or the Class R-I or Class R-II Certificates.
Mortgage loan losses that are realized on the CS Component Mortgage Loan will be allocated to the Class CS Certificates before being allocated to any other class of Certificates. Mortgage loan losses that are realized on the RP
Component Mortgage Loan will be allocated to the Class RP Certificates before being allocated to any other class of certificates. No principal payments or loan losses will be allocated to the Class XC and Class XP Certificates.
However, the notional amount on the Class XC and Class XP Certificates (which is used to calculate interest due on the Class XC and Class XP Certificates)
will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC and Class XP Certificates as the case may be.

                               [GRAPHIC OMITTED]

           ---------------------------------------------------------
             CLASS A-1 CERTIFICATES(1), CLASS A-2 CERTIFICATES(1),
           CLASS A-3 CERTIFICATES(1), CLASS A-AB CERTIFICATES(1)(2),
             CLASS A-4 CERTIFICATES(1), CLASS A-1A CERTIFICATES(1),
                          CLASS XC CERTIFICATES(3) AND
                            CLASS XP CERTIFICATES(3)
           ---------------------------------------------------------

                             ----------------------
                             CLASS A-J CERTIFICATES
                             ----------------------

                             ----------------------
                              CLASS B CERTIFICATES
                             ----------------------

                             ----------------------
                              CLASS C CERTIFICATES
                             ----------------------

                             ----------------------
                              CLASS D CERTIFICATES
                             ----------------------

                  --------------------------------------------
                              PRIVATE CERTIFICATES
                  (other than the Class XC Certificates)(4)(5)
                  --------------------------------------------

     (1)  The Class A-1A Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group
          2. The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
          Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See
          "Description of the Certificates--The Available Distribution Amount"
          in this prospectus supplement.

     (2)  The Class A-AB Certificates have a certain priority with respect to being paid down to their planned principal balance on any distribution date as described in this prospectus supplement.

                                      S-23

     (3)  The Class XC and Class XP Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

     (4)  The Class CS Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the CS Component Mortgage Loan.

     (5)  The Class RP Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the RP Component Mortgage Loan.

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates--Subordination; Allocation of Losses
and Certain Expenses" in this prospectus supplement.

B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

     o    shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

     o    shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer the special servicer or the trustee;

     o    shortfalls resulting from extraordinary expenses of the trust;

     o    shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

     o    shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

     See "Description of the Certificates--Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

   A. P&I Advances

     The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments (including mortgage loan payments on the subordinate component of each of the CS Component Mortgage Loan and the RP
Component Mortgage Loan), but excluding, in the case of the master servicer, mortgage loan payments on the Bank of America Center Pari Passu Note A-3
Mortgage Loan, for which advances will be governed by the Bank of America
Center Pooling and Servicing Agreement, if it determines that the advance will be recoverable. The master servicer will not advance balloon payments due at maturity, late payment charges or default interest. The master servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

   B. Property Protection Advances

     The master servicer (or the trustee, if applicable) may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents.

   C. Interest on Advances

     The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs,

                                      S-24

other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates--P&I Advances" and "Servicing of the
Mortgage Loans-- Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement and "Description of the Certificates--Advances in
Respect of Delinquencies" and "The Pooling and Servicing
Agreements--Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

   A. Denominations

     The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and
Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class XP Certificates will be offered in minimum denominations of $1,000,000 initial notional amount. The Class B, Class C and
Class D will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

   B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede
& Co., as nominee of The Depository Trust Company. The book-entry system through The Depository Trust Company may be terminated with respect to all or any portion of any class of the offered certificates.

     See "Description of the Certificates--Registration and Denominations" in
this prospectus supplement and "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus.

OPTIONAL TERMINATION

     On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R-I, Class R-II, Class CS and Class RP Certificates), including the Class XC and Class XP Certificates (provided, however, that the Class A-1 through Class H Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See "Description of the
Certificates--Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the
prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the trust as three separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs, for federal income tax purposes--REMIC I,
REMIC II and a separate REMIC election, with respect to the CS Component
Mortgage Loan and the RP Component Mortgage Loan, referred to in this prospectus supplement as the Component Mortgage Loan REMIC. The senior component of each of the CS Component Mortgage Loan and the RP Component
Mortgage Loan and the Class CS Certificates and the Class RP Certificates will represent "regular interests" in the Component Mortgage Loan REMIC. In the opinion of counsel, such portions of the trust will qualify for this treatment.

                                      S-25

     Pertinent federal income tax consequences of an investment in the offered certificates include:

     o    Each class of offered certificates will constitute "regular interests"
          in one of the REMICs.

     o    The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

     o    Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

     o    It is anticipated that the Class [   ] Certificates will be issued at
          a premium, that the Class [   ] and Class [   ] Certificates will be
          issued with a de minimis amount of original issue discount and that
          the Class [   ] Certificates will be issued with more than a de
          minimis amount of original issue discount for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA
Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects that the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

                                      S-26

CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Moody's
Investors Service, Inc. and Standard & Poor's Ratings Services, a division of
The McGraw-Hill Companies, Inc.:

                                                            MOODY'S     S&P
                                                           ---------   ----
Class A-1 ..............................................      Aaa       AAA
Class A-2 ..............................................      Aaa       AAA
Class A-3 ..............................................      Aaa       AAA
Class A-AB .............................................      Aaa       AAA
Class A-4 ..............................................      Aaa       AAA
Class A-1A .............................................      Aaa       AAA
Class A-J ..............................................      Aaa       AAA
Class XP ...............................................      Aaa       AAA
Class B ................................................      Aa2       AA
Class C ................................................      Aa3       AA-
Class D ................................................       A2        A

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                      S-27

                                 RISK FACTORS

o    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN
     INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTIONS ON YOUR CERTIFICATES WILL
     DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE
     MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS
     RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

o    THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING
     TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY
     KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR
     INVESTMENT.

o    IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE
     MATERIALLY AND ADVERSELY AFFECTED.

o    THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT
     INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY
     FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF
     CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS
     PROSPECTUS SUPPLEMENT.

                       RISKS RELATED TO THE CERTIFICATES

YOUR LACK OF CONTROL OVER THE TRUST
 FUND CAN CREATE RISK.........   You and other certificateholders generally do
                                 not have the right to make decisions with
                                 respect to the administration of the trust. See
                                 "Servicing of the Mortgage Loans-- General" in
                                 this prospectus supplement. Such decisions are
                                 generally made, subject to the express terms of
                                 the pooling and servicing agreement, by the
                                 master servicer, the trustee or the special
                                 servicer, as applicable. Any decision made by
                                 one of those parties in respect of the trust,
                                 even if such decision is determined to be in
                                 your best interests by such party, may be
                                 contrary to the decision that you or other
                                 certificateholders would have made and may
                                 negatively affect your interests.

POTENTIAL CONFLICTS
 OF INTEREST...................  The special servicer will have latitude in determining whether to liquidate or modify
                                 defaulted mortgage loans. See "Servicing of the
                                 Mortgage Loans--Modifications, Waivers,
                                 Amendments and Consents" in this prospectus
                                 supplement.

                                 The master servicer, the special servicer or
                                 an affiliate of either may purchase certain of
                                 the certificates or hold certain companion
                                 mortgage loans which are part of a split loan
                                 structure but which are not held in the trust
                                 fund or hold certain mezzanine debt related to
                                 the mortgage loans. In addition, the holder of
                                 certain of the non-offered certificates has
                                 the right to remove the special servicer and
                                 appoint a successor, which may be an affiliate
                                 of such holder. It is possible that the
                                 special servicers or affiliates thereof may be
                                 holders of such non-offered certificates. This
                                 could cause a conflict between the master
                                 servicer's or the special servicer's duties to
                                 the trust under the pooling and servicing
                                 agreement and its interest as a holder of a
                                 certificate or a companion mortgage loan. In
                                 addition, each of the master servicer and a
                                 primary servicer is a mortgage loan seller

                                      S-28

                                 or affiliated with a mortgage loan seller.
                                 This could cause a conflict between such
                                 servicer's duty to the trust under the pooling
                                 and servicing agreement or the related
                                 sub-servicing agreement as applicable and its
                                 interest as a mortgage loan seller. However,
                                 the pooling and servicing agreement and, by
                                 reference, the sub-servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standards without regard to ownership of any
                                 certificate by the master servicer, the
                                 primary servicer or the special servicer or
                                 any affiliate of the master servicer, the
                                 primary servicer or the special servicer. See
                                 "Servicing of the Mortgage Loans--General" in
                                 this prospectus supplement.

                                 Additionally, any of those parties may,
                                 especially if it holds the non-offered
                                 certificates, or has financial interests in or
                                 other financial dealings with a borrower or
                                 sponsor under any of the mortgage loans, have
                                 interests when dealing with the mortgage loans
                                 that are in conflict with those of holders of
                                 the offered certificates. For instance, if the
                                 special servicer or an affiliate holds
                                 non-offered certificates, the special servicer
                                 could seek to reduce the potential for losses
                                 allocable to those certificates from a
                                 troubled mortgage loan by deferring
                                 acceleration in hope of maximizing future
                                 proceeds. The special servicer might also seek
                                 to reduce the potential for such losses by
                                 accelerating earlier than necessary to avoid
                                 advance interest or additional trust fund
                                 expenses. Either action could result in less
                                 proceeds to the trust than would be realized
                                 if alternate action had been taken. In
                                 general, a servicer is not required to act in
                                 a manner more favorable to the offered
                                 certificates or any particular class of
                                 offered certificates than to the non-offered
                                 certificates.

                                 Additionally, each of the master servicer,
                                 primary servicers, sub-servicers and special
                                 servicer currently services or will, in the
                                 future, service, in the ordinary course of its
                                 business, existing and new loans for third
                                 parties, including portfolios of loans similar
                                 to the mortgage loans that will be included in
                                 the trust. The real properties securing these
                                 other loans may be in the same markets as, and
                                 compete with, certain of the real properties
                                 securing the mortgage loans that will be
                                 included in the trust. Consequently, personnel
                                 of the master servicer, primary servicers,
                                 sub-servicers and special servicers currently
                                 may perform services, on behalf of the trust,
                                 with respect to the mortgage loans at the same
                                 time as they are performing services, on
                                 behalf of other persons, with respect to other
                                 mortgage loans secured by properties that
                                 compete with the mortgaged properties securing
                                 the mortgage loans. This may pose inherent
                                 conflicts for the master servicer, primary
                                 servicers, sub-servicers and special servicer.

                                      S-29

                                 In addition, certain of the mortgage loans
                                 included in the trust fund may have been
                                 refinancings of debt previously held by a
                                 mortgage loan seller or an affiliate of a
                                 mortgage loan seller and, for example, in the
                                 case of one mortgage loan representing 0.5% of
                                 the initial pool balance (0.6% of the group 1
                                 balance), an affiliate of a mortgage loan
                                 seller has an ownership interest in the owner
                                 of the related borrower or properties under
                                 certain of the mortgage loans included in the
                                 trust. Each of the mortgage loan sellers and
                                 their affiliates have made or may make or have
                                 preferential rights to make loans to, or
                                 equity investments in, affiliates of the
                                 borrowers under the mortgage loans.

                                 The related property managers and borrowers
                                 may experience conflicts of interest in the
                                 management and/or ownership of the real
                                 properties securing the mortgage loans
                                 because:

                                 o  a substantial number of the mortgaged real
                                    properties are managed by property managers
                                    affiliated with the respective borrowers;

                                 o  these property managers also may manage
                                    and/or franchise additional properties,
                                    including properties that may compete with
                                    the mortgaged properties; and

                                 o  affiliates of the property managers and/or
                                    the borrowers, or the property managers
                                    and/or the borrowers themselves also may
                                    own other properties, including competing
                                    properties.

                                 In addition the Bank of America Center Whole
                                 Loan is being serviced pursuant to the Bank of
                                 America Center Pooling and Servicing Agreement
                                 by Bank of America, N.A. as master servicer
                                 and Midland Loan Services, Inc., as special
                                 servicer. Investors should consider the risks
                                 discussed with respect to the servicing of the
                                 mortgage loans subject to the pooling and
                                 servicing agreement to be applicable to the
                                 servicing of the Bank of America Center Whole
                                 Loan pursuant to the Bank of America Center
                                 Pooling and Servicing Agreement.

PREPAYMENTS WILL AFFECT DISTRIBUTIONS
 AND YIELD CONSIDERATIONS.....   The yield on any offered certificate will
                                 depend on (a) the price at which such
                                 certificate is purchased by an investor and (b)
                                 the rate, timing and amount of distributions on
                                 such certificate. The rate, timing and amount
                                 of distributions on any offered certificate
                                 will, in turn, depend on, among other things:

                                 o  the pass-through rate for such certificate;

                                 o  the rate and timing of principal payments
                                    (including principal prepayments) and other
                                    principal collections on or in respect of
                                    the mortgage loans and the extent to which
                                    such amounts are to be applied or otherwise

                                      S-30

                                    result in a reduction of the certificate
                                    balance or notional amount, as applicable
                                    of the class of certificates to which such
                                    certificate belongs;

                                 o  the rate, timing and severity of realized
                                    losses and additional trust fund expenses
                                    (each as described in this prospectus
                                    supplement) and the extent to which such
                                    losses and expenses result in the failure
                                    to pay interest on, or a reduction of the
                                    certificate balance or notional amount, as
                                    applicable of, the class of certificates to
                                    which such certificate belongs;

                                 o  the timing and severity of any net
                                    aggregate prepayment interest shortfalls
                                    (each as described in this prospectus
                                    supplement) and the extent to which such
                                    shortfalls are allocated in reduction of
                                    the distributable certificate interest
                                    payable on the class of certificates to
                                    which such certificate belongs;

                                 o  the extent to which prepayment premiums are
                                    collected and, in turn, distributed on the
                                    class of certificates to which such
                                    certificate belongs; and

                                 o  the rate and timing of reimbursement of
                                    advances.

                                 It is impossible to predict with certainty any
                                 of the factors described in the preceding
                                 paragraph. Accordingly, investors may find it
                                 difficult to analyze the effect that such
                                 factors might have on the yield to maturity of
                                 any class of offered certificates. See
                                 "Description of the Mortgage Pool",
                                 "Description of the Certificates--
                                 Distributions" and "--Subordination;
                                 Allocation of Losses and Certain Expenses" and
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement. See also "Yield and
                                 Maturity Considerations" in the accompanying
                                 prospectus.

PREPAYMENT AND REPURCHASES MAY
 AFFECT THE YIELD TO MATURITY OF
 YOUR CERTIFICATES............   The yield to maturity on your certificates
                                 will depend, in significant part, upon the rate
                                 and timing of principal payments on the
                                 mortgage loans. For this purpose, principal
                                 payments include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation, defaults and liquidations,
                                 purchases or repurchases upon breaches of
                                 representations and warranties.

                                 The investment performance of your
                                 certificates may vary materially and adversely
                                 from your expectations if the actual rate of
                                 prepayment on the mortgage loans is higher or
                                 lower than you anticipate.

                                 Voluntary prepayments, if permitted, generally
                                 require payment of a prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence

                                      S-31

                                 of a prepayment premium. Also, we cannot
                                 assure you that involuntary prepayments will
                                 not occur.

                                 The rate at which voluntary prepayments occur
                                 on the mortgage loans will be affected by a
                                 variety of factors, including:

                                 o  the terms of the mortgage loans, including,
                                    with respect to the Holdback Loans, whether
                                    the borrower satisfies certain economic
                                    performance criteria;

                                 o  the length of any prepayment lockout
                                    period;

                                 o  the level of prevailing interest rates;

                                 o  the availability of mortgage credit;

                                 o  the applicable yield maintenance charges or
                                    prepayment premiums;

                                 o  the master servicer's or special servicer's
                                    ability to enforce those charges or
                                    premiums;

                                 o  the occurrence of casualties or natural
                                    disasters; and

                                 o  economic, demographic, tax, legal or other
                                    factors.

                                 No yield maintenance charge or prepayment
                                 premium will be generally required for
                                 prepayments in connection with a casualty or
                                 condemnation or, with respect to the Holdback
                                 Loans, in connection with a paydown of
                                 principal related to the borrower's not
                                 satisfying economic performance criteria. See
                                 Annex A to this prospectus supplement. In
                                 addition, if the related mortgage loan seller
                                 repurchases any mortgage loan from the trust
                                 due to a material breach of representations or
                                 warranties or a material document defect, the
                                 repurchase price paid will be passed through
                                 to the holders of the certificates with the
                                 same effect as if the mortgage loan had been
                                 prepaid in part or in full, except that no
                                 prepayment premium or yield maintenance charge
                                 would be payable. The repurchase price paid by
                                 the related mortgage loan seller may not
                                 include a liquidation fee. Such a repurchase
                                 may therefore adversely affect the yield to
                                 maturity on your certificates.

BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The rate and timing of delinquencies or
                                 defaults on the mortgage loans will affect:

                                 o  the aggregate amount of distributions on
                                    the offered certificates;

                                 o  their yield to maturity;

                                 o  the rate of principal payments; and

                                 o  their weighted average life.

                                 If losses on the mortgage loans exceed the
                                 aggregate principal amount of the classes of
                                 certificates

                                      S-32

                                 subordinated to a particular class, such class
                                 will suffer a loss equal to the full amount of
                                 such excess (up to the outstanding principal
                                 amount of such certificate).

                                 If you calculate your anticipated yield based
                                 on assumed rates of defaults and losses that
                                 are lower than the default rate and losses
                                 actually experienced and such losses are
                                 allocable to your certificates, your actual
                                 yield to maturity will be lower than the
                                 assumed yield. Under certain extreme
                                 scenarios, such yield could be negative. In
                                 general, the earlier a loss borne by you on
                                 your certificates occurs, the greater the
                                 effect on your yield to maturity.

                                 Even if losses on the mortgage loans are not
                                 borne by your certificates, those losses may
                                 affect the weighted average life and yield to
                                 maturity of your certificates. This may be so
                                 because those losses lead to your certificates
                                 having a higher percentage ownership interest
                                 in the trust and related distributions of
                                 principal payments on the mortgage loans than
                                 would otherwise have been the case. The effect
                                 on the weighted average life and yield to
                                 maturity of your certificates will depend upon
                                 the characteristics of the remaining mortgage
                                 loans.

                                 Additionally, delinquencies and defaults on
                                 the mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless certain advances are made
                                 to cover delinquent payments or the
                                 subordination of another class of certificates
                                 fully offsets the effects of any such
                                 delinquency or default.

                                 Additionally, the courts of any state may
                                 refuse the foreclosure of a mortgage or deed
                                 of trust when an acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render the action
                                 unconscionable.

THE BORROWER'S FORM OF ENTITY MAY
 CAUSE SPECIAL RISKS..........   Most of the borrowers are legal entities
                                 rather than individuals. Mortgage loans made to
                                 legal entities may entail risks of loss greater
                                 than those of mortgage loans made to
                                 individuals. For example, a legal entity, as
                                 opposed to an individual, may be more inclined
                                 to seek legal protection from its creditors
                                 under the bankruptcy laws. Unlike individuals
                                 involved in bankruptcies, most of the entities
                                 generally do not have personal assets and
                                 creditworthiness at stake. The terms of the
                                 mortgage loans generally require that the
                                 borrowers covenant to be single-purpose
                                 entities, although in many cases the borrowers
                                 are not required to observe all covenants and
                                 conditions that typically are required in order
                                 for them to be viewed under standard rating
                                 agency criteria as "special purpose entities".
                                 In addition, certain mortgage loans may not
                                 have borrower principals. In general,
                                 borrowers' organizational documents or the
                                 terms of the

                                      S-33

                                 mortgage loans limit their activities to the
                                 ownership of only the related mortgaged
                                 property or properties and limit the
                                 borrowers' ability to incur additional
                                 indebtedness.

                                 In general, borrowers organizational documents
                                 or the terms of the mortgage loans limit their
                                 activities to the ownership of only the
                                 related mortgaged property or properties and
                                 limit the borrowers ability to incur
                                 additional indebtedness. These provisions are
                                 designed to mitigate the possibility that the
                                 borrowers financial condition would be
                                 adversely impacted by factors unrelated to the
                                 mortgaged property and the mortgage loan in
                                 the pool. However, we cannot assure you that
                                 the related borrowers will comply with these
                                 requirements. The bankruptcy of a borrower, or
                                 a general partner or managing member of a
                                 borrower, may impair the ability of the lender
                                 to enforce its rights and remedies under the
                                 related mortgage. Six mortgage loans,
                                 representing 2.7% of the initial pool balance
                                 (2.4% of the group 1 balance and 3.8% of group
                                 2), were made to a borrower with members or
                                 affiliates that the applicable mortgage loan
                                 seller is aware have previously filed for
                                 bankruptcy.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility
                                 of becoming insolvent or bankrupt, and
                                 therefore may be more likely to become
                                 insolvent or the subject of a voluntary or
                                 involuntary bankruptcy proceeding because such
                                 borrowers may be:

                                 o  operating entities with businesses distinct
                                    from the operation of the property with the
                                    associated liabilities and risks of
                                    operating an ongoing business; or

                                 o  individuals that have personal liabilities
                                    unrelated to the property.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or
                                 that creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy
                                 or similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your certificates. In this respect, 14 groups
                                 of mortgage

                                      S-34

                                 loans, representing 26.1% of the initial pool
                                 balance, are made to affiliated borrowers.

                                 See "Certain Legal Aspects of Mortgage
                                 Loans--Bankruptcy Laws" in the accompanying
                                 prospectus.

TENANT-IN-COMMON BORROWERS
 CAUSE SPECIAL RISKS..........   The borrowers for six mortgage loans
                                 representing 3.7% of the initial pool balance
                                 (4.5% of the group 1 balance), are special
                                 purposes entities that own the related
                                 mortgaged properties as tenants-in-common. In
                                 general, with respect to a tenant-in-common
                                 ownership structure, each tenant-in-common owns
                                 an undivided share in the property and if such
                                 tenant-in-common desires to sell his interest
                                 in the property (and is unable to find a buyer
                                 or otherwise needs to force a partition), such
                                 tenant-in-common has the ability to request
                                 that a court order a sale of the property and
                                 distribute the proceeds to each
                                 tenant-in-common borrower proportionally. To
                                 reduce the likelihood of a partition action,
                                 each tenant-in-common has waived its partition
                                 right. However, there can be no assurance that,
                                 if challenged, this waiver would be enforceable
                                 or that it would be enforced in a bankruptcy
                                 proceeding.

                                 Enforcement of remedies against
                                 tenant-in-common borrowers may be prolonged
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court
                                 stay is reinstated. This risk can be mitigated
                                 if, after the commencement of the first such
                                 bankruptcy, a mortgagee commences an
                                 involuntary proceeding against the other
                                 tenant-in-common borrowers and moves to
                                 consolidate all such cases. There can be no
                                 assurance that a court will consolidate all
                                 such cases. However, the loan documents for
                                 such loans generally provide that the portion
                                 of the loans attributable to each
                                 tenant-in-common interest that files for
                                 bankruptcy protection will become full
                                 recourse to the tenant-in-common borrower, and
                                 its owner or guarantor, if such
                                 tenant-in-common borrower files for
                                 bankruptcy.

                                 Additionally, pursuant to the loan documents,
                                 the tenant-in-common borrowers may be
                                 permitted to transfer portions of their
                                 interests in the mortgaged property to
                                 numerous additional tenant-in-common
                                 borrowers. In this case, the related mortgage
                                 loan documents generally provide that

                                 o  a tenant-in-common borrower and its
                                    constituent owners will be personally
                                    liable for any losses suffered by the
                                    mortgagee as a result of any action
                                    intended or reasonably likely to delay or
                                    prevent the mortgagee from enforcing its
                                    remedies; and

                                      S-35

                                 o  the portion of the loan attributable to a
                                    tenant-in-common interest will become full
                                    recourse to the tenant-in-common borrower
                                    and its owner or the tenant-in-common
                                    borrower and its owner will be fully liable
                                    for any losses suffered by the mortgagee if
                                    such tenant-in-common borrower (A) files
                                    for bankruptcy or (B) files any motion
                                    contesting an involuntary proceeding
                                    brought by the mortgagee against such
                                    tenant-in-common.

BANKRUPTCY PROCEEDINGS ENTAIL
 CERTAIN RISK.................   Under the federal bankruptcy law, the filing
                                 of a petition in bankruptcy by or against a
                                 borrower will stay the sale of the real
                                 property owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, even if a court determines
                                 that the value of the mortgaged property is
                                 less than the principal balance of the mortgage
                                 loan it secures, the court may prevent a lender
                                 from foreclosing on the mortgaged property
                                 (subject to certain protections available to
                                 the lender). As part of a restructuring plan, a
                                 court also may reduce the amount of secured
                                 indebtedness to the then-value of the mortgaged
                                 property, which action would make the lender a
                                 general unsecured creditor for the difference
                                 between the then-current value and the amount
                                 of its outstanding mortgage indebtedness. A
                                 bankruptcy court also may: (1) grant a debtor a
                                 reasonable time to cure a payment default on a
                                 mortgage loan; (2) reduce periodic payments due
                                 under a mortgage loan; (3) change the rate of
                                 interest due on a mortgage loan; or (4)
                                 otherwise alter the mortgage loan's repayment
                                 schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the securitization trustee may be
                                 subordinated to financing obtained by a
                                 debtor-in-possession subsequent to its
                                 bankruptcy.

                                 Under the federal bankruptcy law, the
                                 mortgagee will be stayed from enforcing a
                                 borrower's assignment of rents and leases. The
                                 federal bankruptcy law also may interfere with
                                 the master servicer's or special servicer's
                                 ability to enforce lockbox requirements. The
                                 legal proceedings necessary to resolve these
                                 issues can be time consuming and may
                                 significantly delay or diminish the receipt of
                                 rents. Rents also may escape an assignment to
                                 the extent they are used by the borrower to
                                 maintain the mortgaged property or for other
                                 court authorized expenses.

                                      S-36

                                 As a result of the foregoing, the
                                 securitization trustee's recovery with respect
                                 to borrowers in bankruptcy proceedings may be
                                 significantly delayed, and the aggregate amount
                                 ultimately collected may be substantially less
                                 than the amount owed.

                                 Certain of the mortgage loans may have
                                 sponsors that have previously filed
                                 bankruptcy, which in some cases may have
                                 involved the same property that currently
                                 secures the mortgage loan. In each case, the
                                 related entity or person has emerged from
                                 bankruptcy. However, we cannot assure you that
                                 such sponsors will not be more likely than
                                 other sponsors to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

ADDITIONAL COMPENSATION TO THE
 SERVICER WILL AFFECT YOUR RIGHT
 TO RECEIVE DISTRIBUTIONS.....   To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to receive interest on unreimbursed
                                 advances. This interest will generally accrue
                                 from the date on which the related advance is
                                 made or the related expense is incurred through
                                 the date of reimbursement. In addition, under
                                 certain circumstances, including delinquencies
                                 in the payment of principal and interest, a
                                 mortgage loan will be specially serviced and
                                 the special servicer will be entitled to
                                 compensation for special servicing activities.
                                 The right to receive interest on advances or
                                 special servicing compensation is senior to the
                                 rights of certificateholders to receive
                                 distributions on the offered certificates. The
                                 payment of interest on advances and the payment
                                 of compensation to the special servicer may
                                 lead to shortfalls in amounts otherwise
                                 distributable on your certificates. In
                                 addition, investors should consider that the
                                 risks described regarding reimbursement of
                                 advances and/or special servicing compensation
                                 with respect to the mortgage loans that are
                                 serviced pursuant to the pooling and servicing
                                 agreement are also applicable to the servicing
                                 of the Bank of America Center Whole Loan
                                 pursuant to the Bank of America Center Pooling
                                 and Servicing Agreement.

LIQUIDITY FOR CERTIFICATES MAY
 BE LIMITED...................   Your certificates will not be listed on any
                                 securities exchange or traded on the NASDAQ
                                 Stock Market, and there is currently no
                                 secondary market for your certificates. While
                                 the underwriters currently intend to make a
                                 secondary market in the offered certificates,
                                 they are not obligated to do so. Accordingly,
                                 you may not have an active or liquid secondary
                                 market for your certificates. Lack of liquidity
                                 could result in a substantial decrease in

                                      S-37

                                 the market value of your certificates. Many
                                 other factors may affect the market value of
                                 your certificates including the
                                 then-prevailing interest rates.

MORTGAGE LOAN AMORTIZATION
 WILL AFFECT PAYMENT..........   As principal payments or prepayments are made
                                 on a mortgage loan that is part of a pool of
                                 mortgage loans, the pool will be subject to
                                 more concentrated risks with respect to the
                                 diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers,
                                 as described above. Classes that have a later
                                 sequential designation or a lower payment
                                 priority are more likely to be exposed to this
                                 concentration risk than are classes with an
                                 earlier sequential designation or a higher
                                 priority. This is the case because principal on
                                 the offered certificates is generally payable
                                 in sequential order, and no class entitled to
                                 distribution of principal generally receives
                                 principal until the principal amount of the
                                 preceding class or classes entitled to receive
                                 principal have been reduced to zero.

SUBORDINATION CREATES SPECIAL
 CONSIDERATIONS FOR INVESTORS IN
 SUBORDINATE OFFERED
 CERTIFICATES..................  As described in this prospectus supplement, unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-AB, Class A-4, Class
                                 A-1A, Class XC or Class XP Certificates, your
                                 rights to receive distributions of amounts
                                 collected or advanced on or in respect of the
                                 mortgage loans (other than with respect to the
                                 subordinate component of the CS Component
                                 Mortgage Loan and the subordinate component of
                                 the RP Component Mortgage Loan) will be
                                 subordinated to those of the holders of the
                                 offered certificates with an earlier
                                 alphabetical designation. With respect to the
                                 CS Component Mortgage Loan and the RP Component
                                 Mortgage Loan, the rights of the holders of the
                                 Class CS or Class RP Certificates, as
                                 applicable, to receive distributions of amounts
                                 collected or advanced on or in respect of the
                                 CS Component Mortgage Loan senior component or
                                 the RP Component Mortgage Loan senior
                                 component, as applicable, will be subordinate
                                 to those of the holders of the REMIC II
                                 Certificates.

GRACE PERIODS UNDER THE MORTGAGE
 LOANS MAY IMPACT THE MASTER
 SERVICER'S OBLIGATION
 TO ADVANCE....................  The mortgage loans have grace periods for monthly payments ranging from 0 to 10 days. In
                                 some cases, such grace periods may run past the
                                 determination date. If borrowers pay at the end
                                 of such grace periods rather than on the due
                                 dates for such monthly payments, the master
                                 servicer will be required to make an advance
                                 for such monthly payment (and monthly servicing
                                 reports will show significant advances as a
                                 result) even though the borrower is not
                                 technically delinquent under the

                                      S-38

                                 terms of its mortgage loan. No interest will
                                 accrue on these advances made by the master
                                 servicer until after the end of the related
                                 grace period. For purposes of the foregoing
                                 discussions, a grace period is the number of
                                 days before a late payment charge is due on a
                                 mortgage loan, which may be different from the
                                 date an event of default would occur under the
                                 mortgage loan.

RISKS TO THE MORTGAGED PROPERTIES
 RELATING TO RECENT TERRORIST ATTACKS
 AND FOREIGN CONFLICTS........   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The terrorist attacks
                                 on the World Trade Center and the Pentagon
                                 suggest an increased likelihood that large
                                 public areas such as shopping malls or large
                                 office buildings could become the target of
                                 terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for insurance premiums
                                 and such higher premiums could adversely affect
                                 the cash flow at such mortgaged properties or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact leasing
                                 revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. In addition, the United
                                 States is engaged in continuing military
                                 operations in Iraq, Afghanistan and elsewhere.
                                 It is uncertain what effect these operations
                                 will have on domestic and world financial
                                 markets, economies, real estate markets,
                                 insurance costs or business segments. The full
                                 impact of these events is not yet known but
                                 could include, among other things, increased
                                 volatility in the price of securities including
                                 the certificates. The terrorist attacks may
                                 also adversely affect the revenues or costs of
                                 operation of the mortgaged properties. With
                                 respect to shopping patterns, such events have
                                 significantly reduced air travel throughout the
                                 United States and, therefore, have had a
                                 negative effect on revenues in areas heavily
                                 dependent on tourism. The decrease in air
                                 travel may have a negative effect on certain of
                                 the mortgaged properties that are dependent on
                                 tourism or that are located in areas heavily
                                 dependent on tourism which could reduce the
                                 ability of the affected mortgaged properties to
                                 generate cash flow. The attacks also could
                                 result in higher costs for insurance or for
                                 security, particularly for larger properties.
                                 See "--Property Insurance May Not Protect Your
                                 Certificates from Loss in the Event of Casualty
                                 or Loss" below. Accordingly, these disruptions,
                                 uncertainties and costs could materially and
                                 adversely affect your investment in the
                                 certificates.

                                      S-39

                      RISKS RELATED TO THE MORTGAGE LOANS

RISKS ASSOCIATED WITH COMMERCIAL
 LENDING MAY BE DIFFERENT THAN FOR
 RESIDENTIAL LENDING..........   The mortgaged properties consist solely of
                                 multifamily rental and commercial properties.
                                 Commercial and multifamily lending is generally
                                 viewed as exposing a lender to a greater risk
                                 of loss than residential one to four family
                                 lending because it usually involves larger
                                 loans to a single borrower or a group of
                                 related borrowers.

                                 The repayment of a commercial or multifamily
                                 loan is typically dependent upon the ability
                                 of the applicable property to produce cash
                                 flow through the collection of rents or other
                                 operating revenues. Even the liquidation value
                                 of a commercial property is determined, in
                                 substantial part, by the capitalization of the
                                 property's cash flow. However, net operating
                                 income can be volatile and may be insufficient
                                 to cover debt service on the loan at any given
                                 time.

                                 The net operating incomes and property values
                                 of the mortgaged properties may be adversely
                                 affected by a large number of factors. Some of
                                 these factors relate to the properties
                                 themselves, such as:

                                 o  the age, design and construction quality of
                                    the properties;

                                 o  perceptions regarding the safety,
                                    convenience and attractiveness of the
                                    properties;

                                 o  the proximity and attractiveness of
                                    competing properties;

                                 o  the adequacy of the property's management
                                    and maintenance;

                                 o  increases in operating expenses;

                                 o  an increase in the capital expenditures
                                    needed to maintain the properties or make
                                    improvements;

                                 o  dependence upon a single tenant and
                                    concentration of tenant in a particular
                                    business;

                                 o  a decline in the financial condition of a
                                    major tenant;

                                 o  an increase in vacancy rates; and

                                 o  a decline in rental rates as leases are
                                    renewed or entered into with new tenants.

                                 Other factors are more general in nature, such
                                 as:

                                 o  national, regional or local economic
                                    conditions, including plant closings,
                                    military base closings, industry slowdowns
                                    and unemployment rates;

                                 o  local real estate conditions, such as an
                                    oversupply of retail space, office space or
                                    multifamily housing;

                                 o  demographic factors;

                                      S-40

                                 o  changes or continued weakness in specific
                                    industry segments;

                                 o  the public perception of safety for
                                    customers and clients;

                                 o  consumer confidence;

                                 o  consumer tastes and preferences;

                                 o  retroactive changes in building codes;

                                 o  conversion of a property to an alternative
                                    use;

                                 o  new construction in the market; and

                                 o  number and diversity of tenants.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o  the length of tenant leases;

                                 o  the creditworthiness of tenants;

                                 o  in the case of rental properties, the rate
                                    at which new rentals occur;

                                 o  tenant defaults;

                                 o  the property's "operating leverage" which
                                    is generally the percentage of total
                                    property expenses in relation to revenue,
                                    the ratio of fixed operating expenses to
                                    those that vary with revenues, and the
                                    level of capital expenditures required to
                                    maintain the property and to retain or
                                    replace tenants; and

                                 o  in the case of government sponsored
                                    tenants, the right of the tenant in some
                                    instances to cancel a lease due to a lack
                                    of appropriations.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will
                                 tend to have a more immediate effect on the
                                 net operating income of properties with
                                 short-term revenue sources, such as short-term
                                 or month-to-month leases, and may lead to
                                 higher rates of delinquency or defaults.

                                 Commercial properties represent security for
                                 72.3% of the initial pool balance and 87.6% of
                                 the group 1 balance. Multifamily and
                                 manufactured housing communities represent
                                 security for 27.7% of the initial pool balance
                                 (12.4% of the group 1 balance and 100.0% of
                                 the group 2 balance). Lending on commercial
                                 properties and manufactured housing
                                 communities is generally perceived as
                                 involving greater risk than lending on the
                                 security of multifamily residential
                                 properties. Certain types of commercial
                                 properties, multifamily and manufactured
                                 housing communities are exposed to particular
                                 kinds of risks. See "Risk Factors-- Risks
                                 Related to the Mortgage Loans--Particular
                                 Property Types Present Special Risks--Risks
                                 Particular to "--Office

                                      S-41

                                 Properties", "--Retail Properties",
                                 "--Multifamily", "--Manufactured Housing
                                 Communities", "--Industrial and Warehouse
                                 Properties", "--Self-Storage Properties",
                                 "Land" and "--Hotel Properties" in this
                                 prospectus supplement.

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY...   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure;

                                 o  operating the property and providing
                                    building services;

                                 o  managing operating expenses; and

                                 o  assuring that maintenance and capital
                                    improvements are carried out in a timely
                                    fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term or
                                 month-to-month leases, are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Good management, by controlling costs,
                                 providing services to tenants and seeing to
                                 property maintenance and upkeep, can, in some
                                 cases, improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve property
                                 value. Poor management could impair short term
                                 cash flow and the long term viability of a
                                 property.

                                 We make no representation or warranty as to
                                 the skills of any present or future managers.
                                 Additionally, we cannot assure you that the
                                 property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

                                 Furthermore, we cannot assure you that the
                                 mortgaged properties will not have related
                                 management which in the event that a related
                                 management company is incapable of performing
                                 its duties may affect one or more groups of
                                 mortgaged properties.

BALLOON LOANS MAY PRESENT GREATER
 RISK THAN FULLY
 AMORTIZING LOANS..............  With respect to 104 of the mortgage loans, excluding those mortgage loans that are
                                 interest only until maturity (88 of these
                                 mortgage loans are in loan group 1 and 16 of
                                 these mortgage loans are in loan group 2),
                                 representing 75.8% of the initial pool balance,
                                 (79.9% of the group 1 balance and 56.7% of the
                                 group 2 balance) as of the cut-off date, will
                                 have substantial payments (that is, balloon
                                 payments) due at their respective stated

                                      S-42

                                 maturities unless the mortgage loan is
                                 previously prepaid. Sixty-five of the mortgage
                                 loans (58 of these mortgage loans are in loan
                                 group 1 and 7 of these mortgage loans are in
                                 loan group 2) representing in the aggregate
                                 43.5% of the initial pool balance (45.4% of
                                 the group 1 balance and 34.7% of the group 2
                                 balance) as of the cut-off date, will have
                                 balloon payments due during the period from
                                 February 1, 2014, through November 1, 2014.
                                 Seven of the mortgage loans (4 of these
                                 mortgage loans are in loan group 1 and 3 of
                                 these mortgage loans are in loan group 2)
                                 representing 24.2% of the initial pool balance
                                 (20.1% of the group 1 balance and 43.3% of the
                                 group 2 balance) as of the cut-off date, will
                                 provide for payments of interest only until
                                 maturity.

                                 Mortgage loans with balloon payments or
                                 substantial scheduled principal balances
                                 involve a greater risk to the lender than
                                 fully amortizing loans, because the borrower's
                                 ability to repay a mortgage loan on its
                                 maturity date typically will depend upon its
                                 ability either to refinance the loan or to
                                 sell the related mortgaged property at a price
                                 sufficient to permit repayment. Circumstances
                                 that will affect the ability of the borrower
                                 to accomplish either of these goals at the
                                 time of attempted sale or refinancing include:

                                 o  the prevailing mortgage rates;

                                 o  the fair market value of the property;

                                 o  the borrower's equity in the related
                                    property;

                                 o  the financial condition of the borrower and
                                    operating history of the property;

                                 o  the operating history of the property and
                                    occupancy levels of the property;

                                 o  reduction in applicable government
                                    assistance/rent subsidy programs;

                                 o  tax laws;

                                 o  prevailing general and regional economic
                                    conditions; and

                                 o  the availability of, and competition for,
                                    credit for multifamily or commercial
                                    properties, as the case may be.

                                 We cannot assure you that each borrower will
                                 have the ability to repay the remaining
                                 principal balance on the pertinent date. See
                                 "Description of the Mortgage Pool-- Certain
                                 Terms and Conditions of the Mortgage Loans"
                                 and "--Additional Mortgage Loan Information"
                                 in this prospectus supplement and "Risk
                                 Factors--Certain Factors Affecting
                                 Delinquency, Foreclosure and Loss of the
                                 Mortgage Loans--Increased Risk of Default
                                 Associated with Balloon Payments" in the
                                 accompanying prospectus.

                                      S-43

                                 The availability of funds in the mortgage and
                                 credit markets fluctuates over time. None of
                                 the mortgage loan sellers, the parties to the
                                 pooling and servicing agreement, or any third
                                 party is obligated to refinance any mortgage
                                 loan.

PARTICULAR PROPERTY TYPES PRESENT
 SPECIAL RISKS:
RETAIL PROPERTIES                Retail properties secure 31 of the mortgage
                                 loans, representing 23.9% of the initial pool
                                 balance (28.9% of the group 1 balance) as of
                                 the cut-off date.

                                 Several factors may adversely affect the value
                                 and successful operation of a retail property,
                                 including:

                                 o  changes in consumer spending patterns,
                                    local competitive conditions (such as the
                                    supply of retail space or the existence or
                                    construction of new competitive shopping
                                    centers or shopping malls);

                                 o  alternative forms of retailing (such as
                                    direct mail, video shopping networks and
                                    internet web sites which reduce the need
                                    for retail space by retail companies);

                                 o  the quality and philosophy of management;

                                 o  the safety, convenience and attractiveness
                                    of the property to tenants and their
                                    customers or clients;

                                 o  the public perception of the safety of
                                    customers at shopping malls and shopping
                                    centers;

                                 o  the need to make major repairs or
                                    improvements to satisfy the needs of major
                                    tenants; and

                                 o  traffic patterns and access to major
                                    thoroughfares.

                                 The general strength of retail sales also
                                 directly affects retail properties. The
                                 retailing industry is currently undergoing
                                 consolidation due to many factors, including
                                 growth in discount and alternative forms of
                                 retailing. If the sales by tenants in the
                                 mortgage properties that contain retail space
                                 were to decline, the rents that are based on a
                                 percentage of revenues may also decline, and
                                 tenants may be unable to pay the fixed portion
                                 of their rents or other occupancy costs. The
                                 cessation of business by a significant tenant
                                 can adversely affect a retail property, not
                                 only because of rent and other factors
                                 specific to such tenant, but also because
                                 significant tenants at a retail property play
                                 an important part in generating customer
                                 traffic and making a retail property a
                                 desirable location for other tenants at such
                                 property. In addition, certain tenants at
                                 retail properties may be entitled to terminate
                                 their leases if an anchor tenant fails to
                                 renew or terminates its lease, becomes the
                                 subject of a bankruptcy proceeding or ceases
                                 operations at such property.

                                      S-44

                                 The presence or absence of an "anchor tenant"
                                 or a "shadow anchor" in or near a shopping
                                 center also can be important because anchors
                                 play a key role in generating customer traffic
                                 and making a shopping center desirable for
                                 other tenants. An "anchor tenant" is usually
                                 proportionately larger in size than most other
                                 tenants in the mortgage property, is vital in
                                 attracting customers to a retail property and
                                 is located on or adjacent to the related
                                 mortgage property. A "shadow anchor" is
                                 usually proportionally larger in size than
                                 most tenants in the mortgaged property, is
                                 important in attracting customers to a retail
                                 property and is located sufficiently close and
                                 convenient to the mortgaged property, but not
                                 on the mortgaged property, so as to influence
                                 and attract potential customers. Seventeen of
                                 the mortgage loans, securing mortgage loans
                                 representing 16.0% of the initial pool balance
                                 (19.5% of the group 1 balance) as of the
                                 cut-off date are secured by retail properties
                                 that are considered by the related mortgage
                                 loan seller to have an "anchor tenant." Ten of
                                 the mortgage loans, securing mortgage loans
                                 representing approximately 6.2% of the initial
                                 pool balance (7.5% of the group 1 balance) as
                                 of the cut-off date, are retail properties
                                 that are considered by the related mortgage
                                 loan seller to be "shadow anchored." Four of
                                 the mortgaged properties, securing mortgage
                                 loans representing 1.6% of the initial pool
                                 balance (2.0% of the group 1 balance) as of
                                 the cut-off date, are retail properties that
                                 are considered by the related mortgage loan
                                 seller to be "unanchored".

                                 If anchor stores in a mortgaged property were
                                 to close, the related borrower may be unable
                                 to replace those anchors in a timely manner or
                                 without suffering adverse economic
                                 consequences. Certain of the tenants or anchor
                                 stores of the retail properties may have
                                 co-tenancy clauses and/or operating covenants
                                 in their leases or operating agreements which
                                 permit those tenants or anchor stores to cease
                                 operating under certain conditions, including,
                                 without limitation, certain other stores not
                                 being open for business at the mortgaged
                                 property or a subject store not meeting the
                                 minimum sales requirement under its lease. In
                                 addition, in the event that a "shadow anchor"
                                 fails to renew its lease, terminates its lease
                                 or otherwise ceases to conduct business within
                                 a close proximity to the mortgaged property,
                                 customer traffic at the mortgaged property may
                                 be substantially reduced. We cannot assure you
                                 that such space will be occupied or that the
                                 related mortgaged property will not suffer
                                 adverse economic consequences.

OFFICE PROPERTIES.............   Office properties secure 14 of the mortgage
                                 loans, representing 22.7% of the initial pool
                                 balance (27.5% of the group 1 balance) as of
                                 the cut-off date.

                                 A large number of factors may adversely affect
                                 the value of office properties, including:

                                      S-45

                                 o  the number and quality of an office
                                    building's tenants;

                                 o  the physical attributes of the building in
                                    relation to competing buildings (e.g., age,
                                    condition, design, access to transportation
                                    and ability to offer certain amenities,
                                    such as sophisticated building systems);

                                 o  the desirability of the area as a business
                                    location;

                                 o  the strength and nature of the local economy
                                    (including labor costs and quality, tax
                                    environment and quality of life for
                                    employees);

                                 o  an adverse change in population, patterns of
                                    telecommuting or sharing of office space;

                                 o  local competitive conditions, including the
                                    supply of office space or the existence or
                                    construction of new competitive office
                                    buildings;

                                 o  quality of management;

                                 o  changes in population and employment
                                    affecting the demand for office space;

                                 o  properties not equipped for modern business
                                    becoming functionally obsolete; and

                                 o  declines in the business of tenants,
                                    especially single tenanted property.

                                 In addition, there may be significant costs
                                 associated with tenant improvements, leasing
                                 commissions and concessions in connection with
                                 reletting office space. Moreover, the cost of
                                 refitting office space for a new tenant is
                                 often higher than the cost of refitting other
                                 types of property.

                                 Included in the office loans references above
                                 are six medical office loans representing 2.1%
                                 of the initial pool balance (2.5% of the group
                                 1 balance) as of the cut-off date. The
                                 performance of a medical office property may
                                 depend on the proximity of such property to a
                                 hospital or other health care establishment
                                 and on reimbursements for patient fees from
                                 private or government-sponsored insurance
                                 companies. The sudden closure of a nearby
                                 hospital may adversely affect the value of a
                                 medical office property. In addition, the
                                 performance of a medical office property may
                                 depend on reimbursements for patient fees from
                                 private or government-sponsored insurers and
                                 issues related to reimbursement (ranging from
                                 non-payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, medical
                                 office properties appeal to a narrow market of
                                 tenants and the value of a medical office
                                 property may be adversely affected by the
                                 availability of competing medical office
                                 properties.

MULTIFAMILY PROPERTIES........   Multifamily properties secure 18 of the
                                 mortgage loans, representing 17.2% of the
                                 initial pool balance (3.1% of the

                                      S-46

                                 group 1 balance and 83.3% of the group 2
                                 balance) as of the cut-off date.

                                 Several factors may adversely affect the value
                                 and successful operation of a multifamily
                                 property, including:

                                 o  the physical attributes of the apartment
                                    building (e.g., its age, appearance and
                                    construction quality);

                                 o  the location of the property (e.g., a change
                                    in the neighborhood over time);

                                 o  the ability and willingness of management to
                                    provide adequate maintenance and insurance;

                                 o  the types of services or amenities the
                                    property provides;

                                 o  the property's reputation;

                                 o  the level of mortgage interest rates (which
                                    may encourage tenants to purchase rather
                                    than lease housing);

                                 o  the tenant mix, such as the tenant
                                    population being predominantly students or
                                    being heavily dependent on workers from a
                                    particular business or personnel from a
                                    local military base;

                                 o  the presence of competing properties;

                                 o  adverse local or national economic
                                    conditions which may limit the amount of
                                    rent that may be charged and may result in a
                                    reduction of timely rent payments or a
                                    reduction in occupancy levels; and

                                 o  state and local regulations which may affect
                                    the building owner's ability to increase
                                    rent to market rent for an equivalent
                                    apartment.

                                 Certain states regulate the relationship of an
                                 owner and its tenants. Commonly, these laws
                                 require a written lease, good cause for
                                 eviction, disclosure of fees and notification
                                 to residents of changed land use, while
                                 prohibiting unreasonable rules, retaliatory
                                 evictions and restrictions on a resident's
                                 choice of unit vendors. Apartment building
                                 owners have been the subject of suits under
                                 state "Unfair and Deceptive Practices Acts"
                                 and other general consumer protection statutes
                                 for coercive, abusive or unconscionable
                                 leasing and sales practices. A few states
                                 offer more significant protection. For
                                 example, there are provisions that limit the
                                 bases on which a landlord may terminate a
                                 tenancy or increase its rent or prohibit a
                                 landlord from terminating a tenancy solely by
                                 reason of the sale of the owner's building.

                                 In addition to state regulation of the
                                 landlord-tenant relationship, numerous
                                 counties and municipalities impose rent
                                 control on apartment buildings. These
                                 ordinances may limit rent increases to fixed
                                 percentages, to percentages of increases in
                                 the consumer price index, to increases set or
                                 approved by a governmental agency, or

                                      S-47

                                 to increases determined through mediation or
                                 binding arbitration. Any limitations on a
                                 borrower's ability to raise property rents may
                                 impair such borrower's ability to repay its
                                 multifamily loan from its net operating income
                                 or the proceeds of a sale or refinancing of
                                 the related multifamily property.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are eligible (or
                                 become eligible in the future) for and have
                                 received low income housing tax credits
                                 pursuant to Section 42 of the Internal Revenue
                                 Code in respect of various units within the
                                 mortgaged property or have tenants that rely
                                 on rent subsidies under various
                                 government-funded programs, including the
                                 Section 8 Tenant-Based Assistance Rental
                                 Certificate Program of the United States
                                 Department of Housing and Urban Development or
                                 otherwise receive benefits from various
                                 governmental affordable housing programs. We
                                 can give you no assurance that such programs
                                 will be continued in their present form or
                                 that the level of assistance provided will be
                                 sufficient to generate enough revenues for the
                                 related borrower to meet its obligations under
                                 the related mortgage loans.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants, in respect of
                                 various units within the mortgaged properties.

MANUFACTURED HOUSING
 COMMUNITIES..................   Manufactured housing communities secure 13 of
                                 the mortgage loans representing 10.6% of the
                                 initial pool balance (9.3% of the group 1
                                 balance and 16.7% of the group 2 balance) as of
                                 the cut-off date. Significant factors
                                 determining the value of such properties are
                                 generally similar to the factors affecting the
                                 value of multifamily properties. In addition,
                                 these properties are special purpose properties
                                 that could not be readily converted to general
                                 residential, retail or office use. In fact,
                                 certain states also regulate changes in
                                 manufactured housing communities and require
                                 that the landlord give written notice to its
                                 tenants a substantial period of time prior to
                                 the projected change. Consequently, if the
                                 operation of any of such properties becomes
                                 unprofitable such that the borrower becomes
                                 unable to meet its obligation on the related
                                 mortgage loan, the liquidation value of the
                                 related property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than would be the case if such properties
                                 were readily adaptable to other uses.

SELF-STORAGE PROPERTIES.......   Self-storage properties secure 22 of the
                                 mortgage loans, representing 7.5% of the
                                 initial pool balance (9.1% of the group 1
                                 balance) as of the cut-off date. Self-storage
                                 properties are considered vulnerable to
                                 competition, because both acquisition costs and
                                 break-even occupancy

                                      S-48

                                 are relatively low. The conversion of
                                 self-storage facilities to alternative uses
                                 would generally require substantial capital
                                 expenditures. Thus, if the operation of any of
                                 the self-storage mortgaged properties becomes
                                 unprofitable due to:

                                 o  decreased demand;

                                 o  competition;

                                 o  age of improvements; or

                                 o  other factors so that the borrower becomes
                                    unable to meet its obligations on the
                                    related mortgage loan,

                                 the liquidation value of that self-storage
                                 mortgaged property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than if the self-storage mortgaged
                                 property were readily adaptable to other uses.

                                 Tenant privacy, anonymity and efficient access
                                 may heighten environmental risks. No
                                 environmental assessment of a mortgaged
                                 property included an inspection of the
                                 contents of the self-storage units included in
                                 the self-storage mortgaged properties and
                                 there is no assurance that all of the units
                                 included in the self-storage mortgaged
                                 properties are free from hazardous substances
                                 or other pollutants or contaminants or will
                                 remain so in the future.
INDUSTRIAL AND
 WAREHOUSE PROPERTIES............  Industrial and warehouse properties secure eight of the mortgage loans representing 6.3%
                                 of the initial pool balance (7.6% of the group
                                 1 balance) as of the cut-off date.

                                 Among the significant factors determining the
                                 value of industrial and warehouse properties
                                 are:

                                 o  the quality of tenants;

                                 o  building design and adaptability (e.g.,
                                    clear heights, column spacing, zoning
                                    restrictions, number of bays and bay depths,
                                    divisibility and truck turning radius); and

                                 o  the location of the property (e.g.,
                                    proximity to supply sources and customers,
                                    availability of labor and accessibility to
                                    distribution channels).

                                 In addition, industrial and warehouse
                                 properties may be adversely affected by
                                 reduced demand for industrial and warehouse
                                 space occasioned by a decline in a particular
                                 industrial site or occasioned by a decline in
                                 a particular industry segment, and a
                                 particular industrial and warehouse property
                                 may be difficult to release to another tenant
                                 or may become functionally obsolete relative
                                 to newer properties.

                                      S-49

LAND..........................   Land entirely subject to a ground lease
                                 presents certain risks not associated with
                                 other property types. As the ground lease
                                 generally encumbers the entire fee, the related
                                 borrower's sole source of income from the
                                 related mortgaged property is the rental income
                                 from the ground lease. Any default by the
                                 ground lessee could adversely affect the
                                 related borrower's ability to make payments on
                                 the related mortgage loan. In addition, the
                                 related mortgage loan is also subject
                                 indirectly to the particular property type
                                 risks associated with the ground lessee's use
                                 of the related mortgaged property. See "--Risks
                                 Related to Certain Property Types" above in
                                 this prospectus supplement and "Jefferson at
                                 Congressional (Land)" in Annex E to this
                                 prospectus supplement.

                                 Although ground leases may contain certain
                                 restrictions on the use and operation of the
                                 related mortgaged property, during the term of
                                 the ground lease, the ground lessee generally
                                 enjoys the rights and privileges of a fee
                                 owner, including the right to construct, alter
                                 and remove improvements and fixtures from the
                                 land and to assign and sublet the ground
                                 leasehold interest. The ground lessee is
                                 generally permitted to mortgage its ground
                                 leasehold interest in the related mortgaged
                                 property, and although the leasehold mortgage
                                 is generally subject and subordinate to the
                                 fee mortgage and the ground lease, the
                                 leasehold lender is generally granted notice
                                 and cure rights with regard to defaults under
                                 the ground lease.

                                 Land entirely subject to a ground lease
                                 secures one of the mortgage loans representing
                                 1.3% of the initial pool balance (1.6% of the
                                 group 1 balance) fund as of the cut-off date.
                                 The ground lessee is developing a 403 unit
                                 apartment complex on the related mortgaged
                                 property. See "Jefferson at Congressional
                                 (Land)" in Annex E to this prospectus
                                 supplement.

HOTEL PROPERTIES..............   Hotel properties secure two of the mortgage
                                 loans, representing 1.3% of the initial pool
                                 balance (1.6% of the group 1 balance) as of the
                                 cut-off date, and such hotel properties are is
                                 considered full-service or limited-service.

                                 Various factors may adversely affect the
                                 economic performance of a hotel, including:

                                 o  adverse economic and social conditions,
                                    either local, regional or national (which
                                    may limit the amount that can be charged for
                                    a room and reduce occupancy levels);

                                 o  the construction of competing hotels or
                                    resorts;

                                 o  continuing expenditures for modernizing,
                                    refurbishing and maintaining existing
                                    facilities prior to the expiration of their
                                    anticipated useful lives;

                                      S-50

                                 o  a deterioration in the financial strength or
                                    managerial capabilities of the owner and
                                    operator of a hotel; and

                                 o  changes in travel patterns (including, for
                                    example, the decline in air travel following
                                    the terrorist attacks in New York City,
                                    Washington, D.C. and Pennsylvania and the
                                    current military operations in Iraq,
                                    Afghanistan and elsewhere) caused by changes
                                    in access, energy prices, strikes,
                                    relocation of highways, the construction of
                                    additional highways or other factors.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than other commercial properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature and different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality can be
                                 expected to cause periodic fluctuations in a
                                 hotel property's room and restaurant revenues,
                                 occupancy levels, room rates and operating
                                 expenses.

                                 When applicable, the liquor licenses for most
                                 of the mortgaged properties are commonly held
                                 by affiliates of the mortgagors, unaffiliated
                                 managers and operating lessees. The laws and
                                 regulations relating to liquor licenses
                                 generally prohibit the transfer of such
                                 licenses to any person. In the event of a
                                 foreclosure of a hotel property that holds a
                                 liquor license, the trustee or a purchaser in
                                 a foreclosure sale would likely have to apply
                                 for a new license, which might not be granted
                                 or might be granted only after a delay which
                                 could be significant. There can be no
                                 assurance that a new license could be obtained
                                 promptly or at all. The lack of a liquor
                                 license in a full-service hotel could have an
                                 adverse impact on the revenue from the related
                                 mortgaged property or on the hotel's occupancy
                                 rate.

                                 Hotels may be operated under franchise,
                                 management or operating agreements that may be
                                 terminated by the franchisor, manager or
                                 operator. It may be difficult to terminate a
                                 manager of a hotel after foreclosure of a
                                 mortgage.

AFFILIATIONS WITH A FRANCHISE OR
HOTEL MANAGEMENT COMPANY PRESENT
CERTAIN RISKS.................   Two mortgage loans representing 1.3% of the
                                 initial pool balance (1.6% of the group 1
                                 balance) as of the cut-off date, are secured by
                                 hotel properties that are affiliated with a
                                 franchise or hotel management company through a
                                 franchise or management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on:

                                      S-51

                                 o  the continued existence and financial
                                    strength of the franchisor or hotel
                                    management company;

                                 o  the public perception of the franchise or
                                    hotel chain service mark; and

                                 o  the duration of the franchise licensing or
                                    management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of a franchise license
                                 agreement is generally restricted. In the
                                 event of a foreclosure, the lender or its
                                 agent may not have the right to use the
                                 franchise license without the franchisor's
                                 consent. Conversely, in the case of certain
                                 mortgage loans, the lender may be unable to
                                 remove a franchisor or a hotel management
                                 company that it desires to replace following a
                                 foreclosure.

SUBORDINATE FINANCING MAY MAKE
 RECOVERY DIFFICULT IN THE EVENT OF
 LOSS.........................   The terms of certain mortgage loans permit or
                                 require the borrowers to post letters of credit
                                 and/or surety bonds for the benefit of the
                                 mortgage loan, which may constitute a
                                 contingent reimbursement obligation of the
                                 related borrower or an affiliate. The issuing
                                 bank or surety will not typically agree to
                                 subordination and standstill protection
                                 benefiting the mortgagee.

                                 Additionally, although the mortgage loans
                                 generally restrict the pledging of general
                                 partnership and managing member equity
                                 interests in a borrower subject to certain
                                 exceptions, the terms of the mortgages
                                 generally permit, subject to certain
                                 limitations, the pledging of less than a
                                 controlling portion of the limited partnership
                                 or non-managing membership equity interest in
                                 a borrower. Moreover, in general, any borrower
                                 that does not meet special purpose entity
                                 criteria may not be restricted in any way from
                                 incurring unsecured subordinate debt or
                                 mezzanine debt. We are aware that 22 mortgage
                                 loans, representing 14.6% of the initial pool
                                 balance (13.7% of the group 1 balance and
                                 19.0% of the group 2 balance), provide that
                                 the members or partners of the borrower have
                                 the right to incur mezzanine debt under
                                 specified circumstances set forth in the
                                 related loan documents. The borrowers under
                                 four of the mortgage loans, representing 22.5%
                                 of the initial pool balance (18.8% of the
                                 group 1 balance and 39.6% of the group 2
                                 balance), have existing mezzanine debt.
                                 Generally, with respect to mortgage loans that
                                 have existing mezzanine debt, the mortgagee
                                 and the related mezzanine lender have entered
                                 into a mezzanine intercreditor agreement that
                                 sets forth the

                                      S-52

                                 rights of the parties. Generally, pursuant to
                                 such mezzanine intercreditor agreement, the
                                 related mezzanine lender among other things
                                 (x) has agreed, under certain circumstances,
                                 not to enforce its rights to realize upon
                                 collateral securing the mezzanine loan or take
                                 any enforcement action with respect to the
                                 mezzanine loan without written confirmation
                                 from the rating agencies that such enforcement
                                 action would not cause the downgrade,
                                 withdrawal or qualification of the current
                                 ratings of the certificates and (y) has
                                 subordinated the mezzanine loan documents to
                                 the related mortgage loan documents and has
                                 the option to purchase the related mortgage
                                 loan if such mortgage loan becomes defaulted
                                 or cure the default.

                                 Although the mortgage loans generally either
                                 prohibit the related borrower from encumbering
                                 the mortgaged property with additional secured
                                 debt or require the consent of the holder of
                                 the first lien prior to so encumbering such
                                 property, a violation of such prohibition may
                                 not become evident until the related mortgage
                                 loan otherwise defaults. In addition, the
                                 related borrower may be permitted to incur
                                 additional indebtedness secured by furniture,
                                 fixtures and equipment, and to incur
                                 additional unsecured indebtedness. When a
                                 mortgage loan borrower (or its constituent
                                 members) also has one or more other
                                 outstanding loans (even if subordinated
                                 unsecured loans or loans secured by property
                                 other than the mortgaged property), the trust
                                 is subjected to additional risk. The borrower
                                 may have difficulty servicing and repaying
                                 multiple loans. The existence of another loan
                                 generally will make it more difficult for the
                                 borrower to obtain refinancing of the mortgage
                                 loan or sell the related mortgaged property
                                 and may jeopardize the borrower's ability to
                                 make any balloon payment due at maturity.
                                 Moreover, the need to service additional debt
                                 may reduce the cash flow available to the
                                 borrower to operate and maintain the mortgaged
                                 property. We are aware that one mortgage loan
                                 representing 0.4% of the initial pool balance
                                 (0.4% of the group 1 balance) has existing
                                 unsecured subordinate debt. In addition, we
                                 are aware that one mortgage loan, representing
                                 1.2% of the initial pool balance (1.4% of the
                                 group 1 balance), permits the related borrower
                                 to obtain additional unsecured debt under
                                 certain circumstances. Finally, we are also
                                 aware that one mortgage loan, representing
                                 0.4% of the initial pool balance (2.3% of the
                                 group 1 balance), permits a future unsecured
                                 line of credit.

                                 Additionally, with respect to two mortgage
                                 loans representing 4.1% of the initial pool
                                 balance (4.4% of the group 1 balance and 2.6%
                                 of the group 2 balance), the related mortgaged
                                 properties also secure a related subordinate
                                 loan (with original principal balances of
                                 $3,000,000 and $400,000).

                                      S-53

                                 In addition, one mortgage loan, representing
                                 9.9% of the initial pool balance (12.0% of the
                                 group 1 balance), is evidenced by a split loan
                                 structure comprised of three pari passu notes
                                 each of which is secured by the same mortgage
                                 instrument on the related mortgaged property.
                                 The other two notes contained in this split
                                 loan structure are not included in the trust,
                                 but are pari passu in right of payment with
                                 the mortgage loan included in the trust and
                                 have an outstanding principal balances as of
                                 the cut-off date of $253,000,000 and
                                 $130,000,000, respectively. See "Description
                                 of the Mortgage Pool--Bank of America Center
                                 Whole Loan" in this prospectus supplement and
                                 "Bank of America Center" in Annex E to this
                                 prospectus supplement.

                                 Two mortgage loans, which are referred to as
                                 the ICG Portfolio Mortgage Loan and the Summit
                                 Place Apartments Mortgage Loan, and are
                                 included in loan group 1 and loan group 2,
                                 respectively, are each part of a split loan
                                 structure that is secured by the same mortgage
                                 instrument on the related mortgaged property.
                                 The other mortgage loans in these split loan
                                 structures are not included in the trust fund
                                 and these mortgage loans are referred to as
                                 the ICG Portfolio B Note and the Summit Place
                                 Apartments B Note, respectively. The ICG
                                 Portfolio Mortgage Loan and the Summit Place
                                 Apartments Mortgage Loan along with the ICG
                                 Portfolio B Note and the Summit Place
                                 Apartments B Note, respectively, are referred
                                 to as the ICG Portfolio Whole Loan and the
                                 Summit Place Apartments Whole Loan,
                                 respectively. The outstanding principal
                                 balance as of the cut-off date of the ICG
                                 Portfolio Mortgage Loan is $50,500,000 and
                                 represents 3.7% of the initial pool balance
                                 and 4.4% of the group 1 balance. The
                                 outstanding principal balance as of the date
                                 of the origination of the ICG Portfolio B Note
                                 is $3,000,000. The outstanding principal
                                 balance as of the cut-off date of the Summit
                                 Place Apartments Mortgage Loan is $6,386,934
                                 and represents 0.5% of the initial pool
                                 balance and 2.6% of the group 2 balance. The
                                 outstanding principal balance as of the date
                                 of the origination of the Summit Place
                                 Apartments B Note is $400,000. See
                                 "Description of the Mortgage Pool--ICG
                                 Portfolio Whole Loan and Summit Place
                                 Apartments Whole Loan" in this prospectus
                                 supplement.

                                 Additionally, if the borrower (or its
                                 constituent members) defaults on the mortgage
                                 loan and/or any other loan, actions taken by
                                 other lenders such as a foreclosure or an
                                 involuntary petition for bankruptcy against
                                 the borrower could impair the security
                                 available to the trust, including the
                                 mortgaged property, or stay the trust's
                                 ability to foreclose during the course of the
                                 bankruptcy case. The bankruptcy of another
                                 lender also may operate to stay foreclosure by
                                 the trust. The trust may also be subject to
                                 the costs and administrative burdens of
                                 involvement in

                                      S-54

                                 foreclosure or bankruptcy proceedings or
                                 related litigation. See "Certain Legal Aspects
                                 of Mortgage Loans--Subordinate Financing" in
                                 the accompanying prospectus.

                                 The debt service requirements of mezzanine
                                 debt reduce cash flow available to the
                                 borrower that could otherwise be used to make
                                 capital improvements, as a result of which the
                                 value of the property may be adversely
                                 affected. We make no representation whether
                                 any other subordinate financing encumbers any
                                 mortgaged property, any borrower has incurred
                                 material unsecured debt other than trade
                                 payables in the ordinary course of business,
                                 or any third party holds debt secured by a
                                 pledge of an equity interest in a borrower.

                                 Also, although the portions of the Bank of
                                 America Center Whole Loan, CS Component
                                 Mortgage Loan and the RP Component Mortgage
                                 Loan relating to the offered certificates do
                                 not include the related subordinate component,
                                 the related borrowers are still obligated to
                                 make interest and principal payment on the
                                 entire amount of such mortgage loans.

                                 Also, although the B notes relating to the ICG
                                 Portfolio Mortgage Loan and the Summit Place
                                 Apartments Mortgage Loan do not support the
                                 offered certificates, the related borrowers
                                 are still obligated to make interest and
                                 principal payments on the entire amount of
                                 such mortgage loans.

YOUR INVESTMENT IS NOT INSURED OR
 GUARANTEED...................   The mortgage loans are not insured or
                                 guaranteed by any person or entity,
                                 governmental or otherwise.

                                 The mortgage loans are generally non-recourse
                                 loans. If a default occurs under any mortgage
                                 loan, recourse generally may be had only
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Payment prior to maturity is
                                 consequently dependent primarily on the
                                 sufficiency of the net operating income of the
                                 mortgaged property. Payment at maturity is
                                 primarily dependent upon the market value of
                                 the mortgaged property or the borrower's
                                 ability to refinance the property. The
                                 depositor has not undertaken an evaluation of
                                 the financial condition of any borrower.

ADVERSE ENVIRONMENTAL CONDITIONS
 MAY REDUCE CASHFLOW FROM A
 MORTGAGED PROPERTY...........   The trust could become liable for a material
                                 adverse environmental condition at an
                                 underlying real property. Any such potential
                                 liability could reduce or delay payments on the
                                 offered certificates.

                                 In addition, problems associated with mold may
                                 pose risks to the mortgaged properties and may
                                 also be the

                                      S-55

                                 basis for personal injury claims against a
                                 borrower. Although the mortgaged properties
                                 are required to be inspected periodically,
                                 there is no generally accepted standard for
                                 the assessment of mold. If left unchecked, the
                                 growth of mold could result in the
                                 interruption of cash flow, litigation and/or
                                 remediation expenses, each of which could
                                 adversely impact collections from a mortgaged
                                 property. In addition, many of the insurance
                                 policies presently covering the mortgaged
                                 properties may specifically exclude losses due
                                 to mold.

                                 All of the mortgaged properties were subject
                                 to environmental site assessments in
                                 connection with origination, including Phase I
                                 site assessments or updates of previously
                                 performed Phase I site assessments, had a
                                 transaction screen performed in lieu of a
                                 Phase I site assessment or was required to
                                 have environmental insurance in lieu of an
                                 environmental site assessment. In some cases,
                                 Phase II site assessments also have been
                                 performed. Although those assessments involved
                                 site visits and other types of review, we
                                 cannot assure you that all environmental
                                 conditions and risks were identified.

                                 The environmental investigations described
                                 above, as of the date of the report relating
                                 to the environmental investigation, did not
                                 reveal any material violation of applicable
                                 environmental laws with respect to any known
                                 circumstances or conditions concerning the
                                 related mortgaged property, or, if the
                                 environmental investigation report revealed
                                 any such circumstances or conditions with
                                 respect to the related mortgaged property,
                                 then--

                                 o  the circumstances or conditions were
                                    subsequently remediated in all material
                                    respects; or

                                 o  generally, one or more of the following was
                                    the case:

                                    1.  a party not related to the related
                                        mortgagor with financial resources
                                        reasonably adequate to cure the subject
                                        violation in all material respects was
                                        identified as a responsible party for
                                        such circumstance or condition;

                                    2.  the related mortgagor was required to
                                        provide additional security adequate to
                                        cure the subject violation in all
                                        material respects and to obtain and,
                                        for the period contemplated by the
                                        related mortgage loan documents,
                                        maintain an operations and maintenance
                                        plan;

                                    3.  the related mortgagor provided a "no
                                        further action" letter or other
                                        evidence that would be acceptable to
                                        the Seller and that would be acceptable
                                        to a reasonably prudent lender, that
                                        applicable federal, state or local
                                        governmental authorities had no current
                                        intention of taking any

                                      S-56

                                        action, and are not requiring any
                                        action, in respect of such circumstance
                                        or condition;

                                    4.  such circumstances or conditions were
                                        investigated further and based upon
                                        such additional investigation, an
                                        independent environmental consultant
                                        recommended no further investigation or
                                        remediation, or recommended only the
                                        implementation of an operations and
                                        maintenance program, which the related
                                        mortgagor is required to do;

                                    5.  the expenditure of funds reasonably
                                        estimated to be necessary to effect
                                        such remediation was the lesser of (a)
                                        an amount equal to two percent of the
                                        outstanding principal balance of the
                                        related mortgage loan and (b) $200,000;

                                    6.  an escrow of funds exists reasonably
                                        estimated to be sufficient for purposes
                                        of effecting such remediation;

                                    7.  the related mortgagor or other
                                        responsible party is currently taking
                                        such actions, if any, with respect to
                                        such circumstances or conditions as
                                        have been required by the applicable
                                        governmental regulatory authority;

                                    8.  the related mortgaged property is
                                        insured under a policy of insurance
                                        against losses arising from such
                                        circumstances and conditions; or

                                    9.  a responsible party with financial
                                        resources reasonably adequate to cure
                                        the violation provided a guaranty or
                                        indemnity to the related mortgagor to
                                        cover the costs of any required
                                        investigation, testing, monitoring or
                                        remediation.

                                 In some cases, the environmental consultant
                                 did not recommend that any action be taken
                                 with respect to a potential adverse
                                 environmental condition at a mortgaged real
                                 property securing a mortgage loan that we
                                 intend to include in the trust fund because a
                                 responsible party with respect to that
                                 condition had already been identified. There
                                 can be no assurance, however, that such a
                                 responsible party will be financially able to
                                 address the subject condition or compelled to
                                 do so.

                                 Furthermore, any particular environmental
                                 testing may not have covered all potential
                                 adverse conditions. For example, testing for
                                 lead-based paint, lead in water and radon was
                                 done only if the use, age and condition of the
                                 subject property warranted that testing.

                                 There can be no assurance that--

                                 o  the environmental testing referred to above
                                    identified all material adverse
                                    environmental conditions and circumstances
                                    at the subject properties;

                                      S-57

                                 o  the recommendation of the environmental
                                    consultant was, in the case of all
                                    identified problems, the appropriate action
                                    to take;

                                 o  any of the environmental escrows established
                                    with respect to any of the mortgage loans
                                    that we intend to include in the trust fund
                                    will be sufficient to cover the recommended
                                    remediation or other action; or

                                 o  an environmental insurance policy will cover
                                    all or part of a claim asserted against it
                                    because such policies are subject to various
                                    deductibles, terms, exclusions, conditions
                                    and limitations, and have not been
                                    extensively interpreted by the courts.

                                 In the case of one mortgage loan, representing
                                 9.9% of the initial pool balance (12.0% of the
                                 group 1 balance) as of the cut-off date, the
                                 soil and groundwater of the mortgaged property
                                 has been contaminated due to petroleum leaks
                                 from underground storage formerly located on
                                 the mortgaged property that belonged to the
                                 City and County of San Francisco. See "Bank of
                                 America Center" in Annex E to this prospectus
                                 supplement.

                                 In the case of one mortgage loan, representing
                                 1.3% of the Initial Pool Balance (1.6% of the
                                 group 1 balance) as of the cut-off date, the
                                 groundwater and soil show elevated levels of
                                 petroleum hydrocarbons and chlorinated
                                 solvents due to the activities of a drycleaner
                                 formerly located on the southwestern portion
                                 of the mortgaged property and a gas station
                                 located on property adjacent to the mortgaged
                                 property. See "Jefferson at Congressional
                                 (Land)" in Annex E to this prospectus
                                 supplement.

THE BENEFITS PROVIDED BY
 CROSS-COLLATERALIZATION MAY BE
 LIMITED......................   As described under "Description of the
                                 Mortgage Pool-- General" in this prospectus
                                 supplement, the mortgage pool includes five
                                 sets of cross-collateralized mortgage loans,
                                 which represent 11.4% of the initial pool
                                 balance (13.8% of the group 1 balance).
                                 Cross-collateralization arrangements may be
                                 terminated with respect to some mortgage loan
                                 groups under the terms of the related mortgage
                                 loan documents. Cross-collateralization
                                 arrangements seek to reduce the risk that the
                                 inability of one or more of the mortgaged
                                 properties securing any such set of
                                 cross-collateralized mortgage loans (or any
                                 such mortgage loan with multiple notes and/or
                                 mortgaged properties) to generate net operating
                                 income sufficient to pay debt service will
                                 result in defaults and ultimate losses.

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent conveyances by creditors of the
                                 related borrower in an action brought outside
                                 a bankruptcy case or, if such borrower were to
                                 become a debtor in a bankruptcy case, by the
                                 borrower's representative.

                                      S-58

                                 A lien granted by such a borrower entity could
                                 be avoided if a court were to determine that:

                                 o  such borrower was insolvent when granting
                                    the lien, was rendered insolvent by the
                                    granting of the lien or was left with
                                    inadequate capital, or was not able to pay
                                    its debts as they matured; and

                                 o  such borrower did not receive fair
                                    consideration or reasonably equivalent value
                                    when it allowed its mortgaged property or
                                    properties to be encumbered by a lien
                                    securing the entire indebtedness.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on the
                                 benefits realized by such borrower from the
                                 respective mortgage loan proceeds, as well as
                                 the overall cross-collateralization. If a
                                 court were to conclude that the granting of
                                 the liens was an avoidable fraudulent
                                 conveyance, that court could:

                                 o  subordinate all or part of the pertinent
                                    mortgage loan to existing or future
                                    indebtedness of that borrower;

                                 o  recover payments made under that mortgage
                                    loan; or

                                 o  take other actions detrimental to the
                                    holders of the certificates, including,
                                    under certain circumstances, invalidating
                                    the mortgage loan or the mortgages securing
                                    such cross-collateralization.

CO-BORROWER STRUCTURES PRESENT
 SPECIAL RISKS................   Eleven mortgage loans representing 17.0% of
                                 the initial pool balance (20.7% of the group 1
                                 balance) has two single-purpose, bankruptcy
                                 remote entities with independent directors as
                                 co-borrowers. Such co-borrowers share a common
                                 non-managing member with a 99.5% interest in
                                 each. Included in these figures is a mortgage
                                 loan representing 3.7% of the initial pool
                                 balance (4.4% of the group 1 balance) has two
                                 single-purpose, bankruptcy remote entities with
                                 independent directors as co-borrowers. Such
                                 co-borrowers share a common non-managing member
                                 with a 99.5% interest in each.

                                 Such co-borrower arrangements could be
                                 challenged as a fraudulent conveyance by
                                 creditors of a borrower or by the
                                 representative of the bankruptcy estate of a
                                 borrower if a borrower were to become a debtor
                                 in a bankruptcy case. Generally, under federal
                                 and most state fraudulent conveyance statutes,
                                 the incurring of an obligation or the transfer
                                 of property by a person will be subject to
                                 avoidance under certain circumstances if the
                                 person did not receive fair consideration or
                                 reasonably equivalent value in exchange for
                                 such obligation or transfer and:

                                      S-59

                                 o  was insolvent or was rendered insolvent by
                                    such obligation or transfer;

                                 o  was engaged in business or a transaction, or
                                    was about to engage in business or a
                                    transaction, for which any property
                                    remaining with the person was inadequate
                                    capital; or

                                 o  intended to, or believed that it would,
                                    incur debts that would be beyond the
                                    person's ability to pay as such debts
                                    matured.

                                 Accordingly, a lien granted by a borrower to
                                 secure repayment of another borrower's
                                 mortgage loan could be avoided if a court were
                                 to determine that:

                                 o  such borrower was insolvent at the time of
                                    granting the lien, was rendered insolvent by
                                    the granting of the lien, or was left with
                                    inadequate capital to pay, or was not
                                    otherwise able to pay its debts as they
                                    matured, and

                                 o  the borrower did not, when it allowed its
                                    mortgaged property to be encumbered by a
                                    lien securing the entire indebtedness
                                    represented by the other mortgage loan,
                                    receive fair consideration or reasonably
                                    equivalent value for pledging such mortgaged
                                    property for the equal benefit of the other
                                    borrower. If the lien is avoided, the lender
                                    would lose the benefits afforded by such
                                    lien.

MORTGAGE LOANS TO RELATED BORROWERS
 AND CONCENTRATIONS OF RELATED
 TENANTS MAY RESULT IN MORE SEVERE
 LOSSES ON YOUR CERTIFICATES...  Certain groups of borrowers under the mortgage loans are affiliated or under common
                                 control with one another. However, no group of
                                 affiliated borrowers are obligors on mortgage
                                 loans representing more than 5.7% of the
                                 initial pool balance (6.9% of the group 1
                                 balance). In addition, tenants in certain
                                 mortgaged properties also may be tenants in
                                 other mortgaged properties, and certain tenants
                                 may be owned by affiliates of the borrowers or
                                 otherwise related to or affiliated with a
                                 borrower. There are also several cases in which
                                 a particular entity is a tenant at multiple
                                 mortgaged properties, and although it may not
                                 be a major tenant (as described in the
                                 prospectus supplement) at any such property, it
                                 may be significant to the successful
                                 performance of such properties.

                                 In such circumstances, any adverse
                                 circumstances relating to a borrower or tenant
                                 or a respective affiliate and affecting one of
                                 the related mortgage loans or mortgaged
                                 properties could arise in connection with the
                                 other related mortgage loans or mortgaged
                                 properties. In particular, the bankruptcy or
                                 insolvency of any such borrower or tenant or
                                 respective affiliate could have an adverse
                                 effect on the operation of all of the related
                                 mortgaged properties and

                                      S-60

                                 on the ability of such related mortgaged
                                 properties to produce sufficient cash flow to
                                 make required payments on the related mortgage
                                 loans. For example, if a person that owns or
                                 directly or indirectly controls several
                                 mortgaged properties experiences financial
                                 difficulty at one mortgaged property, it could
                                 defer maintenance at one or more other
                                 mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty. It
                                 could also attempt to avert foreclosure by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting monthly payments
                                 for an indefinite period on all the related
                                 mortgage loans. See "Certain Legal Aspects of
                                 Mortgage Loans--Bankruptcy Laws" in the
                                 accompanying prospectus.

                                 In addition, a number of the borrowers under
                                 the mortgage loans are limited or general
                                 partnerships. Under certain circumstances, the
                                 bankruptcy of the general partner in a
                                 partnership may result in the dissolution of
                                 such partnership. The dissolution of a
                                 borrower partnership, the winding-up of its
                                 affairs and the distribution of its assets
                                 could result in an acceleration of its payment
                                 obligations under the related mortgage loan.

THE GEOGRAPHIC CONCENTRATION OF
 MORTGAGED PROPERTIES MAY
 ADVERSELY AFFECT PAYMENT ON YOUR
 CERTIFICATES.................   A concentration of mortgaged properties in a
                                 particular state or region increases the
                                 exposure of the mortgage pool to any adverse
                                 economic developments that may occur in such
                                 state or region, conditions in the real estate
                                 market where the mortgaged properties securing
                                 the related mortgage loans are located, changes
                                 in governmental rules and fiscal polices, acts
                                 of nature, including floods, tornadoes and
                                 earthquakes (which may result in uninsured
                                 losses), and other factors which are beyond the
                                 control of the borrowers. In this regard as of
                                 the cut-off date:

                                 o  nineteen of the mortgaged properties, which
                                    constitute security for 19.1% of the initial
                                    pool balance (23.1% of the group 1 balance
                                    and 0.0% of the group 2 balance), are
                                    located in California;

                                 o  eight of the mortgaged properties, which
                                    constitute security for 12.1% of the initial
                                    pool balance (6.3% of the group 1 balance
                                    and 39.5% of the group 2 balance), are
                                    located in New York;

                                 o  eleven of the mortgaged properties, which
                                    constitute security for 8.2% of the initial
                                    pool balance (9.9% of the group 1 balance
                                    and 0.0% of the group 2 balance), are
                                    located in Florida;

                                 o  two of the mortgaged properties, which
                                    constitute security for 5.8% of the initial
                                    pool balance (7.0% of

                                      S-61

                                    the group 1 balance and 0.0% of the group 2
                                    balance), are located in Pennsylvania; and

                                 o  one of the mortgaged properties, which
                                    constitutes security for 5.6% of the initial
                                    pool balance (6.8% of the group 1 balance
                                    and 0.0% of the group 2 balance), is located
                                    in Massachusetts.

MORTGAGE LOANS WITH HIGHER THAN
 AVERAGE PRINCIPAL BALANCES MAY
 CREATE MORE RISK OF LOSS.....   Concentrations in a pool of mortgage loans
                                 with larger than average balances can result in
                                 losses that are more severe, relative to the
                                 size of the pool, than would be the case if the
                                 aggregate balance of such pool were more evenly
                                 distributed. In this regard:

                                 o  twenty six mortgage loans (23 of these
                                    mortgage loans are included in loan group 1
                                    and 3 of these mortgage loans are included
                                    in loan group 2) have cut-off date balances
                                    that are higher than the average cut-off
                                    date balance;

                                 o  the largest single mortgage loan, by cut-off
                                    date balance, represents 9.9% of the initial
                                    pool balance (12.0% of the group 1 balance);
                                    and

                                 o  the 10 largest mortgage loans or cross
                                    collateralized loan groups (nine of these
                                    mortgage loans are in loan group 1 and 1 of
                                    these mortgage loans is in loan group 2)
                                    have cut-off date balances that represent in
                                    the aggregate 45.3% of the initial pool
                                    balance (47.0% of the group 1 balance and
                                    37.3% of the group 2 balance).

CHANGES IN CONCENTRATION MAY
 SUBJECT YOUR CERTIFICATES TO GREATER
 RISK OF LOSS.................   As payments in respect of principal
                                 (including payments in the form of voluntary
                                 principal prepayments, liquidation proceeds (as
                                 described in this prospectus supplement) and
                                 the repurchase prices for any mortgage loans
                                 repurchased due to breaches of representations
                                 or warranties) are received with respect to the
                                 mortgage loans, the remaining mortgage loans as
                                 a group may exhibit increased concentration
                                 with respect to the type of properties,
                                 property characteristics, number of borrowers
                                 and affiliated borrowers and geographic
                                 location. Because principal on the certificates
                                 (other than the Class X, Class R-I and Class
                                 R-II Certificates) is payable in sequential
                                 order, classes that have a lower priority with
                                 respect to the payment of principal are
                                 relatively more likely to be exposed to any
                                 risks associated with changes in
                                 concentrations.

PREPAYMENT PREMIUMS PRESENT SPECIAL
 RISKS........................   Ninety five of the mortgage loans (77 of
                                 these mortgage loans are in loan group 1 and 18
                                 of these mortgage loans are in loan group 2),
                                 representing 91.1% of the initial pool

                                      S-62

                                 balance (89.6% of the group 1 balance and
                                 98.3% of the group 2 balance) as of the
                                 cut-off date generally prohibit any voluntary
                                 prepayment of principal prior to the final one
                                 to 36 scheduled monthly payments, which
                                 includes any payment that is due upon the
                                 stated maturity date, as applicable, of the
                                 related mortgage loan; however, these mortgage
                                 loans generally permit defeasance. In
                                 addition, 16 of the mortgage loans (15 of
                                 these mortgage loans are in loan group 1 and 1
                                 of these mortgage loans is in loan group 2)
                                 representing 8.9% of the initial pool balance
                                 (10.4% of the group 1 balance and 1.7% of the
                                 group 2 balance), (a) have an initial lock-out
                                 period, (b) are then subject after expiration
                                 of the initial lock-out period to a period
                                 where the borrower has an option to prepay the
                                 loan subject to a prepayment premium, and (c)
                                 becomes thereafter prepayable without an
                                 accompanying prepayment premium prior to its
                                 maturity. See "Description of the Mortgage
                                 Pool--Certain Terms and Conditions of the
                                 Mortgage Loans-- Prepayment Provisions" in
                                 this prospectus supplement. Any prepayment
                                 premiums actually collected on the remaining
                                 mortgage loans, which generally permit
                                 voluntary prepayments during particular
                                 periods and, depending on the period, require
                                 the payment of a prepayment premium with such
                                 prepayment, will be distributed among the
                                 respective classes of certificates in the
                                 amounts and in accordance with the priorities
                                 described in this prospectus supplement under
                                 "Description of the Certificates--
                                 Distributions--Distributions of Prepayment
                                 Premiums" in this prospectus supplement. The
                                 depositor, however, makes no representation as
                                 to the collectibility of any prepayment
                                 premium.

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents" in this prospectus supplement and
                                 "Certain Legal Aspects of Mortgage
                                 Loans--Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage Pool--
                                 Assignment of the Mortgage Loans; Repurchases"
                                 and "--Representations and Warranties;
                                 Repurchases and Substitutions", "Servicing of
                                 the Mortgage Loans--Defaulted Mortgage Loans;
                                 Purchase Option" and "Description of the
                                 Certificates-- Termination; Retirement of
                                 Certificates" in this prospectus supplement.

                                 Generally. Provisions requiring prepayment
                                 premiums may not be enforceable in some states
                                 and under federal bankruptcy law. Those
                                 provisions also may constitute interest for
                                 usury purposes. Accordingly, we cannot assure
                                 you that the obligation to pay a prepayment
                                 premium will be enforceable. Also, we cannot
                                 assure you that foreclosure proceeds will be
                                 sufficient to pay an enforceable prepayment
                                 premium. Additionally, although the collateral
                                 substitution provisions related to defeasance

                                      S-63

                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a prepayment
                                 premium. In certain jurisdictions those
                                 collateral substitution provisions might
                                 therefore be deemed unenforceable or usurious
                                 under applicable law.

                                 We also note the following with respect to
                                 prepayment premiums:

                                 o  liquidation proceeds (as described in this
                                    prospectus supplement) recovered in respect
                                    of any defaulted mortgage loan will, in
                                    general, be applied to cover outstanding
                                    advances prior to being applied to cover any
                                    prepayment premium due in connection with
                                    the liquidation of such mortgage loan;

                                 o  the special servicer may waive a prepayment
                                    premium in connection with obtaining a
                                    pay-off of a defaulted mortgage loan;

                                 o  no prepayment premium will be payable in
                                    connection with any repurchase of a mortgage
                                    loan resulting from a material breach of
                                    representation or warranty or a material
                                    document defect by the related mortgage loan
                                    seller;

                                 o  no prepayment premium will be payable in
                                    connection with the purchase of all of the
                                    mortgage loans and any REO properties by the
                                    special servicer, master servicer or any
                                    holder or holders of certificates evidencing
                                    a majority interest in the controlling class
                                    in connection with the termination of the
                                    trust;

                                 o  no prepayment premium will be payable in
                                    connection with the purchase of defaulted
                                    mortgage loans by the master servicer,
                                    special servicer or any holder or holders of
                                    certificates evidencing a majority interest
                                    in the controlling class; and

                                 o  in general, no prepayment premium is payable
                                    with respect to a prepayment due to casualty
                                    or condemnation.

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents" in this prospectus supplement and
                                 "Certain Legal Aspects of Mortgage Loans--
                                 Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage Pool--
                                 Assignment of the Mortgage Loans; Repurchases
                                 and Substitutions" and "--Representations and
                                 Warranties; Repurchases and Substitutions",
                                 "Servicing of the Mortgage Loans--Defaulted
                                 Mortgage Loans; Purchase Option" and
                                 "Description of the Certificates--Termination;
                                 Retirement of Certificates" in this prospectus
                                 supplement.

                                      S-64

THE OPERATION OF THE MORTGAGED
 PROPERTY UPON FORECLOSURE OF THE
 MORTGAGE LOAN MAY AFFECT TAX
 STATUS.......................   If the trust were to acquire a mortgaged
                                 property subsequent to a default on the related
                                 mortgage loan pursuant to a foreclosure or deed
                                 in lieu of foreclosure, the special servicer
                                 would be required to retain an independent
                                 contractor to operate and manage the mortgaged
                                 property. Among other things, the independent
                                 contractor would not be permitted to perform
                                 construction work on the mortgaged property
                                 unless such construction generally was at least
                                 10% complete at the time default on the related
                                 mortgage loan became imminent. In addition, any
                                 net income from such operation and management,
                                 other than qualifying "rents from real
                                 property" (as defined in Section 856(d) of the
                                 Internal Revenue Code of 1986, as amended), or
                                 any rental income based on the net profits of a
                                 tenant or sub-tenant or allocable to a service
                                 that is non-customary in the area and for the
                                 type of building involved, will subject the
                                 trust fund to federal (and possibly state or
                                 local) tax on such income at the highest
                                 marginal corporate tax rate (currently 35%),
                                 thereby reducing net proceeds available for
                                 distribution to certificateholders.

LEASEHOLD INTERESTS ARE SUBJECT TO
 TERMS OF THE GROUND LEASE....   Ten mortgaged properties, representing 12.2%
                                 of the initial pool balance (14.8% of the group
                                 1 balance) as of the cut-off date are secured,
                                 in whole or in part, by a mortgage on a ground
                                 lease. Leasehold mortgages are subject to
                                 certain risks not associated with mortgage
                                 loans secured by the fee estate of the
                                 mortgagor. The most significant of these risks
                                 is that the ground lease may terminate if,
                                 among other reasons, the ground lessee breaches
                                 or defaults in its obligations under the ground
                                 lease or there is a bankruptcy of the ground
                                 lessee or the ground lessor. Accordingly, a
                                 leasehold mortgagee may lose the collateral
                                 securing its leasehold mortgage. In addition,
                                 although the consent of the ground lessor
                                 generally will not be required for foreclosure,
                                 the terms and conditions of a leasehold
                                 mortgage may be subject to the terms and
                                 conditions of the ground lease, and the rights
                                 of a ground lessee or a leasehold mortgagee
                                 with respect to, among other things, insurance,
                                 casualty and condemnation may be affected by
                                 the provisions of the ground lease.

CONDOMINIUM OWNERSHIP MAY LIMIT
 USE AND IMPROVEMENTS.........   We are aware that one mortgage loan,
                                 representing 6.5% of the initial pool balance
                                 (37.3% of the group 2 balance) as of the
                                 cut-off date, is secured by a property that
                                 consists of the related borrower's interest in
                                 one condominium unit consisting of 492
                                 apartment units, 12,000 square feet of
                                 professional space, 4,000 square feet

                                      S-65

                                 of retail space and 98 parking spaces in a
                                 mixed-use condominium building comprised of
                                 three condominium units together with the
                                 related borrower's percentage interests in the
                                 common area and the related voting rights in
                                 the condominium association. In the case of
                                 condominiums, a board of managers generally
                                 has discretion to make decisions affecting the
                                 condominium building and, with respect to this
                                 mortgage loan, although the board of managers
                                 includes representatives of the borrower, it
                                 is not controlled by the borrower and there
                                 may be no assurance that the borrower will
                                 have any control over decisions made by the
                                 board of managers. Thus, decisions made by
                                 that board of managers, including regarding
                                 assessments to be paid by the unit owners,
                                 insurance to be maintained on the condominium
                                 building and many other decisions affecting
                                 the maintenance, repair and, in the event of a
                                 casualty or condemnation, restoration of that
                                 building, may have a significant impact on the
                                 mortgage loan. There can be no assurance that
                                 the board of managers will always act in the
                                 best interests of the borrower. Further, due
                                 to the nature of condominiums, a default under
                                 the related mortgage loan will not allow the
                                 special servicer the same flexibility in
                                 realizing on the collateral as is generally
                                 available with respect to properties that are
                                 not condominiums. The rights of other unit
                                 owners, the documents governing the management
                                 of the condominium units and the state and
                                 local laws applicable to condominium units
                                 must be considered. In addition, in the event
                                 of a casualty with respect to such a mortgaged
                                 property, due to the possible existence of
                                 multiple loss payees on any insurance policy
                                 covering that mortgaged property, there could
                                 be a delay in the allocation of related
                                 insurance proceeds, if any. Consequently,
                                 servicing and realizing upon the collateral
                                 securing this mortgage loan could subject the
                                 certificateholders to a greater delay, expense
                                 and risk than with respect to a mortgage loan
                                 secured by a property that is not a
                                 condominium.

INFORMATION REGARDING THE MORTGAGE
 LOANS IS LIMITED.............   The information set forth in this prospectus
                                 supplement with respect to the mortgage loans
                                 is derived principally from one or more of the
                                 following sources:

                                 o  a review of the available credit and legal
                                    files relating to the mortgage loans;

                                 o  inspections of each mortgaged property with
                                    respect to the applicable mortgage loan
                                    undertaken by or on behalf of the related
                                    mortgage loan seller;

                                 o  generally, unaudited operating statements
                                    for the mortgaged properties related to the
                                    mortgage loans supplied by the borrowers;

                                 o  appraisals for the mortgaged properties
                                    related to the

                                      S-66

                                    mortgage loans that generally were performed
                                    in connection with origination (which
                                    appraisals were used in presenting
                                    information regarding the values of such
                                    mortgaged properties as of the cut-off date
                                    under "Description of the Mortgage Pool" and
                                    under Annex A for illustrative purposes
                                    only);

                                 o  engineering reports and environmental
                                    reports for the mortgaged properties related
                                    to the mortgage loans that generally were
                                    prepared in connection with origination; and

                                 o  information supplied by entities from which
                                    the related mortgage loan seller acquired,
                                    or which currently service, certain of the
                                    mortgage loans.

                                 Also, several mortgage loans constitute
                                 acquisition financing. Accordingly, limited or
                                 no operating information is available with
                                 respect to the related mortgaged property. All
                                 of the mortgage loans were originated during
                                 the preceding nine months.

BORROWER LITIGATION MAY AFFECT
 TIMING OR PAYMENT ON YOUR
 CERTIFICATES.................   Certain borrowers and the principals of
                                 certain borrowers and/or managers may have been
                                 involved in bankruptcy or similar proceedings
                                 or have otherwise been parties to real
                                 estate-related litigation.

                                 There may also be other legal proceedings
                                 pending and, from time to time, threatened
                                 against the borrowers and their affiliates
                                 relating to the business of or arising out of
                                 the ordinary course of business of the
                                 borrowers and their affiliates. We cannot
                                 assure you that such litigation will not have
                                 a material adverse effect on the distributions
                                 to certificateholders.

RELIANCE ON A SINGLE TENANT OR A
 SMALL GROUP OF TENANTS MAY
 INCREASE THE RISK OF LOSS....   A deterioration in the financial condition of
                                 a tenant can be particularly significant if a
                                 mortgaged property is leased to a single tenant
                                 or a small number of tenants. Mortgaged
                                 properties leased to a single tenant or a small
                                 number of tenants also are more susceptible to
                                 interruptions of cash flow if a tenant fails to
                                 renew its lease. This is because the financial
                                 effect of the absence of rental income may be
                                 severe; more time may be required to relet the
                                 space; and substantial capital costs may be
                                 incurred to make the space appropriate for
                                 replacement tenants. In this regard, see "Risk
                                 Factors--Risks Related to the Mortgage
                                 Loans--Risks Related to Retail Properties" and
                                 "--Risks Related to Office Properties" in this
                                 prospectus supplement.

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the

                                      S-67

                                 mortgaged properties or of tenants in a
                                 particular business or industry.

MORTGAGED PROPERTIES WITH TENANTS
 PRESENT SPECIAL RISK.........   The income from, and market value of, the
                                 mortgaged properties leased to various tenants
                                 would be adversely affected if:

                                 o  space in the mortgaged properties could not
                                    be leased or relet;

                                 o  tenants were unable to meet their lease
                                    obligations;

                                 o  leasing or re-leasing is restricted by
                                    exclusive rights of tenants to lease the
                                    mortgaged properties or other covenants not
                                    to lease space for certain uses or
                                    activities, or covenants limiting the types
                                    of tenants to which space may be leased;

                                 o  substantial re-leasing costs were required
                                    and/or the cost of performing landlord
                                    obligations under existing leases materially
                                    increased;

                                 o  a significant tenant were to become a debtor
                                    in a bankruptcy case; or

                                 o  rental payments could not be collected for
                                    any other reason.

                                 Repayment of the mortgage loans secured by
                                 retail, offices and industrial and warehouse
                                 properties will be affected by the expiration
                                 of leases and the ability of the respective
                                 borrowers to renew the leases or relet the
                                 space on comparable terms. In addition if a
                                 significant portion of tenants have leases
                                 which expire near or at maturity of the
                                 related mortgage loan, then it may make it
                                 more difficult for the related borrower to
                                 seek refinancing or make any applicable
                                 balloon payment. Certain of the mortgaged
                                 properties may be leased in whole or in part
                                 by government-sponsored tenants who have the
                                 right to cancel their leases at any time or
                                 for lack of appropriations. Additionally,
                                 mortgage loans may have concentrations of
                                 leases expiring at varying rates in varying
                                 percentages.

                                 Even if vacated space is successfully relet,
                                 the costs associated with reletting, including
                                 tenant improvements and leasing commissions,
                                 could be substantial and could reduce cash
                                 flow from the mortgaged properties. Moreover,
                                 if a tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and experience significant delays
                                 associated with enforcing its rights and
                                 protecting its investment, including costs
                                 incurred in renovating and reletting the
                                 property.

                                 Additionally, in certain jurisdictions, if
                                 tenant leases are subordinated to the liens
                                 created by the mortgage but do not contain
                                 attornment provisions (provisions requiring
                                 the tenant to recognize as landlord under the
                                 lease a

                                      S-68

                                 successor owner following foreclosure), the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Accordingly, if a mortgaged
                                 property is located in such a jurisdiction and
                                 is leased to one or more desirable tenants
                                 under leases that are subordinate to the
                                 mortgage and do not contain attornment
                                 provisions, such mortgaged property could
                                 experience a further decline in value if such
                                 tenants leases were terminated.

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants or others an option to purchase, a
                                 right of first refusal or a right of first
                                 offer to purchase all or a portion of the
                                 mortgaged property in the event a sale is
                                 contemplated, and such right is not
                                 subordinate to the related mortgage. This may
                                 impede the mortgagee's ability to sell the
                                 related mortgaged property at foreclosure, or,
                                 upon foreclosure, this may affect the value
                                 and/or marketability of the related mortgaged
                                 property.

MORTGAGED PROPERTIES WITH MULTIPLE
 TENANTS MAY INCREASE RELETTING
 COSTS AND REDUCE CASH FLOW...   If a mortgaged property has multiple tenants,
                                 reletting expenditures may be more frequent
                                 than in the case of mortgaged properties with
                                 fewer tenants, thereby reducing the cash flow
                                 available for debt service payments.
                                 Multi-tenanted mortgaged properties also may
                                 experience higher continuing vacancy rates and
                                 greater volatility in rental expenses.

TENANT BANKRUPTCY ADVERSELY AFFECTS
 PROPERTY PERFORMANCE.........   The bankruptcy or insolvency of a major
                                 tenant, or a number of smaller tenants, in
                                 retail, office, industrial and warehouse
                                 properties may adversely affect the income
                                 produced by a mortgaged property. Under the
                                 federal bankruptcy code a tenant has the option
                                 of assuming or rejecting any unexpired lease.
                                 If the tenant rejects the lease, the landlord's
                                 claim for breach of the lease would be a
                                 general unsecured claim against the tenant
                                 (absent collateral securing the claim). The
                                 claim would be limited to the unpaid rent
                                 reserved under the lease for the periods prior
                                 to the bankruptcy petition (or earlier
                                 surrender of the leased premises) which are
                                 unrelated to the rejection, plus the greater of
                                 one year's rent or 15% of the remaining
                                 reserved rent (but not more than three year's
                                 rent).

ONE ACTION RULES MAY LIMIT
 REMEDIES.....................   Several states (including California) have
                                 laws that prohibit more than one "judicial
                                 action" to enforce a mortgage obligation, and
                                 some courts have construed the term "judicial
                                 action" broadly. Accordingly, the special
                                 servicer is required to obtain advice of
                                 counsel prior to enforcing any of the trust
                                 fund's rights under any of the

                                      S-69

                                 mortgage loans that include mortgaged
                                 properties where the rule could be applicable.

PROPERTY INSURANCE MAY NOT PROTECT
 YOUR CERTIFICATES FROM LOSS IN THE
 EVENT OF CASUALTY OR LOSS....   The loan documents for each of the mortgage
                                 loans generally require the borrower to
                                 maintain, or cause to be maintained, specified
                                 property and liability insurance. The mortgaged
                                 properties may suffer casualty losses due to
                                 risks which were not covered by insurance or
                                 for which insurance coverage is inadequate. We
                                 cannot assure you that borrowers will be able
                                 to maintain adequate insurance. Moreover, if
                                 reconstruction or any major repairs are
                                 required, changes in laws may materially affect
                                 the borrower's ability to effect any
                                 reconstruction or major repairs or may
                                 materially increase the costs of the
                                 reconstruction or repairs. In addition certain
                                 of the mortgaged properties are located in
                                 California, Washington, Texas, Oregon, Nevada
                                 and along the Southeastern coastal areas of the
                                 United States. These areas have historically
                                 been at greater risk regarding acts of nature
                                 (such as earthquakes, floods and hurricanes)
                                 than other states. The loans do not generally
                                 require the borrowers to maintain earthquake or
                                 windstorm insurance.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of the policies sold
                                 by primary insurers) have indicated that they
                                 intend to eliminate coverage for acts of
                                 terrorism from their reinsurance policies.
                                 Without that reinsurance coverage, primary
                                 insurance companies would have to assume that
                                 risk themselves, which may cause them to
                                 eliminate such coverage in their policies,
                                 increase the amount of deductible for acts of
                                 terrorism or charge higher premiums for such
                                 coverage. In order to offset this risk,
                                 Congress passed the Terrorism Risk Insurance
                                 Act of 2002, which established the Terrorism
                                 Insurance Program. The Terrorism Insurance
                                 Program is administered by the Secretary of
                                 the Treasury and will provide financial
                                 assistance from the United States government
                                 to insurers in the event of another terrorist
                                 attack that is the subject of an insurance
                                 claim. The Treasury Department will establish
                                 procedures for the Terrorism Insurance Program
                                 under which the federal share of compensation
                                 will be equal to 90% of that portion of
                                 insured losses that exceeds an applicable
                                 insurer deductible required to be paid during
                                 each program year. The federal share in the
                                 aggregate in any program year may not exceed
                                 $100 billion. An insurer that has paid its
                                 deductible is not liable for the payment of
                                 any portion of total annual United States-wide
                                 losses that exceed $100 billion, regardless of
                                 the terms of the individual insurance
                                 contracts. The Terrorism Risk Insurance Act of
                                 2002 does

                                      S-70

                                 not require insureds to purchase the coverage
                                 nor does it stipulate the pricing of the
                                 coverage. In addition, there can be no
                                 assurance that all of the borrowers under the
                                 mortgage loans have accepted the continued
                                 coverage. The Terrorism Insurance Program
                                 requires that each insurer for policies in
                                 place prior to November 26, 2002 provide its
                                 insureds with a statement of the proposed
                                 premiums for terrorism coverage, identifying
                                 the portion of the risk that the federal
                                 government will cover, within 90 days after
                                 November 26, 2002. Insureds will have 30 days
                                 to accept the continued coverage and pay the
                                 premium. If an insured does not pay the
                                 premium, insurance for acts of terrorism may
                                 be excluded from the policy. All policies for
                                 insurance issued after November 26, 2002 must
                                 make similar disclosure. Through December
                                 2005, insurance carriers are required under
                                 the program to provide terrorism coverage in
                                 their basic "all-risk" policies, as the
                                 Secretary of the Treasury has extended in June
                                 2004 such mandatory participation (scheduled
                                 to expire in December 2004) through December
                                 2005. Any commercial property and casualty
                                 terrorism insurance exclusion that was in
                                 force on November 26, 2002 is automatically
                                 voided to the extent that it excludes losses
                                 that would otherwise be insured losses,
                                 subject to the immediately preceding
                                 paragraph. Any state approval of such types of
                                 exclusions in force on November 26, 2002 is
                                 also voided. However, it is unclear what acts
                                 will fall under the category of "terrorism" as
                                 opposed to "acts of war" or "natural
                                 disasters," which may not be covered by such
                                 program. In addition, coverage under such
                                 program will only be available for terrorist
                                 acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest. In addition, the
                                 Terrorism Insurance Program applies to United
                                 States risks only and to acts that are
                                 committed by an individual or individuals
                                 acting on behalf of a foreign person or
                                 foreign interest as an effort to influence or
                                 coerce United States civilians or the United
                                 States government. It remains unclear what
                                 acts will fall under the purview of the
                                 Terrorism Insurance Program.

                                 Furthermore, since the Terrorism Insurance
                                 Program was passed into law, it has yet to be
                                 determined whether it or state legislation has
                                 lowered or will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, while the Terrorism Insurance Program
                                 has been extended to December 31, 2005, there
                                 can be no assurance that such temporary
                                 program will create any long-term changes in
                                 the availability and cost of such insurance.
                                 Moreover, there can be no assurance that such
                                 program will be renewed or subsequent
                                 terrorism insurance legislation will be passed
                                 upon its expiration. It is reported that a new
                                 legislation has been introduced in June 2004
                                 to extend the Terrorism Risk Insurance Program

                                      S-71

                                 beyond December 31, 2005. However, there can
                                 be no assurance that such proposal will be
                                 enacted into law.

                                 In the event that such casualty losses are not
                                 covered by standard casualty insurance
                                 policies, not all the loan documents
                                 specifically require the borrowers to obtain
                                 this form of coverage or permit the mortgagee
                                 to require it. Although the mortgage loan
                                 documents relating to the remaining mortgage
                                 loans contain general provisions which permit
                                 the lender to require other reasonable
                                 insurance and which do not expressly forbid
                                 the lender from requiring terrorism insurance,
                                 we cannot assure you whether requiring
                                 terrorism insurance would be reasonable or
                                 otherwise permissible under the general
                                 provisions for any particular mortgage loan.

                                 If the loan documents require insurance
                                 covering terrorist or similar acts, the master
                                 servicer or the special servicer, pursuant to
                                 the pooling and servicing agreement, may not
                                 be required to maintain insurance covering
                                 terrorist or similar acts, nor will it be
                                 required to call a default under a mortgage
                                 loan, if the related borrower fails to
                                 maintain such insurance and the special
                                 servicer consents. In determining whether to
                                 require insurance for terrorist or similar
                                 acts or to call a default, each of the master
                                 servicer and the special servicer will
                                 consider the following two factors following
                                 due inquiry in accordance with the servicing
                                 standard:

                                 o  such insurance is not available at
                                    commercially reasonable rates; and

                                 o  at that time, the risks relating to
                                    terrorist or similar acts were not commonly
                                    insured against for properties similar to
                                    the mortgaged property and located in or
                                    around the region in which the mortgaged
                                    property is located.

                                 However, if the special servicer determines
                                 following due inquiry, in accordance with the
                                 servicing standard, that it is in the best
                                 interests of the certificateholders not to
                                 call a default, the master servicer and the
                                 special servicer may, in certain
                                 circumstances, waive the default regardless of
                                 such factors.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ZONING LAWS AND USE RESTRICTIONS,
 MAY AFFECT THE OPERATION OF A
 MORTGAGED PROPERTY OR THE ABILITY
 TO REPAIR OR RESTORE A MORTGAGED
 PROPERTY.....................   Certain of the mortgaged properties may not
                                 comply with current zoning laws, including
                                 density, use, parking and set back
                                 requirements, due to changes in zoning

                                      S-72

                                 requirements after such mortgaged properties
                                 were constructed. These properties, as well as
                                 those for which variances or special permits
                                 were issued, are considered to be a "legal
                                 non-conforming use" and/or the improvements
                                 are considered to be "legal non-conforming
                                 structures". This means that the borrower is
                                 not required to alter the use or structure to
                                 comply with the existing or new law; however,
                                 the borrower may not be able to rebuild the
                                 premises "as is" in the event of a casualty
                                 loss. This may adversely affect the cash flow
                                 of the property following the casualty. If a
                                 casualty were to occur, we cannot assure you
                                 that insurance proceeds would be available to
                                 pay the mortgage loan in full. In addition, if
                                 the property were repaired or restored in
                                 conformity with the current law, the value of
                                 the property or the revenue-producing
                                 potential of the property may not be equal to
                                 that which existed before the casualty.

                                 In addition, certain of the mortgaged
                                 properties which are non-conforming may not be
                                 "legal non-conforming uses" or "legal
                                 non-conforming structures". The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming use" or
                                 "legal non-conforming structure" may adversely
                                 affect market value of the mortgaged property
                                 or the borrower's ability to continue to use
                                 it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, reciprocal easement agreements or
                                 operating agreements or, in the case of
                                 mortgaged properties that are condominiums,
                                 condominium declarations or other condominium
                                 use restrictions or regulations, especially in
                                 a situation where the mortgaged property does
                                 not represent the entire condominium building.
                                 Such use restrictions include, for example,
                                 limitations on the character of the
                                 improvements or the properties, limitations
                                 affecting noise and parking requirements,
                                 among other things, and limitations on the
                                 borrowers' right to operate certain types of
                                 facilities within a prescribed radius. These
                                 limitations could adversely affect the ability
                                 of the related borrower to lease the mortgaged
                                 property on favorable terms, thus adversely
                                 affecting the borrower's ability to fulfill
                                 its obligations under the related mortgage
                                 loan.

SOME MORTGAGED PROPERTIES MAY NOT
 BE READILY CONVERTIBLE TO
 ALTERNATIVE USES.............   Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason or if those properties were
                                 designated as historic sites. Converting
                                 commercial properties and manufactured housing
                                 communities to alternate uses generally
                                 requires substantial capital expenditures. The
                                 liquidation value of a mortgaged

                                      S-73

                                 property consequently may be substantially
                                 less than would be the case if the property
                                 were readily adaptable to other uses.

                                 Zoning or other restrictions also may prevent
                                 alternative uses. See "Risk Factors--Risks
                                 Related to the Mortgage Loans--Zoning Laws and
                                 Use Restrictions" in this prospectus
                                 supplement.

APPRAISALS ARE LIMITED IN REFLECTING
 THE VALUE OF A
 MORTGAGED PROPERTY..............  Appraisals were obtained with respect to each of the mortgaged properties in connection with
                                 the origination of the applicable mortgage
                                 loan. In general, appraisals represent the
                                 analysis and opinion of qualified appraisers
                                 and are not guarantees of present or future
                                 value. One appraiser may reach a different
                                 conclusion than the conclusion that would be
                                 reached if a different appraiser were
                                 appraising that property. Moreover, appraisals
                                 seek to establish the amount a typically
                                 motivated buyer would pay a typically motivated
                                 seller and, in certain cases, may have taken
                                 into consideration the purchase price paid by
                                 the borrower. That amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a mortgaged property under a
                                 distress or liquidation sale. We cannot assure
                                 you that the information set forth in this
                                 prospectus supplement regarding appraised
                                 values or loan-to-value ratios accurately
                                 reflects past, present or future market values
                                 of the mortgaged properties.

MORTGAGE LOAN SELLERS MAY NOT BE
 ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION OF A
 DEFECTIVE MORTGAGE LOAN......   Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Bank of America
                                 N.A. in its capacity as a mortgage loan seller)
                                 are obligated to repurchase or substitute any
                                 mortgage loan in connection with either a
                                 material breach of the related mortgage loan
                                 seller's representations and warranties or any
                                 document defects, if the related mortgage loan
                                 seller defaults on its obligation to do so. We
                                 cannot provide assurances that the related
                                 mortgage loan seller will have the financial
                                 ability to effect such repurchases or
                                 substitutions. Any mortgage loan that is not
                                 repurchased or substituted and that is not a
                                 "qualified mortgage" for a REMIC may cause the
                                 trust fund to fail to qualify as one or more
                                 REMICs or cause the trust fund to incur a tax.
                                 See "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers" and "Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement and "The Pooling and
                                 Servicing Agreements--Representations and
                                 Warranties; Repurchases" in the accompanying
                                 prospectus.

                                      S-74

RISKS RELATED
 TO ENFORCEABILITY.............  All of the mortgages permit the mortgagee to accelerate the debt upon default by the
                                 borrower. The courts of all states will enforce
                                 acceleration clauses in the event of a material
                                 payment default. Courts, however, may refuse to
                                 permit foreclosure or acceleration if a default
                                 is deemed immaterial or the exercise of those
                                 remedies would be unjust or unconscionable.

                                 If a mortgaged property has tenants, the
                                 borrower typically assigns its income as
                                 landlord to the mortgagee as further security,
                                 while retaining a license to collect rents as
                                 long as there is no default. If the borrower
                                 defaults, the license terminates and the
                                 mortgagee is entitled to collect rents. In
                                 certain jurisdictions, such assignments may
                                 not be perfected as security interests until
                                 the mortgagee takes actual possession of the
                                 property's cash flow. In some jurisdictions,
                                 the mortgagee may not be entitled to collect
                                 rents until the mortgagee takes possession of
                                 the property and secures the appointment of a
                                 receiver. In addition, as previously
                                 discussed, if bankruptcy or similar
                                 proceedings are commenced by or for the
                                 borrower, the mortgagee's ability to collect
                                 the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT
 PROVISIONS ENTAILS RISKS.....   In some jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions (i.e., provisions requiring the
                                 tenant to recognize a successor owner following
                                 foreclosure as landlord under the lease), the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of attornment or
                                 subordination provisions. Accordingly, if a
                                 mortgaged property is located in such a
                                 jurisdiction and is leased to one or more
                                 desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, such mortgaged property
                                 could experience a further decline in value if
                                 such tenants' leases were terminated. This is
                                 particularly likely if such tenants were paying
                                 above-market rents or could not be replaced.

                                 If a lease is not subordinate to a mortgage,
                                 the trust will not possess the right to
                                 dispossess the tenant upon foreclosure of the
                                 mortgaged property (unless otherwise agreed to
                                 with the tenant). If the lease contains
                                 provisions inconsistent with the mortgage
                                 (e.g., provisions relating to application of
                                 insurance proceeds or condemnation awards) or
                                 that could affect the enforcement of the
                                 lender's rights (e.g., a right of first
                                 refusal to purchase the property), the
                                 provisions of the lease will take precedence
                                 over the provisions of the mortgage.

                                      S-75

RISKS RELATING TO COSTS OF COMPLIANCE
 WITH APPLICABLE LAWS AND
 REGULATIONS..................   A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property,
                                 for example, zoning laws and the Americans with
                                 Disabilities Act of 1990, as amended, which
                                 requires all public accommodations to meet
                                 certain federal requirements related to access
                                 and use by persons with disabilities. See
                                 "Certain Legal Aspects of Mortgage
                                 Loans--Americans with Disabilities Act" in the
                                 accompanying prospectus. The expenditure of
                                 these costs or the imposition of injunctive
                                 relief, penalties or fines in connection with
                                 the borrower's noncompliance could negatively
                                 impact the borrower's cash flow and,
                                 consequently, its ability to pay its mortgage
                                 loan.

NO MORTGAGE LOAN INCLUDED IN THE
 TRUST FUND HAS BEEN
 RE-UNDERWRITTEN..............   We have not re-underwritten the mortgage
                                 loans. Instead, we have relied on the
                                 representations and warranties made by the
                                 mortgage loan sellers, and each mortgage loan
                                 seller's obligation to repurchase or substitute
                                 a mortgage loan or cure the breach in the event
                                 of a material breach of a representation or
                                 warranty. These representations and warranties
                                 do not cover all of the matters that we would
                                 review in underwriting a mortgage loan and you
                                 should not view them as a substitute for
                                 reunderwriting the mortgage loans. If we had
                                 reunderwritten the mortgage loans, it is
                                 possible that the reunderwriting process may
                                 have revealed problems with a mortgage loan not
                                 covered by a representation or warranty. In
                                 addition, we can give no assurance that the
                                 related mortgage loan seller will be able to
                                 repurchase or substitute a mortgage loan or
                                 cure the breach in the event of a material
                                 breach of a representation or warranty. See
                                 "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

BOOK-ENTRY SYSTEM FOR CERTIFICATES
 MAY DECREASE LIQUIDITY AND DELAY
 PAYMENT......................   The offered certificates will be issued as
                                 book-entry certificates. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee for The
                                 Depository Trust Company, or DTC. Since
                                 transactions in the classes of book-entry
                                 certificates generally can be effected only
                                 through The Depository Trust Company, and its
                                 participating organizations:

                                 o  the liquidity of book-entry certificates in
                                    secondary trading market that may develop
                                    may be limited because investors may be
                                    unwilling to purchase

                                      S-76

                                    certificates for which they cannot obtain
                                    physical certificates;

                                 o  your ability to pledge certificates to
                                    persons or entities that do not participate
                                    in the DTC system, or otherwise to take
                                    action in respect of the certificates, may
                                    be limited due to the lack of a physical
                                    security representing the certificates;

                                 o  your access to information regarding the
                                    certificates may be limited since conveyance
                                    of notices and other communications by The
                                    Depository Trust Company to its
                                    participating organizations, and directly
                                    and indirectly through those participating
                                    organizations to you, will be governed by
                                    arrangements among them, subject to any
                                    statutory or regulatory requirements as may
                                    be in effect at that time; and

                                  o you may experience some delay in receiving
                                    distributions of interest and principal on
                                    your certificates because distributions
                                    will be made by the trustee to DTC and DTC
                                    will then be required to credit those
                                    distributions to the accounts of its
                                    participating organizations and only then
                                    will they be credited to your account
                                    either directly or indirectly through DTC's
                                    participating organizations.

                                 See "Description of the
                                 Certificates--Registration and Denomination"
                                 in this prospectus supplement.

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF
CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR
CERTIFICATES AND THE MORTGAGE LOANS.

                                      S-77

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (the "Mortgage Pool") consists of 111 multifamily and commercial mortgage loans. The Mortgage Pool will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 92 mortgage loans with an aggregate principal balance of $1,137,314,883 representing approximately 82.5% of the aggregate principal balance of the Mortgage Pool as of November 1, 2004 (the "Cut-off Date") (the "Group 1 Balance"). Loan Group 2
will consist of 19 mortgage loans with an aggregate principal balance of
$241,609,185 (or approximately 85.0% of the aggregate principal balance of the mortgage loans secured by multifamily properties and approximately 27.7% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 17.5% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date (the "Group 2
Balance"). Each of the Group 1 Balance and the Group 2 Balance are sometimes referred to individually in this prospectus supplement as a "Group Balance" and are collectively referred to as the "Group Balances". Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

     Fifty of the mortgage loans (42 of the mortgage loans in Loan Group 1 and eight of the mortgage loans in Loan Group 2) were originated by Bank of
America, N.A. ("Bank of America") or its conduit participants. The mortgage loans described in the first sentence of this paragraph are referred to in this prospectus supplement as the "Bank of America Mortgage Loans". Fifty of the
mortgage loans (41 of the mortgage loans in Loan Group 1 and nine of the mortgage loans in Loan Group 2) were originated by General Electric Capital
Corporation ("GECC"). The mortgage loans described in the immediately preceding sentence are referred to in this prospectus supplement as the "GECC Mortgage
Loans". Eleven of the mortgage loans (nine of the mortgage loans in Loan Group
1 and two of the mortgage loans in Loan Group 2) were originated by German
American Capital Corporation ("GACC"). The mortgage loans described in the immediately preceding sentence are referred to in this prospectus supplement as the "GACC Mortgage Loans". The GECC Mortgage Loans, the GACC Mortgage Loans and
the Bank of America Mortgage Loans collectively constitute the "Mortgage
Loans". The Mortgage Loans have an aggregate Cut-off Date Balance of
$1,378,924,068 (the "Initial Pool Balance"), subject to a variance of plus or minus 10%. The Initial Pool Balance and the applicable Group Balance excludes the CS Subordinate Component, the RP Subordinate Component and the CBA B Notes.
See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage
Loans" in the accompanying prospectus.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided in this prospectus supplement with respect to the Mortgage
Loans is provided on an approximate basis. All numerical and statistical information presented herein is calculated as described under "Summary of
Prospectus Supplement--Mortgage Loans--Certain Mortgage Loan Calculations" in
this prospectus supplement. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related
Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to herein without further description are approximate percentages of the Initial Pool Balance (or if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

     Each Mortgage Loan is evidenced by one or more promissory notes (a
"Mortgage Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage") that create a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged
Property"). Each Mortgage Loan is secured by (i) a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings each consisting of five or more rental living units (a
"Multifamily Mortgaged Property", and any Mortgage Loan secured thereby, a
"Multifamily Loan") (31 Mortgage Loans (12 Mortgage

                                      S-78

Loans in Loan Group 1 and 19 Mortgage Loans in Loan Group 2), representing
27.7% of the Initial Pool Balance (12.4% of the Group 1 Balance and 100% of the
Group 2 Balance), or (ii) a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, land or a self-storage facility (a "Commercial Mortgaged Property", and any Mortgage Loan
secured thereby, a "Commercial Loan") (80 Mortgage Loans (80 Mortgage Loans in
Loan Group 1), representing 72.3% of the Initial Pool Balance (87.6% of the
Group 1 Balance)).

     With respect to any Mortgage (other than the Mortgage related to the BC
Pari Passu Note A-3 Mortgage Loan) for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan
Seller, shall take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee shall take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.
The Trustee shall include the foregoing confirmation in the certification required to be delivered by the Trustee after the Closing Date pursuant to the
Pooling and Servicing Agreement.

     There are five sets of cross-collateralized and cross-defaulted Mortgage
Loans (any such Mortgage Loan, a "Cross-Collateralized Mortgage Loan"). Loan
Nos. 58215 and 58216 constitute the first set of crossed loans, Loan Nos. 58232 and 58212 constitute the second set of crossed loans, Loan Nos. DBM20193 and
DBM20192 constitute the third set of crossed loans, Loan Nos. DBM20554 and
DBM20555 constitute the fourth set of crossed loans and Loan Nos. 57840, 57839,
57842, and 57843 constitute the fifth set of crossed loans. The Mortgage Loans in each set are cross-collateralized and cross-defaulted with the other
Mortgage Loans in that set. This set collectively represents 11.4% of the
Initial Pool Balance (13.8% of the Group 1 Balance). In general, each of the
Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage and the related loan documents contain provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the
Cross-Collateralized Mortgage Loans and see "Risk Factors--Risks Related to the
Mortgage Loans--The Benefits Provided by Cross-Collateralization May Be
Limited" in this prospectus supplement.

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage
Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by any person or entity, governmental or otherwise. See "Risk Factors--Risks
Related to the Mortgage Loans--Your Investment Is Not Insured or Guaranteed" in
this prospectus supplement.

     Nineteen of the Mortgaged Properties, which constitute security for approximately 19.1% of the Initial Pool Balance (23.1% of the Group 1 Balance
and 0.0% of the Group 2 Balance), are located in California; eight of the
Mortgaged Properties, which constitute security for 12.1% of the Initial Pool
Balance (6.3% of the Group 1 Balance and 39.5% of Group 2 Balance), are located in New York; eleven of the Mortgaged Properties, which constitute security for
8.2% of the Initial Pool Balance (9.9% of the Group 1 Balance and 0.0% of the
Group 2 Balance), are located in Florida; two of the Mortgaged Properties, which constitute security for 5.8% of the Initial Pool Balance (7.0% of the
Group 1 Balance and 0.0% of the Group 2 Balance), are located in Pennsylvania;
and one of the Mortgaged Properties, which constitutes security for 5.6% of the
Initial Pool Balance (6.8% of the Group 1 Balance and 0.0% of the Group 2
Balance), is located in Massachusetts. The remaining

                                      S-79

Mortgaged Properties are located throughout 22 other states and the District of
Columbia, with no more than 5.2% of the Initial Pool Balance secured by
Mortgaged Properties located in any such other jurisdiction.

     On or about the Delivery Date, the Mortgage Loan Sellers will transfer their respective Mortgage Loan (and only their respective Mortgage Loans), to or at the direction of the Depositor, without recourse, to the Trustee for the benefit of the Certificateholders. See "Description of the Mortgage Pool--The
Mortgage Loan Sellers" and "--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this prospectus supplement.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans provides, other than seven Mortgage
Loans (four Mortgage Loans in Loan Group 1 and three Mortgage Loans in Loan
Group 2), which are interest only until maturity and represent 24.2% of the
Initial Pool Balance (20.1% of the Group 1 Balance and 43.3% of the Group 2
Balance), for scheduled payments of principal and interest ("Monthly
Payments"). Each of the Mortgage Loans provides for payments to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date"). In addition, 40 Mortgage Loans (30 Mortgage Loans in Loan Group 1 and 10 Mortgage
Loans in Loan Group 2) representing 43.6% of the Initial Pool Balance (45.4% of the Group 1 Balance and 35.0% of the Group 2 Balance) provide for periods of interest only payments during a portion of their respective loan terms.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. As of the Cut-off Date, the Mortgage Rates
of the Mortgage Loans ranged from 4.660% per annum to 6.280% per annum (4.660%
per annum to 6.280% per annum in Loan Group 1 and 4.740% per annum to 5.827%
per annum in Loan Group 2), and the weighted average Mortgage Rate of the
Mortgage Loans (or, in the case of each of the CS Component Mortgage Loan and the RP Component Mortgage Loan, the related senior component) was 5.376%
(5.426% for Loan Group 1 and 5.141% for Loan Group 2).

     All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an
"Actual/360 Basis"). The total amount of the Monthly Payment for each Mortgage
Loan accruing interest on an Actual/360 Basis (an "Actual/360 Mortgage Loan")
is determined as though the Mortgage Loan accrued interest on the basis of a
360-day year consisting of twelve 30-day months (a "30/360 Basis"), and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon
Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Amortization of Principal. With respect to 104 Mortgage Loans (88 Mortgage
Loans in Loan Group 1 and 16 Mortgage Loans in Loan Group 2), which represent
75.8% of the Initial Pool Balance (79.9% of the Group 1 Balance and 56.7% of
the Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan", and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. In addition, seven of the
Mortgage Loans (four Mortgage Loans in Loan Group 1 and three Mortgage Loan in
Loan Group 2), representing 24.2% of the Initial Pool Balance (20.1% of the
Group 1 Balance and 43.3% of the Group 2 Balance), provide for payments of interest only through to the end of their respective loan terms.

     The original term to stated maturity of each Mortgage Loan was between 60 and 180 months. The original amortization schedules of the Mortgage Loans
(other than seven Mortgage Loans which are interest only for their entire term,
(calculated in the case of Actual/360 Mortgage Loans, on a 30/360 Basis for the purposes of the accrual of interest) ranged from 180 to 360 months (240 to 360 months in Loan Group 1 and 180 to 360 months in Loan Group 2). As of the
Cut-off Date, the

                                      S-80

remaining term to stated maturity of the Mortgage Loans will range from 51 to
180 months (51 to 178 months in Loan Group 1 and 56 to 180 months in Loan Group
2), and the weighted average remaining term to stated maturity of the Mortgage
Loans will be 93 months (95 months in Loan Group 1 and 83 months in Loan Group
2). As of the Cut-off Date, the remaining amortization terms of the Mortgage
Loans, other than seven Mortgage Loans which are interest only for their entire term, will range from 178 to 360 months (237 to 360 months in Loan Group 1 and
178 to 360 months in Loan Group 2) (calculated on a 30/360 Basis for the accrual of interest), and the weighted average remaining amortization term of the Mortgage Loans will be 340 months (342 months in Loan Group 1 and 327 months in Loan Group 2) (calculated on a 30/360 Basis for purposes of the accrual of interest). See "Risk Factors--Risks Related to the Mortgage
Loans--Balloon Loans May Present Greater Risk than Fully Amortizing Loans" in this prospectus supplement.

     Prepayment Provisions.  All of the Mortgage Loans provided as of the origination permit either (a) that voluntary prepayments are prohibited until the final one to 36 scheduled monthly payments by the borrower under the related Mortgage Loan documents including any payment due on the stated
maturity date of the related Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

          (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

          (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment is to be accompanied by a premium, penalty or fee (a "Prepayment Premium"), followed by

          (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a
Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from nine to 176 scheduled monthly payments, nine to 175 scheduled monthly payments in Loan
Group 1 and 35 to 176 scheduled monthly payments in Loan Group 2. As of the
Cut-off-Date the weighted average remaining Lock-out Period was 84 scheduled monthly payments (85 scheduled monthly payments in Loan Group 1 and 79 scheduled monthly payments in Loan Group 2). As of the Cut-off Date, the Open
Period ranged from one to 36 scheduled monthly payments prior to and including the final scheduled monthly payment at maturity. The weighted average Open
Period was four scheduled monthly payments (four scheduled monthly payments in
Loan Group 1 and four scheduled monthly payments in Loan Group 2). Prepayment
Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective
Classes of Certificateholders in the amounts and priorities described under
"Description of the Certificates--Distributions--
Distributions of Prepayment Premiums" in this prospectus supplement. The
Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors--Risks Related to
the Mortgage Loans--Prepayment Premiums" in this prospectus supplement and
"Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the accompanying prospectus.

     Defeasance. Ninety-five Mortgage Loans (77 Mortgage Loans in Loan Group 1 and 18 Mortgage Loans in Loan Group 2), representing 91.1% of the Initial Pool
Balance (89.6% of the Group 1 Balance and 98.3% of the Group 2 Balance), permit the applicable borrower at any time after a specified period (the "Defeasance
Lock-Out Period"), which is at least two years from the Delivery

                                      S-81

Date, provided no event of default exists, to obtain a release of a Mortgaged
Property (or a portion thereof, if applicable) from the lien of the related
Mortgage (a "Defeasance Option"). The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

          (1) all interest accrued and unpaid on the principal balance of the
     Note to and including the Release Date;

          (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

          (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to (a) purchase direct, non-callable obligations of the United
     States of America or other government securities permitted by law and under the related loan documents providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the
     Release Date to the related maturity (or, in certain cases, to the commencement of the related Open Period) date in amounts sufficient to pay the scheduled payments (including payments due on the subordinate component of each of the CS Component Mortgage Loan and the RP Component Mortgage
     Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such government obligations.

     In addition, the borrower must deliver a security agreement granting the
Trust Fund a first priority lien on the government securities or the Collateral
Substitution Deposit and, generally, an opinion of counsel to such effect.
Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage
Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the
Pooling and Servicing Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     Additionally, certain Mortgage Loans permit the release of a Mortgaged
Property or a portion of a Mortgaged Property where such property was given no material value or little value in connection with loan origination and underwriting criteria.

RELEASE OR SUBSTITUTION OF PROPERTIES

     The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1)
prior to the release of a related Mortgaged Property, at least 110% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance, among other things.

     In the case of one multi-property Mortgage Loan, representing 3.7% of the
Initial Pool Balance (4.4% of the Loan Group 1), the related borrower may obtain the release of either mortgaged property subject to compliance with certain conditions, including (i) partial defeasance of the note in an amount equal to 125% of allocated loan amount for the property known as 1600 K Street,
NW and 110% of allocated loan amount for 2115 Wisconsin Avenue, NW; (ii) if partial defeasance occurs prior to December 1, 2007, re-amortization of principal and interest payments; (iii) the debt service coverage ratio for the remaining mortgaged property must exceed the combined debt service coverage ratio for preceding 12 months; and (iv) the 1600 K Street, NW property cannot be released until certain lease renewal or re-letting requirements have been satisfied, among other things.

                                      S-82

     In addition, in the case of one Mortgage Loan, representing 1.9% of the
Initial Pool Balance (2.3% of the Loan Group 1), the related borrower may obtain the release of any mortgaged property subject to compliance with certain conditions, including (i) partial defeasance of the Note in amount equal to
125% of allocated loan amount for the related release property; and (ii) the debt service coverage ratio for the remaining property (excluding income from leases that expire in the upcoming 12 months) must exceed the greater of (A)
the debt service coverage ratio for the preceding 12 months or (B) 1.21x, among other things.

     In addition, in the case of one multi-property Mortgage Loan, representing
0.4% of the Initial Pool Balance (0.5% of the Loan Group 1), the related borrower may obtain the release of either mortgaged property subject to compliance with certain conditions, including partial defeasance if the note is an amount equal to 125% of the allocated loan amount for the related release property.

     In addition, in the case of two or more cross-collateralized and cross-defaulted Mortgage Loans, if one of the related borrowers, pursuant to the terms of the related Mortgage Loan documents, defeases or transfers its
Mortgaged Property, the Mortgage Loan documents generally permit the borrower under the defeased or transferred Mortgage Loan to obtain a release of the defeased Mortgage Loan from the related cross, provided the related borrower delivers an amount, generally equal to 25% of the principal balance of the
Mortgage Loan being defeased or transferred, to the mortgagee to be held as additional collateral securing the other Mortgage Loan or Mortgage Loans, among other things.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans
generally contain both "due-on-sale" (which includes, without limitation, sales or transfers of the Mortgaged Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interest in the related
Borrower or its owners) and "due-on-encumbrance" (which includes, without limitation, any mezzanine financing of the related Borrower or of the related
Mortgaged Property or any sale, transfer or preferred equity in such Borrower or its direct or indirect owners) clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See "--Additional Mortgage
Loan Information--Subordinate Financing" herein. Certain of the Mortgage Loans permit such sale, transfer or further encumbrance of the related Mortgaged
Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property (or whether any such specified conditions to such sale, transfer or encumbrance have been satisfied); provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold (or make any determination that such conditions have been satisfied) without obtaining the consent of the Special Servicer. The Special Servicer's consent will be deemed given if it does not respond within 15 business days following receipt by the
Special Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the
Directing Certificateholder, the CS Controlling Holder, the RP Controlling
Holder, the BC Controlling Holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or
"due-on-encumbrance" clause for any Non-Specially Serviced Mortgage Loan that has a then Stated Principal Balance that exceeds $2,500,000 or any Specially
Serviced Mortgage Loan (other than the CS Component Mortgage Loan and the RP
Component Mortgage Loan, provided that a CS Control Appraisal Period or RP
Control Appraisal Period, as the case may be, does not exist with respect to the related Mortgage Loan and other than the BC Pari Passu Note A-3 Mortgage
Loan, as described below) unless the Directing Certificateholder has approved such waiver and consent, which approval will be deemed given if the Directing
Certificateholder does not respond within ten business days after

                                      S-83

the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the "due-on-encumbrance" or "due-on-sale clause"
to the Directing Certificateholder.

     With respect to the CS Component Mortgage Loan, if a CS Control Appraisal
Period does not exist, the Master Servicer with respect to those time periods when the CS Mortgage Loan is a Non-Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent by the Special
Servicer will not be given without the Special Servicer first obtaining the consent of the CS Controlling Holder. With respect to the CS Component Mortgage
Loan, if a CS Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when the CS Component Mortgage Loan is a
Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related
"due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the CS Controlling Holder. With respect to the RP Component Mortgage Loan, if a
RP Control Appraisal Period does not exist, the Master Servicer with respect to those time periods when the RP Mortgage Loan is a Non-Specially Serviced
Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or
"due-on-encumbrance" clause without obtaining the consent of the Special
Servicer, which consent by the Special Servicer will not be given without the
Special Servicer first obtaining the consent of the RP Controlling Holder. With respect to the RP Component Mortgage Loan, if a RP Control Appraisal Period
does not exist, the Special Servicer with respect to those time periods when the RP Component Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the RP Controlling Holder. In each case that the consent of the CS Controlling Holder or RP Controlling Holder is required with respect to a "due-on-sale" or "due-on-encumbrance" provision, each such party's consent will be deemed granted if such party does not respond to a request for its consent within 10 business days of its receipt of a written notice of the matter and a written explanation of the surrounding circumstances.

     Notwithstanding the foregoing, with respect to any Mortgage Loan, with an outstanding principal balance of greater than $5,000,000 (except with respect to the BC Pari Passu Note A-3 Mortgage Loan which is governed by the Bank of
America Center Pooling and Servicing Agreement) that (i) represents greater than 5% of the outstanding principal balance of the Mortgage Pool, (ii) has an outstanding principal balance of greater than $20,000,000, or (iii) is one of the ten largest Mortgage Loans based on the then outstanding principal balance, neither the Master Servicer nor Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related
"due-on-sale" clause until it has received written confirmation from each
Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of
Certificates. In addition, with respect to any Mortgage Loan that represents greater than 2% of the outstanding principal balance of the Mortgage Pool, is one of the ten largest Mortgage Loans based on outstanding principal balance or has an outstanding principal balance of greater than $20,000,000, neither the
Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related
"due-on-encumbrance" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of
Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan to value ratio for such Mortgage
Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for

                                      S-84

bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "The Pooling and Servicing
Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal
Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the
accompanying prospectus.

CS COMPONENT MORTGAGE LOAN

     The ownership interest in Loan No. GA20413 (the "CS Component Mortgage
Loan") will be split into a senior interest (the "CS Senior Component") and a subordinate interest (the "CS Subordinate Component"). The Cut-off Date Balance
of the CS Senior Component will equal approximately $77,000,000, representing
5.6% of the Initial Pool Balance (6.8% of the Group 1 Balance). All
distributions of principal and interest with respect to the CS Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of the CS Subordinate Components are only entitled on any Distribution Date to amounts collected on the CS Component Mortgage Loan to the extent remaining after application of such collections to distributions on the Distribution Date in respect of the CS Senior Component as described in this prospectus supplement under "Description of the
Certificates--Distributions--Class CS Certificates and the CS Component
Mortgage Loan"; provided, however, prepayment premiums actually collected in respect of the CS Component Mortgage Loan shall be allocated to the CS Senior
Component and the CS Subordinate Component, pro rata, based upon their outstanding principal balances.

     If the CS Component Mortgage Loan becomes a Defaulted Mortgage Loan, the
CS Controlling Holder will have the option, but not the obligation, to purchase the CS Component Mortgage Loan (including the CS Subordinate Component) from the Trust Fund at a price equal to the Purchase Price thereof. The Purchase
Price paid in connection with such purchase will be applied as described under
"Description of the Certificates--Distributions--Class CS Certificates and the
CS Component Mortgage Loan". For more information regarding the relationship between the CS Senior Component and the CS Subordinate Component, see
"Description of the Certificates" in this prospectus supplement.

RP COMPONENT MORTGAGE LOAN

     The ownership interest in Loan No. GA20315 (the "RP Component Mortgage
Loan") will be split into a senior interest (the "RP Senior Component") and a subordinate interest (the "RP Subordinate Component"). The Cut-off Date Balance
of the RP Senior Component will equal approximately $52,000,000, representing
3.8% of the Initial Pool Balance (4.6% of the Group 1 Balance). All
distributions of principal and interest with respect to the RP Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of the RP Subordinate Components are only entitled on any Distribution Date to amounts collected on the RP Component Mortgage Loan to the extent remaining after application of such collections to distributions on the Distribution Date in respect of the RP Senior Component as described in this prospectus supplement under "Description of the
Certificates--Distributions--Class RP Certificates and the RP Component
Mortgage Loan"; provided, however, prepayment premiums actually collected in respect of the RP Component Mortgage Loan shall be allocated to the RP Senior
Component and the RP Subordinate Component, pro rata, based upon their outstanding principal balances.

     If the RP Component Mortgage Loan becomes a Defaulted Mortgage Loan, the
RP Controlling Holder will have the option, but not the obligation, to purchase the RP Component Mortgage Loan (including the RP Subordinate Component) from the Trust Fund at a price equal to the Purchase Price thereof. The Purchase
Price paid in connection with such purchase will be applied as described under
"Description of the Certificates--Distributions--Class RP Certificates and the
RP Component Mortgage Loan". For more information regarding the relationship between the RP Senior Component and the RP Subordinate Component, see
"Description of the Certificates" in this prospectus supplement.

BANK OF AMERICA CENTER WHOLE LOAN

     The Bank of America Center Pari Passu Note A-3 is one of three mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged

                                      S-85

property (the "Bank of America Center Mortgaged Property") comprised of three pari passu notes with aggregate principal balances as of the Cut-off Date of
$253,000,000, $130,000,000 and $137,000,000 (the "Bank of America Center Pari
Passu Note A-1", the "Bank of America Center Pari Passu Note A-2" and the "Bank
of America Center Pari Passu Note A-3", respectively). The Bank of America
Center Pari Passu Note A-1 and the Bank of America Center Pari Passu Note A-2
are pari passu in right of payment to the Bank of America Center Pari Passu
Note A-3. However, a subordinate portion of the Bank of America Center Pari
Passu Note A-1 has been subordinated to the Bank of America Center Pari Passu
Note A-2, the Bank of America Center Pari Passu Note A-3 and the remaining portion of the Bank of America Center Pari Passu Note A-1. As used in this prospectus supplement, the term "Bank of America Center Whole Loan" refers to the Bank of America Center Pari Passu Note A-1, the Bank of America Center Pari
Passu Note A-2 and the Bank of America Center Pari Passu Note A-3.

     As of the Cut-off Date, the Bank of America Center Pari Passu Note A-1 is
owned by a trust (the "Bank of America Center Pari Passu Note A-1 Trust")
created pursuant to a pooling and servicing agreement relating to the Banc of
America Commercial Mortgage Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-4 transaction, dated as of October 1, 2004 (the "Bank of America Center Pooling and Servicing Agreement" among Banc of America
Commercial Mortgage Inc., as depositor (the "Bank of America Center Pari Passu
Note A-1 Depositor"), Bank of America, N.A., as master servicer (the "Bank of
America Center Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Bank of America Center Special Servicer"), LaSalle Bank National
Association, as trustee (the "Bank of America Center Trustee"), and ABN AMRO
Bank N.V., as fiscal agent (the "Bank of America Center Fiscal Agent"). As of the Cut-off Date, the Bank of America Center Pari Passu Note A-2 is owned by a trust created pursuant to a pooling and servicing agreement relating to the
Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Though Certificates,
Series 2004-BPC1 transaction, dated as of November 1, 2004 among Merrill Lynch
Mortgage Investors, Inc., as depositor, Midland Loan Services, Inc., as master servicer, J.E. Robert Company, Inc., as special servicer, LaSalle Bank National
Association, as trustee and ABN AMRO Bank N.V., as fiscal agent (the "2004 BPC1
Pooling and Servicing Agreement").

     An intercreditor agreement (the "Bank of America Center Intercreditor
Agreement") among the holder of the Bank of America Center Pari Passu Note A-1
(the "Bank of America Center Pari Passu Note A-1 Noteholder"), the holder of the Bank of America Center Pari Passu Note A-2 (the "Bank of America Center
Pari Passu Note A-2 Noteholder") and the holder of the Bank of America Center
Pari Passu Note A-3 (the "Bank of America Center Pari Passu Note A-3
Noteholder") sets forth the rights of the noteholders. The Bank of America
Center Pari Passu Note A-1 Noteholder, the Bank of America Center Pari Passu
Note A-2 Noteholder and the Bank of America Center Pari Passu Note A-3
Noteholder, each a "Bank of America Center Pari Passu Noteholder" and, collectively, the "Bank of America Center Pari Passu Noteholders". The Bank of
America Center Intercreditor Agreement generally provides that the mortgage loans that comprise the Bank of America Center Whole Loan will be serviced and administered pursuant to the terms of the Bank of America Center Pooling and
Servicing Agreement.

     Pursuant to the Bank of America Center Intercreditor Agreement, a
$103,000,000 portion of the principal balance of the Bank of America Center
Pari Passu Note A-1 (the "Bank of America Center Note A-1 Junior Portion") is
subordinate under certain circumstances with respect to payments received with respect to the Bank of America Center Whole Loan relative to the Bank of
America Center Pari Passu Note A-2, Bank of America Center Pari Passu Note A-3,
and the remaining $150,000,000 portion (the "Bank of America Center Note A-1
Senior Portion") of the principal balance of the Bank of America Center Pari
Passu Note A-1. The Bank of America Center Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Bank of America
Center Whole Loan will be allocated first to the Bank of America Center Note
A-1 Junior Portion and then pro rata among the Bank of America Center Note A-1
Senior Portion, the Bank of America Center Pari Passu Note A-2 and the Bank of
America Center Pari Passu Note A-3.

     Pursuant to the terms of the Bank of America Center Intercreditor
Agreement, prior to the occurrence of a monetary or material event of default with respect to the Bank of America Center

                                      S-86

Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Bank of America Center Intercreditor
Agreement, all payments and proceeds received with respect to the Bank of
America Center Whole Loan will be generally paid in the following manner:

     (i) first, pro rata, based on the interest accrued on the then outstanding principal balances of the Bank of America Center Note A-1 Senior Portion,
     the Bank of America Center Pari Passu Note A-2, the Bank of America Center
     Pari Passu Note A-3 and the Bank of America Center Note A-1 Junior Portion,
     to (A) the Bank of America Center Pari Passu Note A-1 Noteholder (in
     respect of the Bank of America Center Note A-1 Senior Portion) in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center Note A-1 Senior Portion, (B) the Bank
     of America Center Pari Passu Note A-2 Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the
     Bank of America Center Pari Passu Note A-2 and (C) the Bank of America
     Center Pari Passu Note A-3 Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America
     Center Pari Passu Note A-3;

     (ii) second, to Bank of America Center Pari Passu Note A-1 Noteholder (in
     respect of the Bank of America Center Note A-1 Senior Portion), the Bank of
     America Center Pari Passu Note A-2 Noteholder and the Bank of America
     Center Pari Passu Note A-3 Noteholder, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the Bank of
     America Center Note A-1 Senior Portion, the Bank of America Center Pari
     Passu Note A-2, the Bank of America Center Pari Passu Note A-3 and the Bank
     of America Center Note A-1 Junior Portion, of all principal payments collected on the Bank of America Center Whole Loan, to be applied in reduction of the outstanding principal balances of the Bank of America
     Center Note A-1 Senior Portion, the Bank of America Center Pari Passu Note
     A-2 and the Bank of America Center Pari Passu Note A-3;

     (iii) third, to the Bank of America Center Pari Passu Note A-1 Noteholder
     (in respect of the Bank of America Center Note A-1 Junior Portion) in an
     amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center Note A-1 Junior Portion;

     (iv) fourth, to the Bank of America Center Pari Passu Note A-1 Noteholder
     (in respect of the Bank of America Center Note A-1 Junior Portion), in an
     amount equal to its pro rata portion, based on the then outstanding principal balances of the Bank of America Center Note A-1 Senior Portion,
     the Bank of America Center Pari Passu Note A-2, the Bank of America Center
     Pari Passu Note A-3 and the Bank of America Center Note A-1 Junior Portion,
     of all principal payments collected on the Bank of America Center Whole
     Loan, to be applied in reduction of the outstanding principal balance of the Bank of America Center Note A-1 Junior Portion;

     (v) fifth, to the Bank of America Center Pari Passu Note A-1 Noteholder (in
     respect of the Bank of America Center Note A-1 Senior Portion), the Bank of
     America Center Pari Passu Note A-2 Noteholder, the Bank of America Center
     Pari Passu Note A-3 Noteholder and the Bank of America Center Pari Passu
     Note A-1 Noteholder (in respect of the Bank of America Center Note A-1
     Junior Portion), pro rata, based on the then outstanding principal balances of the Bank of America Center Note A-1 Senior Portion, the Bank of America
     Center Pari Passu Note A-2, the Bank of America Center Pari Passu Note A-3
     and the Bank of America Center Note A-1 Junior Portion, in an amount equal to any prepayment premium actually received in respect of the Bank of
     America Center Whole Loan, each such amount to be determined (A) if such prepayment premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Bank of
     America Center Note A-1 Senior Portion, the Bank of America Center Pari
     Passu Note A-2, the Bank of America Center Pari Passu Note A-3 or the Bank
     of America Center Note A-1 Junior Portion that is being prepaid and (B) if the prepayment premium is a "yield maintenance" or "spread maintenance"
     premium, by separately computing the prepayment premium for each of the
     Bank of America Center Note A-1 Senior Portion, the Bank of America Center
     Pari Passu Note A-2, the Bank of

                                      S-87

     America Center Pari Passu Note A-3 and the Bank of America Center Note A-1
     Junior Portion based on the formula provided in the Bank of America Center
     Whole Loan documents but calculated (w) with respect to the Bank of America
     Center Pari Passu Note A-1 Noteholder (in respect of the Bank of America
     Center Note A-1 Senior Portion), based on the rate at which interest accrues on the Bank of America Center Note A-1 Senior Portion and the
     principal balance of the Bank of America Center Note A-1 Senior Portion
     being prepaid, (x) with respect to the Bank of America Center Pari Passu
     Note A-2 Noteholder, based on the rate at which interest accrues on the
     Bank of America Center Pari Passu Note A-2 and the principal balance of the
     Bank of America Center Pari Passu Note A-2 being prepaid, (y) with respect to the Bank of America Center Pari Passu Note A-3 Noteholder, based on the rate at which interest accrues on the Bank of America Center Pari Passu
     Note A-3 and the principal balance of the Bank of America Center Pari Passu
     Note A-3 being prepaid and (z) with respect to the Bank of America Center
     Pari Passu Note A-1 Noteholder (in respect of the Bank of America Center
     Note A-1 Junior Portion), based on the rate at which interest accrues on the Bank of America Center Note A-1 Junior Portion and the principal balance of the Bank of America Center Note A-1 Junior Portion being prepaid;

     (vi) sixth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to trust fund expenses or to interest on advances or payable to any party other than a Bank of America Center Noteholder pursuant to the Bank of America Center Pooling and Servicing Agreement, to
     the Bank of America Center Pari Passu Note A-1 Noteholder (in respect of the Bank of America Center Note A-1 Senior Portion), the Bank of America
     Center Pari Passu Note A-2 Noteholder , the Bank of America Center Pari
     Passu Note A-3 Noteholder and the Bank of America Center Pari Passu Note
     A-1 Noteholder (in respect of the Bank of America Center Note A-1 Junior
     Portion), each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the Bank of
     America Center Note A-1 Senior Portion, the Bank of America Center Pari
     Passu Note A-2, the Bank of America Center Pari Passu Note A-3 and the Bank
     of America Center Note A-1 Junior Portion);

     (vii) seventh, any amounts that represent late payment charges, other than prepayment premiums or default interest, actually collected on the Bank of
     America Center Whole Loan, to the extent not applied to trust fund expenses or to interest on advances or payable to any party other than a Bank of
     America Center Noteholder pursuant to the Bank of America Center Pooling and Servicing Agreement, to the Bank of America Center Pari Passu Note A-1
     Noteholder (in respect of the Bank of America Center Note A-1 Senior
     Portion), the Bank of America Center Pari Passu Note A-2 Noteholder , the
     Bank of America Center Pari Passu Note A-3 Noteholder and the Bank of
     America Center Pari Passu Note A-1 Noteholder (in respect of the Bank of
     America Center Note A-1 Junior Portion), each in an amount equal to their pro rata portion of such amounts (based on the then outstanding principal balances of the Bank of America Center Note A-1 Senior Portion, the Bank of
     America Center Pari Passu Note A-2, the Bank of America Center Pari Passu
     Note A-3 and the Bank of America Center Note A-1 Junior Portion); and

     (viii) eighth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to any party other than the Bank of America Center Pari Passu Noteholders pursuant to the Bank of America Center Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (vii) of this paragraph, to the Bank of America Center Pari Passu Note A-1 Noteholder (in
     respect of the Bank of America Center Note A-1 Senior Portion), the Bank of
     America Center Pari Passu Note A-2 Noteholder, the Bank of America Center
     Pari Passu Note A-3 Noteholder and the Bank of America Center Pari Passu
     Note A-1 Noteholder (in respect of the Bank of America Center Note A-1
     Junior Portion), each in an amount equal to their pro rata portion of such excess (based on the original principal balances of the Bank of America
     Center Note A-1 Senior Portion, the Bank of America Center Pari Passu Note
     A-2, the Bank of America Center Pari Passu Note A-3 and the Bank of America
     Center Note A-1 Junior Portion).

                                      S-88

     Following the occurrence and during the continuance of a monetary or material event of default with respect to the Bank of America Center Whole
Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Bank of America Center Intercreditor
Agreement, all payments and proceeds received with respect to the Bank of
America Center Note A-1 Junior Portion will be subordinated to all payments under the Bank of America Center Note A-1 Senior Portion, the Bank of America
Center Pari Passu Note A-2 and the Bank of America Center Pari Passu Note A-3
and the amounts received with respect to the Bank of America Center Whole Loan will generally be paid in the following manner:

     (i) first, pro rata, based on the interest accrued on the then outstanding principal balances of only the Bank of America Center Note A-1 Senior
     Portion, the Bank of America Center Pari Passu Note A-2 and the Bank of
     America Center Pari Passu Note A-3, to (A) the Bank of America Center Pari
     Passu Note A-1 Noteholder (in respect of the Bank of America Center Note
     A-1 Senior Portion) in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center Note A-1
     Senior Portion, (B) the Bank of America Center Pari Passu Note A-2
     Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center Pari Passu Note
     A-2 and (C) the Bank of America Center Pari Passu Note A-3 Noteholder in an
     amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center Pari Passu Note A-3;

     (ii) second, to the Bank of America Center Pari Passu Note A-1 Noteholder
     (in respect of the Bank of America Center Note A-1 Senior Portion), the
     Bank of America Center Pari Passu Note A-2 Noteholder and the Bank of
     America Center Pari Passu Note A-3 Noteholder, each in an amount equal to their pro rata portion, based on the then outstanding principal balances of only the Bank of America Center Note A-1 Senior Portion, the Bank of
     America Center Pari Passu Note A-2 and the Bank of America Center Pari
     Passu Note A-3, of all principal payments collected on the Bank of America
     Center Whole Loan, to be applied in reduction of such outstanding principal balances until such balances have been reduced to zero;

     (iii) third, to the Bank of America Center Pari Passu Note A-1 Noteholder
     (in respect of the Bank of America Center Note A-1 Senior Portion), the
     Bank of America Center Pari Passu Note A-2 Noteholder and the Bank of
     America Center Pari Passu Note A-3 Noteholder, pro rata, based on the then outstanding principal balances of only the Bank of America Center Note A-1
     Senior Portion, the Bank of America Center Pari Passu Note A-2 and the Bank
     of America Center Pari Passu Note A-3, in an amount equal to any prepayment premium actually received in respect of the Bank of America Center Whole
     Loan, each such amount to be determined (A) if such prepayment premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Bank of America Center Note A-1
     Senior Portion, the Bank of America Center Pari Passu Note A-2 or the Bank
     of America Center Pari Passu Note A-3 that is being prepaid and (B) if the prepayment premium is a "yield maintenance" or "spread maintenance"
     premium, by separately computing the prepayment premium for each of the
     Bank of America Center Note A-1 Senior Portion, the Bank of America Center
     Pari Passu Note A-2 and the Bank of America Center Pari Passu Note A-3
     based on the formula provided in the Bank of America Center Whole Loan documents but calculated (x) with respect to the Bank of America Center
     Note A-1 Senior Portion, based on the rate at which interest accrues on the
     Bank of America Center Note A-1 Senior Portion and the principal balance of the Bank of America Center Note A-1 Senior Portion being prepaid, (y) with respect to the Bank of America Center Pari Passu Note A-2 Noteholder, based on the rate at which interest accrues on the Bank of America Center Pari
     Passu Note A-2 and the principal balance of the Bank of America Center Pari
     Passu Note A-2 being prepaid and (z) with respect to the Bank of America
     Center Pari Passu Note A-3 Noteholder, based on the rate at which interest accrues on the Bank of America Center Pari Passu Note A-3 and the principal balance of the Bank of America Center Pari Passu Note A-3 being prepaid;

                                      S-89

     (iv) fourth, to the Bank of America Center Pari Passu Note A-1 Noteholder
     (in respect of the Bank of America Center Note A-1 Junior Portion) in an
     amount equal to the accrued and unpaid interest on the outstanding principal balance of the Bank of America Center Note A-1 Junior Portion;

     (v) fifth, to the Bank of America Center Pari Passu Note A-1 Noteholder (in
     respect of the Bank of America Center Note A-1 Junior Portion) in an amount equal to the remaining principal payments collected on the Bank of America
     Center Whole Loan, to be applied in reduction of the outstanding principal balance of the Bank of America Center Note A-1 Junior Portion until such balance has been reduced to zero;

     (vi) sixth, to the Bank of America Center Pari Passu Note A-1 Noteholder
     (in respect of the Bank of America Center Note A-1 Junior Portion), in an
     amount equal to any prepayment premium actually received in respect of the
     Bank of America Center Whole Loan, such amount to be determined (A) if such prepayment premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the Bank of
     America Center Note A-1 Junior Portion that is being prepaid and (B) if the prepayment premium is a "yield maintenance" or "spread maintenance"
     premium, by computing the prepayment premium for the Bank of America Center
     Note A-1 Junior Portion based on the formula provided in the Bank of
     America Center Whole Loan documents but based on the rate at which interest accrues on the Bank of America Center Note A-1 Junior Portion and the
     principal balance of the Bank of America Center Note A-1 Junior Portion
     being prepaid;

     (vii) seventh, any default interest in excess of the interest paid in accordance with clauses (i) and (iv) of this paragraph, to the extent collected and not applied to trust fund expenses or to interest on advances or payable to any party other than a Bank of America Center Noteholder pursuant to the Bank of America Center Pooling and Servicing Agreement, to
     the Bank of America Center Pari Passu Note A-1 Noteholder (in respect of the Bank of America Center Note A-1 Senior Portion), the Bank of America
     Center Pari Passu Note A-2 Noteholder, the Bank of America Center Pari
     Passu Note A-3 Noteholder and the Bank of America Center Pari Passu Note
     A-1 Noteholder (in respect of the Bank of America Center Note A-1 Junior
     Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the Bank of America Center Note A-1
     Senior Portion, the Bank of America Center Pari Passu Note A-2, the Bank of
     America Center Pari Passu Note A-3 and the Bank of America Center Note A-1
     Junior Portion, of such default interest;

     (viii) eighth, any amounts that represent late payment charges, other than prepayment premiums or default interest, actually collected on the Bank of
     America Center Whole Loan, to the extent not applied to trust fund expenses or to interest on advances or payable to any party other than a Bank of
     America Center Noteholder pursuant to the Bank of America Center Pooling and Servicing Agreement, to the Bank of America Center Pari Passu Note A-1
     Noteholder (in respect of the Bank of America Center Note A-1 Senior
     Portion), the Bank of America Center Pari Passu Note A-2 Noteholder, the
     Bank of America Center Pari Passu Note A-3 Noteholder and the Bank of
     America Center Pari Passu Note A-1 Noteholder (in respect of the Bank of
     America Center Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the
     Bank of America Center Note A-1 Senior Portion, the Bank of America Center
     Pari Passu Note A-2, the Bank of America Center Pari Passu Note A-3 and the
     Bank of America Center Note A-1 Junior Portion, of such amounts; and

     (ix) ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to a party other than the Bank of America Center Pari Passu Noteholders pursuant to the Bank of
     America Center Pooling and Servicing Agreement and not otherwise applied in accordance with the foregoing clauses (i) through (viii) of this paragraph, to the Bank of America Center Pari Passu Note A-1 Noteholder (in respect of the Bank of America Center Note A-1 Senior Portion), the Bank of America
     Center Pari Passu Note A-2 Noteholder, the Bank of America Center Pari
     Passu Note A-3 Noteholder and the Bank of

                                      S-90

     America Center Pari Passu Note A-1 Noteholder (in respect of the Bank of
     America Center Note A-1 Junior Portion), each in an amount equal to their pro rata portion, based on the original principal balances of the Bank of
     America Center Note A-1 Senior Portion, the Bank of America Center Pari
     Passu Note A-2, the Bank of America Center Pari Passu Note A-3 and the Bank
     of America Center Note A-1 Junior Portion, of such excess.

     Upon the Bank of America Center Whole Loan becoming (i) delinquent 60 days or more in respect of a monthly payment (not including the balloon payment) or
(ii) delinquent in respect of its balloon payment unless the Bank of America
Center Master Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the Bank of America Center Whole Loan within 60 days after the due date of such balloon payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the Bank of America Center Whole Loan documents and without regard to any acceleration of payments under the Bank of America Center Whole Loan documents, or (iii) as to which the Bank of America Center Master Servicer or
Bank of America Center Special Servicer has, by written notice to the related mortgagor, accelerated the maturity, until the outstanding principal balance of the Bank of America Center Note A-1 Junior Portion has been reduced to zero (at which point there will be no such purchase right) (the "Bank of America Center
Purchase Option Holder"), will have the right (but not the obligation) prior to any other party, subject to the repurchase rights of the Bank of America Center mezzanine lenders pursuant to the related mezzanine intercreditor agreement, to purchase the Bank of America Center Whole Loan at the Bank of America Center
Repurchase Price (as defined below) and, upon written notice and subject to the timing requirements in the Bank of America Center Intercreditor Agreement, the
Special Servicer will be required to sell the Bank of America Center Whole Loan to the Bank of America Center Purchase Option Holder on a mutually designated date.

     Following the reduction of the Bank of America Center Note A-1 Junior
Portion to zero, no person will have a preferential option to purchase the entire Bank of America Center Whole Loan. However, the Bank of America Center
Pari Passu Note A-3 itself will be subject to the defaulted mortgage loan purchase option procedures described in this prospectus supplement under
"Servicing of the Mortgage Loans--Defaulted Mortgage Loans; Purchase Option".

     The "Bank of America Center Repurchase Price" means, with respect to the
Bank of America Center Whole Loan, a cash price equal to the sum of, without duplication, (a) the principal balances of the Bank of America Center Note A-1
Senior Portion, the Bank of America Center Note A-1 Junior Portion, the Bank of
America Center Pari Passu Note A-2 and the Bank of America Center Pari Passu
Note A-3, as applicable, (b) accrued and unpaid interest thereon from the payment date under the Bank of America Center Note A-1 Senior Portion, the Bank
of America Center Pari Passu Note A-2, the Bank of America Center Pari Passu
Note A-3 and the Bank of America Center Note A-1 Junior Portion, as applicable, as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the Bank of America Center Note A-1 Senior Portion, the Bank of
America Center Pari Passu Note A-2, the Bank of America Center Pari Passu Note
A-3 and the Bank of America Center Note A-1 Junior Portion, as applicable, together with interest thereon at the reimbursement rate under the Bank of
America Center Pooling and Servicing Agreement including any master servicing compensation and special servicing compensation, (d) certain unreimbursed costs and expenses with respect to the Bank of America Center Note A-1 Senior
Portion, the Bank of America Center Pari Passu Note A-2, the Bank of America
Center Pari Passu Note A-3 and the Bank of America Center Note A-1 Junior
Portion, as applicable, (e) any other additional trust fund expenses with respect to the Bank of America Center Note A-1 Senior Portion, the Bank of
America Center Pari Passu Note A-2, the Bank of America Center Pari Passu Note
A-3 and the Bank of America Center Note A-1 Junior Portion, as applicable, and
(f) any liquidation fees payable in connection with the purchase of the Bank of
America Center Note A-1 Senior Portion, the Bank of America Center Pari Passu
Note A-2, the Bank of America Center Pari Passu Note A-3 and the Bank of
America Center Note A-1 Junior Portion, as applicable;

                                      S-91

provided, however, that the Bank of America Center Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

     The owner of the borrower under the Bank of America Center Whole Loan is also subject to existing mezzanine debt. With respect to such mezzanine debt, the mortgagee and the mezzanine lenders have entered into a mezzanine intercreditor agreement which sets forth the rights of the parties. Pursuant to such intercreditor agreement, the mezzanine lenders, among other things, have subordinated the mezzanine loan documents to the Bank of America Center Whole
Loan documents and have the option to cure and/or purchase the Bank of America
Center Whole Loan if it becomes defaulted.

     If the Bank of America Center Master Servicer, the Bank of America Center
Special Servicer, the Bank of America Center Trustee or the Bank of America
Center Fiscal Agent makes any servicing advance under the Bank of America
Center Pooling and Servicing Agreement that becomes a nonrecoverable advance or pays any fees, costs or expenses that related directly to the servicing of the
Bank of America Center Pari Passu Note A-1, Bank of America Center Pari Passu
Note A-2 or Bank of America Center Pari Passu Note A-3 as to which such party is entitled to be reimbursed pursuant to the Bank of America Center Pooling and
Servicing Agreement (including master servicing fees, special servicing fees, liquidation fees and workout fees payable under the Bank of America Center
Pooling and Servicing Agreement) and such party is unable to recover any proportionate share of such advance, fees, costs or expenses, including interest thereon, as contemplated in the Bank of America Center Intercreditor
Agreement, the Bank of America Center Pari Passu Noteholders will be jointly and severally liable for such servicing advance, fees, costs or expenses, including interest thereon. Since each of the Bank of America Center Pari Passu
Note A-1, Bank of America Center Pari Passu Note A-2 and Bank of America Center
Pari Passu Note A-3 are assets in a securitization, the related trust will assume, as the Bank of America Center Pari Passu Noteholders, the foregoing obligations and the Bank of America Center Master Servicer, the Bank of America
Center Special Servicer, the Bank of America Center Trustee or the Bank of
America Center Fiscal Agent under the Bank of America Center Pooling and
Servicing Agreement, as the case may be, may seek the entire unpaid balance of the related advance, fees, costs or expenses, including interest thereon, from general collections in the related trust's collection account.

ICG PORTFOLIO WHOLE LOAN AND SUMMIT PLACE APARTMENTS WHOLE LOAN

     With respect to one mortgage loan (Loan No. 760032545 (the "ICG Portfolio
Mortgage Loan"), representing approximately 3.7% of the Initial Pool Balance
(4.4% of the Group 1 Balance), the related mortgaged property also secures a subordinate loan (the "ICG Portfolio B Note" and, together with the ICG
Portfolio Mortgage Loan, the "ICG Portfolio Whole Loan"). With respect to one mortgage loan (Loan No. 760032898 (the "Summit Place Apartments Mortgage Loan"
and, together with the ICG Portfolio Mortgage Loan, the "CBA Mortgage Loans"),
representing approximately 0.5% of the Initial Pool Balance (2.6% of the Group
2 Balance), the related mortgaged property also secures a subordinate loan (the
"Summit Place Apartments B Note" and, together with the Summit Place Apartments
Mortgage Loan, the "Summit Place Apartments Whole Loan"). The ICG Portfolio B
Note and the Summit Place Apartments B Note are collectively referred to in this prospectus supplement as the "CBA B Notes". Each CBA Mortgage Loan, together with the applicable CBA B Note, shall be referred to in this prospectus supplement as a "CBA Whole Loan".

     The ICG Portfolio B Note is subordinate in right of payment to the ICG
Portfolio Mortgage Loan and has an unpaid principal balance as of the Cut-off
Date of $3,000,000. The Summit Place Apartments B Note is subordinate in right of payment to the Summit Place Apartments Mortgage Loan and has an unpaid principal balance as of the Cut-off Date of $400,000. Only the CBA Mortgage
Loans are included in the trust. The CBA B Notes are not assets of the trust.

     The holders of each CBA Mortgage Loan and the related CBA B Note entered into a separate intercreditor agreement, each of which sets forth the respective rights of each of the holders of the related CBA Whole Loan.
Pursuant to the terms of the related intercreditor agreement:

                                      S-92

          (1) the rights of the holder of the CBA B Note to receive payments are subordinate to the rights of the holder of the related CBA Mortgage Loan to receive payments of interest, principal and other amounts with respect thereto;

          (2) prior to the occurrence of (i) the acceleration of a CBA Mortgage
     Loan or the related CBA B Note, (ii) a monetary event of default or (ii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master
     Servicer and the holder of the related CBA B Note; and

          (3) following the occurrence and during the continuance of (i) the acceleration of a CBA Mortgage Loan or its related CBA B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the holder of such CBA B Note will not be entitled to receive any payment of principal or interest until the holder of the related CBA Mortgage Loan has been paid all of its unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full.

     The Cut-off Date LTV and DSCR of the ICG Portfolio Whole Loan are 79.0%
and 1.13x, respectively. The Cut-off date LTV and DSCR of the Summit Place
Apartments Whole Loan are 84.8% and 1.14x, respectively.

     For information regarding the servicing the CBA Mortgage Loans, see
"Servicing of the Mortgage Loans--Rights of the Holders of the CBA B Notes" in
this prospectus supplement.

     The Mortgage Loans, other than the CS Component Mortgage Loan and the RP
Component Mortgage Loan, are sometimes referred to in this prospectus supplement as the "Non-Partitioned Mortgage Loans"). The CS Component Mortgage
Loan and the RP Component Mortgage Loan, following the occurrence of and during the continuance of a CS Control Appraisal Period or RP Control Appraisal
Period, as the case may be, are sometimes referred to in this prospectus supplement as "Post CAP Loans".

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans (by outstanding principal balance)
are described below in the following table. Terms used below and in Annex E relating to underwriting or property characteristics have the meaning assigned to such term in Annex A. The balances and other numerical information used to calculate various ratios with respect to component mortgage loans, split loan structures and certain other mortgage loans are explained in this prospectus supplement under "Summary of Prospectus Supplement--Mortgage Loans--Certain
Mortgage Loan Calculations".

     The following table and summaries describe the ten largest Mortgage Loans or Crossed Pool in the Mortgage Pool by Cut-off Date Balance:

                                      S-93

                                                   PERCENT OF  PERCENT OF
                              CUT-OFF               INITIAL    APPLICABLE
                                DATE        LOAN      POOL        LOAN        PROPERTY
        LOAN NAME             BALANCE      GROUP    BALANCE       GROUP         TYPE
------------------------- --------------- ------- ----------- ------------ -------------

Bank of America
 Center .................  $137,000,000   1            9.9%        12.0%       Office
Ocean Residences ........    90,000,000   2            6.5         37.3%    Multifamily
Charles Square ..........    77,000,000   1            5.6          6.8%     Mixed Use
Simon - Cheltenham
 Square Mall ............    54,941,036   1            4.0          4.8%       Retail
Rentar Plaza ............    52,000,000   1            3.8          4.6%     Mixed Use
Congressional Village
 & Jefferson at
 Congressional
 (Land)* ................    51,000,000   1            3.7          4.5%    Retail/Land
ICG Portfolio ...........    50,500,000   1            3.7          4.4%       Office
Sun Communities                                                             Manufactured
 Portfolio 4 &                                                                Housing
 Southfork* .............    40,980,542   1            3.0          3.6%    Communities
Sun Communities                                                             Manufactured
 Portfolio 13 &                                                               Housing
 Bonita Lake* ...........    38,007,198   1            2.8          3.3%    Communities
Corporate Center ........    32,900,000   1            2.4          2.9%       Office
                           ------------               ----
TOP TEN LOANS
 WTD AVG: ...............  $624,328,776               45.3%
                           ============               ====

                                              CUT-OFF
                                CUT-OFF         DATE       LTV
                             DATE BALANCE       LTV     RATIO AT   UNDERWRITTEN    MORTGAGE
        LOAN NAME          PER SF/UNIT/PADS    RATIO    MATURITY       DSCR          RATE
------------------------- ------------------ --------- ---------- -------------- -----------

Bank of America
 Center .................      $    234         49.3%      49.3%        2.21x        4.867%
Ocean Residences ........      $182,927         42.9%      42.9%        2.22x        4.797%
Charles Square ..........      $262,799         45.7%      43.0%        2.38x        5.399%
Simon - Cheltenham
 Square Mall ............      $    130         76.8%      71.9%        1.22x        5.890%
Rentar Plaza ............      $     33         52.5%      52.5%        3.11x        4.660%
Congressional Village
 & Jefferson at
 Congressional
 (Land)* ................      $    122         76.5%      66.9%        1.19x        6.280%
ICG Portfolio ...........      $    195         74.5%      70.3%        1.26x        5.230%
Sun Communities
 Portfolio 4 &
 Southfork* .............      $ 24,897         79.3%      73.2%        1.40x        4.931%
Sun Communities
 Portfolio 13 &
 Bonita Lake* ...........      $ 28,947         78.5%      72.5%        1.25x        4.931%
Corporate Center ........      $     96         70.0%      66.2%        1.41x        5.470%
TOP TEN LOANS
 WTD AVG: ...............                       59.7%      56.9%      1.90X          5.180%

*    For crossed pools, the information is the sum or average of the information for the mortgage loans in the crossed pool.

     Summaries of certain additional information with respect to each of the ten largest mortgage loans or crossed pools detailed above can be found on
Annex E to this prospectus supplement.

                                      S-94

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the
Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily
Mortgaged Properties, other than Manufactured Housing Communities.

     Delinquencies. As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment during the past 12 months. All of the Mortgage Loans were originated during the 17 months prior to the Cut-off Date.

     Tenant Matters. Forty of the retail, office, industrial mixed-use and land
Mortgaged Properties, which represent security for 42.4% of the Initial Pool
Balance (51.4% of the Group 1 Balance), are leased in part to one or more Major
Tenants. The top concentration of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 2.5% of the Initial Pool Balance
(3.0% of the Group 1 Balance). In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial
Mortgaged Property (other than a single tenant) that rents at least 20% of the
Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Ten Mortgaged Properties, which represent 12.2% of the Initial Pool Balance (14.8% of the Group 1 Balance),
are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property.
Generally, with certain exceptions, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property other than one Mortgage Loan representing 0.4% of the Initial Pool Balance
(2.3% of the Group 2 Balance), which permits additional unsecured debt. Five
Mortgage Loans representing 23.4% of the Initial Pool Balance (27.8% of the
Group 1 Balance and 2.6% of the Group 2 Balance), the related mortgaged property or properties also secure one or more pari passu and/or subordinate loans. See "--Bank of America Center Whole Loan", "--CS Component Mortgage
Loan", "--RP Component Mortgage Loan" and "ICG Portfolio Whole Loan and Summit
Place Apartments Whole Loan" above. One Mortgage Loan representing 0.4% of the
Initial Pool Balance (0.4% of the Group 1 Balance), the related borrower has incurred unsecured subordinate indebtedness in the original amount of
$1,085,255 payable to its general partner. One Mortgage Loan representing 1.2%
of the Initial Pool Balance (1.4% of the Group 1 Balance), the related mortgage loan documents permit the related borrower to incur additional unsecured indebtedness from its affiliates in an aggregate amount not exceeding $500,000 subject to the terms of the related loan agreement. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness.

                                      S-95

     In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. In the case of one Mortgage Loan representing 0.3% of the Initial Pool Balance (0.4% of Loan Group 1), the
owners of the related borrower are permitted to incur mezzanine debt subject to an aggregate loan-to-value ratio not exceeding 53.6%, an aggregate debt service ratio of at least 1.86x, and applicable rating agency "no downgrade"
confirmation, among other things. In the case of six Mortgage Loans representing 2.1% of the Initial Pool Balance (2.5% of Loan Group 1), the
owners of the related borrower are permitted to incur mezzanine debt subject to an aggregate loan-to-value ratio not exceeding 70%, an aggregate debt service ratio of at least 1.15x, and applicable rating agency "no downgrade"
confirmation, among other things. In the case of one Mortgage Loan representing
1.0% of the Initial Pool Balance (1.2% of Loan Group 1), the owners of the related borrower are permitted to incur mezzanine debt subject to an aggregate loan-to-value ratio not less than 75%, an aggregate debt service ratio of greater than 1.20x, and applicable rating agency "no downgrade" confirmation, among other things. In the case of one Mortgage Loan representing 1.9% of the
Initial Pool Balance (2.3% of Loan Group 1), the owners of the related borrower are permitted to incur mezzanine debt subject to an aggregate loan-to-value ratio less than 80%, an aggregate debt service ratio of greater than 1.25x, and applicable rating agency "no downgrade" confirmation, among other things. In the case of one Mortgage Loan representing 0.3% of the Initial Pool Balance
(0.4% of Loan Group 1), the owners of the related borrower are permitted to incur mezzanine debt subject to an aggregate loan-to-value ratio less than 85%, an aggregate debt service ratio of greater than 1.20x and applicable rating agency "no downgrade" confirmation, among other things, among other things. In the case of ten Mortgage Loans representing 6.9% of the Initial Pool Balance
(4.3% of Loan Group 1 and 16.7% of Loan Group 2), the owners of the related borrower are permitted to incur mezzanine debt subject to an aggregate loan-to-value ratio not exceeding 80%, an aggregate debt service ratio of at least 1.20x and applicable rating agency "no downgrade" confirmation, among other things. In the case of one Mortgage Loan representing 0.8% of the Initial
Pool Balance (0.9% of Loan Group 1), the owners of the related borrower are permitted to incur mezzanine debt subject to an aggregate loan-to-value ratio of less than 80%, an aggregate debt service ratio of at least 1.20x and applicable rating agency "no downgrade" confirmation, among other things. Four
Mortgage Loans representing 22.5% of the Initial Pool Balance (18.8% of the
Group 1 Balance and 39.6% of the Group 2 Balance), have existing mezzanine debt.

     One Mortgage Loan, representing 9.9% of the Initial Pool Balance (12.0% of the Group 1 Balance), is evidenced by a split loan structure comprised of three pari passu notes each of which is secured by the same mortgage instrument on the related Mortgaged Property. The other two notes contained in this split loan structure are not included in the Trust, but are pari passu in right of payment with the Mortgage Loan included in the Trust and have an outstanding principal balances as of the Cut-off Date of $253,000,000 and $130,000,000,
respectively. See "Description of the Mortgage Pool--Bank of America Center
Whole Loan" and "Bank of America Center" in Annex E to this prospectus supplement.

     Two Mortgage Loans representing 4.1% of the Initial Pool Balance (4.4% of the Group 1 Balance and 2.6% of the Group 2 Balance) are each part of a split loan structure that is secured by the same mortgage instrument on the related
Mortgaged Property. The other Mortgage Loans in the split loan structures are not included in the Trust. The principal balance of such other Mortgage Loans, as of the date of origination, were $3,000,000 and $400,000, respectively. Such
Mortgage Loans are subordinate in right of payment to the related Mortgage Loan included in the Trust. See "Description of the Mortgage Pool--The CBA Whole
Loan".

                                      S-96

     Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other debt outstanding. See "Certain Legal
Aspects of Mortgage Loans-- Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. Each Mortgage Loan Seller, the Depositor or
any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the related
Mortgage Loan Seller, the Depositor or such other entities. Additionally, in the case of four Mortgage Loans representing 1.5% of the Initial Pool Balance
(1.8% of the Group 1 Balance), the related mortgage loan seller or its affiliates may have or have had equity investments in the related borrowers (or in the owners of the borrowers), or properties under certain of the Mortgage
Loans included in the trust.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a
Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. The report of each such assessment, update or screen is referred to herein as an "Environmental
Report". With respect to an Environmental Report, if any, (i) no such
Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii)
if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related Mortgage
Loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a "no further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000,
(F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. There can be no assurance, however, that a responsible party will be financially able to address the subject condition or compelled to do so.

                                      S-97

     None of the Mortgage Loan Sellers will make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged
Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily
Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located;
however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted. None of the testing referenced in the preceding sentence was conducted in connection with a
Manufactured Housing Community.

     Certain of the Mortgaged Properties may have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged
Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition.
In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained herein regarding environmental conditions at the
Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the
Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC
Administrator or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related
Mortgaged Property.

                                      S-98

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement. In the event a
Phase I assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged
Property. However, there can be no assurance that the requirements of the
Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any
Mortgaged Property. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans", "Risk Factors--Certain Factors Affecting
Delinquency, Foreclosure and Loss of the Mortgage Loans--Adverse Environmental
Conditions May Subject a Mortgage Loan to Additional Risk" and "Certain Legal
Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments. Inspections of each of the Mortgaged
Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of
$2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain
Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies. An independent appraiser that was either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged
Properties in connection with the origination of each Mortgage Loan in order to establish the appraised value of the related Mortgaged Property or Properties.
Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of
Professional Appraisal Practice ("USPAP"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Sellers, the Underwriters, the
Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or
any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. The related Mortgage Loan Seller has generally examined whether the use and operation of the Mortgaged Properties were in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such

                                      S-99

Mortgaged Properties at the time such Mortgage Loans were originated. The related Mortgage Loan Seller may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related
Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, however, the related Mortgage Loan Seller does not have notice of any material existing violations with respect to the Mortgaged Properties securing such
Mortgage Loans which materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage
Loan's origination.

     In some cases, the use, operation and/or structure of the related
Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related Mortgage
Loan Seller has determined that in the event of a material casualty affecting the Mortgaged Property that:

          (1) the extent of the nonconformity is not material;

          (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage
     Loan in full;

          (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

          (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although the related Mortgage Loan Seller expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged
Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material improvements on any portion of a Mortgaged
Property securing any Mortgage Loan was, at the time of the origination of such
Mortgage Loan, in an area identified in the Federal Register by the Federal
Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

                                     S-100

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged
Property for not less than 12 months.

     In general, the Mortgage Loans (including those secured by Mortgaged
Properties located in California) do not require earthquake insurance.
Thirty-two of the Mortgaged Properties (31 of the Mortgaged Properties relating to Mortgage Loans in Loan Group 1 and one of the Mortgaged Properties relating to Mortgage Loans in Loan Group 2), securing 24.3% of the Initial Pool Balance
(28.3% of the Group 1 Balance and 5.1% of the Group 2 Balance), are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of Washington, Oregon, California, Hawaii and Nevada. No
Mortgaged Property has a "probable maximum loss" ("PML") in excess of 20%.
Notwithstanding the previous sentence, one mortgage loan, representing 9.9% of the Initial Pool Balance (12.0% of the Group 1 Balance), has an aggregate PML of 19.5%, although the individual PML for each of the three buildings that comprise the Mortgaged Property is 19%, 13% and 43%, respectively.

THE MORTGAGE LOAN SELLERS

     Bank of America is a national banking association. The principal office of
Bank of America is in Charlotte, North Carolina. Bank of America is a
wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

     The information set forth herein concerning Bank of America has been provided by Bank of America. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     GECC is a Delaware corporation. The principal offices of General Electric
Capital Corporation are located at 260 Long Ridge Road, Stamford, Connecticut
06927. GEMSA Loan Services, L.P. is the primary servicer of the GECC Mortgage
Loans.

     The information set forth herein concerning GECC has been provided by
GECC. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     GACC is a Maryland corporation. The principal offices of GACC are located at 60 Wall Street, New York, New York 10038.

     The information set forth herein concerning GACC has been provided by
GACC. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, by agreement with the Depositor, each
Mortgage Loan Seller (except as described in the next paragraph) will assign and transfer its related Mortgage Loans (including, as applicable, the CS
Subordinate Component and the RP Subordinate Component), without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the
Certificateholders. In connection with such assignment, the related Mortgage
Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each related Mortgage Loan (other than the Bank of America Center Pari Passu Note A-3 Mortgage Loan):

          (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

                                     S-101

          (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

          (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the
     Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

          (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

          (7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

          (8) in those cases where applicable, the original or a copy of the related ground lease;

          (9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

          (10) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

          (11) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage (other than the Mortgage related to the Bank of America Center Pari Passu Note A-3 Mortgage Loan) for
which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, shall take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee shall take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     Notwithstanding the foregoing with respect to the Bank of America Center
Whole Loan, the Bank of America Center Trustee will hold the originals of the related Mortgage Loan Documents, other than the mortgage note relating to the
Bank of America Center Pari Passu Note A-2 which will be held by the trustee under the 2004-BPC1 Pooling and Servicing Agreement and the Mortgage Note
relating to the Bank of America Center Pari Passu Note A-3 Mortgage Loan which will be held by the Trustee, for the collective benefit of the Bank of America
Center Pari Passu Note A-1 Trust, the trust formed by the 2004-BPC1 Pooling and
Servicing Agreement and the Trust.

     The Trustee is required to review the documents delivered thereto by the related Mortgage Loan Seller with respect to each Mortgage Loan within a specified period following such delivery,

                                     S-102

and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by the related Mortgage Loan
Seller as generally described in items (1) through (10) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them with respect to the affected loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates, or the Mortgage Loan then the related Mortgage Loan
Seller will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice (an "Initial Resolution Period") of such omission or defect to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan (in the case of the Bank of America
Center Whole Loan, the Bank of America Center Pari Passu Note A-3 Mortgage
Loan) at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan (including, in the case of the Bank of America
Center Whole Loan, only the Bank of America Center Pari Passu Note A-3 Mortgage
Loan), plus any accrued but unpaid interest thereon at the related Mortgage
Rate up to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special
Servicing Fees, Trustee Fees and Servicing Advances (as defined herein), any interest on any Advances and any related Additional Trust Fund Expenses
(including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any
Liquidation Fees if purchased outside of the time frame set forth in the
Pooling and Servicing Agreement or (3) other than with respect to the CS
Component Mortgage Loan, the RP Component Mortgage Loan and the Bank of America
Center Pari Passu Note A-3 Mortgage Loan, substitute a Qualified Substitute
Mortgage Loan (as defined below) for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated
Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"). If such defect or breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within the Initial Resolution Period, then such Mortgage Loan Seller will have, with respect to such Mortgage Loans only, an additional period of time referred to as a "Resolution Extension Period" as described in this prospectus supplement to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related
Mortgage Loan (provided, that the Resolution Extension Period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code of 1986, as amended (the "Code") or not to meet certain
Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). As used in this prospectus supplement, "Resolution
Extension Period" means for purposes of remediating a breach described in the second sentence of this paragraph for any Mortgage Loan (a) that is not a
Specially Serviced Mortgage Loan prior to the commencement of or during the applicable Initial Resolution Period, the period of time which ends on and includes the earlier of (i) the 90th day following the end of the applicable
Initial Resolution Period and (ii) the 45th day following receipt by the related Mortgage Loan Seller of notice from either the Master Servicer or the
Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of the applicable Initial
Resolution Period and (b) that is not a Specially Serviced Mortgage Loan prior to the commencement of the applicable Initial Resolution Period but a Servicing
Transfer Event occurs during the applicable Initial Resolution Period, the period that commences upon the end of the applicable Initial Resolution Period and ends on and includes the 90th day following receipt by the related Mortgage
Loan Seller of notice from the Master Servicer or the Special Servicer of such
Servicing Transfer Event. A "Qualified Substitute Mortgage Loan" in connection with the replacement of a defective Mortgage Loan as contemplated by the
Pooling and Servicing Agreement, is any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective
Mortgage Loan; (ii) is

                                     S-103

accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a maturity date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan- to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery
Date; (vii) has comparable prepayment restrictions to those of the defective
Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (ix) has a
Phase I Environmental Assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I
Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x)
constitutes a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a defective Mortgage Loan unless (x)
such prospective replacement mortgage loan shall be acceptable to the Directing
Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y)
each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller effecting the substitution).

     If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a
Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged
Properties (which provides that a property may be uncrossed from the other
Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related
Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged
Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related
Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the related Mortgage Loan Seller will be required to repurchase or substitute for any related Crossed-Collateralized
Mortgage Loan in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the related
Mortgage Loan Seller were to repurchase or substitute for only the affected
Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loans or
Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the Closing Date, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or Mortgaged
Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the Closing
Date, and (c) 75%. In the event that both of the conditions set forth in the preceding

                                     S-104

sentence would be so satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized
Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized
Mortgage Loans or Mortgaged Properties. In relation to any such repurchase or substitution, the Directing Certificateholder shall have the right to confirm that the requirements for such a repurchase or substitution have been met.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged
Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale
Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected property provided the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of any of REMIC I, REMIC II or the Component
Mortgage Loan REMIC as a REMIC under the Code, or, in the case of a
Cross-Collateralized Loan, to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties,
including, with respect to the Trustee, the Primary Collateral securing
Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage
Loans or Mortgaged Properties held by such party, then both parties have agreed in the Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the related loan documents evidencing and securing the
Mortgage Loans can be modified in a manner that complies with the related
Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" shall mean the
Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan or
Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

     The respective repurchase, substitution or cure obligations of the related
Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of such Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document that would give rise to the related Mortgage Loan Seller's obligation to cure, to substitute or to repurchase pursuant to related Mortgage Loan
Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if such Mortgage
Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any
Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the related Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the related affected
Mortgage Loan on the basis of such missing document so long as such Mortgage
Loan Seller continues in good faith to attempt to obtain such document or such copy.

     The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each
Mortgage Loan (other than the Bank of America Center Pari Passu Note A-3
Mortgage Loan) described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related Mortgage Loan Seller. See "The Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

                                     S-105

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Mortgage Loans. The Depositor will acquire the Mortgage Loans from each
Mortgage Loan Seller pursuant to a separate mortgage loan purchase and sale agreement (the "Mortgage Loan Purchase and Sale Agreement") to be dated as of the Delivery Date. Pursuant to each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by such Mortgage Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in each Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

          (1) the information set forth in the schedule of Mortgage Loans (the
     "Mortgage Loan Schedule") attached to the Pooling and Servicing Agreement
     (which will contain a limited portion of the information set forth in Annex
     A) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

          (2) each Mortgage related to and delivered in connection with each
     Mortgage Loan constitutes a valid and, subject to (3) below, enforceable first lien on the related Mortgaged Property subject only to (a) except with respect to two Mortgage Loans representing 4.1% of the Initial Pool
     Balance (4.4% of the Group 1 Balance and 2.6% of the Group 2 Balance) with respect to which the related Mortgaged Property also secures a subordinated
     B note, the lien of current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) except with respect to two Mortgage Loans representing 4.4% of the Initial Pool Balance
     (5.3% of the Group 1 Balance) which have rights of first refusals in favor of third parties that are not extinguished at foreclosure, covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) the rights of tenants (as tenants only) under ground leases, space leases or operating leases
     (including subleases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (e) if such Mortgage Loan constitutes a
     Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another
     Mortgage Loan contained in the same cross-collateralized group (the foregoing items (a) through (e) being herein referred to as the "Permitted
     Encumbrances");

          (3) the Mortgage(s), Mortgage Note and Assignment of Leases (if a
     document separate from the Mortgage) for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (4) no Mortgage Loan was, as of the Closing Date or during the twelve-month period prior thereto (or since the date of origination if such
     Mortgage Loan has been originated within the past 12 months), 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace or cure period;

                                     S-106

          (5) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related
     Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and, as of the
     Closing Date, to the Mortgage Loan Seller's actual knowledge no such rights have been asserted;

          (6) other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage;

          (7) in the case of each Mortgage Loan, the related Mortgaged Property
     (a) as of the date of origination of such Mortgage Loan, was not the subject of any proceeding pending, and subsequent to such date, the
     Mortgage Loan Seller has no actual knowledge of any proceeding pending for the condemnation of all or any material portion of such Mortgaged Property, and (b) to the Mortgage Loan Seller's knowledge as of the Closing Date, is free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such Mortgage
     Loan (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

          (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

          (9) in connection with or subsequent to the origination of the related
     Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no actual knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an
     Environmental Report or borrower questionnaire;

          (10) each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy or an equivalent form of lender's title insurance policy (or, if not yet issued a pro forma title policy or a "marked-up"
     commitment) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

          (11) the proceeds of each Mortgage Loan have been fully disbursed
     (except in those cases where the full amount of the Mortgage Loan has been fully disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged
     Property), and there is no obligation for future advances with respect thereto;

          (12) the terms of the Mortgage have not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument duly submitted for recordation in the related
     Mortgage File;

          (13) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

          (14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan includes of a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

          (15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related

                                     S-107

     borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest; and

          (16) the appraisal obtained in connection with the origination of each
     Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform
     Recovery and Enforcement Act of 1989 (as amended).

     In the related Mortgage Loan Purchase and Sale Agreement, the related
Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by
it. The related Mortgage Loan Seller will represent and warrant as of the
Delivery Date, that, immediately prior to the transfer of the Mortgage Loans, the related Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

     If the related Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any
Mortgage Loan and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan
Seller will be obligated, within a period of 90 days following its discovery or receipt of notice of such defect or breach to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution
Shortfall Amount as described in this prospectus supplement. However, if such breach is capable of being cured (but not within the 90 day period) and the related Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such breach within 90 day period, the Mortgage Loan Seller shall have up to an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute
Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period shall not apply on the event of a defect that causes the Mortgage Loan not to constitute a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any Cross-
Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase, and substitution set forth above for document defects as described under "Assignment of the Mortgage
Loans--Repurchase and Substitutions" shall also be permitted.

     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties that would give rise to the related Mortgage
Loan Seller's obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement, and neither the
Depositor nor any other person will be obligated to repurchase any affected
Mortgage Loan in connection with a breach of such representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do
so. The related Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans. See
"The Pooling and Servicing Agreements--Representations and Warranties;
Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by the related Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and such Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage Loan or substitute a Qualified
Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the
Mortgaged Properties is based upon the Mortgage Pool as constituted on the
Cut-off Date, as adjusted for the

                                     S-108

scheduled principal payments due on the Mortgage Loans on or before the Cut-off
Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the proceeding paragraph, such removal will be noted in the Form 8-K.

                                     S-109

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective
Mortgage Loans (including the CS Subordinate Component and the RP Subordinate
Component and excluding the Bank of America Center Pari Passu Note A-3 Mortgage
Loan) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders (and, in the case of a CBA Whole
Loan, the holder of the related CBA B Note), in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of each CBA B Note, the related intercreditor agreement) and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder;
(b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment
Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments
(including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders (and, in the case of each CBA
Whole Loan, the holder of the related CBA B Note), as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate (or any security backed by the Bank of America
Center Pari Passu Note A-1 or the Bank of America Center Pari Passu Note A-2 or
the CBA B Note) by the Master Servicer (or any affiliate thereof) or the
Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the
Special Servicer to direct the Master Servicer to make Servicing Advances; (v)
the right of the Master Servicer (or any affiliate thereof) or the Special
Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof)
or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and (vii) any obligation of the Master
Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans (except with respect to the Bank of
America Center Pari Passu Note A-3 Mortgage Loan (identified as Loan No. 58399 on Annex A-1 to this prospectus supplement), which will be serviced by the Bank of America Center Master Servicer pursuant to the terms of the Bank of America
Center Pooling and Servicing Agreement) and the CBA Whole Loans as to which no
Servicing Transfer Event (as defined herein) has occurred and all Corrected
Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan and the CBA Whole Loans (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged
Property acquired on behalf of the Certificateholders in respect of a Defaulted
Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise
(upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan or CBA Whole Loan consists of any of the following events:

          (a) the related mortgagor has failed to make when due any Monthly
     Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue,

                                     S-110

     unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment if (A) for one Business Day beyond the date such Balloon Payment was due or (B) if the Borrower delivers a refinancing commitment to the Master Servicer acceptable to both
     Master Servicer and the Special Servicer prior to date the Balloon Payment was due for 60 days beyond the date on which the Balloon Payment was due
     (or, if earlier, when the refinancing commitment terminates); or

          (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a
     Balloon Payment) or any other material payment required under the related loan documents is likely to continue within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

          (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred or is likely to occur that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued or is likely to occur unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related mortgagor and such decree or order shall have remained in force undismissed, undischarged or unstayed for 60 days; or

          (e) the related mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or

          (f) the related mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (g) the Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     A Mortgage Loan or a CBA Whole Loan will cease to be a Specially Serviced
Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the
Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the loan to be characterized as a Specially
Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w) in the case of the circumstances described in clause (a) above, if and when the related mortgagor has made three consecutive full and timely
     Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

          (x) in the case of the circumstances described in clauses (b), (c)
     (likely default), (d), (e) and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

                                     S-111

          (y) in the case of the circumstances described in clause (c) (actual default) above, if and when such default is cured in the reasonable judgment of the Special Servicer; and

          (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and
further to render incidental services with respect to any Specially Serviced
Mortgage Loans and REO Properties as are specifically provided for in the
Pooling and Servicing Agreement. The Master Servicer and the Special Servicer
shall not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the
Special Servicer. Each Asset Status Report will be delivered to the Directing
Certificateholder (as defined below), the Master Servicer, the Trustee and the
Rating Agencies. If the CS Component Mortgage Loan becomes a Specially Serviced
Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the
CS Controlling Holder (as defined below). If the RP Component Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the RP Controlling Holder (as defined below). The
Directing Certificateholder, the CS Controlling Holder or the RP Controlling
Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within 10 business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the
Certificateholders and it has made a reasonable effort to contact the Directing
Certificateholder, the CS Controlling Holder or the RP Controlling Holder, as
applicable, and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders as a collective whole, the CS Controlling Holder or the RP Controlling Holder, as applicable. If the
Directing Certificateholder, the CS Controlling Holder or the RP Controlling
Holder, as applicable, does not disapprove an applicable Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder, the CS
Controlling Holder or the RP Controlling Holder, as applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset
Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status
Report until the Directing Certificateholder, the CS Controlling Holder or the
RP Controlling Holder, as applicable, fails to disapprove such revised Asset
Status Report as described above or until the earliest to occur of (i) the
Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the
Certificateholders and, if a CBA Whole Loan is involved, the holder of the related CBA B Note, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a 10 business day period would materially and adversely affect the interests of the Certificateholders and, if a CBA Whole Loan is involved, the holder of the related CBA B Note, and it has made a reasonable effort to contact the
Directing Certificateholder, the CS Controlling Holder or the RP Controlling
Holder, as applicable, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action which is required to be taken (or not to be taken) by the Special
Servicer in connection with an Asset Status Report (or otherwise) will be in

                                     S-112

each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special
Servicer to violate the Servicing Standard or applicable law.

     The "Directing Certificateholder" is the Controlling Class
Certificateholder selected by the majority Certificateholder of the Controlling
Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling
Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing
Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to
25% of its initial Certificate Balance (or, if no Class of Sequential Pay
Certificates has a Certificate Balance at least equal to 25% of its initial
Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the
Class P Certificates.

     The "BC Controlling Class" will be, as of any date of determination, the holder of certain of the most subordinate securities issued in connection with the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-4 commercial mortgage securitization.

     The "BC Controlling Holder" will be, with respect to any date of determination, (a) prior to the occurrence of a BC Control Appraisal Period, holders of a majority percentage interest in the BC Controlling Class (the "BC
Controlling Class Holder"), and (b) during the occurrence and the continuance of a BC Control Appraisal Period, the Bank of America Center Pari Passu
Noteholders; provided, however, that neither the borrower nor any affiliate of the Bank of America Center Whole Loan borrower will ever be the BC Controlling
Holder. Pursuant to the Bank of America Center Pooling and Servicing Agreement,
the BC Controlling Class Holder will be permitted to exercise the rights of the
BC Controlling Holder prior to the occurrence of a BC Control Appraisal Period.
Pursuant to the Bank of America Center Intercreditor Agreement, the Bank of
America Center Pari Passu Noteholders (which includes the Bank of America
Center Trust as the Bank of America Center Pari Passu Note A-1 Noteholder) will be required to vote on any matter requiring the direction and/or consent of the
BC Controlling Holder, except that under the Bank of America Center
Intercreditor Agreement, other than during a BC Control Appraisal Period, only the vote of the Bank of America Center Trust, as the Bank of America Center
Pari Passu Note A-1 Noteholder, will be required. During such times as the Bank of America Center Trustee, on behalf of the Bank of America Center Trust, is required to vote on any matter requiring the direction and/or consent of the BC
Controlling Holder, the BC Controlling Holder will direct the Bank of America
Center Trustee's vote as set forth in the Bank of America Center Pooling and
Servicing Agreement. During such times as the vote of all three Bank of America
Center Pari Passu Noteholders is required, the voting rights given to each Bank of America Center Pari Passu Noteholder will be weighted based on the related
Bank of America Center Pari Passu Note's portion of the outstanding principal balance of the Bank of America Center Whole Loan. As set forth in the Bank of
America Center Intercreditor Agreement, any matter requiring the vote of the
Bank of America Center Pari Passu Noteholders as the BC Controlling Holder will generally require the holders of 50% or more of such voting rights to agree whether or not to make any such decision. If the holders of 50% or more of the voting rights do not agree, the Bank of America Center Pari Passu Noteholder with the largest outstanding principal balance will make any such decision.

                                     S-113

     A "BC Control Appraisal Period" will exist if the outstanding aggregate principal balance of the subordinate component of the Bank of America Center
Pari Passu Note A-1 Mortgage Loan (net of any Appraisal Reduction Amounts,
principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     The "CS Controlling Holder" will be (a) prior to the occurrence of a CS
Control Appraisal Period, holders of a majority percentage interest in the
Class CS Certificates, and (b) during the occurrence and the continuation of a
CS Control Appraisal Period, the Directing Certificateholder.

     A "CS Control Appraisal Period" will exist if the outstanding principal balance of the CS Subordinate Component of the CS Component Mortgage Loan (net
of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     The "RP Controlling Holder" will be (a) prior to the occurrence of a RP
Control Appraisal Period, holders of a majority percentage interest in the
Class RP Certificates, and (b) during the occurrence and the continuation of a
RP Control Appraisal Period, the Directing Certificateholder.

     A "RP Control Appraisal Period" will exist if the outstanding principal balance of the RP Subordinate Component of the RP Component Mortgage Loan (net
of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     Pursuant to the Pooling and Servicing Agreement, each holder of a majority percentage interest in each of the Class CS Certificates (the "CS Controlling
Party") and the Class RP Certificates (the "RP Controlling Party"), will be permitted to appoint an operating advisor ("Operating Advisor"), which may be the CS Controlling Party or the RP Controlling Party, as applicable, any
Certificateholder, or an unrelated third party for such Mortgage Loan, with respect to any action which is to be taken with respect to the CS Component
Mortgage Loan or the RP Component Mortgage Loan, as applicable, and requires the CS Controlling Party's or the RP Controlling Party's consent in its capacity as CS Controlling Holder or RP Controlling Holder, as applicable. The related Operating Advisor will be permitted to exercise all of the rights of the CS Controlling Party or the RP Controlling Party, as applicable, subject to any limitations set forth in the Pooling and Servicing Agreement. Any reference in this prospectus supplement to any action to be taken by the CS Controlling
Party or the RP Controlling Party in its capacity as CS Controlling Holder or
RP Controlling Holder, as applicable, will mean such party's acting through its related Operating Advisor if one has so been appointed.

     Subject to the limitations below, the Directing Certificateholder and, with respect to (a) the CS Component Mortgage Loan (so long as a CS Control
Appraisal Period does not exist), the CS Controlling Holder and (b) the RP
Component Mortgage Loan (so long as a RP Control Appraisal Period does not exist), the RP Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the following actions (the "Special
Actions"). Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any of the following actions without complying with the Approval Provisions (as defined below) (provided that if such response has not been received within such time period by the Special Servicer or the Master
Servicer, as applicable, then the required party's approval will be deemed to have been given):

          (i) any proposed or actual foreclosure upon or comparable conversion
     (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of a term of a mortgage loan;

          (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO
     Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates--Termination;
     Retirement of Certificates" or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement or a repurchase by the related Mortgage Loan Seller due to certain breaches of the representations and warranties);

                                     S-114

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a mortgage loan unless the lender is required to accept such collateral by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan (subject to certain limited exceptions set forth in the Pooling and Servicing Agreement);

          (viii) any acceptance of any discounted payoffs;

          (ix) any release of earnout reserve funds;

          (x) the release of any letters of credit that the lender is not required to accept based on the satisfaction of specific requirements set forth in the related underlying Mortgage Loan documentation;

          (xi) any approval of a material lease (in excess of 20% of leasable space); and

          (xii) any change in property manager or franchise.

     The "Approval Provisions" mean the approvals and consents necessary in connection with a Special Action or the extension of the maturity date of a mortgage loan as described below:

          (i) with respect to any Non-Specially Serviced Mortgage Loan, the
     Master Servicer will be required to obtain the approval or consent of the
     Special Servicer in connection with a Special Action and the Special
     Servicer will be required to obtain the consent of the Directing
     Certificateholder;

          (ii) with respect to (A) any Non-Partitioned Mortgage Loan, other than the Bank of America Center Pari Passu Note A-3 Mortgage Loan, that is a
     Non-Specially Serviced Mortgage Loan or an extension of the maturity date of the Bank of America Center Pari Passu Note A-3 Mortgage Loan or a Post
     CAP Loan or (B) in connection with a Special Action for any Non-Partitioned
     Mortgage Loan or any Post CAP Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special
     Servicer will be required to obtain the approval and consent of the
     Directing Certificateholder;

          (iii) with respect to any Non-Partitioned Mortgage Loan or any Post
     CAP Loan that is a Specially Serviced Mortgage Loan, the Special Servicer
     will be required to seek the approval and consent of the Directing
     Certificateholder in connection with a Special Action;

          (iv) with respect to the CS Component Mortgage Loan during any time period that a CS Control Appraisal Period does not exist, the Master
     Servicer, if the CS Component Mortgage Loan is a then Non-Specially
     Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the
     Special Servicer first obtaining the consent of the CS Controlling Holder, in connection with a Special Action;

          (v) with respect to the RP Component Mortgage Loan during any time period that a RP Control Appraisal Period does not exist, the Master
     Servicer, if the RP Component Mortgage Loan is a then Non-Specially
     Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the
     Special Servicer first obtaining the consent of the RP Controlling Holder, in connection with a Special Action;

          (vi) with respect to the CS Component Mortgage Loan during any time period that a CS Control Appraisal Period does not exist, the Special
     Servicer, if the CS Component Mortgage Loan is a then Specially Serviced
     Mortgage Loan, will be required to seek the approval and consent of the CS
     Controlling Holder in connection with a Special Action; and

                                     S-115

          (vii) with respect to the RP Component Mortgage Loan during any time period that a RP Control Appraisal Period does not exist, the Special
     Servicer, if the RP Component Mortgage Loan is a then Specially Serviced
     Mortgage Loan, will be required to seek the approval and consent of the RP
     Controlling Holder in connection with a Special Action.

     With respect to any extension or Special Action described in clause (ii)
above, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten business days of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame may be extended if the
Special Servicer is required to seek the consent of the Directing
Certificateholder, the CS Controlling Holder or the RP Controlling Holder, as
described below or, if the consent of the Rating Agencies may be required. If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii), the Directing
Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten business days of its receipt of such request. With respect to any Special
Action described in clause (iii) above, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing
Certificateholder does not respond in such time frame. With respect to any
Special Action described in clauses (iv) through (ix) above, the Directing
Certificateholder, the CS Controlling Holder or the RP Controlling Holder, as
applicable, will respond to the Master Servicer (with respect to Non-Specially
Serviced Mortgage Loans) or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame.

     The Directing Certificateholder, the CS Controlling Holder and the RP
Controlling Holder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder, the
CS Controling Holder or the RP Controlling Holder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and
Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special
Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the
Master Servicer, the Special Servicer, the Trust Fund or the Trustee to
liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special
Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, shall disregard any such direction or objection.

     None of the Directing Certificateholder, the CS Controlling Holder or the
RP Controlling Holder will have any liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, pursuant to the
Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders, none of the
Directing Certificateholder, the CS Controlling Holder or the RP Controlling
Holder will be protected against any liability to the Controlling Class
Certificateholders which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the
Directing Certificateholder, the CS Controlling Holder or the RP Controlling
Holder may have special relationships and interests that conflict with those of holders of one or more classes of Certificates, (ii) that the Directing
Certificateholder, the CS Controlling Holder or the RP Controlling Holder may
act solely in the interests of the holders of the Controlling Class, Class CS or Class RP, as applicable, (iii) that the Directing Certificateholder, the CS
Controlling Holder or the RP Controlling Holder does not have any duties to the holders of any class of Certificates other than

                                     S-116

the Controlling Class Class CS or Class RP, as applicable,; and (iv) that the
Directing Certificateholder, the CS Controlling Holder or the RP Controlling
Holder may take actions that favor the interests of the holders of the
Controlling Class Class CS or Class RP, as applicable.

     At any time that there is no Directing Certificateholder, CS Controlling
Holder, RP Controlling Holder, holder of the related CBA B Note or Operating
Advisor for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s)
will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage
Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer
Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the
Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling and
Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. In addition, as described in "--Servicing of the Bank of America Center Whole
Loan", the Bank of America Center Pari Passu Note A-3 Mortgage Loan is being serviced pursuant to the Bank of America Center Pooling and Servicing
Agreement. Investors should consider that the servicing arrangements with respect to the Bank of America Center Whole Loan are generally similar to but not identical to the servicing arrangements set forth in the Pooling and
Servicing Agreement as described in this prospectus supplement and should refer to "--Servicing of the Bank of America Center Whole Loan for a discussion of certain differences in the servicing arrangements for the Bank of America
Center Whole Loan and the Mortgage Loans serviced under the Pooling and
Servicing Agreement.

THE MASTER SERVICER

     Bank of America, N.A. will be the Master Servicer. Bank of America, N.A.
will be the Master Servicer through its Capital Markets Servicing Group
("BOA-CMSG"), a division of Bank of America, N.A. BOA-CMSG's principal offices are located at NC1-026-06-01, 900 West Trade Street, Suite 650, Charlotte,
North Carolina 28255. BOA-CMSG was formed in 1994 as a result of the Security
Pacific National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of
America NT&SA's trust group. As a result of the merger between Bank of America
NT&SA and NationsBank, N.A., BOA-CMSG was reorganized to perform warehouse and primary servicing for Bank of America N.A.'s conduit platform. As of July 31,
2004 BOA-CMSG acted as a full, master or primary servicer on approximately
3,567 loans which total approximately $26.964 billion. Bank of America, N.A.
has been approved as a master servicer by S&P, Moody's and Fitch, Inc.
("Fitch").

     The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any Underwriter or
other person other than the Master Servicer makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR
Property Corporation ("LNR"), will initially be appointed as special servicer of the Mortgage Loans. The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Miami Beach,

                                     S-117

Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii) investing in high-yielding real estate loans, and
(iii) investing in and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities. The Special Servicer and its affiliates have regional offices located across the country in Florida,
Georgia, Oregon, Texas, Massachusetts, North Carolina and California and in
Europe in London, England and Paris, France. As of May 31, 2004, the Special
Servicer and its affiliates were managing a portfolio which included an original count of 16,700 assets in all 50 states across the country and in
Europe with an original face value of over $125 billion, most of which are commercial real estate assets. Included in this managed portfolio are $122 billion of commercial real estate assets representing 126 securitization transactions, for which the Special Servicer acts as special servicer. The
Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer (with the consent of the
Directing Certificateholder) may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or
Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. A majority of the Mortgage
Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master
Servicer. Each sub-servicing agreement between the Master Servicer or Special
Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing
Agreement") must provide that, if for any reason the Master Servicer or Special
Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer will assume such party's rights and obligations under such Sub-Servicing Agreement if the
Sub-Servicer meets certain conditions set forth in the Pooling and Servicing
Agreement. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     GEMSA Loan Services, L.P. is the primary servicer of the GECC Mortgage
Loans.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer
retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. As mentioned above, the CS Subordinate Component and the RP Subordinate Component will be serviced and administered under the Pooling and Servicing Agreement as if each were one Mortgage Loan. Accordingly, the Master Servicer or the Special
Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below. The Master Servicer will be entitled to receive a Master Servicing Fee on the CS Subordinate Component and
the RP Subordinate Component.

     The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and CBA
Whole Loan (including Specially

                                     S-118

Serviced Mortgage Loans, the CBA Whole Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), for each calendar month commencing with November 2004 or any applicable portion thereof, will accrue at the applicable Master Servicing Fee Rate and will be computed on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or such CBA Whole Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or such CBA
Whole Loan. The "Master Servicing Fee Rate" will range from approximately
0.030% to 0.120% per annum, on a loan-by-loan basis, with a weighted average
Master Servicing Fee Rate of 0.062% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the
Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling and
Servicing Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of "eligible account" at the time such investment was made.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due
Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a
Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees) on such prepayment will constitute a "Prepayment
Interest Shortfall". Prepayment Interest Excesses (to the extent not offset by
Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The
Master Servicer will deliver to the Trustee for deposit in the Distribution
Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of (i) the aggregate amount of Balloon Payment
Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended
Collection Period, plus (ii) the lesser of (A) the aggregate amount of
Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loan during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its
Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.02% per annum for
Bank of America Mortgage Loans and 0.01% per annum for GACC Mortgage Loans and
GECC Mortgage Loans, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer, provided, however, that if a Prepayment Interest Shortfall occurs as a result of the
Master Servicer's allowing the related Borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than
(v) on a Specially Serviced Mortgage Loan, (w) a payment of insurance proceeds or condemnation proceeds, (x) a payment subsequent to a default under the related Mortgage loan documents (provided the Master

                                     S-119

Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and has obtained the consent of the Special Servicer),
(y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the subject Collection
Period, the amount in clause (ii) above shall be the aggregate of (A) all
Master Servicing Fees for such Collection Period and (B) all Prepayment
Interest Excesses and, to the extent earned on principal prepayments, Net
Investment Earnings received by the Master Servicer during such Collection
Period; and provided, further, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

     A "Balloon Payment Interest Shortfall" is, with respect to any Balloon
Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity
Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related
Determination Date, that would have accrued on the principal portion of such
Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity
(less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest). In no event will the rights of the Certificateholders to offset of the aggregate Prepayment
Interest Shortfalls be cumulative.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee. The "Special Servicing Fee" for any
particular calendar month or applicable portion thereof will accrue with respect to each Specially Serviced Mortgage Loan (other than the Bank of
America Center Pari Passu Note A-3 Mortgage Loan) (including, if applicable, the related CBA B Note) and each Mortgage Loan and each CBA Whole Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% (25 basis points) per annum (the "Special Servicing Fee Rate"), on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced
Mortgage Loan or REO Loan, as the case may be. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any
REO Properties on deposit in the Certificate Account (or, in the case of a CBA
B Note, the related custodial account) from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan (including, if applicable, the related CBA B Note). As to each Corrected Mortgage Loan
(including, if applicable, the related CBA B Note), the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate"
of 1.0% (100 basis points) to, each collection of interest (other than Default
Interest (as defined below)) and principal (including scheduled payments, prepayments, Balloon Payments, Liquidation Proceeds (other than in connection with Liquidation Proceeds paid by the Master Servicer, the Special Servicer, a
Class CS Certificateholder, a Class RP Certificateholder or the holder or holders of Certificates evidencing a majority interest in such Controlling
Class) and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any
Corrected Mortgage Loan will cease to be payable if such loan again becomes a
Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special
Servicer is terminated, resigns or is replaced, it shall retain the right to receive any and all Workout Fees payable with respect to (i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) (other than if it was terminated for cause in which case only the preceding clause (i) shall apply) any Specially Serviced Mortgage
Loans for which the Special

                                     S-120

Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan but which had not as of the time the Special Servicer was terminated or resigned become a
Corrected Mortgage Loan solely because the related mortgagor had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected
Mortgage Loan as a result of the related mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each
Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO
Property as to which the Special Servicer receives any Liquidation Proceeds,
Insurance Proceeds or Condemnation Proceeds. As to each such Specially Serviced
Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% (100 basis points) to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the related Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage
Loan documentation so long as such repurchase occurs within the time frame set forth in the Pooling and Servicing Agreement, (ii) the purchase of any
Specially Serviced Mortgage Loan by the Master Servicer, the Special Servicer,
any holder or holders of Certificates evidencing a majority interest in the
Controlling Class, the CS Controlling Holder, the RP Controlling Holder or any
mezzanine lender which purchase occurs not later than 90 days following the
Special Servicer's determination of fair value, as discussed below in
"--Defaulted Mortgage Loans; Purchase Option", or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special
Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the
Trust. However, the Special Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments and the
Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of "eligible account" at the time such investment was made. Some or all of the items referred to in the prior paragraphs that are collected in respect of a CBA B Note may also be paid to, and allocated between, the Master
Servicer and the Special Servicer, as additional compensation, as provided in the Pooling and Servicing Agreement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the
Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage
Loans (and, accordingly, such amounts will not be available for distribution to
Certificateholders). In addition, the Master Servicer as to Non-Specially
Serviced Mortgage Loans and the Special Servicer as to Specially Serviced
Mortgage Loans will also be entitled to retain as additional servicing compensation "Default Interest" in excess of interest at the related Mortgage
Rate accrued as a result of a default) and late payment charges (late payment charges and Default Interest are referred to in this prospectus supplement as
"Default Charges") only after such Default Charges has been applied: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or
Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date

                                     S-121

during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee,
as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4)
to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund
Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clause (1) through (4) will be allocated as Additional Servicing Compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement.
The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.
In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Charges. The Master Servicer (or if applicable a
Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment by a borrower provided that for any waiver thereafter with respect to any loan that is 30 days or more past due and with respect to which
Advances, Advance Interest or Additional Trust Fund Expenses (including any
Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund, but not so reimbursed by the related mortgagor or other party from Insurance
Proceeds, Condemnation Proceeds or otherwise) that have been incurred and are outstanding, the Master Servicer must seek the consent of the Directing
Certificateholder.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special
Servicer in connection with the servicing of a Mortgage Loan or a CBA Whole
Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute
"Servicing Advances" (Servicing Advances and P&I Advances, collectively,
"Advances") and, in all cases (subject to recoverability and excluding the Bank of America Center Pari Passu Note A-3 Mortgage Loan for which Advances shall be governed by the terms of the Bank of America Center Pooling and Servicing
Agreement), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and
Liquidation Proceeds, on or in respect of the related Mortgage Loan or the related CBA Whole Loan REO Property ("Related Proceeds"). Notwithstanding the
foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special
Servicer will be required to direct the Master Servicer to make Servicing
Advances (which include certain Servicing Advances that must be made within five business days in order to avoid a material adverse consequence to the
Trust Fund (any such Advance, an "Emergency Advance")); provided that the
Special Servicer may, at its option, make such Servicing Advance itself
(including Emergency Advances). The Special Servicer is, however, obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties which it fails to timely request the Master Servicer to make. The Special Servicer may no more than once per calendar month require the
Master Servicer to reimburse it for any Servicing Advance (including an
Emergency Advance) made by the Special Servicer (after reimbursement, such
Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a Nonrecoverable Advance. The Special
Servicer will be relieved of any obligations with respect

                                     S-122

to a Servicing Advance that it timely requests the Master Servicer to make
(regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or the Special Servicer is required under the
Pooling and Servicing Agreement to make a Servicing Advance, but neither does so within 10 days after such Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the
Master Servicer or Special Servicer, as the case may be, notice of such failure and, if such failure continues for three more business days, the Trustee will be required to make such Servicing Advance.

     The Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing
Advances are, in the reasonable judgment of the Master Servicer, the Special
Servicer or the Trustee, as the case may be, ultimately recoverable from
Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable
Servicing Advance"). The Trustee and the Master Servicer will be permitted to rely on any nonrecoverability determination made by the Special Servicer and shall be bound by such determination.

     The foregoing paragraph notwithstanding, the Master Servicer may, including at the direction of the Special Servicer, if a Specially Serviced
Mortgage Loan or an REO Property is involved, pay directly out of the
Certificate Account (or, if a CBA Whole Loan is involved, out of the related custodial account) any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance;
provided that the Master Servicer (or the Special Servicer if a Specially
Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and, if a CBA Whole Loan is involved, the holder of the related CBA B Note, (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the
Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special
Servicer and the Trustee are each entitled to receive interest at the
Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See
"The Pooling and Servicing Agreements--Certificate Account" and "--Servicing
Compensation and Payment of Expenses" in the accompanying prospectus and
"Description of the Certificates--P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2005 (or, as to any such year, such earlier date as is contemplated by the Pooling and
Servicing Agreement), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as
the case may be) and that is a member of the American Institute of Certified
Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special
Servicer, as the case may be, which includes an assertion that the Master
Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single
Association Program for Mortgage Bankers established by the Mortgage Bankers
Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public
Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

                                     S-123

     The Pooling and Servicing Agreement also requires that, on or before a specified date in each year, commencing in 2005, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special
Servicer, as the case may be, has fulfilled its material obligations under the
Pooling and Servicing Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Mortgage Loans or CBA Whole Loans which are not
Specially Serviced Mortgage Loans (each a "Non-Specially Serviced Mortgage
Loan")) (subject to obtaining the consent of the Special Servicer, the CS
Controlling Holder and the RP Controlling Holder, as applicable) and the
Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder, the CS Controlling Holder, the RP
Controlling Holder, any mezzanine lender, or the holder of the related CBA B
Note, as applicable, and to each of the following limitations, conditions and restrictions:

          (i) with limited exception the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to any Mortgage Loan or any CBA Whole
     Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or such CBA Whole Loan or affect the security for such Mortgage Loan or such
     CBA Whole Loan unless the Master Servicer has obtained the consent of the
     Special Servicer (it being understood and agreed that (A) the Master
     Servicer shall promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master
     Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the
     Servicing Standard, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within 10 business days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby as such time frame may be extended if the
     Special Servicer is required to seek the consent of the Directing
     Certificateholder the CS Controlling Holder, the RP Controlling Holder, or
     the Rating Agencies, as the case may be in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent shall be deemed to have been granted);

          (ii) the Master Servicer may (with the consent of the Directing
     Certificateholder) extend the maturity date of any Mortgage Loan (including any CBA Whole Loan, if applicable) having a term of five years or less for up to 6 months (but no more than two such extensions by the Master Servicer shall occur);

          (iii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the
     Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan or any CBA Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or such CBA

                                     S-124

     Whole Loan unless a material default on such Mortgage Loan or such CBA
     Whole Loan has occurred or, in the reasonable judgment of the Special
     Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to
     Certificateholders and, if a CBA Whole Loan is involved, the holder of the related CBA B Note, on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (iv) the Special Servicer shall not extend (or in the case of a
     Non-Specially Serviced Mortgage Loan or CBA Whole Loan consent to the
     Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date or with respect to the CS
     Component Mortgage Loan and the RP Component Mortgage Loan, the related date set forth in the Pooling and Servicing Agreement, and (B) if such
     Mortgage Loan or such CBA Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related
     Mortgaged Property, 20 years (or, to the extent consistent with the
     Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

          (v) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would result in an adverse REMIC event with respect to the Component
     Mortgage Loan REMIC, REMIC I or REMIC II;

          (vi) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special
     Servicer shall permit any modification, waiver or amendment of any term of any Mortgage Loan or any CBA Whole Loan unless all related fees and expenses are paid by the related borrower;

          (vii) except for substitutions contemplated by the terms of the
     Mortgage Loans or the CBA Whole Loans, the Special Servicer shall not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or CBA Whole Loan unless the
     Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

          (viii) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool--Certain Terms and
     Conditions of the Mortgage Loans-- Defeasance" in this prospectus supplement and specific releases contemplated by the terms of the mortgage loans in effect on the Delivery Date, the Special Servicer shall not permit the release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing a performing Mortgage Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of
     Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the

                                     S-125

     remaining Mortgage Loan or CBA Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any
     Class of Offered Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (viii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or any CBA Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section
1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or such
CBA Whole Loan in effect on the Delivery Date (or, in the case of a replacement
Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (viii) above, neither the Master
Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (viii) above, neither the Master Servicer nor the
Special Servicer shall be required to obtain any confirmation of the
Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor's ability to make any payments with respect to the related Mortgage
Loan.

     Any modification, extension, waiver or amendment of the payment terms of a
CBA Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related intercreditor agreement, such that neither the Trust as holder of the related CBA Mortgage Loan, nor the holder of the related CBA B Note gains a priority over the other such holder that is not reflected in the related loan documents and the related intercreditor agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the related CBA B Note:

          (i) no waiver, reduction or deferral of any amounts due on such CBA
     Mortgage Loan, as applicable, will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of such CBA B Note, and

          (ii) no reduction of the mortgage interest rate of such CBA Mortgage
     Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of such CBA B Note to the maximum extent possible.

     The Master Servicer will not be required to seek the consent of any
Certificateholder or the Special Servicer in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans or CBA Whole
Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan and other routine approvals including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a master servicer on a routine basis; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a
"significant modification" of such Mortgage Loan pursuant to Treasury
Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor
Agreement.

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the
Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard. A "Defaulted
Mortgage Loan" is a

                                     S-126

Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly
Payment (not including the Balloon Payment) or (ii) is more than 60 days delinquent in respect of its Balloon Payment unless (w) the related borrower is actively seeking a refinancing commitment, (x) the related borrower continues to make payments in the amount of its Monthly Payment, (y) the Directing
Certificateholder consents, and (z) the related borrower has delivered to the
Master Servicer, on or before the 60th day after the Due Date of such Balloon
Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the Due Date of such
Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related
Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master
Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage
Note.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class will have an assignable option (such option will only be assignable after such option arises) (a
"Purchase Option") to purchase the Defaulted Mortgage Loan, subject to the purchase rights of the CS Controlling Holder, in the case of the CS Component
Mortgage Loan, the RP Controlling Holder, in the case of the RP Component
Mortgage Loan, the Bank of America Center Purchase Option Holder in the case of the Bank of America Center Whole Loan, and the holder of the related CBA B
Note, in the case of the CBA Whole Loan, from the Trust Fund at a price (the
"Option Price") generally equal to (i) the unpaid principal balance of the
Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued
Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional
Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the
Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special Servicer will, from time to time, but not less often than every ninety (90) days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority
Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged
Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a
Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage
Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

                                     S-127

     If title to any Mortgaged Property (other than the Bank of America Whole
Loan Mortgaged Property) is acquired by the Trustee on behalf of the
Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Directing Certificateholder, shall use its reasonable efforts to sell any REO
Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Directing Certificateholder, the
Master Servicer and the Trustee not less than 10 days' prior written notice of its intention to sell any such REO Property, and shall sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the
Servicing Standard; provided, however, that the Master Servicer, Special
Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master
Servicer or the Special Servicer pursuant to the Pooling and Servicing
Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the
Special Servicer shall notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf shall promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer shall not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer
or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to
the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the
Depositor or the Trustee shall have any liability to the Trust or any
Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged
Property acquired as REO Property (other than any REO Property related to the
Bank of America Center Whole Loan) to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would

                                     S-128

avoid the imposition of a tax on "net income from foreclosure property".
Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code Section
856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute
"rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or self-storage facility, will not constitute "rents from real property."
Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2005, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than
REO Properties and Mortgaged Properties securing Specially Serviced Mortgage
Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year) (or an entity employed by the Master Servicer for such purpose). In addition, the
Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related
Mortgage Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related
Mortgage Loan or the CBA Whole Loan is a Specially Serviced Mortgage Loan. The
Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related
Mortgage Loan and then from general collections. The Special Servicer and the
Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan or CBA Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the
Special Servicer, depending on which is obligated to service such Mortgage
Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master
Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace the Special Servicer under the
Pooling and Servicing Agreement. Such holder(s)

                                     S-129

shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more
Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special
Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as
Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and
Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms.
The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the
Pooling and Servicing Agreement.

SERVICING OF THE BANK OF AMERICA CENTER WHOLE LOAN

     The Bank of America Center Whole Loan and any related REO Property are being serviced under the Bank of America Center Pooling and Servicing Agreement
and therefore the Bank of America Center Master Servicer, the Bank of America
Center Trustee and/or the Bank of America Center Fiscal Agent will generally make all related advances and/or remit collections on the Bank of America
Center Whole Loan to or on behalf of the Trust Fund (subject to the obligation of the Trustee to make P&I Advances with respect to the Bank of America Center
Pari Passu Note A-3 if the Bank of America Center Master Servicer fails to make such an advance and such advance was not subject to a nonrecoverability determination under the Bank of America Center Pooling and Servicing
Agreement). The servicing arrangements under the Bank of America Center Pooling and Servicing Agreement as described in this prospectus supplement are generally similar but are not identical to the servicing arrangements under the
Pooling and Servicing Agreement.

     In that regard:

o    The Bank of America Center Master Servicer is Bank of America, N.A. and the
     Bank of America Center Special Servicer is Midland Loan Services, Inc., who
     will respectively be the master servicer and the special servicer for the
     Bank of America Center Whole Loan.

o    The Bank of America Center Trustee is LaSalle Bank National Association,
     who will be the mortgagee of record for the Bank of America Center Whole
     Loan and the Bank of America Center Fiscal Agent is ABN AMRO Bank N.V.

o    The Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a)
     supervise the Bank of America Center Master Servicer, the Bank of America
     Center Special Servicer, the Bank of America Center Trustee or the Bank of
     America Center Fiscal Agent or (b) make servicing advances with respect to the Bank of America Center Whole Loan. The obligation of the Master
     Servicer to provide information and collections to the Trustee and the
     Certificateholders with respect to the Bank of America Center Whole Loan is dependent on its receipt of the corresponding information and collection from the Bank of America Center Master Servicer or the Bank of America
     Center Special Servicer.

o    The Certificateholders will generally have no rights to direct the servicing and/or administration of the Bank of America Center Whole Loan.
     Instead prior to the occurrence and the continuance of BC Control Appraisal
     Period, the Bank of America Center Controlling Class Holder, as BC
     Controlling Holder, will generally have certain rights similar to but not identical to the rights granted to the Directing Certificateholder under
     Pooling and Servicing Agreement to direct the servicing and/or administration of the Mortgage Loans (other than the Bank of America Center
     Pari Passu Note A-3 Mortgage Loan ) as described in " --General" in this prospectus supplement. Notwithstanding the foregoing and in the event of the occurrence and during the continuance of a BC Control Appraisal Period, the holders of each of the Bank of

                                     S-130

     America Center Note A-1 Senior Portion, the Bank of America Center Pari
     Passu Note A-2 and the Bank of America Center Pari Passu Note A-3 will exercise the rights granted to the BC Controlling Holder pursuant to the
     Bank of America Center Pooling and Servicing Agreement and the Bank of
     America Center Intercreditor Agreement as described in "--General" in this prospectus supplement. In addition, pursuant to the Pooling and Servicing
     Agreement, the Directing Certificateholder will be permitted to direct the
     Trustee, as the Bank of America Center Pari Passu Note A-3 Noteholder on
     any action that requires the consent of such holder.

o    Neither the Master Servicer nor the Special Servicer will generally be entitled to any of the fees discussed under "--Servicing and Other
     Compensation and Payment of Expenses" with respect to the Bank of America
     Center Whole Loan, except that the Master Servicer will be entitled to receive a Master Servicing Fee. The Bank of America Center Special Servicer
     will be entitled to certain servicing fees with respect to the Bank of
     America Center Whole Loan. These fees include a special servicing fee which accrues at a rate of 0.25% per annum on the unpaid principal balance of the related mortgage loan so long as that mortgage loan (or the related REO
     Property) is being specially serviced under the Bank of America Center
     Pooling and Servicing Agreement. In the event that the Bank of America
     Center Special Servicer successfully returns as the Bank of America Center
     Whole Loan to performing (i.e. non-specially serviced) status under the
     Bank of America Center Pooling and Servicing Agreement, the Bank of America
     Center Special Servicer will be entitled to a workout fee that is payable on each collection of interest and principal collected from the related borrower at a rate of 0.75% per annum if, and for so long as, the unpaid principal balance of the Bank of America Center Whole Loan is equal to or greater than $20,000,000 or at a rate of 1.00% if, and for so long as, the unpaid principal balance of the Bank of America Center Whole Loan is less than $20,000,000. Finally, in the event that the Bank of America Center
     Special Servicer successfully liquidates the Bank of America Center Whole
     Loan, it will be entitled under certain circumstances to a liquidation fee from the proceeds (net of certain expenses) resulting from the liquidation at a rate of 0.75% if the unpaid principal balance of the Bank of America
     Center Whole Loan is equal to or greater than $20,000,000 or at a rate of
     1.00% if the unpaid principal balance of the Bank of America Center Whole
     Loan is less than $20,000,000.

o    The Trustee will be required to make P&I Advances with respect to the Bank of America Center Pari Passu Note A-3 Mortgage Loan that the Bank of
     America Center Master Servicer is required but fails to make, unless the
     Bank of America Center Master Servicer or the Trustee has determined that such advance would not be recoverable from collections on the Bank of
     America Center Whole Loan. In addition, the Bank of America Center Master
     Servicer and/or the Trustee, as applicable will be entitled to reimbursement of that advance with interest at the Reimbursement Rate.

o    If the Bank of America Center Master Servicer, Bank of America Special
     Servicer, the Bank of America Center Trustee and/or the Bank of America
     Center Fiscal Agent determines that a servicing advance is made with respect to the Bank of America Center Whole Loan or the related Mortgaged
     Property is nonrecoverable, it will be entitled to be reimbursed with interest on that servicing advance from general collections on all Mortgage
     Loans.

o    Neither the Master Servicer under the Pooling and Servicing Agreement nor the Bank of America Center Master Servicer under the Bank of America Center
     Pooling and Servicing Agreement will be required to make any Compensating
     Interest Payments (or similar payments) with respect to Prepayment Interest
     Shortfalls on the Bank of America Center Pari Passu Note A-3 Mortgage Loan.

o    The events that give rise to the transfer of the Bank of America Center
     Whole Loan to special servicing under the Bank of America Center Pooling and Servicing Agreement are generally similar to but differ in some respects from the Servicing Transfer Events under the Pooling and Servicing
     Agreement. For example, the Bank of America Center Pooling and Servicing
     Agreement does not require for purposes of clause (a)(ii) of the definition of Servicing Transfer Event, the related borrower to continue to make the referenced payments, to actively seek a

                                     S-131

     refinancing commitment and/or the Directing Certificateholder's consent. In addition, the related borrower under the Bank of America Center Pooling and
     Servicing Agreement may deliver a refinancing commitment for a period not to exceed 60 days after the related maturity date as opposed to the possible 120 day period under the Pooling and Servicing Agreement. In addition for purposes of clauses (c) and (d) of the definition of Servicing
     Transfer Event, unlike the Pooling and Servicing Agreement which permits the Special Servicer with the consent of the Directing Certificateholder to transfer a Mortgage Loan serviced under the Pooling and Servicing Agreement to special servicing if the events referenced in each of these clauses take place, the Bank of America Special Servicer may not under any circumstance require that the Bank of America Center Whole Loan be transferred to special servicing under the Bank of America Center Pooling and Servicing
     Agreement.

o    The events that give rise to the Bank of America Center Whole Loan becoming a "Required Appraisal Loan" under the Bank of America Center Pooling and
     Servicing Agreement are generally similar to but differ in some respects from the Appraisal Trigger Events as described in "Description of the
     Certificates--Appraisal Reductions" in this prospectus supplement. For example, unlike the Pooling and Servicing Agreement where (if among the satisfaction of certain other conditions) the related borrower delivers a refinancing commitment within 120 days of the Due Date of the related
     Mortgage Loan serviced under the Pooling and Servicing Agreement, the Bank of America Center Pooling and Servicing Agreement only permits the borrower to deliver a refinancing commitment for 60 days following the related Due
     Date.

o    The holders of a majority interest in the Certificates evidencing the
     Controlling Class may not terminate the Bank of America Center Special
     Servicer without cause. Instead, only the holder(s) of certain of beneficial ownership interests in most subordinate certificates issued under the Banc of America Commercial Mortgage Inc. Commercial Mortgage
     Pass-Through Certificates, Series 2004-4 commercial mortgage securitization may terminate the Bank of America Special Servicer without cause.

                                     S-132

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through
Certificates, Series 2004-5, on November 23, 2004 (the "Delivery Date")
pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2004, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and
the REMIC Administrator (the "Pooling and Servicing Agreement").

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the
"Trust"), the assets of which (such assets collectively, the "Trust Fund")
include (among other things): (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date
(exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the
Interest Reserve Account and (iv) the Excess Liquidation Proceeds Reserve
Account (see "The Pooling and Servicing Agreements--Certificate Account" in the
accompanying prospectus).

     The Certificates will consist of 27 classes to be designated as: (i) the
Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
the Class A-AB Certificates, the Class A-4 Certificates, and the Class A-1A
Certificates (collectively, the "Class A Senior Certificates" and together with the Class X Certificates, the "Senior Certificates"); (ii) the Class A-J
Certificates, the Class B Certificates, the Class C Certificates, the Class D
Certificates, the Class E Certificates, the Class F Certificates, the Class G
Certificates, the Class H Certificates, the Class J Certificates, the Class K
Certificates, the Class L Certificates, the Class M Certificates, the Class N
Certificates, the Class O Certificates and the Class P Certificates
(collectively with the Class A Senior Certificates, the "Sequential Pay
Certificates"); (iii) the Class XC Certificates and the Class XP Certificates
(the "Class X Certificates") (collectively with the Sequential Pay
Certificates, the "REMIC II Certificates"); (vi) the Class CS Certificates (the
"Class CS Certificates") and the Class RP Certificates (the "Class RP
Certificates"); and (vi) the Class R-I Certificates and the Class R-II
Certificates, (the Class R-I and Class R-II Certificates collectively, the
"REMIC Residual Certificates"). Only the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-1A, Class A-J, Class XP, Class B, Class C and Class D
Certificates (collectively, the "Offered Certificates") are offered by this prospectus supplement. Each Class of Certificates is sometimes referred to in this prospectus supplement as a "Class".

     The Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class CS, Class RP and the REMIC
Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-1A and Class A-J Certificates Certificates, $10,000
actual principal amount and in any whole dollar denomination in excess thereof;
(ii) in the case of the Class XP Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust
Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a
"Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such
Class, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and

                                     S-133

Definitive Certificates" in the accompanying prospectus. Unless and until
Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by
DTC upon instructions received from the related Certificate Owners through its
Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of
Certificates will refer to payments, notices, reports and statements to DTC or
Cede & Co., as the registered holder thereof, for distribution to the related
Certificate Owners through its Participants in accordance with DTC procedures.
The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the accompanying prospectus.

     The Trustee will initially serve as registrar (in such capacity, the
"Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective classes of
Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 10%):

                                                    APPROXIMATE
                              CERTIFICATE          PERCENTAGE OF     APPROXIMATE
                               BALANCE OR               POOL           CREDIT
        CLASS               NOTIONAL AMOUNT           BALANCE          SUPPORT
---------------------   -----------------------   ---------------   ------------

  A-1 ...............      $     57,600,000             4.177%          20.000%
  A-2 ...............      $    251,176,000            18.215%          20.000%
  A-3 ...............      $    307,618,000            22.309%          20.000%
  A-AB ..............      $     46,487,000             3.371%          20.000%
  A-4 ...............      $    198,649,000            14.406%          20.000%
  A-1A ..............      $    241,609,000            17.522%          20.000%
  A-J ...............      $     91,353,000             6.625%          13.375%
  XP ................      $            TBD(1)            N/A             N/A
  B .................      $     39,645,000             2.875%          10.500%
  C .................      $     13,789,000             1.000%           9.500%
  D .................      $     22,407,000             1.625%           7.875%
  E .................      $     12,066,000             0.875%           7.000%
  F .................      $     17,236,000             1.250%           5.750%
  G .................      $     12,066,000             0.875%           4.875%
  H .................      $     22,408,000             1.625%           3.250%
  J .................      $      6,894,000             0.500%           2.750%
  K .................      $      6,895,000             0.500%           2.250%
  L .................      $      3,447,000             0.250%           2.000%
  M .................      $      5,171,000             0.375%           1.625%
  N .................      $      3,447,000             0.250%           1.375%
  O .................      $      3,448,000             0.250%           1.125%
  P .................      $     15,513,068             1.125%           0.000%
  XC ................      $  1,378,924,068(1)            N/A             N/A

----------------
(1)  Notional Amount.

     The "Certificate Balance" of any Class of Sequential Pay Certificates
outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of
Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized

                                     S-134

Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See "--Distributions" and "--Subordination; Allocation
of Losses and Certain Expenses" below.

     The Class XC and Class XP Certificates will not have Certificate Balances.
For purposes of calculating the amount of accrued interest, however, each of those classes will have a Notional Amount (a "Notional Amount").

     The Notional Amount of the Class XC Certificates will equal the aggregate
Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates outstanding from time to time. The total initial Notional Amount
of the Class XC Certificates will be approximately $[           ] although it
may be as much as 10% larger or smaller.

     The Notional Amount of the Class XP Certificates will equal:

     o    during the period following the initial issuance of the certificates
          through and including the Distribution Date in [   ], the sum of (a)
          the lesser of $[   ] and the Certificate Balance of the Class [   ]
          Certificates outstanding from time to time, (b) the lesser of $[   ]
          and the Certificate Balance of the Class [   ] Certificates
          outstanding from time to time and (c) the aggregate Certificate
          Balances of the Class [  ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [   ] through and
          including the Distribution Date in [   ], the sum of (a) the lesser of
          $[   ] and the Certificate Balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          Certificate Balance of the Class [   ] Certificates outstanding from
          time to time and (c) the aggregate Certificate Balances of the Class
          [   ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the Certificate Balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          Certificate Balance of the Class [   ] Certificates outstanding from
          time to time and (c) the aggregate Certificate Balances of the Class
          [   ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [   ] through and
          including the Distribution Date in [   ], the sum of (a) the lesser of
          $[   ] and the Certificate Balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          Certificate Balance of the Class [   ] Certificates outstanding from
          time to time and (c) the aggregate Certificate Balances of the Class
          [   ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [   ] through and
          including the Distribution Date in [   ], the sum of (a) the lesser of
          $[   ] and the Certificate Balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          Certificate Balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the Certificate Balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate Certificate Balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in [   ] through and
          including the Distribution Date in [   ], the sum of (a) the lesser of
          $[   ] and the Certificate Balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          Certificate Balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the Certificate Balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate Certificate Balances of the Class [   ] Certificates
          outstanding from time to time;

                                     S-135

     o    during the period following the Distribution Date in [   ] through and
          including the distribution date in [   ], the sum of (a) the lesser of
          $[   ] and the Certificate Balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          Certificate Balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the Certificate Balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate Certificate Balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in [   ] through and
          including the Distribution Date in [   ], the sum of (a) the lesser of
          $[   ] and the Certificate Balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          Certificate Balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the Certificate Balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate Certificate Balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in [   ] through and
          including the Distribution Date in [   ], the sum of (a) the lesser of
          $[   ] and the Certificate Balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          Certificate Balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the Certificate Balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate Certificate Balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in [   ] through and
          including the Distribution Date in [   ], the sum of (a) the lesser of
          $[   ] and the Certificate Balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          Certificate Balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the Certificate Balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate Certificate Balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of
          $[ ] and the Certificate Balance of the Class [ ] Certificates
          outstanding from time to time, (b) the lesser of $[ ] and the
          Certificate Balance of the Class [ ] Certificates outstanding from time to time, (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (d) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

     o    during the period following the Distribution Date in [   ] through and
          including the Distribution Date in [   ], the sum of (a) the lesser of
          $[   ] and the Certificate Balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          Certificate Balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the Certificate Balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate Certificate Balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in [   ] through and
          including the Distribution Date in [   ], the sum of (a) the lesser of
          $[   ] and the Certificate Balance of the Class [   ] Certificates
          outstanding from time to time, (b) the lesser of $[   ] and the
          Certificate Balance of the Class [   ] Certificates outstanding from
          time to time, (c) the lesser of $[   ] and the Certificate Balance of
          the Class [   ] Certificates outstanding from time to time and (d) the
          aggregate Certificate Balances of the Class [   ] Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in [   ] through and
          including the Distribution Date in [   ], the sum of (a) the lesser of
          $[   ] and the

                                     S-136

          Certificate Balance of the Class [   ] Certificates outstanding from
          time to time, (b) the lesser of $[   ] and the Certificate Balance of
          the Class [   ] Certificates outstanding from time to time, (c) the
          lesser of $[   ] and the Certificate Balance of the Class [   ]
          Certificates outstanding from time to time and (d) the aggregate
          Certificate Balances of the Class [   ] Certificates outstanding from
          time to time;

     o    following the distribution date in [   ], $0.

     The total initial Notional Amount of the Class XP Certificates will be
approximately $[             ], although it may be as much as 10% larger or
smaller.

     The REMIC Residual Certificates will not have a Certificate Balance or a
Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized
Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

     For purposes of calculating the allocation of collections on the CS
Component Mortgage Loan between the CS Senior Component, on the one hand, and the CS Subordinate Component on the other hand, the CS Senior Component will be deemed to have a principal balance (the "CS Senior Balance") and the CS
Subordinate Component will be deemed to have a principal balance (the "CS
Subordinate Balance") equal to the amounts described under "Description of the
Mortgage Pool--CS Component Mortgage Loan". The CS Senior Component will accrue interest during each interest accrual period on the amount of the CS Senior
Balance thereof outstanding immediately prior to the related Distribution Date
at a per annum rate equal to approximately [     ]% as of the commencement of
such interest accrual period. The CS Subordinate Component will accrue interest during each interest accrual period on the amount of the CS Subordinate Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Pass-Through Rate in effect for the Class CS
Certificates as of the commencement of such interest accrual period. The CS
Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--Distributions--Class CS Certificates
and the CS Component Mortgage Loan", and the CS Subordinate Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--Distributions--Class CS Certificates and the CS Component
Mortgage Loan".

     For purposes of calculating the allocation of collections on the RP
Component Mortgage Loan between the RP Senior Component, on the one hand, and the RP Subordinate Component on the other hand, the RP Senior Component will be deemed to have a principal balance (the "RP Senior Balance") and the RP
Subordinate Component will be deemed to have a principal balance (the "RP
Subordinate Balance") equal to the amounts described under "Description of the
Mortgage Pool--RP Component Mortgage Loan". The RP Senior Component will accrue interest during each interest accrual period on the amount of the RP Senior
Balance thereof outstanding immediately prior to the related Distribution Date
at a per annum rate equal to approximately [     ]% as of the commencement of
such interest accrual period. The RP Subordinate Component will accrue interest during each interest accrual period on the amount of the RP Subordinate Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Pass-Through Rate in effect for the Class RP
Certificates as of the commencement of such interest accrual period. The RP
Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--Distributions--Class RP Certificates
and the RP Component Mortgage Loan", and the RP Subordinate Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--Distributions--Class RP Certificates and the RP Component
Mortgage Loan".

                                     S-137

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-1A, Class A-J, Class B, Class C and Class D
Certificates on any Distribution Date will be the Pass-Through Rates indicated
on the cover page of this prospectus supplement.

     The Pass-Through Rate applicable to the Class XP Certificates for the
initial Distribution Date will equal approximately [      ]% per annum. The
Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the
[    ] Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as "Class XP Strip Rates", at which interest accrues from time to time on the respective components of the Notional Amount of the Class XP Certificates outstanding immediately prior to the related
Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates. If all or a designated portion of the Certificate Balance of any Class of Certificates is identified under "--Certificate Balance and
Notional Amounts" above as being part of the Notional Amount of the Class XP
Certificates immediately prior to any Distribution Date, then that Certificate
Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.
For purposes of accruing interest during any interest accrual period, through
and including the [        ] Distribution Date on any particular component of
the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal with respect to each applicable class of Certificates having a Certificate Balance
(or a designated portion thereof) that comprises such component, the excess, if any of:

          (1) the lesser of (a) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (b) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over

          (2) the Pass-Through Rate in effect during such interest accrual period for such class of Certificates.

     Following the [       ] Distribution Date, the Class XP Certificates will
cease to accrue interest. In connection therewith, the Class XP Certificates
will have a 0% Pass-Through Rate for the [       ] Distribution Date and for
each Distribution Date thereafter.

     The Pass-Through Rate applicable to the Class XC Certificates for the
initial Distribution Date will equal approximately [      ]% per annum. The
Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as "Class XC Strip Rates", at which interest accrues from time to time on the respective components of the
Notional Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain
Classes of Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the
Certificate Balance of any particular Class of Certificates is identified under
"--Certificate Balances and Notional Amounts" above as being part of the
Notional Amount of the Class XP Certificates immediately prior to any
Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such
Certificate Balance will represent one or more other separate components of the
Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest
for each Distribution Date prior to [       ] on any particular component of
the Notional Amount of the Class XC Certificates immediately prior to the related Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

                                     S-138

          (1) if such particular component consists of the entire Certificate
     Balance of any class of Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the
     Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of
     (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) for each applicable class of Certificates, the greater of
     (i) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

          (2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
     such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip
     Rate will equal the excess, if any, of (a) the Weighted Average Net
     Mortgage Rate for such interest accrual period, over (b) for each applicable class of Certificates, the greater of (i) the reference rate specified on Annex C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

          (3) if such particular component consists of the entire Certificate
     Balance of any Class of Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional
     Amount of the Class XP Certificates immediately prior to the related
     Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
     such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates
     immediately prior to the related Distribution Date, then the applicable
     Class XC Strip Rate will equal the excess, if any, of (a) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over (b) the
     Pass-Through Rate in effect during such interest accrual period for such
     Class of Certificates.

     For purposes of the accrual of interest on the Class XC Certificates for
each Distribution Date subsequent to the [       ] Distribution Date, the
Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate components of the Notional Amount of the Class
XC Certificates, and the applicable Class XC Strip Rate with respect to each such Component for each such interest period will equal the excess, if any, of
(a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

     For purpose of calculating the Class XC and Class XP Strip Rates, the
Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

     The Pass-Through Rates for the Class A-1, Class A-2, Class A-3, Class A-AB
and Class A-1A Certificates are fixed per annum rates equal to [  ]%, [  ]%,
[  ]%, [  ]% and [  ]%, respectively.

     The approximate initial Pass-Through Rates for the Class A-4, Class A-J,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
are per annum rates equal to [  ]%, [  ]%, [  ]%, [  ]%, [  ]%, [  ]%, [  ]%,
[  ]%, and [  ]%, respectively. The Pass-Through Rates for the Class A-4, Class
A-J, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates will accrue interest at a fixed rate subject to a cap at the
Weighted Average Net Mortgage Rate.

     The approximate initial Pass-Through Rates for the Class B, Class C, Class
D, Class E, Class F, Class G and Class H Certificates are [  ]%, [  ]%, [  ]%,
[  ]%, [  ]%, [  ]%, and [  ]%, respectively. The Pass-Through Rates for the
Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates
will accrue at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate, (iii) the Weighted Average Net Mortgage
Rate or (iv) the Weighted Average Net Mortgage Rate less a specified percentage.

                                     S-139

     The Pass-Through Rates for the Class CS and Class RP Certificates will be set forth in the Pooling and Servicing Agreement.

     "Weighted Average Net Mortgage Rate" for any Distribution Date means the weighted average of the Net Mortgage Rates for all the Mortgage Loans
(excluding the interest rates and principal balances of the CS Subordinate
Component and the RP Subordinate Component) immediately following the preceding
Distribution Date (weighted on the basis of their respective Stated Principal
Balances (as defined in this prospectus supplement) (excluding the principal balances of the CS Subordinate Component and the RP Subordinate Component).

     The "Net Mortgage Rate" with respect to any Mortgage Loan (or, in the case of the CS Component Mortgage Loan and the RP Component Mortgage Loan, the
related senior component) is, in general, a per annum rate equal to the related
Mortgage Rate minus the Administrative Fee Rate, and with respect to the CS
Senior Component, approximately [  ]% per annum and with respect to the RP
Senior Component approximately [  ]% per annum, minus the Administrative Fee
Rate; provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage
Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided, further, however, that if any Mortgage Loan
(or, in the case of the CS Component Mortgage Loan and the RP Component
Mortgage Loan, the related Senior Component) does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net
Mortgage Rate of such Mortgage Loan (or senior component) for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (or the senior component rate)
(net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans (or senior components), the Mortgage Rate (or the senior component rate) for the one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related
Mortgage Note and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or
February in any year which is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the
Mortgage Loans ranged from 4.628% per annum to 6.248% per annum, with a
Weighted Average Net Mortgage Rate of 5.313% per annum. See "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement. The "Administrative Fee Rate" is the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated (as more particularly described in Annex A to this prospectus supplement).

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution
Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such
Distribution Date occurs. The first Collection Period applicable to the Offered
Certificates will begin immediately following the Cut-off Date and will end on the Determination Date in December 2004. The "Determination Date" for each
Distribution Date will be the earlier of (i) the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related Distribution Date.

                                     S-140

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date with respect to the Offered Certificates will occur in December 2004. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede &
Co. will be the registered holder of the Offered Certificates. See
"--Registration and Denominations" above. The final distribution on any
Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or
Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a
Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the
"Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     Class CS Certificates and the CS Component Mortgage Loan. The Class CS
Certificates will be entitled only to distributions from amounts collected on the CS Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the CS Component Mortgage Loan
(including on the CS Subordinate Component thereof) received by the Master
Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any
Master Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees,
Liquidation Fees, interest on Advances and any other Additional Trust Fund
Expenses, in respect of the CS Component Mortgage Loan (including on the CS
Subordinate Component thereof)) will be remitted to the Trustee on the Master
Servicer Remittance Date and applied by the Trustee on the related Distribution
Date, together with any P&I Advance or payment by the Master Servicer to cover
Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

          (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all CS Component Distributable Interest in respect of the CS Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all CS Component Principal Entitlement for the CS
     Senior Component for such Distribution Date (the "CS Senior Component
     Principal Distribution Amount");

          (iii) to the Trustee for the benefit of the REMIC II
     Certificateholders as part of the Available Distribution Amount for such
     Distribution Date, to reimburse the CS Senior Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CS Component Mortgage Loan to the CS Senior Component
     and for which no reimbursement has previously been received;

          (iv) to pay interest on the CS Subordinate Component, up to an amount equal to all CS Component Distributable Interest in respect of the CS
     Subordinate Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-141

          (v) to pay principal on the CS Subordinate Component, up to an amount equal to the CS Component Principal Entitlement for the CS Subordinate
     Component for such Distribution Date;

          (vi) to reimburse the CS Subordinate Component for all Realized Losses
     and Additional Trust Fund Expenses, if any, previously allocated with respect to the CS Component Mortgage Loan to the CS Subordinate Component
     and for which no reimbursement has previously been received;

          (vii) if a monetary or other material event of default exists under the CS Component Mortgage Loan, to the Trustee for the benefit of the REMIC
     II Certificateholders as part of the Available Distribution Amount for such
     Distribution Date, an amount in respect of principal of the CS Senior
     Component equal to the lesser of (A) the outstanding principal balance of such component (after giving effect to the distribution pursuant to clause
     (ii) above on such Distribution Date) and (B) such CS Post-Default Excess
     Interest Amount (it being understood that distributions pursuant to this priority (vii) will be made solely from and to the extent of such CS
     Post-Default Excess Interest Amount); and

          (viii) with respect to the CS Component Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (vii) above.

     All distributions on the CS Subordinate Component referenced in clauses
(iv) through (vi) above shall be made to the holders of the Class CS
Certificates.

     The "CS Component Distributable Interest" in respect of the CS Senior
Component or CS Subordinate Component is equal to the CS Accrued Component
Interest in respect of the CS Senior Component or the CS Subordinate Component
reduced by such component's allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

     The "CS Accrued Component Interest" in respect of the CS Senior Component or CS Subordinate Component for each Distribution Date is equal to one calendar month's interest at the applicable interest rate (net of the Administrative Fee
Rate) for the related component, which in the case of the CS Senior Component is equal to approximately [  ]% per annum and in the case of the CS Subordinate
Component is equal to the Pass-Through Rate of the Class CS Certificates.

     In the absence of a monetary or other material event of default under the
CS Component Mortgage Loan, principal will be paid on the CS Senior Component and the CS Subordinate Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first to the CS Senior
Component until its outstanding principal balance is reduced to zero and then to the CS Subordinate Component until its outstanding principal balance is reduced to zero. Accordingly, the "CS Component Principal Entitlement" with respect to the CS Senior Component and the CS Subordinate Component is (a)
prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such component's pro rata share of the CS
Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such component and (ii) the portion of the CS Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     For purposes of determining the actual amount allocable to principal as referenced in this paragraph, the payment of principal and interest under the
CS Component Mortgage Loan is based on an interest rate under the whole loan of
5.3991% per annum (with the accrual of interest calculated on an Actual/360
Basis), a 25-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis.

     The "CS Post-Default Excess Interest Amount" for any Distribution Date is
equal to an amount equal to the greater of (A) zero and (B) (1) the aggregate of the CS Component Distributable Interest in respect of the Senior and Junior
Components for such Distribution Date (net of any amounts

                                     S-142

therefrom allocable to the reimbursement of Advances, fees, interest on
Advances or other Additional Trust Fund Expenses as described above) minus (2)
the aggregate amount of interest distributable pursuant to priorities (i) and
(iv) above.

     The "CS Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than a
     Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the CS Component Mortgage Loan for the Due Date occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the CS Component
     Mortgage Loan during the related Collection Period;

          (c) with respect to the CS Component Mortgage Loan if its stated
     maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly
     Payment (other than a Balloon Payment ) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the CS Component
     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
     received on the CS Component Mortgage Loan during the related Collection
     Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly
     Payment due (other than a Balloon Payment), or the principal portion of any
     Assumed Monthly Payment deemed due, in respect of the CS Component Mortgage
     Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) the portion of any amount described in clause (e) of the definition of Principal Distribution Amount, as described in this prospectus supplement under "--Principal Distribution Amounts" that is attributable to the CS Component Mortgage Loan.

     Class RP Certificates and the RP Component Mortgage Loan. The Class RP
Certificates will be entitled only to distributions from amounts collected on the RP Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the RP Component Mortgage Loan
(including on the RP Subordinate Component thereof) received by the Master
Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any
Master Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees,
Liquidation Fees, interest on Advances and any other Additional Trust Fund
Expenses, in respect of the RP Component Mortgage Loan (including on the RP
Subordinate Component thereof)) will be remitted to the Trustee on the Master
Servicer Remittance Date and applied by the Trustee on the related Distribution
Date, together with any P&I Advance or payment by the Master Servicer to cover
Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

          (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all RP Component Distributable Interest in respect of the RP Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all RP Component Principal Entitlement for the RP
     Senior Component for such Distribution Date (the "RP Senior Component
     Principal Distribution Amount");

          (iii) to the Trustee for the benefit of the REMIC II
     Certificateholders as part of the Available Distribution Amount for such
     Distribution Date, to reimburse the RP Senior Component for all

                                     S-143

     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the RP Component Mortgage Loan to the RP Senior
     Component and for which no reimbursement has previously been received;

          (iv) to pay interest on the RP Subordinate Component, up to an amount equal to all RP Component Distributable Interest in respect of the RP
     Subordinate Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) to pay principal on the RP Subordinate Component, up to an amount equal to the RP Component Principal Entitlement for the RP Subordinate
     Component for such Distribution Date;

          (vi) to reimburse the RP Subordinate Component for all Realized Losses
     and Additional Trust Fund Expenses, if any, previously allocated with respect to the RP Component Mortgage Loan to the RP Subordinate Component
     and for which no reimbursement has previously been received;

          (vii) if a monetary or other material event of default exists under the RP Component Mortgage Loan, to the Trustee for the benefit of the REMIC
     II Certificateholders as part of the Available Distribution Amount for such
     Distribution Date, an amount in respect of principal of the RP Senior
     Component equal to the lesser of (A) the outstanding principal balance of such component (after giving effect to the distribution pursuant to clause
     (ii) above on such Distribution Date) and (B) such RP Post-Default Excess
     Interest Amount (it being understood that distributions pursuant to this priority (vii) will be made solely from and to the extent of such RP
     Post-Default Excess Interest Amount); and

          (viii) with respect to the RP Component Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (vii) above.

     All distributions on the RP Subordinate Component referenced in clauses
(iv) through (vi) above shall be made to the holders of the Class RP
Certificates.

     The "RP Component Distributable Interest" in respect of the RP Senior
Component or RP Subordinate Component is equal to the RP Accrued Component
Interest in respect of the RP Senior Component or the RP Subordinate Component
reduced by such component's allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

     The "RP Accrued Component Interest" in respect of the RP Senior Component or RP Subordinate Component for each Distribution Date is equal to one calendar months' interest at the applicable interest rate (net of the Administrative Fee
Rate) for the related component, which in the case of the RP Senior Component
is equal to approximately [   ]% per annum and in the case of the RP
Subordinate Component is equal to the Pass-Through Rate of the Class RP
Certificates.

     In the absence of a monetary or other material event of default under the
RP Component Mortgage Loan, principal will be paid on the RP Senior Component and the RP Subordinate Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first to the RP Senior
Component until its outstanding principal balance is reduced to zero and then to the RP Subordinate Component until its outstanding principal balance is reduced to zero. Accordingly, the "RP Component Principal Entitlement" with respect to the RP Senior Component and the RP Subordinate Component is (a)
prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such component's pro rata share of the RP
Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such component and (ii) the portion of the RP Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

                                     S-144

     For purposes of determining the actual amount allocable to principal as referenced in this paragraph, the payment of principal and interest under the
RP Component Mortgage Loan is based on an interest rate under the whole loan of
4.660% per annum (with the accrual of interest calculated on an Actual/360
Basis).

     The "RP Post-Default Excess Interest Amount" for any Distribution Date is
equal to an amount equal to the greater of (A) zero and (B) (1) the aggregate of the RP Component Distributable Interest in respect of the Senior and Junior
Components for such Distribution Date (net of any amounts therefrom allocable to the reimbursement of Advances, fees, interest on Advances or other
Additional Trust Fund Expenses as described above) minus (2) the aggregate amount of interest distributable pursuant to priorities (i) and (iv) above.

     The "RP Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than a
     Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the RP Component Mortgage Loan for the Due Date occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the RP Component
     Mortgage Loan during the related Collection Period;

          (c) with respect to the RP Component Mortgage Loan if its stated
     maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly
     Payment due (other than a Balloon Payment) or the principal portion of any
     Assumed Monthly Payment deemed due, in respect of the RP Component Mortgage
     Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
     received on the RP Component Mortgage Loan during the related Collection
     Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly
     Payment due (other than a Balloon Payment) or the principal portion of any
     Assumed Monthly Payment deemed due, in respect of the RP Component Mortgage
     Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) the portion of any amount described in clause (e) of the definition of Principal Distribution Amount, as described in this prospectus supplement under "--Principal Distribution Amounts" that is attributable to the RP Component Mortgage Loan.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The
"Available Distribution Amount" for any Distribution Date will, in general, equal

          (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

               (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

               (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period;

               (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

               (iv) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master
          Servicer, the Special Servicer,

                                     S-145

          any Sub-Servicers or the Trustee as compensation (including Trustee
          Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees,
          Liquidation Fees and Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund
          Expenses);

               (v) amounts deposited in the Certificate Account in error;

               (vi) all funds released from the Excess Liquidation Proceeds
          Account with respect to such Distribution Date;

               (vii) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount;

               (viii) any amounts distributable to the Class CS Certificates in respect of the CS Component Mortgage Loan as described under
          "Description of the Certificates-- Distributions--Class CS
          Certificates and Class CS Component Mortgage Loan"; and

               (ix) any amounts distributable to the Class RP Certificates in respect of the RP Component Mortgage Loan as described under
          "Description of the Certificates-- Distributions--Class RP
          Certificates and Class RP Component Mortgage Loan".

          (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest
     Payments made by the Master Servicer to cover Prepayment Interest
     Shortfalls incurred during the related Collection Period and for the
     Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates--Interest Reserve
     Account."

     See "The Pooling and Servicing Agreements--Certificate Account" in the
accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1
     Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB
     Certificates and Class A-4 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such
     Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the
     Available Distribution Amount for such Distribution Date attributable to
     Mortgage Loans in Loan Group 2, to the holders of the Class A-1A
     Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii)
     from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XC and
     Class XP Certificates in accordance with the respective amounts of
     Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date, in an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates; provided, however, on any Distribution Date where the
     Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of
     Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of

                                     S-146

     Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such
     Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-AB,
     Class A-4 and Class A-1A Certificates, in reduction of the Certificate
     Balances thereof, concurrently: (i)(A) first, to the Class A-AB
     Certificates, in an amount equal to the Group 1 Principal Distribution
     Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments to Class A-1A Certificates on such Distribution Date, until the Class A-AB Certificates are reduced to the Class A-AB Planned Principal Balance, (B) then, to the Class A-1
     Certificates, in an amount equal to the Group 1 Principal Distribution
     Amount (or the portion of it remaining after the above distribution on the
     Class A-AB Certificates) for such Distribution Date and, after the Class
     A-1A Certificates have been reduced to zero, the Group 2 Principal
     Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (C) then, to the Class A-2 Certificates, in an amount equal to the
     Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-AB Certificates) for
     such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the
     Class A-1 and Class A-AB Certificates have been made on such Distribution
     Date, until the Class A-2 Certificates are reduced to zero, (D) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal
     Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates) for
     such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the
     Class A-1, Class A-2 and Class A-AB Certificates have been made on such
     Distribution Date, until the Class A-3 Certificates are reduced to zero,
     (E) then, to the Class A-AB Certificates, in an amount equal to the Group 1
     Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-3 Certificates,
     and the planned balance distribution pursuant to clause (A) above on the
     Class A-AB Certificates) for such Distribution Date and, after the Class
     A-1A Certificates have been reduced to zero, the Group 2 Principal
     Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and
     Class A-AB Certificates have been made on the Distribution Date, until the
     Class A-AB Certificates are reduced to zero and (F) then, to the Class A-4
     Certificates, in an amount equal to the Group 1 Principal Distribution
     Amount (or the portion of it remaining after the above distributions on the
     Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) for such
     Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class
     A-1, Class A-2, Clas A-3 and Class A-AB Certificates have been made on such
     Distribution Date, until the Class A-4 Certificates are reduced to zero;
     and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2
     Principal Distribution Amount for such Distribution Date and, after the
     Class A-4 Certificates have been reduced to zero, the Group 1 Principal
     Distribution Amount remaining after payments to the Class A-1, Class A-2,
     Class A-3, Class A-AB and Class A-4 Certificates have been made on such
     Distribution Date, until the class A-1A Certificates are reduced to zero;

          (3) to reimburse the holders of the Class A-1 Certificates, Class A-2
     Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4
     Certificates and Class A-1A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective

                                     S-147

     amounts of Realized Losses and Additional Trust Fund Expenses, if any,
     previously allocated to such Classes and for which no reimbursement has previously been paid; and

          (4) to make payments on the other Classes of Certificates
     (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate
Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination; Retirement of Certificates"
below), the payments of principal to be made as contemplated by clause (2)
above with respect to the Class A-1 Certificates, Class A-2 Certificates, Class
A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class
A-1A Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such
     Class of Certificates and (b) the remaining portion of the Principal
     Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates and Class A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (6) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (7) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J Certificates and Class
     B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

                                     S-148

          (9) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;

          (10) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J Certificates, Class B
     Certificates and Class C Certificates have been reduced to zero, to pay principal to the holder of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (12) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;

          (13) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (15) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;

          (16) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates and Class E
     Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (18) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;

          (19) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J

                                     S-149

     Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (21) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;

          (22) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (24) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;

          (25) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates and Class H
     Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (27) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;

          (28) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (29) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates, Class H
     Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (30) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;

                                     S-150

          (31) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (32) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates, Class H
     Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (33) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;

          (34) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (35) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates, Class H
     Certificates, Class J Certificates, Class K Certificates and Class L
     Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (36) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;

          (37) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (38) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates, Class H
     Certificates, Class J Certificates, Class K Certificates, Class L
     Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (39) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;

          (40) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (41) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J

                                     S-151

     Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates, Class H Certificates, Class J Certificates, Class K
     Certificates, Class L Certificates, Class M Certificates and Class N
     Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (42) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;

          (43) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (44) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class
     A-4 Certificates, Class A-1A Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates, Class H
     Certificates, Class J Certificates, Class K Certificates, Class L
     Certificates, Class M Certificates, Class N Certificates and Class O
     Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (45) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been received;
     and

          (46) to pay to the holders of the Class R-I Certificates and the Class
     R-II Certificates, the balance, if any, of the Available Distribution
     Amount in REMIC I and REMIC II, respectively, for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38), (41) and (44) above with respect to any Class of Sequential Pay
Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of
Certificates.

     Excess Liquidation Proceeds. Except to the extent Realized Losses or
Additional Trust Fund Expenses have been allocated to any class of
Certificates, Excess Liquidation Proceeds will not be available for distribution from an account (the "Excess Liquidation Proceeds Reserve
Account") to the Holders of the Certificates. "Excess Liquidation Proceeds" are
the excess of (i) proceeds from the sale or liquidation of a mortgage loan or
REO Property, net of expenses, unpaid servicing compensation and related
Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" in respect of each Class of REMIC II Certificates for each
Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class'
allocable share (calculated as described below) of any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC II
Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or

                                     S-152

Notional Amount, as the case may be, outstanding immediately prior to such
Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of
Certificates.

     The Master Servicer will be required to make Compensating Interest
Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate Prepayment Interest Shortfall" for
any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection
Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement. The Net Aggregate Prepayment
Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all classes of Certificates (other than the REMIC
Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     With respect to the CS Component Mortgage Loan, Prepayment Interest
Shortfalls will be allocated to the CS Subordinate Component and then to the CS
Senior Component. Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls with respect to the CS Component Mortgage
Loan for any Distribution Date will be used first, to cover the Prepayment
Interest Shortfalls incurred during the related Collection Period allocated to the CS Senior Component, and then, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the CS Subordinate
Component. Any such Prepayment Interest Shortfalls allocated to the CS
Subordinate Component, to the extent not covered by the Master Servicer on such
Distribution Date, will reduce the CS Subordinate Component's interest entitlement for the related Distribution Date. Any such Prepayment Interest
Shortfalls allocated to the CS Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Certificates as described above.

     With respect to the RP Component Mortgage Loan, Prepayment Interest
Shortfalls will be allocated to the RP Subordinate Component and then to the RP
Senior Component. Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls with respect to the RP Component Mortgage
Loan for any Distribution Date will be used first, to cover the Prepayment
Interest Shortfalls incurred during the related Collection Period allocated to the RP Senior Component, and then, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the RP Subordinate
Component. Any such Prepayment Interest Shortfalls allocated to the RP
Subordinate Component, to the extent not covered by the Master Servicer on such
Distribution Date, will reduce the RP Subordinate Component's interest entitlement for the related Distribution Date. Any such Prepayment Interest
Shortfalls allocated to the RP Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Certificates as described above.

     With respect to the Bank of America Center Whole Loan, Prepayment Interest
Shortfalls will be allocated to the Bank of America Center Note A-1 Junior
Portion prior to being allocated to the Bank of America Center Note A-1 Senior
Portion, the Bank of America Center Pari Passu Note A-2 and the Bank of America
Center Pari Passu Note A-3 (and accordingly to the REMIC II Certificates).
Prepayment Interest Shortfalls that remain after the foregoing allocation will generally reduce distributions pro rata among the Bank of America Center Note
A-1 Senior Portion, the Bank of America Center Pari Passu Note A-2 and the Bank
of America Center Pari Passu Note A-3 (and accordingly to the REMIC II
Certificates). Any such Prepayment Interest Shortfalls allocated to the Bank of
America Center Pari Passu Note A-3, to the extent not covered by the Bank of
America Center Master Servicer will be allocated to the Classes of REMIC II
Certificates in the manner described in the definition of Net Aggregate
Prepayment Interest Shortfall in this prospectus supplement.

     Principal Distribution Amount. So long as both the Class A-4 and Class
A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a

                                     S-153

Loan Group-by-Loan Group basis (the "Group 1 Principal Distribution Amount" and
"Group 2 Principal Distribution Amount," respectively). On each Distribution
Date after the Certificate Balances of either the Class A-4 or Class A-1A
Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal
Distribution Amount" for any Distribution Date will, in general with respect to a Loan Group or the Mortgage Pool, equal the aggregate of the following
(excluding, (1) except with respect to clause (f) below, any amounts received in respect of the CS Component Mortgage Loan and (2) except with respect to clause (g) below, any amounts received in respect of the RP Component Mortgage
Loan):

          (a) the principal portions of all Monthly Payments (other than Balloon
     Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans in the Mortgage Pool or in such
     Loan Group, as applicable for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable during the related Collection Period;

          (c) with respect to any Balloon Loan in the Mortgage Pool or in such
     Loan Group, as applicable as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment
     (other than a Balloon Payment) due, or the principal portion of any Assumed
     Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
     received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment)
     due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (e) the excess, if any, of (i) the Group 1 Principal Distribution
     Amount, the Group 2 Principal Distribution Amount and Principal
     Distribution Amount, as the case may be for the immediately preceding
     Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Group 1 Principal
     Distribution Amount, the Group 2 Principal Distribution Amount and the
     Principal Distribution Amount, as the case may be on such immediately preceding Distribution Date;

          (f) with respect to the CS Component Mortgage Loan, the CS Senior
     Component Principal Distribution Amount for such Distribution Date; and

          (g) with respect to the RP Component Mortgage Loan, the RP Senior
     Component Principal Distribution Amount for such Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage
Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or
Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

                                     S-154

Class A-AB Planned Principal Balance.

     The "Class A-AB Planned Principal Balance" for any Distribution Date is
the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement.  Such balances were calculated using, among other things, the Maturity Assumptions.  Based on such assumptions, the
Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on the table.  There is no assurance, however, that the Mortgage Loans will perform in conformity with the Maturity Assumptions.  Therefore, there can be no assurance that the balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A
Certificates, Class A-1 Class A-2, and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 2
Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as
applicable, will be distributed on the Class A-AB Certificates until the
Certificate Balance of the Class A-AB Certificates is reduced to zero.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i)
any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such
Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The
Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly
Payment (or, in the case of a Mortgage Loan delinquent in respect of its
Balloon Payment as described in the prior sentence, the Assumed Monthly
Payment) due on the last Due Date prior to the acquisition of such REO
Property.

     Distributions of Prepayment Premiums. On each Distribution Date,
Prepayment Premiums collected on the Mortgage Loans included in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the following Classes: to the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class
H Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such
Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates on such Distribution Date, (b) the Base Interest Fraction for the
related principal payment on such Class of Certificates, and (c) the amount of
Prepayment Premium collected on such principal prepayment during the related
Prepayment Period. Any Prepayment Premiums collected during the related
Prepayment Period remaining after such distributions will be distributed to the holders of the Class XC Certificates.

     On each Distribution Date, Prepayment Premiums collected in respect of
Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class
A-1A Certificates in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution
Date for all mortgage loans included in Loan Group 2 on such Distribution Date,
(b) the Base Interest Fraction for the related principal prepayment and such
Class of Certificates and (c) the Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. Any Prepayment
Premiums collected during the related Prepayment Period remaining after such distributions shall be distributed to the

                                     S-155

holders of the Class XC Certificates. No Prepayment Premiums in respect of
Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the
Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the
Prepayment Premium with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such
Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage
Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums will be distributed to the holders of the Class J,
Class K, Class L, Class M, Class N, Class O or Class P Certificates. Instead,
after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-1A, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G and Class H Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage
Loans will be distributed to the holders of the Class XC Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related
Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" and "Risk Factors--Risks Related to the Mortgage Loans-- Prepayment
Premiums" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the
Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal
Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the
Trustee, incurred in connection with the operation and disposition of such REO
Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage
Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1

                                     S-156

Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB
Certificates, Class A-4 Certificates and Class A-1A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered
Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under
"--Distributions--The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered
Certificates.

     The CS Subordinate Component, and thus the Class CS Certificates, will represent an interest in, and will be payable only out of payments, advances and other collections on, the CS Component Mortgage Loan. The rights of the holders of the Class CS Certificates to receive distributions of amounts collected or advanced on the CS Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates. The RP Subordinate Component, and thus the Class RP Certificates, will represent an interest in, and will be payable only out of payments, advances and other collections on, the RP Component
Mortgage Loan. The rights of the holders of the Class RP Certificates to receive distributions of amounts collected or advanced on the RP Component
Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates.

     This subordination provided by the Subordinate Certificates and, to the extent described herein, with respect to the related Mortgage Loans, the Class
CS Certificates and the Class RP Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior
Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class
A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class
A-1A Certificates of principal equal to, in each such case, the entire related
Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable
Certificate Interest payable in respect of their Certificates on each
Distribution Date, and the ultimate receipt by holders of the other Classes of
Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate
Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--The Available Distribution Amount"
above. No other form of credit support will be available for the benefit of holders of the Offered Certificates. If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated
Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate
Balance of the Sequential Pay Certificates, the Certificate Balances of the
Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class
G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first) provided, however, that (i) Realized Losses with respect to the
CS Component Mortgage Loan will first be allocated to the CS Subordinate
Component, prior to being allocated to any Class of Sequential Pay Certificates and (ii) Realized Losses with respect to the RP Component Mortgage Loan will first be allocated to the RP Subordinate Component, prior to being allocated to any Class of Sequential Pay Certificates. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of
Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates Class A-3 Certificates,
Class  A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates
will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or

                                     S-157

each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage
Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such
Realized Losses and Additional Trust Fund Expenses. Realized Losses and
Additional Trust Fund Expenses with respect to the CS Component Mortgage Loan will first be allocated to the CS Subordinate Component (and thus, the Class CS
Certificates) prior to being allocated to the CS Senior Component (and thus, the Sequential Pay Certificates). Realized Losses and Additional Trust Fund
Expenses with respect to the RP Component Mortgage Loan will first be allocated to the RP Subordinate Component (and thus, the Class RP Certificates) prior to being allocated to the RP Senior Component (and thus, the Sequential Pay
Certificates). Realized Losses and Additional Trust Fund Expenses with respect to the Bank of America Center Whole Loan will be allocated pursuant to the terms of the Bank of America Center Intercreditor Agreement first to reduce distributions on the Bank of America Center Note A-1 Junior Portion and then to reduce distributions, pro rata, on the Bank of America Center Note A-1 Senior
Portion, the Bank of America Center Pari Passu Note A-2 and the Bank of America
Center Pari Passu Note A-3 (and accordingly to the REMIC II Certificates).

     "Realized Losses" are losses on or in respect of the Mortgage Loans or CBA
Whole Loans arising from the inability of the Master Servicer and/or the
Special Servicer to collect all amounts due and owing under any such Mortgage
Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any Defaulted Mortgage Loan (or any
Mortgage Loan or any CBA Whole Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan")) as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or such CBA Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest on such
Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to such Mortgage Loan or such CBA Whole Loan (or REO Loan) during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or a CBA
Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized
Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all
Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special
Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust
Fund, (iv) property inspection costs incurred by the Special Servicer for
Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Trustee--Indemnification" and under "The Pooling and
Servicing Agreements--Certain Matters Regarding the Trustee" in the
accompanying prospectus, certain reimbursements to the Master Servicer, the
Special Servicer, the REMIC Administrator and the Depositor as described under
"The Pooling and Servicing Agreements--Certain Matters Regarding the Master
Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in
the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under
"Certain Federal Income Tax Consequences--Possible Taxes on Income From

                                     S-158

Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax
Consequences-- REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see
"The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage
Loans" in the accompanying prospectus), and (vii) any other expense of the
Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust
Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

INTEREST RESERVE ACCOUNT

     The Master Servicer will be required to establish and maintain an
"Interest Reserve Account" (which may be a sub-account of the Certificate
Account) in the name of the Trustee for the benefit of the holders of the
Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan, other than the Subordinate Components of the CS Component Mortgage Loan and the
RP Component Mortgage Loan, that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the
Due Date in the month preceding the month in which such Master Servicer
Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly
Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount").
The "Master Servicer Remittance Date" for any month is the business day preceding each Distribution Date. On each Master Servicer Remittance Date occurring in March, the Master Servicer will be required to withdraw from the
Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer (except with respect to the Bank of America Center Pari Passu Note A-3 Mortgage Loan, for
which P&I Advances will be made by the Bank of America Center Master Servicer pursuant to the Bank of America Center Pooling and Servicing Agreement) will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing
Agreement, funds held in the Certificate Account (or, with respect to a CBA
Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such
Distribution Date, in an amount generally equal to the aggregate of all Monthly
Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection
Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make
P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount (as defined below) exists with respect to any Required
Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such
Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would

                                     S-159

otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage
Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. For purposes of determining its advance obligations in this regard, including calculation of any Appraisal Reduction Amount, the Master Servicer will treat each CBA Whole
Loan as a single mortgage loan. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance with respect to a CBA B Note. See
"Description of the Certificates--Appraisal Reductions" in this prospectus supplement. Subject to the recoverability determination described below, if the
Master Servicer (or, with respect to the BC Pari Passu Note A-3 Mortgage Loan, the Bank of America Center Master Servicer) fails to make a required P&I
Advance, the Trustee will be required to make such P&I Advance. See "The
Trustee--The Trustee" in this prospectus supplement.

     The Master Servicer and the Trustee will each be entitled to recover any
P&I Advance made out of its own funds from any Related Proceeds (or, in the case of P&I Advances on the Bank of America Center Pari Passu Note A-3 Mortgage
Loan, the Bank of America Center Master Servicer may similarly recover such
Advances from any related proceeds in accordance with the Bank of America
Center Pooling and Servicing Agreement) (or, with respect to a CBA B Note, from the custodial account maintained with respect thereto). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it (or the Special Servicer) determines in its reasonable good faith judgment would, if made, not be recoverable out of
Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a
Nonrecoverable Servicing Advance, "Nonrecoverable Advances"). The Trustee will be entitled to rely on any non-recoverability determination made by the Master
Servicer (or, with respect to the Bank of America Center Pari Passu Note A-3
Mortgage Loan, the Bank of America Center Master Servicer) and the Trustee and
Master Servicer will be entitled to rely on the determination made by the
Special Servicer and shall be bound by such determination that such P&I Advance will be nonrecoverable. Neither the Master Servicer nor the Trustee will make a
P&I Advance on a Prepayment Premium. The Master Servicer, the Special Servicer
and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master
Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the
Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts (as defined below)). After such initial six months, the Master Servicer, the Special Servicer or Trustee, as
applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such
Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special
Servicer or Trustee, as applicable, may continue to seek reimbursement for such
Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master
Servicer, the Special Servicer or the Trustee, as applicable, and the Directing
Certificateholder, each in its sole discretion (with such Nonrecoverable
Advances being reimbursed before Workout-Delayed Reimbursement Amounts).
Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the
Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement

                                     S-160

immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to
Certificateholders or contractual duty under the Pooling and Servicing
Agreement. The Master Servicer, the Special Servicer or the Trustee, as
applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or Special Servicer (or Trustee,
if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer's or the Special Servicer's
(or Trustee's, if applicable) ability to recover Nonrecoverable Advances, (2)
changed circumstances or new or different information becomes known to the
Master Servicer or Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable
Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or Special
Servicer has not timely received from the Trustee information requested by the
Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or
(3) apply, the Master Servicer or the Special Servicer (or Trustee, if
applicable) shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate
Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the Special Servicer
(or Trustee, if applicable) shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

     If the Master Servicer, the Special Servicer or the Trustee, as
applicable, is reimbursed out of general collections for any unreimbursed
Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution
Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution
Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

     If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such
Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related
Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior
Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

     If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans; provided, however, that on any
Distribution Date when (1) less than 10% of the initial aggregate Stated
Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid
Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the
Master Servicer, Special Servicer or Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then

                                     S-161

the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing shall not in any manner limit the right of the Master
Servicer, Special Servicer or Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, Special Servicer or Trustee, as
applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, "Workout-Delayed Reimbursement Amount" means, with respect to any mortgage loan, the amount of any Advance made with respect to such mortgage loan on or before the date such mortgage loan becomes (or, but for the making of 3 monthly payments under its modified terms, would then constitute) a
Corrected Mortgage Loan, together with (to the extent accrued and unpaid)
interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such mortgage loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See "Description of the
Certificates-- Advances in Respect of Delinquencies" and "The Pooling and
Servicing Agreements--Certificate Account" in the accompanying prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum
(the "Reimbursement Rate") equal to the "prime rate" as published in the "Money
Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time except that no interest will be payable with respect to any P&I
Advance of a payment due on a Mortgage Loan during the applicable grace period.
The interest referred to in the immediately preceding sentence is referred to in this prospectus supplement as "Advance Interest". Such interest on any
Advance will be payable to the Master Servicer, the Special Servicer or the
Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the
Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Promptly following the occurrence of any of the following events (1) any
Mortgage Loan or any CBA Whole Loan (except with respect to the Bank of America
Center Pari Passu Note A-3 Mortgage Loan which is governed by the Bank of
America Center Pooling and Servicing Agreement) becoming a Modified Mortgage
Loan; (2) any Monthly Payment with respect to any Mortgage Loan or any CBA
Whole Loan remains unpaid for 60 days past the Due Date for such payment except that, solely in the case of a delinquent Balloon Payment and if (x) the related borrower is actively seeking a refinancing commitment, (y) the related borrower continues to make payments in the amount of its Monthly Payment, and (z) the
Directing Certificateholder consents, failure to pay such Balloon Payment during such 60-day period shall not constitute an Appraisal Trigger Event if the related borrower has delivered to the Master Servicer, on or before the
60th day after the Due Date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such Due Date, during which the refinancing would occur;
(3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed;
(4) the passage of 60 days after the Special Servicer

                                     S-162

receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property; or (6) if a Mortgage Loan or a CBA Whole Loan has been extended three times upon the 60th day after the third extension (an "Appraisal
Trigger Event") with respect to any Mortgage Loan or any CBA Whole Loan (each such loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (or, if such Mortgage Loan or such CBA Whole Loan has a Stated
Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior twelve months and there has been no subsequent material change in the circumstances surrounding the related
Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and shall deliver a copy of such appraisal to the Trustee, the Master Servicer and the Directing
Certificateholder, the CS Controlling Holder (only if the CS Component Mortgage
Loan has become a Required Appraisal Loan) and the RP Controlling Holder (only if the RP Component Mortgage Loan has become a Required Appraisal Loan). If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction
Amount exists with respect to the related Required Appraisal Loan. The
"Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required
Appraisal Loan) equal to the excess, if any, of:

          (1) the sum of (a) the Stated Principal Balance of such Required
     Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required
     Appraisal Loan through the most recent Due Date prior to such Determination
     Date, (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee
     Fees and Additional Trust Fund Expenses accrued with respect to such
     Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or, the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust
     Fund, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds; over

          (2) the sum of (x) the excess, if any, of (i) 90% of the Appraisal
     Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the applicable Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special
     Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and
     Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any escrow payments reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO
     Property, as applicable, referred to in clause (2)(x)(i) above).

     If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the
Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

                                     S-163

     For so long as any Mortgage Loan or any CBA Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and shall deliver a copy of such update to the Trustee, the Master
Servicer, the Directing Certificateholder, the CS Controlling Holder (only if such Required Appraisal Loan is the CS Component Mortgage Loan) and the RP
Controlling Holder (only if such Required Appraisal Loan is the RP Component
Mortgage Loan). If such update is obtained from a qualified appraiser, the cost thereof shall be covered by, and be reimbursed as, a Servicing Advance.
Promptly following the receipt of, and based upon, such update, the Special
Servicer shall redetermine and report to the Trustee, the Master Servicer, the
Directing Certificateholder and the CS Controlling Holder and RP Controlling
Holder, if applicable, the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Directing Certificateholder with respect to the Mortgage Loans, other than the CS Component Mortgage Loan during which period no CS Control Appraisal
Period exists and the RP Component Mortgage Loan during which period no RP
Control Appraisal Period exists, will have the right at any time to require that the Special Servicer obtain a new appraisal of the subject Mortgaged
Property in accordance with MAI standards, at the expense of the Controlling
Class Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer, the Directing
Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the
Master Servicer, the Directing Certificateholder the then applicable Appraisal
Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     Each of the CS Controlling Holder and the RP Controlling Holder, as
applicable, will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special
Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer ,the Directing
Certificateholder, the CS Controlling Holder and the RP Controlling Holder, as
applicable. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master
Servicer, the Directing Certificateholder, the CS Controlling Holder and the RP
Controlling Holder, as applicable, the then applicable Appraisal Reduction
Amount, if any, with respect to the subject Required Appraisal Loan.

     Each CBA Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such CBA Whole Loan. Any Appraisal Reduction Amount in respect of a CBA Whole Loan that exceeds the aggregate balance of the related CBA B Note will be allocated to the related CBA Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan or the CBA Whole Loan as
to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B)
except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged
Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to deliver or make available electronically to each Certificateholder and Certificate

                                     S-164

Owner (so long as such Certificate Owner provides the Trustee with or submits electronically to the Trustee with a certification in the form set forth in the
Pooling and Servicing Agreement which discloses such Certificate Owner's status as a holder), the following statements and reports (collectively, the
"Distribution Date Statement") based upon the information provided by the
Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective
     Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II
     Certificates allocable to Distributable Certificate Interest and Prepayment
     Premiums; (iii) the Available Distribution Amount for such Distribution
     Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I
     Advances made as of the Master Servicer Remittance Date ("Payment After
     Determination Date Report"), the aggregate amount of P&I Advances and other
     Servicing Advances made in respect of the immediately preceding
     Distribution Date; (v) the aggregate Stated Principal Balance of the
     Mortgage Pool (less the Subordinate Balances of the CS Subordinate
     Component and the RP Subordinate Component) outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection
     Period for the prior Determination Date; (vii) as of the end of the
     Collection Period for the immediately preceding Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans
     (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced
     (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust
     Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable
     Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable
     Certificate Interest payable in respect of each Class of REMIC II
     Certificates on such Distribution Date, including, without limitation, any
     Distributable Certificate Interest remaining unpaid from prior Distribution
     Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii)
     the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection
     Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional
     Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior
     Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master
     Servicer or Special Servicer pursuant to the Pooling and Servicing
     Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the number and aggregate principal balance of Mortgage
     Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property; (xxi) the amounts held in the Excess
     Liquidation Proceeds Reserve Account; (xxii) the amounts, if any, distributed with respect to the Class CS Certificates and the Class RP
     Certificates on such Distribution Date; and (xxiii) the ratings from all
     Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii)

                                     S-165

     above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage
     Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as
     the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the
Trustee on the second business day following each Determination Date, and the
Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each
Certificateholder, and any potential investor in the Certificates who certifies their identity as such, on each Distribution Date, a CMSA loan setup file, a
CMSA loan periodic update file, a CMSA property file, and a CMSA financial file
(in electronic format and substance provided by the Master Servicer and/or the
Special Servicer) setting forth certain information with respect to the
Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of
which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the
Pooling and Servicing Agreement, via the Master Servicer's Website, if the
Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling and Servicing Agreement.

     The servicer reports will not include any information that the Master
Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO
Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related
Distribution Date. None of the Master Servicer, the Special Servicer or the
Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within
45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any
annual operating statements or rent rolls with respect to any Mortgaged
Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loan) shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report
(the "CMSA Operating Statement Analysis Report") and the Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and Special Servicer.

     Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially
Serviced Mortgage Loans and REO Properties) of any

                                     S-166

quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to
Specially Serviced Mortgage Loans) shall prepare or update and forward to the
Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the "CMSA NOI
Adjustment Worksheet") to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

     All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment
Worksheets will be prepared substantially in the form as set forth in the
Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master
Servicer will forward electronic copies (to the extent available) to the
Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a beneficial owner of an Offered Certificate (a "Certificate Owner") has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA
Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the
Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to
Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Sellers
and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     To the extent set forth in the Pooling and Servicing Agreement the Trustee will make available each month, to the general public, the Distribution Date
Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to any interested party via the Trustee's Website initially located at "www.ctslink.com". In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The
Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the
Pooling and Servicing Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the
Certificates--Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling and Servicing Agreement requires that the
Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate
Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered
Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans--Evidence as to Compliance" in this prospectus

                                     S-167

supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master
Servicer or the Special Servicer and delivered to the Trustee. In addition, the
Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate
Owner of an Offered Certificate (as confirmed to the Master Servicer by the
Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the
Distribution Date Statement referred to under "Description of the
Certificates--Reports to Certificateholders; Certain Available
Information--Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all
Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is
entitled to withhold such item of information from any Certificateholder or
Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate
Owners and prospective purchasers of Certificates and interests therein;
provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.
Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98%
of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay
Certificates in proportion to the Certificate Balances of their Certificates and 2% of the Voting Rights shall be allocated to the holders of the Class X
Certificates in proportion to their Notional Amounts. No Voting Rights will be assigned to the Class CS Certificate, the Class RP Certificates or the REMIC
Residual Certificates. See "Description of the Certificates--Voting Rights" in
the accompanying prospectus.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO
Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any
holder or holders (other than the Depositor or any Mortgage Loan Seller) of
Certificates representing a majority interest in the

                                     S-168

Controlling Class or (iii) the exchange of all the then outstanding
Certificates (other than the Class CS, Class RP, Class R-I or Class R-II
Certificates) for the Mortgage Loans remaining in the Trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each
Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties
remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans that constitute the Initial Pool Balance then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO
Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the
Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution
Amount for the final Distribution Date. The exchange of all the then outstanding Certificates (other than the Class CS, Class RP, Class R-I or Class
R-II Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all
Certificateholders must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by any Special
Servicer or the Master Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "The Pooling and Servicing
Agreements--Certificate Account" in the accompanying supplement), will be applied generally as described under "--Distributions" above.

     Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XC and Class XP Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XC and Class XP Certificates and any other
Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

                                     S-169

                                  THE TRUSTEE

THE TRUSTEE

     Wells Fargo Bank, N.A. ("Wells Fargo"), a national banking association, will act as Trustee on behalf of the certificateholders. Wells Fargo maintains an office and conducts certificate transfer services at Wells Fargo Center,
Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo otherwise conducts trustee and securities administration services at its offices in
Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution
Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and
Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such
Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special
Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. Further, and solely with respect to any P&I Advance relating to the Bank of America Center Pari Passu Note A-3 Mortgage Loan, the
Trustee will be obligated to make any advance required to be made, but not made, by the Bank of America Center Master Servicer under the Bank of America
Center Pooling and Servicing Agreement, provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The
Trustee will be entitled to rely conclusively on any determination by the Bank of America Center Master Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Bank of America Center
Master Servicer.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master
Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special
Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the
Pooling and Servicing Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling and
Servicing Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling and
Servicing Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     Wells Fargo Bank, N.A. is rated "Aaa" by Moody's and "AA" by S&P.

     The information set forth herein concerning the Trustee has been provided by the Trustee and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master
Servicing Fee, the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties. The Administrative Fees will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain
Federal Income Tax Consequences--REMICs --Reporting and Other Administrative
Matters" and "The Pooling and Servicing Agreements--

                                     S-170

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC
Administrator and the Depositor", "--Events of Default" and "--Rights Upon
Event of Default" in the accompanying prospectus.

INDEMNIFICATION

     The Trustee will be entitled to indemnification, from amounts held in the
Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling and Servicing Agreement or the certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee. Any such indemnification payments will be Additional
Trust Fund Expenses that will reduce the amount available to be distributed to
Certificateholders as described under "Description of the
Certificates--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate
Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage
Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the
extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of
Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z)
the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2
Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates,
Class A-3 Certificates, Class A-AB Certificates and Class A-4 Certificates
until the related Certificate Balances thereof are reduced to zero, and the
Group 2 Principal Distribution Amount (and after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount)
for each Distribution Date will be generally distributable to the Class A-1A
Certificates. Following retirement of the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4
Certificates and Class A-1A Certificates, the Principal Distribution Amount for
each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate
Balance is reduced to zero. With respect to the Class A-AB Certificates, the extent to which the planned balances are achieved and the sensitivity of the
Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2,
Class A-3 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or
Group 1 Principal Distribution Amount, as applicable, will be distributed on the

                                     S-171

Class A-AB Certificates until the Certificate Balance of the Class A-AB
Cerificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates
were outstanding.

     In light of the foregoing, the rate and timing of reductions of the
Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class
A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates will be particularly sensitive to prepayments on Mortgage Loans in
Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and,
assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the
Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the
Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See
"Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and
Consents" herein and "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be
in) are distributed or otherwise result in a reduction of the Certificate
Balance of such Certificates. An investor should consider, in the case of any
Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the
Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The
Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund

                                     S-172

Expenses will be allocated (i) with respect to Realized Losses and Additional
Trust Fund Expenses attributable to the CS Component Mortgage Loan, to the
Class CS Certificates to the extent described in this prospectus supplement,
(ii) with respect to Realized Losses and Additional Trust Fund Expenses
attributable to the RP Component Mortgage Loan, to the Class RP Certificates to
the extent described in this prospectus supplement, and (iii) with respect to
Realized Losses and Additional Trust Fund Expenses attributable to each
Mortgage Loan in which the related Subordinate Balances have not been reduced to zero and with respect to Realized Losses and a proportionate part of
Additional Trust Fund Expenses allocable to the Mortgage Pool generally, to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of
Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of
Sequential Pay Certificates (other than the Class A Senior Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates, Class
A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4
Certificates, Class A-1A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate
Balance of each such Class has been reduced to zero.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each
Distribution Date will be allocated to (i) with respect to Net Aggregate
Prepayment Interest Shortfalls attributable to the CS Component Mortgage Loan, to the Class CS Certificates to the extent described in this prospectus supplement, (ii) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to the RP Component Mortgage Loan, to the Class RP Certificates to
the extent described in this prospectus supplement, and (iii) with respect to
Net Aggregate Prepayment Interest Shortfalls allocable to the Mortgage Pool generally, to all classes of Certificates (other than the REMIC Residual
Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such
Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment
Premiums, Lock-out Periods and amortization terms that require Balloon
Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the
Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--Risks
Related to the Mortgage Loans", "Description of the Mortgage Pool" and
"Servicing of the Mortgage Loans" herein and "The Pooling and Servicing
Agreements" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage
Rate at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any
Mortgage Loan, such Mortgage Loan may be less likely to prepay. Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell
Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

                                     S-173

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in
respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See
"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans" in this prospectus supplement.

     If a Mortgage Loan is a Holdback Loan, the borrower may also have to satisfy certain economic performance criteria in order to prevent application of the holdback amount to prepay such Mortgage Loan. See "Description of the
Mortgaged Pool--Certain Terms and Conditions of the Mortgaged Loans" in this prospectus supplement. Such economic performance criteria may or may not be less likely to cause a prepayment. Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the
Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i)
multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related
Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such
Certificate. Accordingly, the weighted average life of any such Offered
Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of
Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-AB Certificates until reduced to the Class A-AB
Planned Principal Amount for such Distribution Date, then, to the Class A-1
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-AB Certificates until the Certificate
Balance thereof is reduced to zero, and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, the Group 2 Principal
Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate
Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-1A
Certificates may be shorter, and the weighted average lives of the Class A-4,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O and Class P Certificates may be
longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates. With respect to the Class
A-AB Certificates, although based on the Maturity Assumptions the Certificate
Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the Class A-AB Planned Principal Amount for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with

                                     S-174

the Maturity Assumptions. Therefore, there can be no assurance that the balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class
A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 2 Principal
Distribution Amount and/or Group 1 Principal Distribution Amount, as
applicable, will be distributed on the Class A-AB Certificates until the
Certificate Balance of the Class A-AB Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's
Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans
(whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage
Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage
Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A
"yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate
Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class
A-1A, Class A-J, Class B, Class C and Class D Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A as of the Cut-off Date, (ii) the
Pass-Through Rate and the initial Certificate Balance (such initial Certificate
Balance referred to herein for purposes of the Maturity Assumptions as the
"Initial Certificate Balance"), as the case may be, of each Class of Offered
Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the
Certificates--Interest Reserve Account"), (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction
Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly
Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such
Mortgage Loan's Lock-out Period ("LOP"), if any, Defeasance Lockout Period
("DLP"), if any, or, yield maintenance period ("YMP"), if any, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein,
(viii) no Mortgage Loan is required to be repurchased by the related Mortgage
Loan Seller, (ix) no Prepayment Interest Shortfalls are incurred, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered
Certificates are made on the 10th day of each month, commencing in December
2004 and (xii) the Offered Certificates are settled on November 23, 2004 (the
"Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class
A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-J, Class
B, Class C and Class D Certificates may mature earlier

                                     S-175

or later than indicated by the tables. It is highly unlikely that the Mortgage
Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage
Loan for any period for which a fixed prepayment premium would apply under such
Mortgage Loan. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives)
shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
November 10, 2005 ......................        89.02          89.02          89.02          89.02          89.02
November 10, 2006 ......................        73.78          73.78          73.78          73.78          73.78
November 10, 2007 ......................        53.02          53.02          53.02          53.02          53.02
November 10, 2008 ......................        29.23          29.23          29.23          29.23          29.23
November 10, 2009 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         2.89           2.89           2.88           2.88           2.87

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
November 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2009 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         4.77           4.76           4.75           4.73           4.53

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
November 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2011 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         6.77           6.76           6.74           6.71           6.51

                                     S-176

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-AB CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
November 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2009 ......................        98.28          98.28          98.28          98.28          98.28
November 10, 2010 ......................        71.16          71.16          71.16          71.16          71.16
November 10, 2011 ......................        50.44          49.32          47.86          45.68          34.19
November 10, 2012 ......................        28.02          23.22          18.80          14.92          12.11
November 10, 2013 ......................         4.09           0.00           0.00           0.00           0.00
November 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         6.99           6.90           6.83           6.77           6.67

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
November 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2013 ......................       100.00          99.22          98.08          97.48          97.32
November 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.64           9.61           9.58           9.54           9.36

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-1A CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
November 10, 2005 ......................        99.31          99.31          99.31          99.31          99.31
November 10, 2006 ......................        98.35          98.35          98.35          98.35          98.35
November 10, 2007 ......................        97.22          97.22          97.22          97.22          97.22
November 10, 2008 ......................        96.04          96.04          96.04          96.04          96.04
November 10, 2009 ......................        37.54          37.54          37.54          37.54          37.54
November 10, 2010 ......................        36.45          36.45          36.45          36.45          36.45
November 10, 2011 ......................        30.90          30.90          30.90          30.90          30.90
November 10, 2012 ......................        29.78          29.78          29.78          29.78          29.78
November 10, 2013 ......................        28.59          28.59          28.59          28.59          28.59
November 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         6.34           6.33           6.32           6.29           6.13

                                     S-177

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-J CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
November 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2013 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.80           9.80           9.80           9.79           9.63

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
November 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2013 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.88           9.87           9.85           9.82           9.66

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
November 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2013 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.88           9.88           9.88           9.88           9.71

                                     S-178

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
November 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2013 ......................       100.00         100.00         100.00         100.00         100.00
November 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.91           9.89           9.88           9.88           9.71

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

     The yield to maturity of the Class XP Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XP Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class XP Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i)
that the purchase price of the Class XP Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Master Servicer, the
Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO
Properties as described under "Description of the Certificates-- Termination"
in this prospectus supplement.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations)
of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP Certificates
(and, accordingly, does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the
Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will be assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified. CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class XP
Certificates.

                                     S-179

                           PRE-TAX TO MATURITY (CBE)
                          OF THE CLASS XP CERTIFICATES
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                    PREPAYMENT ASSUMPTION (CPR)
                           ----------------------------------------------
ASSUMED PURCHASE PRICE        0%       25%       50%       75%      100%
------------------------   -------   -------   -------   -------   ------

[    ]% ................   [  ]%     [  ]%     [  ]%     [  ]%     [  ]%

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered
Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates-- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the
Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as the "Component Mortgage Loan REMIC," "REMIC I" and "REMIC II", respectively.
The assets of the Component Mortgage Loan REMIC will generally include the CS
Component Mortgage Loan, the RP Component Mortgage Loan, the Trust's interest in any related REO Properties and amounts with respect thereto contained in the
Certificate Account, the Interest Reserve Account (as to the related Senior
Component only) and any REO Accounts. The CS Senior Component and the RP Senior
Component and the Class CS Certificates and Class RP Certificates will represent "regular interests" in the Component Mortgage Loan REMIC. The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC
I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC II Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II,
(ii) the Class R-II Certificates will represent the sole class of "residual interest" in REMIC II and (iii) the Class R-I Certificates will represent the sole class of "residual interests" in the REMIC I. Upon issuance of the Offered
Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the
Depositor, will deliver its opinion generally to the effect that, assuming (i)
compliance with all provisions of the Pooling and Servicing Agreement and (ii)
compliance with the Bank of America Center Pooling and Servicing Agreement and
the continued qualification of the REMICs formed thereunder, for federal income tax purposes, the Component Mortgage Loan REMIC, REMIC I and REMIC II each will qualify as a REMIC under the Code. See "Certain Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of REMIC I and REMIC II is the Delivery Date.
Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.
It is anticipated that the Class [ ] and Class [ ] Certificates will be issued at a premium, that the Class [ ] and Class [ ] Certificates will be issued with a de minimis amount of original issue discount and that the Class [ ]
Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See "Certain Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" and "--Premium" in the accompanying prospectus.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the

                                     S-180

Prepayment Assumption will be 0% CPR. See "Yield and Maturity
Considerations--Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under
"Description of the Certificates--Distributions of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered
Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered
Certificates will be treated as such assets in their entirety. The Offered
Certificates will generally only be considered assets described in Section
7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 85.0% and 27.7%, of the Initial Pool
Balance will represent Mortgage Loans secured by multifamily properties and manufactured housing communities, respectively. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the
Code. See "Description of the Mortgage Pool" in this prospectus supplement and
"Certain Federal Income Tax Consequences--REMICs--Characterization of
Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an "REO
Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently
35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the
Trust's income from an REO Property would reduce the amount available for distribution to

                                     S-181

Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered
Certificates and the IRS; holders of REMIC II Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
Reporting regarding qualification of the REMIC's assets as set forth above under "--Characterization of Investments in Offered Certificates" will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code
(each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section
4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan
Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of
Certificates that are held by "benefit plan investors" (as defined in U.S.
Department of Labor Regulation Section 2510.3-101).

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of
America Corporation), Prohibited Transaction Exemption ("PTE") 93-31, Deutsche
Bank Securities Inc., Final Authorization Number 97-03E, Citigroup Global
Markets Inc., PTE 89-89, Goldman, Sachs & Co., PTE 89-88, and J.P. Morgan
Securities Inc., PTE 2002-19, each (except for PTE 2002-19, which was amended separately) as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the
excise taxes imposed on such prohibited transactions pursuant to Sections
4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of

                                     S-182

mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied.
"Exemption-Favored Party" shall include (a) Bank of America Corporation, (b)
each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with
Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered
Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody's Investors Service, Inc. ("Moody's"), or S&P.
Third, the Trustee cannot be an affiliate of any other member of the Restricted
Group other than an underwriter; the "Restricted Group" consists of any
Exemption-Favored Party, the Trustee, the Depositor, the Master Servicer, the
Special Servicer, any sub-servicer, the Mortgage Loan Sellers, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fourth, the sum of all payments made to and retained by the
Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master
Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and
Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the
Securities Act.

     A fiduciary of a Plan contemplating a purchase of any Class of Offered
Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

     The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an
Exemption-Favored Party, the Trustee, the Master Servicer, the Special
Servicer, a sub-servicer, the Mortgage Loan Sellers or a borrower is a

                                     S-183

party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a
"Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (iii) the continued holding of the Offered
Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the
Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the
Exemption may also provide an exemption from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the
Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3)
the continued holding of the Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b)
and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "securities" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA
Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to
Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to

                                     S-184

investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                     S-185

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Banc of
America Securities LLC ("Banc of America"), Deutsche Bank Securities Inc.
("Deutsche Bank"), Citigroup Global Markets Inc. ("Citigroup"), Goldman, Sachs
and Co. ("Goldman") and J.P. Morgan Securities Inc. ("JPMorgan") (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Banc of
America, Bear, and Goldman Sachs and each of Banc of America, Bear, and Goldman
Sachs has agreed to purchase, severally but not jointly, the respective
Certificate Balances or Notional Amount as applicable, of each Class of the
Offered Certificates as set forth below subject in each case to a variance of
10%.

                       BANC OF AMERICA   DEUTSCHE BANK   CITIGROUP   GOLDMAN SACHS   JPMORGAN
                      ----------------- --------------- ----------- --------------- ---------

Class A-1 ...........        $                $             $             $            $
Class A-2 ...........        $                $             $             $            $
Class A-3 ...........        $                $             $             $            $
Class A-AB ..........        $                $             $             $            $
Class A-4 ...........        $                $             $             $            $
Class A-1A ..........        $                $             $             $            $
Class A-J ...........        $                $             $             $            $
Class XP ............        $                $             $             $            $
Class B .............        $                $             $             $            $
Class C .............        $                $             $             $            $
Class D .............        $                $             $             $            $

     With respect to the Offered Certificates, Banc of America and Deutsche
Bank are acting as co-lead managers and joint bookrunners Citigroup, Goldman
Sachs and JPMorgan are each acting as co-managers, and Banc of America will be the sole bookrunner for any other classes of certificates, none of which are offered by this prospectus supplement.

     Banc of America is an affiliate of the Depositor. Proceeds to the
Depositor from the sale of the Offered Certificates, before deducting expenses
payable by the Depositor, will be an amount equal to approximately [    ]% of
the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the
Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the
Underwriters presently intend to make a market in the Offered Certificates;
however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks
Related to the Certificates--Liquidity for Certificates May Be Limited" in this prospectus supplement and "Risk Factors--Limited Liquidity of Certificates" in
the accompanying prospectus.

                                     S-186

     The Depositor and each Mortgage Loan Seller have agreed to indemnify the
Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each
Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the
Securities Act, relating to the Mortgage Loans sold by the related Mortgage
Loan Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by
Thacher Proffitt & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's Investors Service, Inc.
("Moody's") and Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. ("S&P"; and, together with Moody's, the "Rating
Agencies"):

CLASS                                                     MOODY'S     S&P
------------------------------------------------------   ---------   ----

   Class A-1 .........................................      Aaa       AAA
   Class A-2 .........................................      Aaa       AAA
   Class A-3 .........................................      Aaa       AAA
   Class A-AB ........................................      Aaa       AAA
   Class A-4 .........................................      Aaa       AAA
   Class A-1A ........................................      Aaa       AAA
   Class A-J .........................................      Aaa       AAA
   Class XP ..........................................      Aaa       AAA
   Class B ...........................................      Aa2       AA
   Class C ...........................................      Aa3       AA-
   Class D ...........................................       A2        A

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution
Date in November 10, 2041 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, or (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the
Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any
Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by
Moody's or S&P.

                                     S-187

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--Limited Nature of Ratings" in the accompanying prospectus.

                                     S-188

                         INDEX OF PRINCIPAL DEFINITIONS

2004 BPC1 Pooling and Servicing
   Agreement .......................................................      S-86
30/360 Basis .......................................................      S-80
Accrued Certificate Interest .......................................     S-152
ACMs ...............................................................      S-98
Actual/360 Basis ...................................................      S-80
Actual/360 Mortgage Loan ...........................................      S-80
Additional Trust Fund Expenses .....................................     S-158
                                                                         S-140,
Administrative Fee Rate ............................................       A-1
Administrative Fees ................................................     S-170
Advance Interest ...................................................     S-162
Advances ...........................................................     S-122
Annual Debt Service ................................................       A-1
Annualized Most Recent .............................................       A-3
Appraisal Date .....................................................      S-99
Appraisal Reduction Amount .........................................     S-163
Appraisal Trigger Event ............................................     S-163
Appraisal Value ....................................................       A-1
Approval Provisions ................................................     S-115
Asset Status Report ................................................     S-112
Assumed Monthly Payment ............................................     S-155
Balloon ............................................................       A-1
Balloon Loan .......................................................      S-81
Balloon Payment ....................................................      S-81
Balloon Payment Interest Shortfall .................................     S-120
Banc of America ....................................................     S-186
Bank of America ....................................................      S-78
Bank of America Center Fiscal Agent ................................      S-86
Bank of America Center Intercreditor Agreement .....................      S-86
Bank of America Center Master Servicer .............................      S-86
Bank of America Center Mortgaged Property ..........................      S-86
Bank of America Center Note ........................................       A-1
   Junior Portion ..................................................      S-87
Bank of America Center Note ........................................       A-1
   Senior Portion ..................................................      S-87
Bank of America Center Pari Passu Note A-1 .........................      S-86
Bank of America Center Pari Passu Note A-1 Depositor ...............      S-86
Bank of America Center Pari Passu Note A-1 Noteholder ..............      S-86
Bank of America Center Pari Passu Note A-1 Trust ...................      S-86
Bank of America Center Pari Passu Note A-2 .........................      S-86
Bank of America Center Pari Passu Note A-2 Noteholder ..............      S-86
Bank of America Center Pari Passu Note A-3 .........................      S-86
Bank of America Center Pari Passu Note A-3 Noteholder ..............      S-86
Bank of America Center Pari Passu Noteholder .......................      S-86
Bank of America Center Pari Passu Noteholders ......................      S-86
Bank of America Center Pooling and Servicing Agreement .............      S-86
Bank of America Center Purchase Option Holder ......................      S-91
Bank of America Center Repurchase Price ............................      S-91
Bank of America Center Special Servicer ............................      S-86
Bank of America Center Trustee .....................................      S-86
Bank of America Center Whole Loan ..................................      S-86
Bank of America Mortgage Loans .....................................      S-78
Base Interest Fraction .............................................     S-156
BC Control Appraisal Period ........................................     S-114
BC Controlling Class ...............................................     S-113
BC Controlling Class Holder ........................................     S-113
BC Controlling Holder ..............................................     S-113
BOA-CMSG ...........................................................     S-117
Cash Flow ..........................................................       A-1
CBA B Notes ........................................................      S-93
CBA Mortgage Loans .................................................      S-92
CBA Whole Loan .....................................................      S-93
CBE ................................................................     S-179
Certificate Balance ................................................     S-134
                                                                         S-133,
Certificate Owner ..................................................     S-167
Certificate Registrar ..............................................     S-134
Citigroup ..........................................................     S-186
Class ..............................................................     S-133
Class A Senior Certificates ........................................     S-133
Class CS Certificates ..............................................     S-133
Class RP Certificates ..............................................     S-133
Class X Certificates ...............................................     S-133
Class XC Strip Rates ...............................................     S-138
Class XP Strip Rates ...............................................     S-138
CMSA NOI Adjustment Worksheet ......................................     S-167
CMSA Operating Statement Analysis Report ...........................     S-166
Code ...............................................................     S-103
Collateral Substitution Deposit ....................................      S-82

                                     S-189

                                                                        S-11,
Collection Period ..................................................    S-140
Commercial Loan ....................................................     S-79
Commercial Mortgaged Property ......................................     S-79
Compensating Interest Payment ......................................    S-119
Component Mortgage Loan REMIC.......................................    S-180
Controlling Class ..................................................    S-113
Controlling Class Certificateholder ................................    S-113
Corrected Mortgage Loan ............................................    S-111
Cross-Collateralized Mortgage Loan..................................     S-79
CS Accrued Component Interest ......................................    S-142
CS Component Distributable Interest ................................    S-142
CS Component Mortgage Loan .........................................     S-85
CS Component Principal Entitlement .................................    S-142
CS Control Appraisal Period ........................................    S-114
CS Controlling Holder ..............................................    S-114
CS Controlling Party ...............................................    S-114
CS Post-Default Excess Interest Amount .............................    S-142
CS Principal Distribution Amount ...................................    S-143
CS Senior Balance ..................................................    S-137
CS Senior Component ................................................     S-85
CS Senior Component Principal Distribution Amount ..................    S-141
CS Subordinate Balance .............................................    S-137
CS Subordinate Component ...........................................     S-85
                                                                        S-10,

                                                                        S-10,
Delivery Date ......................................................    S-133
Depositor ..........................................................     S-10
                                                                         S-11,
Determination Date .................................................    S-140
Deutsche Bank ......................................................    S-186
Directing Certificateholder ........................................    S-113
Discount Rate ......................................................      A-2
Distributable Certificate Interest .................................    S-152
                                                                         S-11,
Distribution Date ..................................................    S-141
Distribution Date Statement ........................................    S-165
DLP ................................................................    S-175
DTC ................................................................    S-133
Due Date ...........................................................     S-80
Emergency Advance ..................................................    S-122
Environmental Report ...............................................     S-97
ERISA ..............................................................    S-182
Excess Liquidation Proceeds ........................................    S-152
Excess Liquidation Proceeds Reserve Account ........................    S-152
Excluded Plan ......................................................    S-184
Exemption ..........................................................    S-182
Exemption-Favored Party ............................................    S-183
Expenses ...........................................................      A-1
Fitch ..............................................................    S-117
Form 8-K ...........................................................    S-109
Full Year ..........................................................      A-3
Full Year Cash Flow ................................................      A-2
Full Year End Date .................................................      A-2
Full Year Expenses .................................................      A-2
Full Year Revenues .................................................      A-2
Fully Amortizing ...................................................      A-2
GAAP ...............................................................      A-2
GACC ...............................................................     S-78
GACC Mortgage Loans ................................................     S-78
GECC ...............................................................     S-78
GECC Mortgage Loans ................................................     S-78
Goldman ............................................................    S-186
Group 1 Balance ....................................................     S-78
Group 1 Principal Distribution Amount ..............................    S-154
Group 2 Balance ....................................................     S-78
Group 2 Principal Distribution Amount ..............................    S-154
Group Balance ......................................................     S-78
Group Balances .....................................................     S-78
Holdback Loan ......................................................      A-7
ICG Portfolio B Note ...............................................     S-92
ICG Portfolio Mortgage Loan ........................................     S-92
ICG Portfolio Whole Loan ...........................................     S-92
Initial Certificate Balance ........................................    S-175
Initial Pool Balance ...............................................     S-78
Initial Resolution Period ..........................................    S-103
Int Diff (BEY) .....................................................      A-3
Int Diff (MEY) .....................................................      A-4
Int Diff (MEY) - G .................................................      A-4
Interest Only ......................................................      A-2
Interest Reserve Account ...........................................    S-159
IO, Balloon ........................................................      A-2

                                     S-190

JPMorgan ...........................................................     S-186
Leasable Square Footage ............................................       A-2
Liquidation Fee ....................................................     S-121
Liquidation Fee Rate ...............................................     S-121
LNR ................................................................     S-117
Loan Group 1 .......................................................      S-78
Loan Group 2 .......................................................      S-78
Loan Groups ........................................................      S-78
Lock-out Period ....................................................      S-81
LOP ................................................................     S-175
MAI ................................................................      S-99
Major Tenants ......................................................      S-95
Master Servicer ....................................................      S-10
Master Servicer Remittance Date ....................................     S-159
Master Servicing Fee ...............................................     S-118
Master Servicing Fee Rate ..........................................     S-119
Maturity ...........................................................       A-2
Maturity Assumptions ...............................................     S-175
Maturity Date ......................................................       A-2
Maturity Date Balance ..............................................       A-2
Maturity Date Loan-to-Value Ratio ..................................       A-3
Maturity Date LTV ..................................................       A-3
MERS ...............................................................      S-79
Modified Mortgage Loan .............................................     S-164
Money Rates ........................................................     S-162
Monthly Interest Shortfall .........................................       A-4
Monthly Payments ...................................................      S-80
                                                                         S-183,
Moody's ............................................................     S-187
Mortgage ...........................................................      S-79
Mortgage Loan Purchase and Sale.............................
   Agreement .......................................................     S-106
Mortgage Loan Schedule .............................................     S-106
Mortgage Loan Sellers ..............................................      S-10
Mortgage Loans .....................................................      S-78
Mortgage Note ......................................................      S-79
Mortgage Pool ......................................................      S-78
Mortgage Rate ......................................................      S-80
Mortgaged Property .................................................      S-79
Most Recent Cash Flow ..............................................       A-3
Most Recent End Date ...............................................       A-3
Most Recent Expenses ...............................................       A-3
Most Recent Financial End Date .....................................       A-3
Most Recent Revenues ...............................................       A-3
Most Recent Statement Type .........................................       A-3
Multifamily Loan ...................................................      S-79
Multifamily Mortgaged Property .....................................      S-79
Net Aggregate Prepayment Interest Shortfall ........................     S-153
Net Mortgage Rate ..................................................     S-140
Net Rentable Area (SF) .............................................       A-2
Non-Partitioned Mortgage Loans .....................................      S-93
Nonrecoverable Advances ............................................     S-160
Nonrecoverable P&I Advance .........................................     S-160
Nonrecoverable Servicing Advance ...................................     S-123
Non-Specially Serviced Mortgage Loan ...............................     S-124
Notional Amount ....................................................     S-135
NPV (MEY) ..........................................................       A-3
Occupancy Percent ..................................................       A-4
Occupancy % ........................................................       A-4
Offered Certificates ...............................................     S-133
OPEN ...............................................................       A-5
Open Period ........................................................      S-81
Operating Advisor ..................................................     S-114
Option Price .......................................................     S-127
Pads ...............................................................       A-5
Participants .......................................................     S-134
Party in Interest ..................................................     S-184
Payment After Determination Date Report ............................     S-165
Periodic Treasury Yield ............................................       A-5
Permitted Encumbrances .............................................     S-106
Permitted Investments ..............................................     S-119
P&I Advance ........................................................     S-159
Plan ...............................................................     S-182
Plan Assets ........................................................     S-182
PML ................................................................     S-101
Pooling and Servicing Agreement ....................................     S-133
Post CAP Loans .....................................................      S-93
Prepayment Interest Excess .........................................     S-119
Prepayment Interest Shortfall ......................................     S-119
Prepayment Premium .................................................      S-81
Prepayment Premium Period ..........................................      S-81
Primary Collateral .................................................     S-105
prime rate .........................................................     S-162
Principal Distribution Amount ......................................     S-154
Private Certificates ...............................................     S-133
PTE ................................................................     S-182
Purchase Option ....................................................     S-127
Purchase Price .....................................................     S-103
Qualified Substitute Mortgage Loan..................................     S-103
Rated Final Distribution Date ......................................     S-187
Rating Agencies ....................................................     S-187
Realized Losses ....................................................     S-158
                                                                         S-11,
Record Date ........................................................     S-141
Reimbursement Rate .................................................     S-162
REIT ...............................................................     S-181
Related Loans ......................................................       A-5
Related Proceeds ...................................................     S-122
Release Date .......................................................      S-82

                                     S-191

REMIC ..............................................................    S-180
REMIC Administrator ................................................    S-170
REMIC I ............................................................    S-180
REMIC II ...........................................................    S-180
REMIC II Certificates ..............................................    S-133
REMIC Residual Certificates ........................................    S-133
REO Extension ......................................................    S-128
REO Loan ...........................................................    S-158
REO Property .......................................................    S-110
REO Tax ............................................................    S-181
Replacement Treasury Rate ..........................................      A-4
Required Appraisal Loan ............................................    S-163
Resolution Extension Period ........................................    S-103
Restricted Group ...................................................    S-183
Revenues ...........................................................      A-1
Rooms ..............................................................      A-5
RP Accrued Component Interest ......................................    S-144
RP Component Distributable Interest ................................    S-144
RP Component Mortgage Loan .........................................     S-85
RP Component Principal Entitlement .................................    S-144
RP Control Appraisal Period ........................................    S-114
RP Controlling Holder ..............................................    S-114
RP Controlling Party ...............................................    S-114
RP Post-Default Excess Interest Amount .............................    S-145
RP Principal Distribution Amount ...................................    S-145
RP Senior Balance ..................................................    S-137
RP Senior Component ................................................     S-85
RP Senior Component Principal Distribution Amount ..................    S-143
RP Subordinate Balance .............................................    S-137
RP Subordinate Component ...........................................     S-85
Senior Certificates ................................................    S-133
Sequential Pay Certificates ........................................    S-133
Servicing Advances .................................................    S-122
Servicing Standard .................................................    S-110
Servicing Transfer Event ...........................................    S-110
Settlement Date ....................................................    S-175
Similar Law ........................................................    S-184
S&P ................................................................    S-187
Special Actions ....................................................    S-114
Special Servicer ...................................................     S-10
Special Servicing Fee ..............................................    S-120
Special Servicing Fee Rate .........................................    S-120
Specially Serviced Mortgage Loan ...................................    S-110
Stated Principal Balance ...........................................    S-140
Subordinate Certificates ...........................................    S-148
Sub-Servicer .......................................................    S-118
Sub-Servicing Agreement ............................................    S-118
Sub-Servicing Fee Rate .............................................      A-1
Substitution Shortfall Amount ......................................    S-103
Summit Place Apartments B Note .....................................     S-93
Summit Place Apartments Mortgage Loan ..............................     S-92
Summit Place Apartments Whole Loan .................................     S-93
Trailing 12 Months .................................................      A-3
Trust ..............................................................    S-133
Trust Fund .........................................................    S-133
Trustee ............................................................     S-10
Trustee Fee ........................................................    S-170
Underwriters .......................................................    S-186
Underwriting Agreement .............................................    S-186
Underwriting Cash Flow .............................................      A-5
Underwriting Debt Service Coverage Ratio ...........................      A-5
Underwriting DSCR ..................................................      A-5
Underwritten Cash Flow .............................................      A-5
Underwritten Debt Service Coverage Ratio ...........................      A-5
Underwritten DSCR ..................................................      A-5
Units ..............................................................      A-5
UPB ................................................................      A-5
USPAP ..............................................................     S-99
UST ................................................................     S-98
U/W Cash Flow ......................................................      A-5
U/W DSCR ...........................................................      A-5
U/W Expenses .......................................................      A-6
U/W Replacement Reserves ...........................................      A-6
U/W Replacement Reserves Per Unit ..................................      A-6
U/W Revenues .......................................................      A-5
Voting Rights ......................................................    S-168
Weighted Average Net Mortgage Rate .................................    S-140
Weighted Averaged Life .............................................      A-4
Wells Fargo ........................................................    S-170
Withheld Amount ....................................................    S-159
Workout Fee ........................................................    S-120
Workout Fee Rate ...................................................    S-120
Workout-Delayed Reimbursement Amount ...............................    S-162
Yield Rate .........................................................      A-4
YM .................................................................      A-6
YMP ................................................................    S-175

                                     S-192

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                    LOAN           LOAN
  SEQUENCE         NUMBER          GROUP    PROPERTY NAME
  --------         ------          -----    -------------

     1             GA20599           2      Ocean Residences

    2.1           760032557          2      Princeton Arms Apartments
    2.2           760032557          2      Princeton Court Apartments
     2            760032557          2      Princeton Arms & Court (Roll Up)

     3              58206            1      Abbey West Apartments
     4              57487            1      Sterling University Villa
     5              58340            2      Acerno Villas Apartments
     6            760032873          2      Saddlebrook Apartments
     7              58396            2      AMLI Timberglen
     8            760033071          2      Huntington Apartments
     9            760032702          2      Quail Run / Southpointe
     10           760032898          2      Summit Place Apartments
     11           760032111          2      Cascades Apts - Phoenix, AZ
     12             55832            2      CLK - Paddock Place Apartments
     13           DBM20218           2      Country Club Ridge

    14.1          DBM20554           1      406 East 64th Street
    14.2          DBM20554           1      304 East 89th Street
     14           DBM20554           1      ANNUNZIATA MULTIFAMILY PORTFOLIO I (ROLL UP)
    15.1          DBM20555           1      462 West 51st Street
    15.2          DBM20555           1      308 West 109th Street
     15           DBM20555           1      ANNUNZIATA MULTIFAMILY PORTFOLIO II (ROLL UP)
                                            Sub-Total Crossed Loans

     16           760033784          2      Fairmeadow Apartments
     17           760033033          2      North Oak Apartments
     18           760032429          2      Brook Lyn Apartments
     19             58296            1      Simon - Cheltenham Square Mall

     20           DBM20193           1      Congressional Village
     21           DBM20192           1      Jefferson at Congressional (Land)
                                            SUB-TOTAL CROSSED LOANS

     22             58118            1      James River Towne Center
     23             58421            1      Koreatown Galleria
     24           760033366          1      Plaza 205
     25             58312            1      The Falls at Ocotillo
     26           760032902          1      Skytop Pavillion I
     27           760033841          1      Roswell Village
     28             58317            1      Richmond Hill Road Plaza
     29           760032781          1      Fredericksburg Westwood Center Retail
     30           760033463          1      Bluffton Commons
     31           760032500          1      Village of Woodland Hills
     32             58384            1      Villa Monaco Shopping Center
     33             58275            1      Beach Western Commons
     34             58310            1      Home Depot Center
     35           760032844          1      Prescott Valley Shopping Center
     36             58383            1      Shoppes at Victoria Square
     37             58137            1      The Marketplace at Hollywood Park
     38             58129            1      Santa Rosa Plaza
     39             58091            1      Milledgeville Shops
     40           760032563          1      Park Place Shopping Center
     41           760032538          1      Arts Industria Building
     42           760032349          1      Brookhollow Village Shopping Center
     43             58192            1      West Marine Plaza
     44             58202            1      Walgreens - Sacramento, CA
     45             58358            1      Office Depot/ Michael's
     46             58367            1      Sonterra Park Market
     47           DBM20423           1      Dutch Village
     48           760032273          1      Smoky Hill Town Center Phase II
     49           760032361          1      Texas Station Shopping Center
     50           760032371          1      Beechnut
     51             58399            1      Bank of America Center

    52.1          760032545          1      1600 K Street, NW
    52.2          760032545          1      2115 Wisconsin Avenue, NW
     52           760032545          1      ICG PORTFOLIO (ROLL UP)

     53           DBM20357           1      Corporate Center
     54           760032482          1      Omega Corporate Center

    55.1            57840            1      Sunrise Medical Tower II
    55.2            57840            1      Sunrise Medical Tower I
     55             57840            1      SUNRISE MEDICAL TOWER I & II (ROLL UP)
     56             57839            1      Sunrise Medical Tower III
     57             57842            1      Sunrise Medical Tower V
     58             57843            1      Sunrise Medical Tower IV
                                            SUB-TOTAL CROSSED LOANS

     59             58419            1      Medical Mutual of Ohio - Toledo
     60           760032106          1      Riverview Plaza
     61           760032704          1      Truxtun Avenue
     62             57851            1      Medical Family Health Center
     63           760033688          1      3100 Weslayan
     64             57855            1      Black Hills Medical Park
     65           760032628          1      North County Corporate Center
     66             58054            1      L'Oreal Warehouse
     67             58144            1      Tamal Vista Warehouse
     68           760032489          1      Commonwealth Commerces Center

    69.1          760032401          1      1 Kimberly Road
    69.2          760032401          1      10 Alvin Court
     69           760032401          1      1 KIMBERLY ROAD & 10 ALVIN COURT (ROLL UP)

     70           760032649          1      Rush Creek II
     71             58381            1      TRAK Microwave Industrial Building
     72           DBM20533           1      8210 Wellmoor Court
     73           760032537          1      Stor All - Tchoupitoulas
     74           760032540          1      Stor All - Gentilly
     75             58435            1      All Storage Mustang Road
     76           760032832          1      Storage USA - Savi Ranch
     77             58404            1      Cypress Self Storage
     78           760032543          1      Malibu Self Storage
     79             58386            1      A-1 North Hollywood Self Storage
     80           760032730          1      Storage USA Waldorf
     81             58357            1      Nob Hill Self Storage
     82           760032835          1      Boulder Bins Self Storage
     83           760032833          1      American Self Storage
     84           760032834          1      Ross Valley Self Storage
     85           760032660          1      Summit Plaza Self Storage
     86           760032929          1      Storage USA - Tamarisk
     87           760032235          1      Power Self Storage
     88           760032565          1      Storage One at Tenaya
     89           760032967          1      Lockaway SS - Hollywood
     90           760032181          1      Storage Choice Sugar Land
     91           760032179          1      Storage Choice - Pearland
     92             58387            1      A-1 Santa Ana Self Storage
     93           760033072          1      Redline Self Storage
     94           760032184          1      Storage Columbus Macon Road
     95            GA20413           1      Charles Square
     96            GA20315           1      Rentar Plaza

    97.1            58215            1      Sun Communities Portfolio 4 - Lafayette Place
    97.2            58215            1      Sun Communities Portfolio 4 - Lake San Marino
    97.3            58215            1      Sun Communities Portfolio 4 - Lake Juliana Landings
    97.4            58215            1      Sun Communities Portfolio 4 - Four Seasons
     97             58215            1      SUN COMMUNITIES PORTFOLIO 4 (ROLL UP)
     98             58216            1      Sun Communities - Southfork
                                            SUB-TOTAL CROSSED LOANS

    99.1            58232            1      Sun Communities Portfolio 13 - Siesta Bay
    99.2            58232            1      Sun Communities Portfolio 13 - Candlelight Village
     99             58232            1      SUN COMMUNITIES PORTFOLIO 13 (ROLL UP)
    100             58212            1      Sun Communities - Bonita Lake
                                            SUB-TOTAL CROSSED LOANS

    101             58258            2      Zeman Portfolio - Alpine Village
    102             58284            1      Zeman Portfolio - Shady Oaks I & II
    103             58282            1      Zeman Portfolio - Pleasant Valley MHC and Self Storage
    104             58262            2      Zeman Portfolio - Edgebrook
    105             58270            2      Zeman Portfolio - Maple Grove Estates
    106             58290            2      Zeman Portfolio - Valley Oaks
    107             58261            2      Zeman Portfolio - Colonial Estates
    108             58287            1      Zeman Portfolio - Sunny Acres
    109           760032689          1      Kennedy Meadows MHC
    110           760033701          1      Courtyard Springfield
    111             58448            1      Hampton Inn - Colton, CA
---------------------------------------------------------------------------------------------------
                                            TOTALS/WEIGHTED AVERAGE
===================================================================================================

  SEQUENCE   PROPERTY ADDRESS                                                           COUNTY                CITY
  --------   ----------------                                                           ------                ----

     1       One West Street                                                            New York              New York

    2.1      8 Dorchester Drive                                                         Mercer                East Windsor Township
    2.2      Estates Boulevard off Whitehorse Mercervile Road                           Mercer                Hamilton Township
     2       Various                                                                    Mercer                Various

     3       250 Epps Bridge Parkway                                                    Clarke                Athens
     4       2550 West Ironwood Hills Drive                                             Pima                  Tucson
     5       9500 West Maule Avenue                                                     Clark                 Las Vegas
     6       9000 Chapel Drive                                                          McLennan              Waco
     7       3565 Timberglen Road                                                       Denton                Dallas
     8       11755 Norbourne Drive                                                      Hamilton              Cincinnati
     9       6220 North Murray Avenue                                                   Berkeley              Hanahan
     10      2350 Windward Lane                                                         Hall                  Gainesville
     11      3550 East Campbell Avenue                                                  Maricopa              Phoenix
     12      2655 Union Hall Road                                                       Montgomery            Clarksville
     13      1-101 Rockledge Road / 131-159 East Hartsdale Avenue                       Westchester           Hartsdale

    14.1     406 East 64th Street                                                       New York              New York
    14.2     304 East 89th Street                                                       New York              New York
     14      Various                                                                    New York              New York
    15.1     462 West 51st Street                                                       New York              New York
    15.2     308 West 109th Street                                                      New York              New York
     15      Various                                                                    New York              New York

     16      7800 West Airport Boulevard                                                Harris                Houston
     17      1417 North Nursery Road                                                    Dallas                Irving
     18      510 Brooke Lyn Drive                                                       Jefferson             Pleasant Grove
     19      2385 Cheltenham Avenue                                                     Philadelphia          Philadelphia

     20      1701-1765 Rockville Pike, 104-109 Halpine Road, 143 Rollins Avenue         Montgomery            Rockville
     21      198 Halpine Road                                                           Montgomery            Rockville

     22      1829-3825 East Independence Street                                         Greene                Springfield
     23      3250 W. Olympic Boulevard                                                  Los Angeles           Los Angeles
     24      10302, & 10522-42 Southeast Washington Street                              Multnomah             Portland
     25      1025 - 1095 West Queen Creek Road                                          Maricopa County       Chandler
     26      5250 Beechmont Avenue                                                      Hamilton              Cincinnati
     27      593 Holcomb Bridge Road                                                    Fulton                Roswell
     28      77 Richmond Hill Road & 2391 Richmond Avenue                               Richmond              Staten Island
     29      1905-2501 Plank Road                                                       Fredericksburg        Fredericksburg
     30      80 & 95 Baylor Drive                                                       Beaufort              Bluffton
     31      6808 South Memorial Drive                                                  Tulsa                 Tulsa
     32      2223 S. Monaco Parkway                                                     Denver                Denver
     33      6650 North Beach Street                                                    Tarrant               Fort Worth
     34      1301 West Patrick Street                                                   Frederick             Frederick
     35      7680-7860 East Highway 69                                                  Yavapai               Prescott Valley
     36      247 SW Port Saint Lucie Boulevard #295                                     Saint Lucie           Port Saint Lucie
     37      3451 West Century Boulevard                                                Los Angeles           Inglewood
     38      5800 Santa Rosa Road                                                       Venture               Camarillo
     39      2600 North Columbia Street                                                 Baldwin               Milledgeville
     40      2100 West Northwest Highway                                                Tarrant               Grapevine
     41      415 South Cedros Avenue                                                    San Diego             Solana Beach
     42      14902-14990 Northwest Freeway                                              Harris                Houston
     43      4441-4449 Granite Drive                                                    Placer                Rocklin
     44      4495 Mack Road                                                             Sacramento            Sacramento
     45      3065 Atlanta Highway (Route 78)                                            Clarke                Athens
     46      1321 North Loop 1604 East                                                  Bexar                 San Antonio
     47      2531 East Lyon Station Road                                                Granville             Creedmoor
     48      20209 East Smokey Hill Road                                                Arapahoe              Cenntennial
     49      9832 York Road                                                             Baltimore             Cockeysville
     50      10204-10208 Beechnut                                                       Harris                Houston
     51      555 California Street, 315 Montgomery Street, and 345 Montgomery Street    San Francisco         San Francisco

    52.1     1600 K Street NorthWest                                                    District of Columbia  Washington
    52.2     2115 Wisconsin Ave NorthWest                                               District of Columbia  Washington
     52      Various                                                                    District of Columbia  Washington

     53      110 East Broward Boulevard                                                 Broward               Fort Lauderdale
     54      1000 Omega Drive                                                           Allegheny             Pittsburgh

    55.1     3121 S. Maryland Parkway                                                   Clark                 Las Vegas
    55.2     3201 S. Maryland Parkway                                                   Clark                 Las Vegas
     55      Various                                                                    Clark                 Las Vegas
     56      3006 S. Maryland Parkway                                                   Clark                 Las Vegas
     57      3101 S. Maryland Parkway                                                   Clark                 Las Vegas
     58      3196 S. Maryland Parkway                                                   Clark                 Las Vegas

     59      3737 Sylvania Avenue                                                       Lucas                 Toledo
     60      63 South Royal Street                                                      Mobile                Mobile
     61      5701 Truxton Avenue                                                        Kern                  Bakersfield
     62      2825 N State Road 7                                                        Broward               Margate
     63      3100 Weslayan                                                              Harris                Houston
     64      402-412 Black Hills Lane, SW                                               Thurston              Olympia
     65      990 - 995 Joshua Way/2750 - 2765 Progress Street                           San Diego             Vista
     66      10345 Philipp Parkway                                                      Portage               Streetsboro
     67      195-201-205 Tamal Vista Boulevard                                          Marin                 Corte Madera
     68      7033 Commonwealth Avenue                                                   Duval                 Jacksonville

    69.1     1 Kimberly Road                                                            Middlesex             East Brunswick
    69.2     10 Alvin Court                                                             Middlesex             East Brunswick
     69      Various                                                                    Middlesex             East Brunswick

     70      438, 480 & 510 East Wilson Bridge Road                                     Franklin              Worthington
     71      4726 Eisenhower Boulevard                                                  Hillsborough          Tampa
     72      8210-8214 Wellmoor Court                                                   Howard                Jessup
     73      4700 Tchoupitoulas Street                                                  Orleans Parish        New Orleans
     74      4601 Chef Menteur Highway                                                  Orleans Parish        New Orleans
     75      515 North Mustang Road                                                     Canadian              Mustang
     76      8180 East Old Canal Road                                                   Orange                Anaheim
     77      7755 Preserve Lane                                                         Collier               Naples
     78      4866 East Russell Road                                                     Clark                 Las Vegas
     79      5310 Vineland Avenue                                                       Los Angeles           North Hollywood
     80      72B Industrial Park Drive                                                  Charles               Waldorf
     81      10325 West Broward Boulevard                                               Broward               Plantation
     82      4900 North Broadway                                                        Marin                 Boulder
     83      1985 East Bayshore Road                                                    San Mateo             East Palo Alto
     84      890 College Avenue                                                         Marin                 Kentfield
     85      4375 East Sahara Avenue                                                    Clark                 Las Vegas
     86      2711 East Tamarisk Road                                                    Riverside             Palm Springs
     87      73-4854 Kanalani Street                                                    Hawaii                Kailua-Kona
     88      3900 North Tenaya Way                                                      Clark                 Las Vegas
     89      5138 Sunset Boulevard                                                      Los Angeles           Hollywood
     90      9870 Highway 90 A                                                          Fort Bend             Sugarland
     91      5710 Broadway                                                              Brazoria              Pearland
     92      2555 South Main Street                                                     Orange                Santa Ana
     93      7111 McNeil Lane                                                           Orange                Buena Park
     94      6751 Macon Road                                                            Muscogee              Columbus
     95      One Bennett Street                                                         Middlesex             Cambridge
     96      66-26 Metropolitan Avenue                                                  Queens                Middle Village

    97.1     21155 Warner Avenue                                                        Macomb                Warren
    97.2     1000 Wiggins Pass Road                                                     Collier               Naples
    97.3     166 Juliana Boulevard                                                      Polk                  Auburndale
    97.4     1350 Country Road 3                                                        Elkhart               Elkhart
     97      Various                                                                    Various               Various
     98      1301 North Scott                                                           Cass                  Belton

    99.1     19333 Summerlin Road                                                       Lee                   Fort Myers
    99.2     4 Candlelight Drive                                                        Cook                  Sauk Village
     99      Various                                                                    Various               Various
    100      26325 Old 41 Road                                                          Lee                   Bonita Springs

    101      21425 Lincoln Highway                                                      Cook                  Lynwood
    102      5097 Shady Oaks Road                                                       Grundy                Minooka
    103      2999 McCool Road                                                           Porter                Portage
    104      1801 Dekalb Ave                                                            DeKalb                Sycamore
    105      3800 Belvidere Road                                                        Lake                  Park City
    106      6208 Lawn Drive                                                            Cook                  Hodgkins
    107      14139  Western Avenue                                                      Cook                  Dixmoor
    108      200 Franklin Drive                                                         Kankakee              Manteno
    109      2096 Kennedy Circle Northeast                                              Marion                Keizer
    110      6710 Commerce Street                                                       Fairfax               Springfield
    111      250 N. 9th Street                                                          San Bernardino        Colton
------------------------------------------------------------------------------------------------------------------------------------
             III LOANS
====================================================================================================================================

                                                                                             CUT-OFF          MATURITY
                            ZIP                 PROPERTY                  ORIGINAL            DATE              DATE
  SEQUENCE     STATE        CODE                  TYPE                    BALANCE            BALANCE          BALANCE
  --------     -----        ----                  ----                    -------            -------          -------

     1           NY        10004               Multifamily              $90,000,000       $90,000,000       $90,000,000

    2.1          NJ        08512               Multifamily               12,015,945        11,926,254        5,155,114
    2.2          NJ        08650               Multifamily               12,984,055        12,887,137        5,570,455
     2           NJ       Various              Multifamily               25,000,000        24,813,391        10,725,569

     3           GA        30606               Multifamily               14,000,000        13,952,718        12,921,120
     4           AZ        85745               Multifamily               13,600,000        13,600,000        11,478,594
     5           NV        89148               Multifamily               12,400,000        12,400,000        10,964,497
     6           TX        76712               Multifamily               11,750,000        11,750,000        10,383,380
     7           TX        75287               Multifamily               10,400,000        10,400,000        10,400,000
     8           OH        45240               Multifamily               9,140,000         9,140,000         8,578,001
     9           SC        29406               Multifamily               7,600,000         7,578,419         6,405,551
     10          GA        30501               Multifamily               6,400,000         6,386,934         5,356,161
     11          AZ        85018               Multifamily               6,130,000         6,123,788         5,459,221
     12          TN        37040               Multifamily               5,610,000         5,610,000         5,191,506
     13          NY        10530               Multifamily               5,500,000         5,500,000         4,615,659

    14.1         NY        10021               Multifamily               2,235,294         2,235,294         2,067,534
    14.2         NY        10128               Multifamily               2,514,706         2,514,706         2,325,976
     14          NY       Various              Multifamily               4,750,000         4,750,000         4,393,511
    15.1         NY        10019               Multifamily               1,476,190         1,476,190         1,365,402
    15.2         NY        10025               Multifamily               1,623,810         1,623,810         1,501,942
     15          NY       Various              Multifamily               3,100,000         3,100,000         2,867,344
                                                                     ------------------------------------------------------
                                                                         7,850,000         7,850,000         7,260,854

     16          TX        77071               Multifamily               4,240,000         4,240,000         4,240,000
     17          TX        75061               Multifamily               4,000,000         3,995,547         3,683,881
     18          AL        35127               Multifamily               3,400,000         3,400,000         2,846,268
     19          PA        19150                 Retail                  54,941,036        54,941,036        51,393,858

     20          MD        20852                 Retail                  32,500,000        32,500,000        28,446,664
     21          MD        20852                  Land                   18,500,000        18,500,000        16,192,716
                                                                     ------------------------------------------------------
                                                                         51,000,000        51,000,000        44,639,380

     22          MO        65804                 Retail                  26,250,000        26,080,467        17,095,011
     23          CA        90006                 Retail                  21,000,000        20,979,479        17,497,412
     24          OR        97206                 Retail                  16,000,000        16,000,000        14,430,057
     25          AZ        85248                 Retail                  14,800,000        14,800,000        13,383,915
     26          OH        45230                 Retail                  13,345,000        13,345,000        13,345,000
     27          GA        30076                 Retail                  12,300,000        12,300,000        10,296,794
     28          NY        10314                 Retail                  12,000,000        11,977,977        10,189,737
     29          VA        22401                 Retail                  10,860,000        10,850,999        9,227,766
     30          SC        29910                 Retail                  10,180,000        10,180,000        8,934,605
     31          OK        74133                 Retail                  9,500,000         9,481,631         8,010,922
     32          CO        80222                 Retail                  9,150,000         9,150,000         8,209,678
     33          TX        76137                 Retail                  8,800,000         8,800,000         7,804,710
     34          MD        21702                 Retail                  8,450,000         8,425,873         7,116,837
     35          AZ        86314                 Retail                  7,500,000         7,492,363         6,215,735
     36          FL        34984                 Retail                  6,750,000         6,750,000         6,060,589
     37          CA        90303                 Retail                  6,500,000         6,500,000         5,734,883
     38          CA        93012                 Retail                  6,000,000         5,984,613         5,121,837
     39          GA        31061                 Retail                  5,100,000         5,081,851         4,326,589
     40          TX        76051                 Retail                  4,300,000         4,287,507         3,613,296
     41          CA        92075                 Retail                  4,250,000         4,241,656         3,576,322
     42          TX        77040                 Retail                  4,000,000         3,991,922         3,352,723
     43          CA        95677                 Retail                  3,900,000         3,885,793         3,519,047
     44          CA        95823                 Retail                  3,600,000         3,590,602         3,066,489
     45          GA        30606                 Retail                  3,500,000         3,495,221         2,686,888
     46          TX        78253                 Retail                  3,490,000         3,483,384         2,950,842
     47          NC        27522                 Retail                  2,900,000         2,900,000         2,504,117
     48          CO        80015                 Retail                  2,600,000         2,595,060         2,197,685
     49          MD        21030                 Retail                  2,600,000         2,591,377         2,224,222
     50          TX        77072                 Retail                  2,350,000         2,345,325         1,973,918
     51          CA        94104                 Office                 137,000,000       137,000,000       137,000,000

    52.1         DC        20006                 Office                  14,907,749        14,907,749        14,061,410
    52.2         DC        20007                 Office                  35,592,251        35,592,251        33,571,617
     52          DC       Various                Office                  50,500,000        50,500,000        47,633,027

     53          FL        33301                 Office                  32,900,000        32,900,000        31,114,632
     54          PA        15205                 Office                  24,900,000        24,900,000        16,106,000

    55.1         NV        89109                 Office                  4,387,131         4,347,868         3,699,285
    55.2         NV        89109                 Office                  3,846,251         3,811,830         3,243,209
     55          NV        89109                 Office                  8,233,382         8,159,698         6,942,494
     56          NV        89109                 Office                  8,037,518         7,965,587         6,777,338
     57          NV        89109                 Office                  2,365,111         2,343,945         1,994,292
     58          NV        89109                 Office                  1,161,020         1,150,630          978,986
                                                                     ------------------------------------------------------
                                                                         19,797,031        19,619,859        16,693,110

     59          OH        43623                 Office                  19,266,000        19,248,573        16,206,576
     60          AL        36602                 Office                  10,700,000        10,660,341        9,647,088
     61          CA        93309                 Office                  5,000,000         4,995,476         4,205,877
     62          FL        33063                 Office                  4,970,000         4,919,320         4,598,714
     63          TX        77027                 Office                  4,650,000         4,650,000         4,098,473
     64          WA        98502                 Office                  3,806,125         3,766,031         3,513,441
     65          CA        92081               Industrial                26,660,000        26,660,000        26,660,000
     66          OH        44241               Industrial                20,200,000        20,200,000        16,338,066
     67          CA        94925               Industrial                11,300,000        11,269,865        9,600,295
     68          FL        32220               Industrial                9,285,000         9,266,530         7,799,078

    69.1         NJ        08816               Industrial                2,623,118         2,623,118         2,306,081
    69.2         NJ        08816               Industrial                3,526,882         3,526,882         3,100,614
     69          NJ        08816               Industrial                6,150,000         6,150,000         5,406,696

     70          OH        43085               Industrial                5,040,000         5,026,401         4,275,656
     71          FL        33634               Industrial                4,300,000         4,291,233         3,599,332
     72          MD        20794               Industrial                3,450,000         3,450,000         3,067,354
     73          LA        70115              Self Storage               7,150,000         7,117,695         6,027,197
     74          LA        70126              Self Storage               6,850,000         6,819,050         5,774,308
     75          OK        73064              Self Storage               6,700,000         6,693,548         5,592,932
     76          CA        92807              Self Storage               6,600,000         6,600,000         5,735,978
     77          FL        34119              Self Storage               6,075,000         6,075,000         5,304,125
     78          NV        89120              Self Storage               5,775,000         5,775,000         5,107,962
     79          CA        91601              Self Storage               5,700,000         5,683,300         4,364,212
     80          MD        20602              Self Storage               5,669,000         5,644,084         5,095,306
     81          FL        33324              Self Storage               5,600,000         5,600,000         4,854,631
     82          CO        90304              Self Storage               5,510,000         5,493,911         4,689,660
     83          CA        94303              Self Storage               5,000,000         4,985,326         4,252,683
     84          CA        94904              Self Storage               4,300,000         4,291,353         3,857,981
     85          NV        89104              Self Storage               4,100,000         4,077,738         3,512,667
     86          CA        92262              Self Storage               3,915,000         3,899,418         3,045,941
     87          HI        96740              Self Storage               3,750,000         3,739,810         3,178,495
     88          NV        89129              Self Storage               3,600,000         3,584,989         3,077,394
     89          CA        90027              Self Storage               3,375,000         3,375,000         2,981,550
     90          TX        77478              Self Storage               3,100,000         3,091,537         2,626,012
     91          TX        77581              Self Storage               3,100,000         3,087,325         2,399,795
     92          CA        92707              Self Storage               3,000,000         2,994,032         2,519,896
     93          CA        90620              Self Storage               2,182,000         2,175,553         1,962,344
     94          GA        31907              Self Storage               2,152,000         2,140,941         1,682,019
     95          MA        02138                Mixed Use                77,000,000        77,000,000        72,576,797
     96          NY        11379                Mixed Use                52,000,000        52,000,000        52,000,000

    97.1         MI        48091     Manufactured Housing Communities    8,049,415         8,049,415         7,428,369
    97.2         FL        34110     Manufactured Housing Communities    7,891,583         7,891,583         7,282,714
    97.3         FL        33823     Manufactured Housing Communities    5,997,603         5,997,603         5,534,863
    97.4         IN        46514     Manufactured Housing Communities    5,681,940         5,681,940         5,243,554
     97       Various     Various    Manufactured Housing Communities    27,620,542        27,620,542        25,489,500
     98          MO        64012     Manufactured Housing Communities    13,360,000        13,360,000        12,329,219
                                                                     ------------------------------------------------------
                                                                         40,980,542        40,980,542        37,818,719

    99.1         FL        33908     Manufactured Housing Communities    27,246,133        27,246,133        25,143,978
    99.2         IL        60411     Manufactured Housing Communities    9,241,065         9,241,065         8,528,077
     99       Various     Various    Manufactured Housing Communities    36,487,198        36,487,198        33,672,055
    100          FL        34135     Manufactured Housing Communities    1,520,000         1,520,000         1,402,725
                                                                     ------------------------------------------------------
                                                                         38,007,198        38,007,198        35,074,780

    101          IL        60411     Manufactured Housing Communities    17,442,282        17,442,282        15,078,276
    102          IL        60447     Manufactured Housing Communities    12,332,985        12,332,985        11,637,112
    103          IN        46368     Manufactured Housing Communities    7,892,026         7,892,026         7,469,422
    104          IL        60178     Manufactured Housing Communities    6,800,000         6,800,000         6,435,872
    105          IL        60085     Manufactured Housing Communities    6,476,490         6,476,490         6,131,644
    106          IL        60525     Manufactured Housing Communities    4,847,604         4,847,604         4,588,024
    107          IL        60406     Manufactured Housing Communities    4,704,730         4,704,730         4,452,800
    108          IL        60950     Manufactured Housing Communities    3,784,282         3,784,282         3,581,640
    109          OR        97303     Manufactured Housing Communities    2,225,000         2,217,757         2,058,697
    110          VA        22150                  Hotel                  13,650,000        13,650,000        12,298,844
    111          CA        92324                  Hotel                  4,100,000         4,100,000         3,199,917
---------------------------------------------------------------------------------------------------------------------------
                                                                       $1,380,256,331    $1,378,924,068    $1,240,820,172
===========================================================================================================================

                                                           SUB-         NET                       FIRST      INTEREST
                LOAN         MORTGAGE   ADMINISTRATIVE  SERVICING     MORTGAGE       NOTE        PAYMENT     ACCRUAL     MONTHLY
  SEQUENCE      TYPE           RATE      FEE RATE (I)    FEE RATE       RATE         DATE         DATE        METHOD     PAYMENT
  --------      ----           ----      ------------    --------       ----         ----         ----        ------     -------

     1      Interest Only     4.797%        0.032%        0.020%       4.765%     10/15/2004    12/1/2004    ACT/360

    2.1
    2.2
     2         Balloon        4.840%        0.032%        0.020%       4.808%     8/12/2004     10/1/2004    ACT/360     $195,621

     3         Balloon        4.950%        0.122%        0.100%       4.828%     7/28/2004     9/1/2004     ACT/360      74,728
     4       IO, Balloon      4.920%        0.122%        0.100%       4.798%      7/2/2003     9/1/2003     ACT/360      72,344
     5       IO, Balloon      5.827%        0.122%        0.100%       5.705%     7/27/2004     9/1/2004     ACT/360      72,971
     6       IO, Balloon      5.790%        0.032%        0.020%       5.758%     6/30/2004     8/1/2004     ACT/360      68,869
     7      Interest Only     4.980%        0.122%        0.100%       4.858%     8/17/2004     10/1/2004    ACT/360
     8       IO, Balloon      4.800%        0.032%        0.020%       4.768%     8/20/2004     10/1/2004    ACT/360      47,954
     9         Balloon        5.730%        0.032%        0.020%       5.698%      7/1/2004     9/1/2004     ACT/360      44,255
     10        Balloon        5.500%        0.032%        0.020%       5.468%     8/31/2004     10/1/2004    ACT/360      36,338
     11        Balloon        5.200%        0.032%        0.020%       5.168%     9/15/2004     11/1/2004    ACT/360      33,660
     12      IO, Balloon      5.120%        0.122%        0.100%       4.998%     9/14/2004     11/1/2004    ACT/360      30,528
     13      IO, Balloon      5.590%        0.032%        0.020%       5.558%     10/8/2004     12/1/2004    ACT/360      31,540

    14.1
    14.2
     14        Balloon        5.100%        0.032%        0.020%       5.068%     10/20/2004    12/1/2004    ACT/360      25,790
    15.1
    15.2
     15        Balloon        5.100%        0.032%        0.020%       5.068%     10/20/2004    12/1/2004    ACT/360      16,831

     16     Interest Only     4.740%        0.032%        0.020%       4.708%     10/12/2004    12/1/2004    ACT/360
     17        Balloon        4.800%        0.032%        0.020%       4.768%     9/30/2004     11/1/2004    ACT/360      20,987
     18        Balloon        5.510%        0.032%        0.020%       5.478%     10/29/2004    12/1/2004    ACT/360      19,326
     19      IO, Balloon      5.890%        0.042%        0.020%       5.848%     6/30/2004     8/1/2004     ACT/360     325,524

     20      IO, Balloon      6.280%        0.032%        0.020%       6.248%     10/27/2004    12/1/2004    ACT/360     200,743
     21      IO, Balloon      6.280%        0.032%        0.020%       6.248%     10/27/2004    12/1/2004    ACT/360     114,269

     22        Balloon        5.680%        0.122%        0.100%       5.558%     7/30/2004     9/1/2004     ACT/360     183,249
     23        Balloon        5.350%        0.122%        0.100%       5.228%     9/20/2004     11/1/2004    ACT/360     117,267
     24      IO, Balloon      5.820%        0.032%        0.020%       5.788%     8/18/2004     10/1/2004    ACT/360      94,084
     25      IO, Balloon      5.956%        0.122%        0.100%       5.834%      7/2/2004     9/1/2004     ACT/360      88,315
     26     Interest Only     5.070%        0.032%        0.020%       5.038%     10/29/2004    12/1/2004    ACT/360
     27        Balloon        5.510%        0.032%        0.020%       5.478%     10/1/2004     12/1/2004    ACT/360      69,915
     28        Balloon        5.986%        0.122%        0.100%       5.864%     8/17/2004     10/1/2004    ACT/360      71,838
     29        Balloon        6.000%        0.032%        0.020%       5.968%     10/1/2004     11/1/2004    ACT/360      65,111
     30      IO, Balloon      5.500%        0.032%        0.020%       5.468%     9/30/2004     11/1/2004    ACT/360      57,801
     31        Balloon        5.750%        0.032%        0.020%       5.718%     8/25/2004     10/1/2004    ACT/360      55,439
     32      IO, Balloon      5.560%        0.122%        0.100%       5.438%     8/20/2004     10/1/2004    ACT/360      52,298
     33      IO, Balloon      5.960%        0.122%        0.100%       5.838%     7/30/2004     9/1/2004     ACT/360      52,534
     34        Balloon        5.706%        0.122%        0.100%       5.584%     7/29/2004     9/1/2004     ACT/360      49,076
     35        Balloon        5.180%        0.032%        0.020%       5.148%     9/27/2004     11/1/2004    ACT/360      41,091
     36      IO, Balloon      5.595%        0.122%        0.100%       5.473%     8/20/2004     10/1/2004    ACT/360      38,729
     37      IO, Balloon      5.731%        0.122%        0.100%       5.609%     7/16/2004     9/1/2004     ACT/360      37,854
     38        Balloon        6.165%        0.122%        0.100%       6.043%     7/19/2004     9/1/2004     ACT/360      36,612
     39        Balloon        5.941%        0.122%        0.100%       5.819%     6/30/2004     8/1/2004     ACT/360      30,384
     40        Balloon        5.630%        0.032%        0.020%       5.598%     7/14/2004     9/1/2004     ACT/360      24,767
     41        Balloon        5.680%        0.032%        0.020%       5.648%      8/2/2004     10/1/2004    ACT/360      24,613
     42        Balloon        5.550%        0.032%        0.020%       5.518%     8/11/2004     10/1/2004    ACT/360      22,837
     43        Balloon        5.843%        0.122%        0.100%       5.721%     6/28/2004     8/1/2004     ACT/360      22,990
     44        Balloon        6.090%        0.122%        0.100%       5.968%      7/6/2004     9/1/2004     ACT/360      21,793
     45        Balloon        5.650%        0.122%        0.100%       5.528%      9/9/2004     11/1/2004    ACT/360      21,808
     46        Balloon        5.840%        0.122%        0.100%       5.718%     8/27/2004     10/1/2004    ACT/360      20,567
     47      IO, Balloon      5.750%        0.032%        0.020%       5.718%     10/28/2004    12/1/2004    ACT/360      16,924
     48        Balloon        5.830%        0.032%        0.020%       5.798%     8/19/2004     10/1/2004    ACT/360      15,305
     49        Balloon        6.230%        0.032%        0.020%       6.198%     6/23/2004     8/1/2004     ACT/360      15,975
     50        Balloon        5.620%        0.032%        0.020%       5.588%     8/20/2004     10/1/2004    ACT/360      13,521
     51     Interest Only     4.867%        0.052%        0.030%       4.816%      9/2/2004     10/1/2004    ACT/360

    52.1
    52.2
     52      IO, Balloon      5.230%        0.032%        0.020%       5.198%     10/8/2004     12/1/2004    ACT/360     278,238

     53      IO, Balloon      5.470%        0.032%        0.020%       5.438%      8/6/2004     10/1/2004    ACT/360     186,184
     54        Balloon        5.510%        0.032%        0.020%       5.478%     10/5/2004     12/1/2004    ACT/360     171,425

    55.1
    55.2
     55        Balloon        5.743%        0.122%        0.100%       5.622%     1/20/2004     3/1/2004     ACT/360      48,013
     56        Balloon        5.743%        0.122%        0.100%       5.622%     1/20/2004     3/1/2004     ACT/360      46,871
     57        Balloon        5.743%        0.122%        0.100%       5.622%     1/20/2004     3/1/2004     ACT/360      13,792
     58        Balloon        5.743%        0.122%        0.100%       5.622%     1/20/2004     3/1/2004     ACT/360      6,770

     59        Balloon        5.661%        0.122%        0.100%       5.539%     9/30/2004     11/1/2004    ACT/360     111,344
     60        Balloon        5.820%        0.032%        0.020%       5.788%      6/9/2004     8/1/2004     ACT/360      62,947
     61        Balloon        5.660%        0.032%        0.020%       5.628%      9/7/2004     11/1/2004    ACT/360      28,893
     62        Balloon        5.116%        0.122%        0.100%       4.994%     1/20/2004     3/1/2004     ACT/360      27,032
     63      IO, Balloon      5.690%        0.032%        0.020%       5.658%     8/23/2004     10/1/2004    ACT/360      26,959
     64        Balloon        4.955%        0.122%        0.100%       4.833%     1/20/2004     3/1/2004     ACT/360      20,328
     65     Interest Only     5.020%        0.032%        0.020%       4.988%     6/22/2004     8/1/2004     ACT/360
     66      IO, Balloon      5.285%        0.122%        0.100%       5.163%     8/27/2004     10/1/2004    ACT/360     111,983
     67        Balloon        6.000%        0.122%        0.100%       5.878%      7/7/2004     9/1/2004     ACT/360      67,749
     68        Balloon        5.620%        0.032%        0.020%       5.588%     8/23/2004     10/1/2004    ACT/360      53,420

    69.1
    69.2
     69      IO, Balloon      5.580%        0.032%        0.020%       5.548%     8/10/2004     10/1/2004    ACT/360      35,228

     70        Balloon        5.950%        0.032%        0.020%       5.918%     7/28/2004     9/1/2004     ACT/360      30,056
     71        Balloon        5.506%        0.122%        0.100%       5.384%      8/2/2004     10/1/2004    ACT/360      24,431
     72        Balloon        5.130%        0.032%        0.020%       5.098%     10/29/2004    12/1/2004    ACT/360      18,795
     73        Balloon        5.800%        0.032%        0.020%       5.768%     7/26/2004     9/1/2004     ACT/360      46,042
     74        Balloon        5.800%        0.032%        0.020%       5.768%     7/26/2004     9/1/2004     ACT/360      44,110
     75        Balloon        5.410%        0.122%        0.100%       5.288%     9/16/2004     11/1/2004    ACT/360      37,664
     76      IO, Balloon      6.020%        0.032%        0.020%       5.988%      8/2/2004     10/1/2004    ACT/360      40,681
     77      IO, Balloon      5.733%        0.122%        0.100%       5.611%     8/12/2004     10/1/2004    ACT/360      35,849
     78      IO, Balloon      5.840%        0.032%        0.020%       5.808%      7/8/2004     9/1/2004     ACT/360      34,032
     79        Balloon        5.580%        0.122%        0.100%       5.458%     8/24/2004     10/1/2004    ACT/360      35,276
     80        Balloon        5.490%        0.032%        0.020%       5.458%     7/14/2004     9/1/2004     ACT/360      34,779
     81      IO, Balloon      5.900%        0.122%        0.100%       5.778%      8/6/2004     10/1/2004    ACT/360      33,216
     82        Balloon        5.600%        0.032%        0.020%       5.568%      8/2/2004     10/1/2004    ACT/360      34,166
     83        Balloon        5.570%        0.032%        0.020%       5.538%      8/9/2004     10/1/2004    ACT/360      30,914
     84        Balloon        5.570%        0.032%        0.020%       5.538%      8/2/2004     10/1/2004    ACT/360      24,604
     85        Balloon        5.880%        0.032%        0.020%       5.848%      6/1/2004     8/1/2004     ACT/360      26,116
     86        Balloon        6.050%        0.032%        0.020%       6.018%      7/1/2004     9/1/2004     ACT/360      25,344
     87        Balloon        5.920%        0.032%        0.020%       5.888%      7/2/2004     9/1/2004     ACT/360      22,291
     88        Balloon        5.790%        0.032%        0.020%       5.758%      7/1/2004     9/1/2004     ACT/360      22,735
     89      IO, Balloon      5.790%        0.032%        0.020%       5.758%      8/2/2004     10/1/2004    ACT/360      19,781
     90        Balloon        5.900%        0.032%        0.020%       5.868%     7/15/2004     9/1/2004     ACT/360      18,387
     91        Balloon        5.900%        0.032%        0.020%       5.868%     7/15/2004     9/1/2004     ACT/360      19,784
     92        Balloon        5.620%        0.122%        0.100%       5.498%     8/24/2004     10/1/2004    ACT/360      17,260
     93        Balloon        5.530%        0.032%        0.020%       5.498%      8/2/2004     10/1/2004    ACT/360      13,439
     94        Balloon        6.180%        0.032%        0.020%       6.148%     6/18/2004     8/1/2004     ACT/360      14,103
     95      IO, Balloon      5.399%        0.032%        0.020%       5.367%      8/9/2004     10/1/2004    ACT/360     468,219
     96     Interest Only     4.660%        0.032%        0.020%       4.628%     8/25/2004     10/1/2004    ACT/360

    97.1
    97.2
    97.3
    97.4
     97      IO, Balloon      4.931%        0.122%        0.100%       4.809%      6/9/2004     8/1/2004     ACT/360     147,107
     98      IO, Balloon      4.931%        0.122%        0.100%       4.809%      6/9/2004     8/1/2004     ACT/360      71,155

    99.1
    99.2
     99      IO, Balloon      4.931%        0.122%        0.100%       4.809%      6/9/2004     8/1/2004     ACT/360     194,331
    100      IO, Balloon      4.931%        0.122%        0.100%       4.809%      6/9/2004     8/1/2004     ACT/360      8,096

    101      IO, Balloon      5.789%        0.122%        0.100%       5.667%     7/21/2004     9/1/2004     ACT/360     102,221
    102      IO, Balloon      5.262%        0.122%        0.100%       5.140%     7/21/2004     9/1/2004     ACT/360      68,195
    103      IO, Balloon      5.521%        0.122%        0.100%       5.399%     6/30/2004     8/1/2004     ACT/360      44,912
    104      IO, Balloon      5.521%        0.122%        0.100%       5.399%     6/30/2004     8/1/2004     ACT/360      38,697
    105      IO, Balloon      5.436%        0.122%        0.100%       5.314%      7/1/2004     8/1/2004     ACT/360      36,513
    106      IO, Balloon      5.521%        0.122%        0.100%       5.399%     6/30/2004     8/1/2004     ACT/360      27,587
    107      IO, Balloon      5.521%        0.122%        0.100%       5.399%     6/30/2004     8/1/2004     ACT/360      26,773
    108      IO, Balloon      5.521%        0.122%        0.100%       5.399%     6/30/2004     8/1/2004     ACT/360      21,535
    109        Balloon        5.120%        0.032%        0.020%       5.088%     7/30/2004     9/1/2004     ACT/360      12,108
    110        Balloon        5.650%        0.032%        0.020%       5.618%     10/4/2004     12/1/2004    ACT/360      85,050
    111        Balloon        6.150%        0.122%        0.100%       6.028%     10/26/2004    12/1/2004    ACT/360      26,794
------------------------------------------------------------------------------------------------------------------------------------
                              5.376%        0.064%        0.047%       5.313%
====================================================================================================================================

               ORIGINAL     ORIGINAL                           REMAINING
               TERM TO    AMORTIZATION  INTEREST                TERM TO
               MATURITY       TERM        ONLY    SEASONING    MATURITY     MATURITY      CROSS-COLLATERALIZED        RELATED
  SEQUENCE     (MONTHS)   (MONTHS) (II)  PERIOD    (MONTHS)    (MONTHS)       DATE               LOANS                 LOANS
  --------     --------   -------------  ------    --------    --------       ----               -----                 -----

     1            60                       60                     60        11/1/2009              No                    No

    2.1
    2.2
     2           120           180                    2           118       9/1/2014               No                    No

     3            60           360                    3           57        8/1/2009               No                    No
     4           132           360         24         15          117       8/1/2014               No                    No
     5           120           360         24         3           117       8/1/2014               No                    No
     6           120           360         24         4           116       7/1/2014               No                    No
     7            60                       60         2           58        9/1/2009               No                    No
     8            60           360         12         2           58        9/1/2009               No                    No
     9           120           360                    3           117       8/1/2014               No                    No
     10          120           360                    2           118       9/1/2014               No                    No
     11           84           360                    1           83        10/1/2011              No                    No
     12           84           360         24         1           83        10/1/2011              No                    No
     13          180           360         60                     180       11/1/2019              No                    No

    14.1
    14.2
     14           60           360                                60        11/1/2009       Yes(BACM 04-5-D)      Yes(BACM 04-5-M)
    15.1
    15.2
     15           60           360                                60        11/1/2009       Yes(BACM 04-5-D)      Yes(BACM 04-5-M)

     16           60                       60                     60        11/1/2009              No                    No
     17           60           360                    1           59        10/1/2009              No                    No
     18          120           360                                120       11/1/2014              No                    No
     19          120           360         60         4           116       7/1/2014               No                    No

     20          120           360         12                     120       11/1/2014       Yes(BACM 04-5-E)      Yes(BACM 04-5-N)
     21          120           360         12                     120       11/1/2014       Yes(BACM 04-5-E)      Yes(BACM 04-5-N)

     22          120           240                    3           117       8/1/2014               No                    No
     23          120           360                    1           119       10/1/2014              No                    No
     24          120           360         36         2           118       9/1/2014               No                    No
     25          120           360         36         3           117       8/1/2014               No                    No
     26          120                       120                    120       11/1/2014              No             Yes(BACM 04-5-L)
     27          120           360                                120       11/1/2014              No                    No
     28          120           360                    2           118       9/1/2014               No                    No
     29          120           360                    1           119       10/1/2014              No                    No
     30          120           360         24         1           119       10/1/2014              No                    No
     31          120           360                    2           118       9/1/2014               No                    No
     32          120           360         36         2           118       9/1/2014               No             Yes(BACM 04-5-G)
     33          120           360         24         3           117       8/1/2014               No             Yes(BACM 04-5-D)
     34          120           360                    3           117       8/1/2014               No                    No
     35          120           360                    1           119       10/1/2014              No                    No
     36          120           360         36         2           118       9/1/2014               No             Yes(BACM 04-5-G)
     37          120           360         24         3           117       8/1/2014               No                    No
     38          120           360                    3           117       8/1/2014               No                    No
     39          120           360                    4           116       7/1/2014               No                    No
     40          120           360                    3           117       8/1/2014               No                    No
     41          120           360                    2           118       9/1/2014               No                    No
     42          120           360                    2           118       9/1/2014               No                    No
     43           84           360                    4           80        7/1/2011               No                    No
     44          120           360                    3           117       8/1/2014               No                    No
     45          120           300                    1           119       10/1/2014              No                    No
     46          120           360                    2           118       9/1/2014               No                    No
     47          120           360         12                     120       11/1/2014              No                    No
     48          120           360                    2           118       9/1/2014               No                    No
     49          120           360                    4           116       7/1/2014               No                    No
     50          120           360                    2           118       9/1/2014               No                    No
     51           84                       84         2           82        9/1/2011               No                    No

    52.1
    52.2
     52           84           360         36                     84        11/1/2011              No                    No

     53           60           360         12         2           58        9/1/2009               No                    No
     54          120           240                                120       11/1/2014              No                    No

    55.1
    55.2
     55          120           360                    9           111       2/1/2014        Yes(BACM 04-5-C)      Yes(BACM 04-5-B)
     56          120           360                    9           111       2/1/2014        Yes(BACM 04-5-C)      Yes(BACM 04-5-B)
     57          120           360                    9           111       2/1/2014        Yes(BACM 04-5-C)      Yes(BACM 04-5-B)
     58          120           360                    9           111       2/1/2014        Yes(BACM 04-5-C)      Yes(BACM 04-5-B)

     59          120           360                    1           119       10/1/2014              No                    No
     60           84           360                    4           80        7/1/2011               No                    No
     61          120           360                    1           119       10/1/2014              No                    No
     62           60           360                    9           51        2/1/2009               No             Yes(BACM 04-5-B)
     63          120           360         24         2           118       9/1/2014               No                    No
     64           60           360                    9           51        2/1/2009               No             Yes(BACM 04-5-B)
     65           60                       60         4           56        7/1/2009               No             Yes(BACM 04-5-L)
     66          180           360         48         2           178       9/1/2019               No                    No
     67          120           360                    3           117       8/1/2014               No                    No
     68          120           360                    2           118       9/1/2014               No                    No

    69.1
    69.2
     69          120           360         24         2           118       9/1/2014               No                    No

     70          120           360                    3           117       8/1/2014               No                    No
     71          120           360                    2           118       9/1/2014               No                    No
     72           84           360                                84        11/1/2011              No                    No
     73           84           288                    3           81        8/1/2011               No             Yes(BACM 04-5-I)
     74           84           288                    3           81        8/1/2011               No             Yes(BACM 04-5-I)
     75          120           360                    1           119       10/1/2014              No                    No
     76          120           336         24         2           118       9/1/2014               No                    No
     77          120           348         24         2           118       9/1/2014               No             Yes(BACM 04-5-F)
     78          120           360         24         3           117       8/1/2014               No             Yes(BACM 04-5-J)
     79          120           300                    2           118       9/1/2014               No             Yes(BACM 04-5-A)
     80           60           300                    3           57        8/1/2009               No                    No
     81          120           360         12         2           118       9/1/2014               No             Yes(BACM 04-5-F)
     82           84           300                    2           82        9/1/2011               No             Yes(BACM 04-5-K)
     83           84           300                    2           82        9/1/2011               No             Yes(BACM 04-5-K)
     84           84           360                    2           82        9/1/2011               No             Yes(BACM 04-5-K)
     85           84           300                    4           80        7/1/2011               No             Yes(BACM 04-5-J)
     86          120           300                    3           117       8/1/2014               No                    No
     87          120           360                    3           117       8/1/2014               No                    No
     88           84           300                    3           81        8/1/2011               No                    No
     89          120           360         24         2           118       9/1/2014               No                    No
     90          120           360                    3           117       8/1/2014               No             Yes(BACM 04-5-H)
     91          120           300                    3           117       8/1/2014               No             Yes(BACM 04-5-H)
     92          120           360                    2           118       9/1/2014               No             Yes(BACM 04-5-A)
     93           60           300                    2           58        9/1/2009               No                    No
     94          120           300                    4           116       7/1/2014               No                    No
     95           60           300         24         2           58        9/1/2009               No                    No
     96           60                       60         2           58        9/1/2009               No                    No

    97.1
    97.2
    97.3
    97.4
     97           84           360         24         4           80        7/1/2011        Yes(BACM 04-5-B)      Yes(BACM 04-5-C)
     98           84           360         24         4           80        7/1/2011        Yes(BACM 04-5-B)      Yes(BACM 04-5-C)

    99.1
    99.2
     99           84           360         24         4           80        7/1/2011        Yes(BACM 04-5-A)      Yes(BACM 04-5-C)
    100           84           360         24         4           80        7/1/2011        Yes(BACM 04-5-A)      Yes(BACM 04-5-C)

    101          120           360         12         3           117       8/1/2014               No             Yes(BACM 04-5-E)
    102           60           360         12         3           57        8/1/2009               No             Yes(BACM 04-5-E)
    103           60           360         12         4           56        7/1/2009               No             Yes(BACM 04-5-E)
    104           60           360         12         4           56        7/1/2009               No             Yes(BACM 04-5-E)
    105           60           360         13         4           56        7/1/2009               No             Yes(BACM 04-5-E)
    106           60           360         12         4           56        7/1/2009               No             Yes(BACM 04-5-E)
    107           60           360         12         4           56        7/1/2009               No             Yes(BACM 04-5-E)
    108           60           360         12         4           56        7/1/2009               No             Yes(BACM 04-5-E)
    109           60           360                    3           57        8/1/2009               No                    No
    110           60           300                                60        11/1/2009              No                    No
    111          120           300                                120       11/1/2014              No                    No
------------------------------------------------------------------------------------------------------------------------------------
                  95           341                    2           93
====================================================================================================================================

                                                                                        APPRAISAL      APPRAISAL    CUT-OFF DATE LTV
  SEQUENCE   PREPAYMENT PENALTY DESCRIPTION (PAYMENTS)      YIELD MAINTENANCE TYPE        VALUE          DATE           RATIO
  --------   -----------------------------------------      ----------------------        -----          ----           -----

     1               LO(56)/OPEN(4)/DEFEASANCE                                         $210,000,000    9/1/2004          42.9%

    2.1                                                                                 21,100,000     5/11/2004
    2.2                                                                                 22,800,000     5/11/2004
     2               LO(117)/OPEN(3)/DEFEASANCE                                         43,900,000     5/11/2004         56.5%

     3               LO(56)/OPEN(4)/DEFEASANCE                                          17,500,000     1/20/2004         79.7%
     4               LO(130)/OPEN(2)/DEFEASANCE                                         17,000,000     5/13/2003         80.0%
     5               LO(117)/OPEN(3)/DEFEASANCE                                         17,100,000     6/25/2004         72.5%
     6               LO(117)/OPEN(3)/DEFEASANCE                                         15,500,000     3/17/2004         75.8%
     7               LO(56)/OPEN(4)/DEFEASANCE                                          13,100,000     7/23/2004         79.4%
     8               LO(59)/OPEN(1)/DEFEASANCE                                          11,425,000     6/16/2004         80.0%
     9               LO(117)/OPEN(3)/DEFEASANCE                                         10,000,000     5/29/2004         75.8%
     10              LO(117)/OPEN(3)/DEFEASANCE                                         8,000,000      6/14/2004         79.8%
     11              LO(81)/OPEN(3)/DEFEASANCE                                          7,850,000      7/9/2004          78.0%
     12              LO(81)/OPEN(3)/DEFEASANCE                                          7,800,000      8/4/2004          71.9%
     13              LO(176)/OPEN(4)/DEFEASANCE                                         38,600,000     5/25/2004         14.2%

    14.1                                                                                3,300,000      8/10/2004
    14.2                                                                                3,000,000      8/10/2004
     14              LO(56)/OPEN(4)/DEFEASANCE                                          6,300,000      8/10/2004         75.4%
    15.1                                                                                1,800,000      8/10/2004
    15.2                                                                                2,200,000      8/10/2004
     15              LO(56)/OPEN(4)/DEFEASANCE                                          4,000,000      8/10/2004         77.5%
                                                                                       -------------
                                                                                        10,300,000

     16              LO(56)/OPEN(4)/DEFEASANCE                                          5,300,000      9/2/2004          80.0%
     17          LO(36)/GRTR1%PPMTorYM(23)/OPEN(1)            Int Diff (MEY) - G        5,000,000      8/9/2004          79.9%
     18              LO(117)/OPEN(3)/DEFEASANCE                                         4,600,000      7/21/2004         73.9%
     19              LO(113)/OPEN(7)/DEFEASANCE                                         71,500,000     6/2/2004          76.8%

     20              LO(116)/OPEN(4)/DEFEASANCE                                         44,000,000     2/1/2005          73.9%
     21              LO(116)/OPEN(4)/DEFEASANCE                                         22,700,000     5/31/2004         81.5%
                                                                                       -------------
                                                                                        66,700,000

     22              LO(116)/OPEN(4)/DEFEASANCE                                         34,000,000     5/3/2004          76.7%
     23              LO(116)/OPEN(4)/DEFEASANCE                                         45,000,000     8/10/2004         46.6%
     24              LO(117)/OPEN(3)/DEFEASANCE                                         20,350,000     7/12/2004         78.6%
     25              LO(116)/OPEN(4)/DEFEASANCE                                         18,500,000     6/4/2004          80.0%
     26              LO(117)/OPEN(3)/DEFEASANCE                                         19,640,000     8/9/2004          67.9%
     27              LO(117)/OPEN(3)/DEFEASANCE                                         16,100,000     8/13/2004         76.4%
     28              LO(118)/OPEN(2)/DEFEASANCE                                         22,100,000     6/15/2004         54.2%
     29              LO(117)/OPEN(3)/DEFEASANCE                                         13,700,000     5/24/2004         79.2%
     30              LO(117)/OPEN(3)/DEFEASANCE                                         12,725,000     7/26/2004         80.0%
     31              LO(117)/OPEN(3)/DEFEASANCE                                         13,900,000     6/22/2004         68.2%
     32          LO(36)/GRTR1%PPMTorYM(80)/OPEN(4)              Int Diff (BEY)          12,200,000     6/1/2004          75.0%
     33          LO(37)/GRTR1%PPMTorYM(80)/OPEN(3)              Int Diff (MEY)          11,100,000     5/26/2004         79.3%
     34              LO(84)/OPEN(36)/DEFEASANCE                                         11,100,000     8/1/2004          75.9%
     35              LO(117)/OPEN(3)/DEFEASANCE                                         12,400,000     6/30/2004         60.4%
     36          LO(36)/GRTR1%PPMTorYM(80)/OPEN(4)              Int Diff (BEY)          9,000,000      6/6/2004          75.0%
     37              LO(116)/OPEN(4)/DEFEASANCE                                         8,400,000      5/4/2004          77.4%
     38              LO(117)/OPEN(3)/DEFEASANCE                                         10,100,000     4/22/2004         59.3%
     39              LO(117)/OPEN(3)/DEFEASANCE                                         6,850,000      4/27/2004         74.2%
     40          LO(60)/GRTR1%PPMTorYM(57)/OPEN(3)            Int Diff (MEY) - G        6,500,000      5/19/2004         66.0%
     41              LO(117)/OPEN(3)/DEFEASANCE                                         5,400,000      5/21/2004         78.5%
     42              LO(117)/OPEN(3)/DEFEASANCE                                         5,350,000      5/26/2004         74.6%
     43              LO(80)/OPEN(4)/DEFEASANCE                                          5,380,000      6/4/2004          72.2%
     44              LO(117)/OPEN(3)/DEFEASANCE                                         4,770,000      5/16/2004         75.3%
     45              LO(117)/OPEN(3)/DEFEASANCE                                         5,650,000      7/14/2004         61.9%
     46              LO(116)/OPEN(4)/DEFEASANCE                                         4,550,000      7/1/2004          76.6%
     47              LO(116)/OPEN(4)/DEFEASANCE                                         3,680,000      7/6/2004          78.8%
     48              LO(117)/OPEN(3)/DEFEASANCE                                         3,270,000      5/6/2004          79.4%
     49              LO(117)/OPEN(3)/DEFEASANCE                                         3,525,000      5/25/2004         73.5%
     50              LO(117)/OPEN(3)/DEFEASANCE                                         4,100,000      5/16/2004         57.2%
     51              LO(80)/OPEN(4)/DEFEASANCE                                         845,000,000     8/2/2004          49.3%

    52.1                                                                                20,000,000     7/1/2004
    52.2                                                                                47,750,000     7/1/2004
     52              LO(81)/OPEN(3)/DEFEASANCE                                          67,750,000     7/1/2004          74.5%

     53          LO(11)/GRTR1%PPMTorYM(45)/OPEN(4)                NPV (MEY)             47,000,000     7/1/2004          70.0%
     54              LO(117)/OPEN(3)/DEFEASANCE                                         38,475,000     8/6/2004          64.7%

    55.1                                                                                7,300,000      12/2/2003
    55.2                                                                                6,400,000      12/2/2003
     55          LO(27)/GRTR1%PPMTorYM(92)/OPEN(1)              Int Diff (BEY)          13,700,000     12/2/2003         59.6%
     56          LO(27)/GRTR1%PPMTorYM(92)/OPEN(1)              Int Diff (BEY)          13,100,000     12/4/2003         60.8%
     57          LO(27)/GRTR1%PPMTorYM(92)/OPEN(1)              Int Diff (BEY)          3,800,000      12/2/2003         61.7%
     58          LO(27)/GRTR1%PPMTorYM(92)/OPEN(1)              Int Diff (BEY)          6,100,000      12/4/2003         18.9%
                                                                                       -------------
                                                                                        36,700,000

     59              LO(116)/OPEN(4)/DEFEASANCE                                         25,100,000     7/27/2004         76.7%
     60              LO(80)/OPEN(4)/DEFEASANCE                                          13,400,000     4/7/2004          79.6%
     61              LO(117)/OPEN(3)/DEFEASANCE                                         6,350,000      6/11/2004         78.7%
     62          LO(27)/GRTR1%PPMTorYM(32)/OPEN(1)              Int Diff (BEY)          7,100,000      12/5/2003         69.3%
     63              LO(117)/OPEN(3)/DEFEASANCE                                         7,100,000      7/12/2004         65.5%
     64          LO(27)/GRTR1%PPMTorYM(32)/OPEN(1)              Int Diff (BEY)          5,650,000      12/31/2003        66.7%
     65              LO(57)/OPEN(3)/DEFEASANCE                                          40,080,000     6/5/2004          66.5%
     66              LO(177)/OPEN(3)/DEFEASANCE                                         28,900,000     8/1/2004          69.9%
     67              LO(117)/OPEN(3)/DEFEASANCE                                         15,900,000     4/14/2004         70.9%
     68              LO(117)/OPEN(3)/DEFEASANCE                                         12,500,000     6/2/2004          74.1%

    69.1                                                                                4,000,000      7/6/2004
    69.2                                                                                4,400,000      7/6/2004
     69              LO(117)/OPEN(3)/DEFEASANCE                                         8,400,000      7/6/2004          73.2%

     70              LO(117)/OPEN(3)/DEFEASANCE                                         6,300,000      6/14/2004         79.8%
     71              LO(117)/OPEN(3)/DEFEASANCE                                         8,000,000      7/1/2004          53.6%
     72              LO(80)/OPEN(4)/DEFEASANCE                                          4,400,000      8/3/2004          78.4%
     73              LO(81)/OPEN(3)/DEFEASANCE                                          10,300,000     5/19/2004         69.1%
     74              LO(81)/OPEN(3)/DEFEASANCE                                          9,200,000      5/19/2004         74.1%
     75              LO(116)/OPEN(4)/DEFEASANCE                                         9,900,000      7/27/2004         67.6%
     76              LO(117)/OPEN(3)/DEFEASANCE                                         9,340,000      6/8/2004          70.7%
     77              LO(116)/OPEN(4)/DEFEASANCE                                         8,400,000      7/13/2004         72.3%
     78              LO(117)/OPEN(3)/DEFEASANCE                                         8,000,000      5/11/2004         72.2%
     79              LO(117)/OPEN(3)/DEFEASANCE                                         13,100,000     7/16/2004         43.4%
     80              LO(57)/OPEN(3)/DEFEASANCE                                          7,500,000      5/19/2004         75.3%
     81              LO(116)/OPEN(4)/DEFEASANCE                                         8,750,000      6/30/2004         64.0%
     82          LO(48)/GRTR1%PPMTorYM(33)/OPEN(3)            Int Diff (MEY) - G        8,050,000      6/14/2004         68.2%
     83          LO(48)/GRTR1%PPMTorYM(33)/OPEN(3)            Int Diff (MEY) - G        6,820,000      6/1/2004          73.1%
     84          LO(48)/GRTR1%PPMTorYM(33)/OPEN(3)            Int Diff (MEY) - G        6,600,000      6/4/2004          65.0%
     85              LO(81)/OPEN(3)/DEFEASANCE                                          5,520,000      5/11/2004         73.9%
     86              LO(117)/OPEN(3)/DEFEASANCE                                         5,220,000      5/27/2004         74.7%
     87              LO(117)/OPEN(3)/DEFEASANCE                                         5,000,000      3/15/2004         74.8%
     88              LO(81)/OPEN(3)/DEFEASANCE                                          5,220,000      6/16/2004         68.7%
     89              LO(117)/OPEN(3)/DEFEASANCE                                         4,630,000      6/17/2004         72.9%
     90              LO(117)/OPEN(3)/DEFEASANCE                                         4,750,000      5/14/2004         65.1%
     91              LO(117)/OPEN(3)/DEFEASANCE                                         4,375,000      5/14/2004         70.6%
     92              LO(117)/OPEN(3)/DEFEASANCE                                         5,200,000      7/19/2004         57.6%
     93              LO(57)/OPEN(3)/DEFEASANCE                                          3,350,000      7/8/2004          64.9%
     94              LO(117)/OPEN(3)/DEFEASANCE                                         2,870,000      4/9/2004          74.6%
     95              LO(56)/OPEN(4)/DEFEASANCE                                         168,600,000     6/30/2004         45.7%
     96              LO(56)/OPEN(4)/DEFEASANCE                                          99,000,000     7/1/2004          52.5%

    97.1                                                                                10,200,000     5/1/2004
    97.2                                                                                10,000,000     5/1/2004
    97.3                                                                                7,600,000      5/1/2004
    97.4                                                                                7,200,000      5/1/2004
     97              LO(78)/OPEN(6)/DEFEASANCE                                          35,000,000     5/1/2004          78.9%
     98              LO(78)/OPEN(6)/DEFEASANCE                                          16,700,000     5/1/2004          80.0%
                                                                                       -------------
                                                                                        51,700,000

    99.1                                                                                34,900,000     5/1/2004
    99.2                                                                                11,600,000     5/1/2004
     99              LO(78)/OPEN(6)/DEFEASANCE                                          46,500,000     5/1/2004          78.5%
    100              LO(78)/OPEN(6)/DEFEASANCE                                          1,900,000      5/1/2004          80.0%
                                                                                       -------------
                                                                                        48,400,000

    101              LO(114)/OPEN(6)/DEFEASANCE                                         23,750,000     6/1/2004          73.4%
    102              LO(54)/OPEN(6)/DEFEASANCE                                          15,700,000     6/1/2004          78.6%
    103              LO(54)/OPEN(6)/DEFEASANCE                                          11,330,000     6/1/2004          69.7%
    104              LO(54)/OPEN(6)/DEFEASANCE                                          8,500,000      6/1/2004          80.0%
    105              LO(54)/OPEN(6)/DEFEASANCE                                          9,000,000      6/1/2004          72.0%
    106              LO(54)/OPEN(6)/DEFEASANCE                                          6,350,000      6/1/2004          76.3%
    107              LO(54)/OPEN(6)/DEFEASANCE                                          6,120,000      6/1/2004          76.9%
    108              LO(54)/OPEN(6)/DEFEASANCE                                          5,580,000      6/1/2004          67.8%
    109              LO(57)/OPEN(3)/DEFEASANCE                                          2,900,000      5/13/2004         76.5%
    110          LO(36)/GRTR1%PPMTorYM(21)/OPEN(3)            Int Diff (MEY) - G        21,500,000     8/19/2004         63.5%
    111              LO(117)/OPEN(3)/DEFEASANCE                                         5,900,000      8/11/2004         69.5%
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         65.7%
====================================================================================================================================

                                      TOTAL
                                      UNITS/      UNITS/                      LOAN
                                       SF/         SF/                      BALANCE PER                                OCCUPANCY
                 YEAR BUILT/          PADS/       PADS/     NET RENTABLE     UNIT/SF/             OCCUPANCY              AS OF
   SEQUENCE       RENOVATED           ROOMS       ROOMS       AREA (SF)       PAD/KEY              PERCENT                DATE
   --------       ---------           -----       -----       ---------       -------              -------                ----

     1            1903/2000            492        Units        310,848       $182,927               96.5%              7/31/2004

    2.1              1972              288        Units        291,816                              98.3%              4/23/2004
    2.2              1972              304        Units        263,068                              91.4%              4/23/2004
     2               1972              592        Units        554,884        41,915                94.8%              4/23/2004

     3               2001              154        Units        217,568        90,602                88.6%              8/25/2004
     4               2001              140        Units        103,125        97,143                96.1%              9/17/2004
     5               2004              191        Units        191,112        64,921                95.8%              8/13/2004
     6               1999              224        Units        193,128        52,455                95.5%               6/8/2004
     7               1986              260        Units        204,978        40,000                91.2%               8/2/2004
     8            1987/1994            212        Units        161,584        43,113                91.5%              5/31/2004
     9            1970/1998            256        Units        225,176        29,603                96.5%              6/29/2004
     10              1992              128        Units        127,120        49,898                94.5%              7/19/2004
     11           1965/2003             95        Units        93,286         64,461                97.9%               8/1/2004
     12              1988              240        Units        176,960        23,375                97.9%              7/26/2004
     13              1950              246        Units        153,790        22,358               100.0%               5/7/2004

    14.1             1910               16        Units         7,950                              100.0%              8/16/2004
    14.2             1910               18        Units         8,775                              100.0%              8/16/2004
     14              1910               34        Units        16,725         139,706              100.0%              8/16/2004
    15.1             1901               10        Units         5,600                              100.0%              8/16/2004
    15.2             1922               11        Units         6,850                              100.0%              8/16/2004
     15              1901               21        Units        12,450         147,619              100.0%              8/16/2004

     16           1981/1991            124        Units        94,760         34,194                92.7%              8/22/2004
     17           1983/1993            132        Units        104,596        30,269                92.4%              7/25/2004
     18           1989/1999             94        Units        87,696         36,170                91.5%               8/5/2004
     19           1954/1981          423,440        SF         423,440          130                 92.1%              10/14/2004

     20              2004            100,439        SF         100,439          324                 70.2%              10/25/2004
     21                              317,180        SF         317,180          58                 100.0%              9/27/2004

     22              1995            181,573        SF         181,573          144                100.0%              8/12/2004
     23              2002            132,016        SF         132,016          159                 99.4%               9/1/2004
     24           1985/2003          173,530        SF         173,530          92                  96.4%               7/2/2004
     25              2001             70,333        SF         70,333           210                 83.8%              8/31/2004
     26              2000            133,631        SF         133,631          100                 93.0%              3/30/2004
     27           1973/1998          145,334        SF         145,334          85                  81.7%              7/20/2004
     28              1966             74,730        SF         74,730           160                 97.3%               8/5/2004
     29              1978            115,932        SF         115,932          94                  95.6%               7/1/2004
     30              2003             87,620        SF         87,620           116                 90.2%               7/7/2004
     31              1986            224,487        SF         224,487          42                  89.9%              7/31/2004
     32              1977            122,213        SF         122,213          75                  91.3%              6/30/2004
     33              1995             87,038        SF         87,038           101                100.0%              6/30/2004
     34           1971/2004          126,030        SF         126,030          67                 100.0%              7/22/2004
     35           1982/2001          110,687        SF         110,687          68                  89.0%              9/21/2004
     36              1990             95,243        SF         95,243           71                  98.9%              8/13/2004
     37              2004             34,388        SF         34,388           189                100.0%              7/13/2004
     38           1980/2003           58,940        SF         58,940           102                 85.3%               7/1/2004
     39              2003             45,013        SF         45,013           113                 89.3%              6/29/2004
     40           1985/1999           44,136        SF         44,136           97                  97.2%              10/1/2004
     41              1998             18,202        SF         18,202           233                100.0%               7/5/2004
     42              1982             42,538        SF         42,538           94                  86.7%               6/1/2004
     43              1991             43,100        SF         43,100           90                  79.3%               4/1/2004
     44              2004             14,490        SF         14,490           248                100.0%               7/1/2004
     45              2004             41,280        SF         41,280           85                 100.0%              8/16/2004
     46              2003             17,730        SF         17,730           196                 80.4%              7/31/2004
     47           1983/2002           58,200        SF         58,200           50                  97.0%              3/18/2004
     48              2004             10,180        SF         10,180           255                100.0%              9/10/2004
     49              1988             17,443        SF         17,443           149                100.0%               5/1/2004
     50              2003             14,000        SF         14,000           168                 90.0%              7/20/2004
     51        1921, 1969, 1971     1,780,748       SF        1,780,748         234                 94.2%               7/1/2004

    52.1          1950/1999           78,337        SF         78,337                               80.4%              6/30/2004
    52.2             1988            180,847        SF         180,847                             100.0%              6/30/2004
     52            Various           259,184        SF         259,184          195                 94.1%              6/30/2004

     53           1982/1999          342,906        SF         342,906          96                  75.7%               8/5/2004
     54              1999            284,723        SF         284,723          87                  86.0%              10/1/2004

    55.1             1970             69,448        SF         69,448                               82.5%              9/30/2004
    55.2             1970             69,493        SF         69,493                               85.1%              9/30/2004
     55              1970            138,941        SF         138,941          59                  83.8%              9/30/2004
     56              1982            124,009        SF         124,009          64                  82.2%              9/30/2004
     57           1972/2001           35,455        SF         35,455           66                  96.5%              9/30/2004
     58              1963             60,430        SF         60,430           19                  51.7%              9/30/2004

     59           1969/1999          159,800        SF         159,800          120                100.0%              8/31/2004
     60              1983            164,417        SF         164,417          65                  83.4%              10/1/2004
     61              1991             41,090        SF         41,090           122                100.0%              4/21/2004
     62              1996             58,832        SF         58,832           84                  88.3%              9/30/2004
     63           1978/2003           77,569        SF         77,569           60                  87.3%              7/20/2004
     64              1987             55,928        SF         55,928           67                  91.4%              9/30/2004
     65              1999            493,898        SF         493,898          54                  93.0%              4/30/2004
     66              2004            649,250        SF         649,250          31                 100.0%              8/23/2004
     67              1968             95,167        SF         95,167           118                 93.1%               7/1/2004
     68           1998/2003          265,306        SF         265,306          35                  88.1%              6/14/2004

    69.1             1990             40,000        SF         40,000                               75.0%               6/1/2004
    69.2             1990             67,165        SF         67,165                              100.0%               6/1/2004
     69              1990            107,165        SF         107,165          57                  90.7%               6/1/2004

     70              1985            100,789        SF         100,789          50                  95.0%              10/19/2004
     71              1960            121,818        SF         121,818          35                 100.0%               4/2/2002
     72              1972            107,330        SF         107,330          32                 100.0%              7/29/2004
     73           1850/1996          113,770        SF         113,770          63                  72.3%              6/30/2004
     74           1958/1998          127,423        SF         127,423          54                  79.7%              10/12/2004
     75              1997            159,670        SF         159,670          42                  73.1%              8/30/2004
     76              2001             68,990        SF         68,990           96                  88.4%              5/31/2004
     77              2002             78,118        SF         78,118           78                  89.3%               7/1/2004
     78              2000             95,015        SF         95,015           61                  84.4%              6/30/2004
     79              2003             99,207        SF         99,207           57                  94.1%              7/31/2004
     80              1988             75,900        SF         75,900           74                  88.2%               6/1/2004
     81              2001             83,845        SF         83,845           67                  79.0%              7/21/2004
     82           1972/1990          115,241        SF         115,241          48                  95.3%              6/24/2004
     83           1978/2003           49,748        SF         49,748           100                 80.6%              6/30/2004
     84              1987             44,941        SF         44,941           95                  86.7%              6/30/2004
     85           1988/2001          123,243        SF         123,243          33                  77.3%              9/30/2004
     86              1975             74,198        SF         74,198           53                  77.8%              4/30/2004
     87              1991             38,400        SF         38,400           97                  95.1%              5/31/2004
     88              2003             58,731        SF         58,731           61                  99.3%               6/4/2004
     89              1988             34,638        SF         34,638           97                  92.9%              6/30/2004
     90              1998             67,413        SF         67,413           46                  84.1%              6/15/2004
     91           1995/2000          102,401        SF         102,401          30                  73.0%              5/14/2004
     92              2001             50,288        SF         50,288           60                  93.0%              7/31/2004
     93              2001             34,395        SF         34,395           63                  88.0%               6/1/2004
     94              2001             60,421        SF         60,421           35                  88.2%              4/19/2004
     95           1985/2003            293        Rooms        148,845        262,799    70.2% Hotel / 97.2% Office    8/13/2004
     96           1973/2002         1,567,208       SF        1,567,208         33                 100.0%              10/22/2004

    97.1             1964              254         Pads                                             98.0%              6/30/2004
    97.2             1970              412         Pads                                            100.0%               8/3/2004
    97.3             1986              285         Pads                                             82.1%              6/30/2004
    97.4             1989              218         Pads                                             99.1%              6/30/2004
     97            Various            1,169        Pads                       23,627                94.2%               Various
     98              1987              477         Pads                       28,008                83.4%              5/31/2004

    99.1             1984              837         Pads                                            100.0%              6/30/2004
    99.2             1976              309         Pads                                             93.9%              6/30/2004
     99            Various            1,146        Pads                       31,839                98.2%              6/30/2004
    100              1970              167         Pads                        9,102               100.0%               8/3/2004

    101              1984              627         Pads                       27,819                92.0%              8/31/2004
    102           1970/1997            364         Pads                       33,882                96.4%              8/31/2004
    103              1971              330         Pads                       23,915                91.4%              8/31/2004
    104              1972              247         Pads                       27,530                98.8%              8/31/2004
    105           1967/1999            216         Pads                       29,984                89.8%              8/31/2004
    106              1969              132         Pads                       36,724                97.7%              8/31/2004
    107              1965              183         Pads                       25,709                95.1%               9/8/2004
    108              1966              188         Pads                       20,129                98.6%              8/31/2004
    109              1983               99         Pads                       22,402                89.9%              4/30/2004
    110              2001              191        Rooms        108,400        71,466                85.0%              7/31/2004
    111           1974/2002             83        Rooms        41,390         49,398                80.0%               7/1/2004
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                                                    U/W
                                                                                REPLACEMENT
                                                                      U/W         RESERVES             MOST                MOST
                    U/W             U/W         U/W        U/W    REPLACEMENT    PER UNIT/            RECENT              RECENT
  SEQUENCE        REVENUES       EXPENSES    CASH FLOW    DSCR     RESERVES       SF/ PAD         STATEMENT TYPE         END DATE
  --------        --------       --------    ---------    ----     --------       -------         --------------         --------

     1          $16,168,723     $6,343,171  $9,699,352    2.22x     $98,200       $199.59           Full Year           12/31/2003

    2.1          2,935,839       1,527,652   1,336,187              72,000         250.00          Trailing 12          3/31/2004
    2.2          3,091,434       1,466,843   1,548,591              76,000         250.00          Trailing 12          3/31/2004
     2           6,027,273       2,994,495   2,884,778     1.23     148,000        250.00          Trailing 12          3/31/2004

     3           2,202,830       1,016,854   1,132,076     1.26     53,900         350.00     Annualized Most Recent    8/31/2004
     4           2,115,698        869,708    1,175,745     1.35     70,245         501.75           Full Year           8/25/2004
     5           1,761,267        671,385    1,051,682     1.20     38,200         200.00
     6           2,028,011        952,870    1,030,341     1.25     44,800         200.00          Trailing 12          5/31/2004
     7           1,859,124        975,152     816,892      1.22     67,080         258.00     Annualized Most Recent    7/31/2004
     8           1,625,000        744,719     808,102      1.40     72,179         340.47          Trailing 12          4/30/2004
     9           1,736,990        956,939     716,052      1.35     64,000         250.00          Trailing 12          4/30/2004
     10           998,602         409,097     557,030      1.28     32,475         253.71          Trailing 12          4/30/2004
     11           920,329         383,791     515,353      1.28     21,185         223.00          Trailing 12          7/31/2004
     12          1,231,432        668,216     479,216      1.31     84,000         350.00     Annualized Most Recent    7/31/2004
     13          4,458,555       1,706,740   2,689,815     7.11     62,000         252.03

    14.1          278,791         87,560      187,231                4,000         250.00     Annualized Most Recent    7/31/2004
    14.2          260,881         86,877      169,504                4,500         250.00     Annualized Most Recent    7/31/2004
     14           539,672         174,437     356,735      1.20      8,500         250.00     Annualized Most Recent    7/31/2004
    15.1          140,094         36,296      101,298                2,500         250.00     Annualized Most Recent    7/31/2004
    15.2          180,306         44,044      133,512                2,750         250.00     Annualized Most Recent    7/31/2004
     15           320,400         80,340      234,810      1.20      5,250         250.00     Annualized Most Recent    7/31/2004

     16           814,404         426,945     351,049      1.32     36,410         293.63          Trailing 12          6/30/2004
     17           889,398         502,721     353,677      1.40     33,000         250.00          Trailing 12          7/31/2004
     18           612,465         277,880     313,435      1.35     21,150         225.00          Trailing 12          7/31/2004
     19          10,481,229      5,437,376   4,746,367     1.22     105,155         0.25      Annualized Most Recent    6/30/2004

     20          2,953,452        924,078    1,923,628     1.25     20,115          0.20
     21          1,545,332                   1,545,332     1.13                                    Trailing 12          4/30/2004

     22          3,530,883        691,558    2,697,148     1.23     36,315          0.20      Annualized Most Recent    6/30/2004
     23          6,078,259       3,214,246   2,651,303     1.88     13,202          0.10      Annualized Most Recent    6/30/2004
     24          1,819,550        494,236    1,200,707     1.26     25,162          0.15           Trailing 12          5/30/2004
     25          1,934,523        489,767    1,373,948     1.30      8,440          0.12      Annualized Most Recent    5/31/2004
     26          1,957,263        670,961    1,232,538     1.42     20,858          0.16           Trailing 12          5/31/2004
     27          1,784,312        510,105    1,157,755     1.38     21,800          0.15           Trailing 12          7/31/2004
     28          2,354,150        833,802    1,444,090     1.68     21,672          0.29      Annualized Most Recent    7/31/2004
     29          1,362,355        283,430     967,008      1.24     17,390          0.15           Trailing 12          4/30/2004
     30          1,163,650        313,546     803,594      1.26     13,143          0.15           Trailing 12          4/30/2004
     31          1,713,007        590,624     914,185      1.37     64,495          0.29           Trailing 12          4/30/2004
     32          1,498,599        485,783     894,059      1.42     40,330          0.33      Annualized Most Recent    6/30/2004
     33          1,396,494        492,271     848,449      1.35     13,056          0.15      Annualized Most Recent    6/30/2004
     34           838,957         122,619     709,011      1.20      3,151          0.03
     35          1,328,001        459,839     810,649      1.64     20,923          0.19           Trailing 12          6/30/2004
     36          1,210,212        397,950     708,213      1.52     42,304          0.44      Annualized Most Recent    6/30/2004
     37           852,947         239,920     590,371      1.30      3,439          0.10
     38           933,014         304,619     576,093      1.31     14,735          0.25      Annualized Most Recent    6/30/2004
     39           684,172         160,221     494,439      1.36      6,779          0.15      Annualized Most Recent    6/30/2004
     40           810,666         285,954     477,185      1.61     11,784          0.27           Trailing 12          4/30/2004
     41           547,747         129,589     392,811      1.33      3,213          0.18           Trailing 12          3/31/2004
     42           695,225         237,996     411,520      1.50     10,777          0.25           Trailing 12          3/31/2004
     43           581,772         165,827     376,514      1.36      8,620          0.20      Annualized Most Recent    3/31/2004
     44           333,200          8,664      323,087      1.24      1,449          0.10
     45           536,679         142,830     369,026      1.41      3,715          0.09
     46           500,795         136,339     346,134      1.40      2,658          0.15      Annualized Most Recent    6/30/2004
     47           410,064         116,884     254,583      1.25      8,730          0.15      Annualized Most Recent    5/31/2004
     48           329,625         68,987      249,800      1.36      2,036          0.20
     49           401,162         101,905     272,915      1.42      6,109          0.35
     50           352,421         93,097      246,235      1.52      2,100          0.15      Annualized Most Recent     4/1/2004
     51          95,289,720     33,245,580  58,464,169     2.21     534,998         0.30            Full Year           12/31/2003

    52.1         2,510,648       1,066,850   1,328,921              15,667          0.20           Trailing 12          6/30/2004
    52.2         5,022,778       1,800,506   2,878,367              36,169          0.20           Trailing 12          6/30/2004
     52          7,533,426       2,867,356   4,207,288     1.26     51,836          0.20           Trailing 12          6/30/2004

     53          7,788,934       4,244,584   3,141,368     1.41     68,581          0.20      Annualized Most Recent    6/30/2004
     54          5,589,417       2,247,070   2,798,568     1.36     56,945          0.20           Trailing 12          6/30/2004

    55.1
    55.2
     55          2,225,146       1,397,731    740,942      1.29     27,788          0.20      Annualized Most Recent    9/30/2004
     56          1,955,881       1,099,289    783,530      1.39     25,002          0.20      Annualized Most Recent    9/30/2004
     57           678,085         327,620     321,672      1.94      7,091          0.20      Annualized Most Recent    9/30/2004
     58           639,464         515,964     100,796      1.24     12,086          0.20      Annualized Most Recent    9/30/2004

     59          1,894,400        37,888     1,671,853     1.25     23,970          0.15      Annualized Most Recent    6/30/2004
     60          2,293,303        972,104    1,143,850     1.51     32,951          0.20      Annualized Most Recent    3/31/2004
     61           676,956         156,737     443,710      1.28     10,683          0.26           Trailing 12          3/31/2004
     62           963,279         382,935     535,185      1.65     11,766          0.20      Annualized Most Recent    9/30/2004
     63          1,220,443        619,564     507,218      1.57     15,514          0.20           Trailing 12           5/1/2004
     64           849,460         417,152     392,082      1.61     11,347          0.20      Annualized Most Recent    9/30/2004
     65          3,445,597        865,298    2,389,158     1.39     74,085          0.15           Trailing 12          4/30/2004
     66          2,948,519        842,875    1,969,453     1.47     64,925          0.10
     67          1,335,533        308,124     983,026      1.21      9,281          0.10
     68          1,397,043        383,733     839,051      1.31     57,069          0.22           Trailing 12          4/30/2004

    69.1          408,000         144,178     232,608                6,754          0.17           Trailing 12          4/30/2004
    69.2          601,839         224,196     318,702               13,162          0.20           Trailing 12          4/30/2004
     69          1,009,839        368,374     551,310      1.30     19,916          0.19           Trailing 12          4/30/2004

     70          1,018,107        412,402     480,752      1.33     17,134          0.17           Trailing 12          4/30/2004
     71           645,077         18,993      545,944      1.86     12,182          0.10
     72           454,175         127,048     284,708      1.26     16,100          0.15      Annualized Most Recent    8/31/2004
     73          1,120,236        378,414     723,960      1.31     17,862          0.16           Trailing 12          5/30/2004
     74          1,025,500        332,334     677,852      1.28     15,314          0.12           Trailing 12          5/30/2004
     75           862,956         261,942     585,246      1.29     15,768          0.10           Trailing 12          7/31/2004
     76          1,005,476        348,343     646,745      1.32     10,388          0.15           Trailing 12          5/31/2004
     77           965,740         403,349     554,853      1.29      7,538          0.10      Annualized Most Recent    5/31/2004
     78           842,504         293,690     533,966      1.31     14,848          0.16           Trailing 12          5/31/2004
     79          1,283,383        472,822     795,689      1.88     14,872          0.15      Annualized Most Recent    6/30/2004
     80           923,560         262,911     649,264      1.56     11,385          0.15           Trailing 12          3/31/2004
     81           999,692         475,236     505,446      1.27     19,010          0.23      Annualized Most Recent    5/31/2004
     82          1,013,562        360,827     635,449      1.55     17,286          0.15           Trailing 12          4/30/2004
     83           824,543         284,004     533,075      1.44      7,464          0.15           Trailing 12          5/31/2004
     84           826,416         238,556     579,373      1.96      8,487          0.19           Trailing 12          4/30/2004
     85           671,398         234,373     418,421      1.34     18,604          0.15           Trailing 12          4/30/2004
     86           710,815         268,290     424,158      1.39     18,367          0.25           Trailing 12          4/30/2004
     87           577,459         198,216     373,483      1.40      5,760          0.15           Trailing 12           5/1/2004
     88           593,699         213,965     370,850      1.36      8,885          0.15           Trailing 12          5/31/2004
     89           582,723         218,405     359,121      1.51      5,196          0.15           Trailing 12          4/30/2004
     90           627,163         293,725     323,325      1.47     10,112          0.15           Trailing 12          5/31/2004
     91           582,000         243,540     323,403      1.36     15,057          0.15           Trailing 12          3/31/2004
     92           547,443         283,998     260,531      1.26      2,914          0.06      Annualized Most Recent    7/31/2004
     93           359,067         147,477     206,418      1.28      5,171          0.15           Trailing 12          6/30/2004
     94           389,713         137,126     243,524      1.44      9,063          0.15           Trailing 12          3/31/2004
     95          28,977,560     13,840,026  13,352,531     2.38    1,536,072      5,242.57         Trailing 12          9/30/2004
     96          16,527,018      8,569,086   7,637,753     3.11     156,722         0.10      Annualized Most Recent    8/31/2004

    97.1
    97.2
    97.3
    97.4
     97          4,079,795       1,494,903   2,526,292     1.43     58,600         50.13      Annualized Most Recent    6/30/2004
     98          1,800,990        638,392    1,138,748     1.33     23,850         50.00      Annualized Most Recent    5/31/2004

    99.1
    99.2
     99          4,853,533       1,928,225   2,868,008     1.23     57,300         50.00      Annualized Most Recent    6/30/2004
    100           439,723         262,268     169,105      1.74      8,350         50.00      Annualized Most Recent    6/30/2004

    101          2,858,827       1,364,273   1,471,982     1.20     22,572         36.00      Annualized Most Recent    8/31/2004
    102          1,684,116        650,603    1,015,313     1.24     18,200         50.00      Annualized Most Recent    5/31/2004
    103          1,181,927        532,216     649,711      1.21                               Annualized Most Recent    5/31/2004
    104          1,042,142        439,613     592,649      1.28      9,880         40.00      Annualized Most Recent    5/31/2004
    105          1,008,483        467,746     533,177      1.22      7,560         35.00      Annualized Most Recent    5/31/2004
    106           646,248         243,869     399,079      1.21      3,300         25.00      Annualized Most Recent    5/31/2004
    107           828,496         432,029     387,317      1.21      9,150         50.00      Annualized Most Recent    5/31/2004
    108           641,638         322,250     311,540      1.21      7,848         41.74      Annualized Most Recent    5/31/2004
    109           353,170         124,111     224,109      1.54      4,950         50.00           Trailing 12          3/31/2004
    110          4,461,854       2,473,488   1,678,238     1.64     310,128       1,623.71         Trailing 12          7/31/2004
    111           476,262                     476,262      1.48
---------------------------------------------------------------------------------------------------------------------- ------------
                                                          1.63X
===================================================================================================================================

                                                                                                                LARGEST
                                                                                                     LARGEST     TENANT     LARGEST
               MOST         FULL          FULL                                                       TENANT       % OF      TENANT
              RECENT        YEAR          YEAR                                                       LEASED      TOTAL       LEASE
SEQUENCE        NOI       END DATE        NOI     LARGEST TENANT                                       SF          SF     EXPIRATION
--------        ---       --------        ---     --------------                                       --          --     ----------

   1        $9,171,719   12/31/2002   $8,329,048

  2.1        1,594,997   12/31/2003   1,500,268
  2.2        1,732,054   12/31/2003   1,721,248
   2         3,327,051   12/31/2003   3,221,516

   3         1,124,688   12/31/2003   1,166,220
   4          899,626    12/31/2002   1,372,215
   5
   6          943,879    12/31/2003    913,540
   7          906,093    12/31/2003    937,938
   8          887,890    12/31/2003    892,564
   9          790,054    12/31/2003    788,757
   10         595,646    12/31/2003    591,659
   11         472,334    12/31/2003    434,583
   12         621,348    12/31/2003    433,297
   13                    10/31/2003    373,336

  14.1        199,109    12/31/2003    197,219
  14.2        195,331    12/31/2003    197,623
   14         394,440    12/31/2003    394,842
  15.1        120,405    12/31/2003    115,705
  15.2        147,715    12/31/2003    144,606
   15         268,120    12/31/2003    260,311

   16         389,946    12/31/2003    404,455
   17         392,789    12/31/2003    388,000
   18         338,967    12/31/2003    399,725
   19        4,571,708   12/31/2003   5,042,932   Burlington Coat Factory                            80,100       19%      2/28/2007

   20                                             REI                                                25,944       26%     11/30/2019
   21        1,363,100   12/31/2003   1,283,733   Jefferson at Congressional Village LLC             317,180      100%    11/30/2082

   22        3,184,285   12/31/2003   2,828,184   Michaels                                           23,923       13%     10/31/2009
   23        3,842,134   12/31/2003   3,608,066   Galleria Market                                    69,075       52%      6/30/2016
   24        1,155,255   12/31/2003   1,048,823   Office Max                                         36,560       21%     12/31/2009
   25         996,657    12/31/2003   1,031,727   Coldwell Banker/Capital Title                       7,250       10%      2/14/2009
   26        1,159,921   12/31/2003    929,343    Biggs                                              68,538       51%      2/28/2020
   27        1,379,194   12/31/2003   1,356,344   Publix                                             37,888       26%      2/28/2019
   28        1,577,913   12/31/2003   1,676,481   Seaman Furniture                                   29,100       39%      2/28/2015
   29        1,148,352   12/31/2003   1,100,604   Staples                                            22,206       19%      6/30/2009
   30         931,077    12/31/2003    788,672    Publix                                             54,340       62%     12/31/2023
   31        1,430,285   12/31/2003   1,405,648   Windsor Antique Market                             33,962       15%      9/1/2009
   32        1,025,340   12/31/2002    968,935    King Soopers                                       55,669       46%      1/31/2008
   33        1,260,472   12/31/2003    855,211    Kroger                                             61,833       71%      2/28/2018
   34                                             Home Depot                                         106,000      84%      4/25/2029
   35         876,867    12/31/2003    857,798    Safeway                                            54,180       49%      8/31/2022
   36         847,074    12/31/2003    801,224    Winn Dixie                                         44,000       46%      7/31/2005
   37                                             Staples                                            20,388       59%      4/2/2019
   38         725,642    12/31/2003    701,109    Longs Drugs                                        19,924       34%      2/28/2019
   39         767,166                             99 Cent Store                                       6,000       13%      3/1/2009
   40         460,556    12/31/2003    455,999    Blockbuster Video                                   5,400       12%      8/31/2010
   41         422,015    12/31/2003    416,942    Dahlin Group                                        3,900       21%      7/31/2008
   42         324,250    12/31/2003    333,015    Eckerd Drugs (CVS)                                  8,640       20%      5/29/2007
   43         440,176    12/31/2003    379,587    West Marine Products                                8,100       19%      12/5/2007
   44                                             Walgreens                                          14,490       100%     6/30/2024
   45                                             Michael's                                          21,280       52%      2/28/2014
   46         236,852                             Tin Star                                            3,468       20%      6/30/2014
   47         309,518    12/31/2003    314,923    Food Lion                                          30,720       53%      4/11/2016
   48                                             Hollywood Video                                     6,400       63%      5/18/2014
   49                                             Countrywide Home Loan                               3,704       21%      4/30/2008
   50         46,538                              Hollywood Entertainment Corp.                       6,020       43%      12/1/2012
   51       59,931,759   12/31/2002   66,132,988  Bank of America, N.A.                              662,524      37%      9/30/2015

  52.1       1,059,844   12/31/2003   1,072,384   Olives DC, LLC                                     11,557       15%     11/30/2013
  52.2       3,356,046   12/31/2003   3,549,967   MedStar                                            66,873       37%     10/31/2008
   52        4,415,890   12/31/2003   4,622,351

   53        4,502,437   12/31/2003   3,060,256   Certified Tours                                    77,710       23%      7/31/2007
   54        3,899,716   12/31/2003   3,767,003   Accredo Health, Inc.                               37,550       13%      9/30/2007

  55.1                                            Physicians Medical Center                          10,692       15%      5/31/2007
  55.2                                            Comprehensive Primary                               6,086        9%      5/31/2011
   55        1,298,401   12/31/2003   1,064,033
   56        1,256,496   12/31/2003   1,065,785   HCA                                                17,397       14%      6/30/2010
   57         459,973    12/31/2003    410,826    HCA                                                18,321       52%      6/30/2005
   58         281,043    12/31/2003    190,765    Obstetrix Medical Group                             8,939       15%      5/14/2006

   59        2,048,000   12/31/2002   2,048,000   Medical Mutual of Ohio                             159,800      100%     3/31/2020
   60        1,033,672   12/31/2003   1,028,932   Unites States of America (GSA)                     32,312       20%      4/30/2009
   61         576,997    12/31/2003    556,050    Watson Realty                                      24,184       59%      5/31/2009
   62         695,203    12/31/2003    647,337    HCA                                                25,035       43%      6/30/2005
   63         622,423    12/31/2003    595,618    Mann Berkley Eye Center                            26,381       34%      2/28/2011
   64         470,543    12/31/2003    409,532    Olympia                                            13,892       25%      9/30/2008
   65        2,086,370   12/31/2003   1,835,062   Jeld-Wen - Bldg 3                                  123,270      25%      3/31/2007
   66                                             L'Oreal USA S/D, Inc.                              649,250      100%     7/31/2019
   67                                             WinCup Holdings                                    78,880       83%      6/30/2010
   68         966,589    12/31/2003    821,331    Publix Super Markets                               44,745       17%     11/30/2006

  69.1        307,809    12/31/2003    306,943    Easter Seals Society of New Jersey, Inc.           15,000       38%     12/31/2008
  69.2        425,829    12/31/2003    418,243    Sports Plus LLC                                    19,200       29%      5/31/2008
   69         733,638    12/31/2003    725,186

   70         655,098    12/31/2003    693,168    L.H. Cowan & Associates                            11,995       12%      7/31/2007
   71                                             TRAK Microwave                                     121,818      100%     5/31/2017
   72         434,505    12/31/2003    384,353    Classic Sleep Products/Advanced Comfort            74,000       69%     10/31/2005
   73         770,646    12/31/2003    791,536
   74         748,889    12/31/2003    756,126
   75         537,745    12/31/2003    449,580
   76         574,185    12/31/2003    462,223
   77         418,752    12/31/2003    212,389
   78         540,634    12/31/2003    541,747
   79         785,348    12/31/2003     60,451
   80         757,517    12/31/2003    742,425
   81         536,340    12/31/2003    318,418
   82         662,350    12/31/2003    659,120
   83         586,145    12/31/2003    598,586
   84         593,905    12/31/2003    587,456
   85         463,663    12/31/2003    473,619
   86         530,766    12/31/2003    560,932
   87         382,965    12/31/2003    389,925
   88         257,662
   89         398,969    12/31/2003    394,877
   90         362,988
   91         374,542    12/31/2003    398,254
   92         309,067    12/31/2003    211,742
   93         202,620    12/31/2003    144,359
   94         245,640    12/31/2003    200,527
   95       14,195,599   12/31/2003   10,751,215  Gradient Corporation                               21,550       14%     12/31/2009
   96        7,241,639   12/31/2003   7,002,222   City of New York - Department of General Services  486,115      31%      2/9/2006

  97.1
  97.2
  97.3
  97.4
   97        3,040,168   12/31/2003   2,582,723
   98        1,228,102   12/31/2003   1,216,756

  99.1
  99.2
   99        3,496,266   12/31/2003   3,064,462
  100         381,089    12/31/2003    157,472

  101        1,469,931   12/31/2003   1,472,231
  102        1,025,707   12/31/2003   1,107,527
  103         628,632    12/31/2002    583,943
  104         666,934    12/31/2003    560,363
  105         549,446    12/31/2003    499,420
  106         374,873    12/31/2003    399,122
  107         384,127    12/31/2003    310,711
  108         376,601    12/31/2003    319,946
  109         235,537    12/31/2003    231,881
  110        1,730,931   12/31/2003   1,375,753
  111
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                                                SECOND
                                                                  SECOND        LARGEST        SECOND
                                                                 LARGEST        TENANT        LARGEST
                                                                  TENANT         % OF          TENANT
                                                                  LEASED         TOTAL         LEASE
  SEQUENCE   SECOND LARGEST TENANT                                  SF            SF         EXPIRATION
  --------   ---------------------                                  --            --         ----------

     1

    2.1
    2.2
     2

     3
     4
     5
     6
     7
     8
     9
     10
     11
     12
     13

    14.1
    14.2
     14
    15.1
    15.2
     15

     16
     17
     18
     19      Shop Rite                                            72,200          17%        3/31/2015

     20      Storehouse                                           11,000          11%        11/30/2009
     21

     22      Staples                                              23,884          13%        2/28/2015
     23      Cosmos Electronics                                   5,366           4%         6/30/2006
     24      Bally Total Fitness                                  30,620          18%        11/30/2014
     25      Grimaldi's                                           5,000           7%         8/31/2014
     26      Gold's Gym                                           27,000          20%        9/30/2014
     27      Eckerd Drugs #213R                                   10,909          8%         2/19/2018
     28      Evolution Fitness                                    9,365           13%        12/31/2018
     29      Rugged Warehouse                                     11,250          10%        9/30/2007
     30      Dollar Pavilion                                      4,200           5%         9/30/2006
     31      Sun & Ski                                            30,498          14%        1/31/2012
     32      La Fontana                                           5,600           5%         12/31/2008
     33      Blockbuster Video                                    6,000           7%         5/31/2006
     34      Donald Rice Tires                                    11,542          9%         2/28/2015
     35      Family Dollar                                        9,375           8%         12/31/2008
     36      Eckerd                                               9,504           10%        7/17/2010
     37      Kaiser Foundation                                    6,000           17%        6/27/2011
     38      Bank of America                                      6,228           11%        12/31/2010
     39      The Shoe Show                                        5,200           12%         3/1/2009
     40      CiCis Pizza #299                                     4,050           9%         12/31/2009
     41      McCulley Group                                       3,115           17%        11/30/2008
     42      Fajita Willies                                       5,467           13%        6/30/2005
     43      El Dorado Tile, Marble & Granite                     4,683           11%        6/30/2006
     44
     45      Office Depot                                         20,000          48%        2/28/2014
     46      Cheesey Jane's                                       3,355           19%        11/30/2013
     47      Super Dollar                                         6,000           10%        10/31/2004
     48      Chipotle                                             2,580           25%        6/30/2009
     49      Padonia Video, LLP                                   3,250           19%        7/31/2008
     50      Texas Smiles                                         2,520           18%         2/1/2008
     51      Goldman, Sachs & Co.                                 90,504          5%         8/31/2010

    52.1     Radio Television News                                8,670           11%        10/31/2011
    52.2     Fannie Mae                                           62,485          35%        4/30/2008
     52

     53      Silversea Cruises, Ltd.                              44,134          13%        12/31/2010
     54      Laurel Networks, Inc.                                31,476          11%        5/31/2006

    55.1     Sher-Brody Institute                                 6,744           10%        8/31/2007
    55.2     Eugene Eisenman                                      5,590           8%            MTM
     55
     56      UNSOM Multi Specialty                                13,861          11%        5/31/2006
     57      Joel Lubritz                                         6,032           17%        3/14/2006
     58      HCA/Hospital                                         7,549           12%         9/9/2006

     59
     60      Armbrecht  Jackson & Demouy                          29,436          18%        2/29/2008
     61      Stewart Title                                        11,456          28%        1/31/2010
     62      Physicians Clinical                                  4,689           8%         4/30/2009
     63      Kroger & Associates                                  13,066          17%        7/31/2006
     64      HCA                                                  7,052           13%        6/30/2008
     65      Hay House                                           109,952          22%        12/31/2007
     66
     67      Lippenberger Law Firm                                6,565           7%         2/28/2008
     68      Iron Mountain Records                                27,000          10%        3/31/2005

    69.1     Whole Year Trading Company                           5,000           13%        1/31/2009
    69.2     Comnet Telecom Supply, Incorporated                  15,770          23%        12/31/2005
     69

     70      Buy Direct, Inc.                                     9,880           10%        7/31/2006
     71
     72      C&S Used Equipment                                   33,330          31%        10/31/2005
     73
     74
     75
     76
     77
     78
     79
     80
     81
     82
     83
     84
     85
     86
     87
     88
     89
     90
     91
     92
     93
     94
     95      Lexecon                                              21,550          14%        10/31/2007
     96      Middle Village Associates                           265,000          17%        9/30/2014

    97.1
    97.2
    97.3
    97.4
     97
     98

    99.1
    99.2
     99
    100

    101
    102
    103
    104
    105
    106
    107
    108
    109
    110
    111
---------------------------------------------------------------------------------------------------------

=========================================================================================================

                                                                        THIRD
                                                      THIRD            LARGEST           THIRD
                                                     LARGEST           TENANT           LARGEST
                                                      TENANT            % OF            TENANT
                                                      LEASED            TOTAL            LEASE
  SEQUENCE   THIRD LARGEST TENANT                       SF               SF           EXPIRATION
  --------   --------------------                       --               --           ----------

     1

    2.1
    2.2
     2

     3
     4
     5
     6
     7
     8
     9
     10
     11
     12
     13

    14.1
    14.2
     14
    15.1
    15.2
     15

     16
     17
     18
     19      United Artist Theater                    38,849             9%            8/31/2009

     20      Verizon Wireless                         6,668              7%            2/29/2008
     21

     22      Fairfield Communities (Cendant)          15,600             9%           12/31/2006
     23      Hanmi Bank                               4,181              3%            6/30/2006
     24      US Postal Services                       21,152             12%           1/31/2011
     25      Bank One                                 4,852              7%            1/1/2022
     26      Tumbleweeds                              5,400              4%            5/30/2015
     27      Aaron Rents                              8,228              6%            9/30/2010
     28      CyBronze                                 8,700              12%           9/14/2018
     29      Carlton, LTD.                            8,320              7%            2/29/2008
     30      Diamond Nails and Spa                    2,400              3%            4/30/2008
     31      Cinemark USA                             26,605             12%          10/31/2007
     32      Perfect Teeth                            4,058              3%            7/31/2008
     33      China Queen                              3,874              4%            6/30/2007
     34      Carrabba's Italian Grill                 6,440              5%            2/28/2015
     35      Aaron Rents                              4,044              4%           10/31/2008
     36      Gator's Dockside                         4,897              5%           10/31/2011
     37      Style Xpress                             6,000              17%           5/14/2011
     38      Anacapa Dental Care                      2,869              5%           12/31/2008
     39      The Cato Corp.                           4,160              9%            3/1/2009
     40      Osami Japanese Restaurant                3,950              9%            5/31/2006
     41      Blackbird Interiors                      2,721              15%           3/31/2005
     42      Wish's Club                              3,545              8%            7/31/2005
     43      PBC Enterprises, Inc.                    4,170              10%           7/31/2005
     44
     45
     46      Payless Shoes                            2,800              16%          11/30/2008
     47      Dollar Tree Stores                       6,000              10%           9/30/2007
     48      The Book A Near                          1,200              12%           7/31/2007
     49      Hunt Valley Jewelers                     2,285              13%           2/28/2009
     50      T Mobile/Voicestream                     1,750              13%           4/1/2008
     51      Morgan Stanley & Co.                     85,347             5%           10/31/2011

    52.1     Control Risks Group, LLC                 6,509              8%            1/31/2013
    52.2     Georgetown University                    50,334             28%          10/31/2008
     52

     53      Stratis Business Center                  15,190             4%           10/31/2011
     54      Bayer Corporate & Business Services      30,145             11%           4/30/2006

    55.1     Nevada Cardiology                        6,735              10%          12/31/2005
    55.2     Carlos Fonte                             5,391              8%           10/31/2006
     55
     56      Children's Heart Center                  11,405             9%            12/1/2013
     57      The Lung Center of Nevada                5,413              15%              MTM
     58      Pediatric Gastroenterology               3,839              6%            9/30/2008

     59
     60      McDowell Knight Roedder                  16,340             10%          10/30/2009
     61      ABA Energy                               5,450              13%           6/30/2005
     62      Personal Care Pediatric                  3,180              5%            5/31/2009
     63      Professional Design Group                10,351             13%           2/28/2006
     64      Black Hills Pediatric                    3,027              5%            9/30/2006
     65      Tweeter                                 106,268             22%          12/31/2011
     66
     67      Neurobehavioral                          1,551              2%            6/30/2007
     68      Gulf Coast / Allstates                   18,960             7%            7/31/2006

    69.1     Walther Electric Corporation             5,000              13%          12/31/2006
    69.2     New Jersey's Cheer Factory, LLC          9,590              14%           6/30/2007
     69

     70      American Home Patient                    9,460              9%            1/31/2008
     71
     72      National Railway Historical Society                                       2/28/2009
     73
     74
     75
     76
     77
     78
     79
     80
     81
     82
     83
     84
     85
     86
     87
     88
     89
     90
     91
     92
     93
     94
     95      Institute for Healthcare Improvement     17,456             12%           1/31/2012
     96      Levitz Furniture Corporation            174,000             11%           3/31/2014

    97.1
    97.2
    97.3
    97.4
     97
     98

    99.1
    99.2
     99
    100

    101
    102
    103
    104
    105
    106
    107
    108
    109
    110
    111
----------------------------------------------------------------------------------------------------

====================================================================================================

(i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

                                                                        ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless
otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement are calculated as described under "Summary of Prospectus Supplement--Mortgage Loans--Certain
Mortgage Loan Calculations" in this prospectus supplement.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings and the schedules and tables in this Annex A will be qualified by the following:

         1. "Administrative Fee Rate" means the sum of the Master Servicing Fee
     Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

         2. "Annual Debt Service" means the amount derived by multiplying the
     Monthly Payment set forth for each Mortgage Loan in this Annex A by twelve.
     For purposes of calculating the "Annual Debt Service" for Loan Nos. 58399,
     58396, 760032628, 760032902 and 760033784, the amount of the Monthly
     Payment is calculated based upon (a) the related interest rate, (b) a 360 month amortization term and (c) the related original principal balance.

         3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

         4. "Balloon" means a loan that has a significant outstanding balance at maturity.

         5. "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

               (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the
         Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

               (ii) "Expenses" generally consist of all expenses incurred for a
         Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the
         Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged
         Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

     In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W
Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or

                                      A-1

amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent
Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent
Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The
Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged
Property. Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

         6. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or
     "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off
     Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property.

         7. "DEFEASANCE" means, with respect to any Mortgage Loan, that such
     Mortgage Loan is subject to a Defeasance Option.

         8. "Discount Rate" means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid, or an interpolation thereof.

         9. "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Full Year End Date" with respect to such
     Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

         10. "Full Year Cash Flow" means, with respect to any Mortgaged
     Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full
     Year capital expenditures and Full Year tenant improvements and leasing commissions. See also "Cash Flow" above.

               (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

               (ii) "Full Year Expenses" are the Expenses incurred (or
         annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

         11. "Fully Amortizing" means fully amortizing Mortgage Loan; except that such Mortgage Loan may have a payment due at its maturity in excess of its scheduled Monthly Payment.

         12. "Interest Only": Any Mortgage Loan which requires scheduled payments of interest only until the related Maturity Date.

         13. "IO, Balloon": Any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related
     Mortgage Loan and that has a significant outstanding balance at maturity.

         14. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial or warehouse facility, the square footage of the net leasable area.

         15. "Maturity" or "Maturity Date" means, with respect to any Mortgage
     Loan, the date specified in the related Mortgage Note as its stated
     maturity date.

         16. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity, assuming no prepayments, defaults or extensions.

                                      A-2

         17. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

         18. "Most Recent Cash Flow" means, with respect to any Mortgaged
     Property, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most
     Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also "Cash Flow" above.

               (i) "Most Recent Revenues" are the Revenues received (or
         annualized or estimated in certain cases) in respect of a Mortgaged
         Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

               (ii) "Most Recent Expenses" are the Expenses incurred (or
         annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

         19. "Most Recent Financial End Date" means, with respect to any
     Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date"
     with respect to such Mortgage Loan which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

         20. "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

               (i) "Full Year" means certain financial information regarding the
         Mortgaged Properties presented as of the date which is presented in the
         Most Recent Financial End Date.

               (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

               (iii) "Trailing 12 Months" means certain financial information regarding a Mortgaged Properties which is presented for the trailing 12 months prior to the Most Recent Financial End Date.

         21. "NPV (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to the greater of (i) one percent (1%) of the principal balance being prepaid, and (ii) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest from the date of prepayment through the maturity date (including any ballon payment)
     determined by discounting such payments at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying note less the amount of the outstandig principal balance on the date of prepayment (after subtracting the scheduled principal payment on such date of prepayment). Loan No. DBM 20357 has been assumed to be included in this category for purposes of Annex A.

         22. "Int Diff (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying
     (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the Yield Rate from (II) the mortgage rate of the related Mortgage Note, times (z) the present value factor calculated using the following formula:

                                  1-(1+r)(-n)
                                  -----------
                                       r
   where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Note.

                                      A-3

     As used in this definition, "Yield Rate" means the yield rate for the specified United States Treasury security, as reported in The Wall Street
Journal on the fifth business day preceding the date the prepayment is required in the related Mortgage Loan documents. Loan Nos. 58384, 57840, 57839, 58383,
57851, 57855, 57842 and 57843 have been assumed to be included in this category for purposes of Annex A.

         23. "Int Diff (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method, "Yield Maintenance" means a prepayment premium in an amount equal to the greater of (i) one percent
     (1%) of the portion of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, "Reinvestment Yield"
     means the yield rate for the specified United States Treasury security as described in the underlying Note converted to a monthly compounded nominal yield. The "Prepayment Calculation Date" means, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the
     Loan). Loan No. 58275 has been assumed to be included in this category for purposes of Annex A.

         24. "Int Diff (MEY) - G" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of:

               (a) 1% of the principal amount being prepaid, or
               (b) the sum of the present value on the date of prepayment, discounted using the Replacement Treasury Rate converted to a monthly equivalent yield, of the Monthly Interest Shortfalls for the remaining terms of the mortgage loan.

     For purposes of this definition:

               (i) "Monthly Interest Shortfall" will be calculated for each monthly payment date and is the product of (A) the dollar amount of the prepayment divided by 12, and (B) the positive results, if any, from
         (1) the yield derived from compounding semi-annually the Mortgage Rate minus (2) the Replacement Treasury Rate.

               (ii) "Replacement Treasury Rate" means, the yield calculated by linear interpolation (rounded to one thousandth of one percent (i.e.,
         0.001%)) of the yields, as reported in Federal Reserve Statistical
         Release H.15-Selected Interest Rates under the heading U.S. Government
         Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms
         (are longer and one shorter) most nearly approximating the remaining
         Weighted Average Life (as defined below) of the mortgage loan as of the prepayment date. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the
         Replacement Treasury Rate.

               (iii) "Weighted Averaged Life" of the mortgage loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results and (iii) dividing the sum by the balance remaining on the mortgage loan on the prepayment date multiplied by 12.

         Loan Nos. 760033701, 760032835, 760032833, 760032834, 760032563 and
     760033033 have been assumed to be in this category for purposes of Annex A.

         25. "Occupancy %" or "Occupancy Percent" means the percentage of
     Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

                                      A-4

         26. "OPEN" means, with respect to any Mortgage Loan that such Mortgage
     Loan may be voluntarily prepaid without a Prepayment Premium.

         27. "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable United States Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth business day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

         28. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

         29. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

         30. "Units", "Rooms" and "Pads" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment
     (referred to in the schedule as "Units"); (ii) in the case of a Mortgaged
     Property operated as a hotel, the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a Manufactured Housing Community, the number of pads (referred to in the schedule as "Pads").

         31. "U/W DSCR", "Underwritten DSCR", "Underwritten Debt Service
     Coverage Ratio", "Underwriting DSCR" or "Underwriting Debt Service Coverage
     Ratio" means, with respect to any Mortgage Loan (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

         32. "U/W Cash Flow", "Underwritten Cash Flow" or "Underwriting Cash
     Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

               (i) "U/W Revenues" are the anticipated Revenues in respect of a
         Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged
         Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

               (ii) "U/W Expenses" are the anticipated Expenses in respect of a
         Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other

                                      A-5

         information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

     Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow.
In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a
Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

     In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

         33. "U/W Replacement Reserves" means, with respect to any Mortgaged
     Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

         34. "U/W Replacement Reserves Per Unit" means, with respect to any
     Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Rooms, Leasable Square Feet or Pads, as applicable.

         35. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

         36. For purposes of the calculation of the Net Mortgage Rate in Annex A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rates in this prospectus supplement.

         37. Plaza 205: $2,500,000 cash escrow held as additional security for the loan, unless the borrower requests a redetermination by September 1,
     2005, subject to extension to December 1, 2005, and the lender determines that certain requirements, including a 1.20 DSCR based on a 7.20% minimum constant, have been satisfied. If the borrower does not qualify or partially qualifies for the release, the escrow or the remaining escrow is required to be applied to the outstanding principal loan balance. For purposes of calculating DSCR, the debt service payment is based on netting out the $2,500,000 cash escrow from the original loan balance of
     $16,000,000. Recalculated debt service is $952,604 which procudes a DSCR of
     1.26.

         38. Bluffton Commons: $852,000 cash escrow held as additional security for the loan until certain requirements, including a 1.20 DSCR based on a
     7.25% minimum constant, have been satisfied. If the borrower does not qualify or partially qualifies for the escrow release by October 1, 2006, the lender has the option to hold the escrow or remaining escrow for the term or to apply the escrow or remaining escrow to the outstanding principal loan balance. For

                                      A-6

     purposes of calculating DSCR, the debt service payment is based on netting out the $852,000 cash escrow from the original loan balance of $10,180,000.
     Recalculated debt service is $635,560 which produces a DSCR of 1.26.

         39. "Holdback Loan" means, with respect to the five mortgage loans
     (loan nos. 76003366, 760033463, DBM20193, DBM20554 and DBM20555) as to
     which the related mortgaged properties also secure the related subordinate loans, the loan amounts used in this prospectus supplement for calculating the related debt service coverage ratios excludes the $2,500,000, $852,000,
     $11,700,000, $170,000 and $100,000 of holdback reserves, respectively.

                                      A-7

                     PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                 BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
                               ALL MORTGAGE LOANS

                             NOV-04          NOV-05          NOV-06          NOV-07          NOV-08         NOV-09         NOV-10
                        --------------- --------------- --------------- --------------- --------------- -------------  -------------

Locked Out ............       100.00%          97.61%          95.59%          93.50%          91.54%        93.52%         93.53%
Yield
 Maintenance(4) .......         0.00%           2.39%           4.41%           6.50%           8.46%         6.48%          6.47%
Open ..................         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%          0.00%
                           ---------       ---------       ---------       ---------       ---------      --------       --------
Total .................       100.00%         100.00%         100.00%         100.00%         100.00%       100.00%        100.00%
                           ---------       ---------       ---------       ---------       ---------      --------       --------
Total Balance as of
 the Cut-off Date
 (in millions) ........    $1,378.92       $1,370.93       $1,359.83       $1,345.15       $1,328.60       $918.45        $903.19
                           ---------       ---------       ---------       ---------       ---------      --------       --------
Percent of
 Mortgage Pool
 Balance ..............       100.00%          99.42%          98.62%          97.55%          96.35%        66.61%         65.50%
                           ---------       ---------       ---------       ---------       ---------      --------       --------

                            NOV-11        NOV-12        NOV-13       NOV-14       NOV-15       NOV-16       NOV-17       NOV-18
                        ------------- ------------- ------------- ------------ ------------ ------------ ------------ ------------

Locked Out ............      90.90%        90.86%        90.82%       100.00%      100.00%      100.00%      100.00%      100.00%
Yield
 Maintenance(4) .......       7.78%         7.82%         7.85%         0.00%        0.00%        0.00%        0.00%        0.00%
Open ..................       1.32%         1.32%         1.33%         0.00%        0.00%        0.00%        0.00%        0.00%
                          --------      --------      --------      --------     --------     --------     --------     --------
Total .................     100.00%       100.00%       100.00%       100.00%      100.00%      100.00%      100.00%      100.00%
                          --------      --------      --------      --------     --------     --------     --------     --------
Total Balance as of
 the Cut-off Date
 (in millions) ........    $572.54       $559.40       $545.41        $23.41       $22.95       $22.46       $21.95       $21.40
                          --------      --------      --------      --------     --------     --------     --------     --------
Percent of
 Mortgage Pool
 Balance ..............      41.52%        40.57%        39.55%         1.70%        1.66%        1.63%        1.59%        1.55%
                          --------      --------      --------      --------     --------     --------     --------     --------

-------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans, if any.

(2)   As of the Cut-off Date.

(3)   Numbers may not total to 100% due to rounding.

(4)   As of the Cut-off Date, 16 Mortgage Loans, representing 8.9% of the initial pool balance (10.4% of the group 1 balance and 1.7% of the group
      2 balance) are subject to yield maintenance prepayment provisions after the lockout period. The remaining Mortgage Loans, representing 91.1% of the initial pool balance (89.6% of the group 1 balance and 98.3% of the group 2 balance) are subject to defeasance after an initial restriction period.

                                      A-8

                          MORTGAGE POOL PROPERTY TYPE

                                                          % OF      WEIGHTED
                          NUMBER OF      AGGREGATE      INITIAL      AVERAGE
                          MORTGAGED     CUT-OFF DATE      POOL    UNDERWRITTEN
     PROPERTY TYPE       PROPERTIES       BALANCE       BALANCE       DSCR
----------------------- ------------ ----------------- --------- --------------

Retail ................       31     $  329,029,137       23.9%        1.36x
 Anchored .............       17        221,265,653       16.1         1.35x
 Shadow
   Anchored ...........       10         85,066,681        6.2         1.33x
 Unanchored ...........        4         22,696,802        1.6         1.53x
Office ................       16        313,159,600       22.7         1.73x
Multifamily ...........       21        236,740,797       17.2         1.77x
Manufactured
 Housing ..............       17        145,485,896       10.6         1.28x
Mixed Use .............        2        129,000,000        9.4         2.67x
Self Storage ..........       22        102,944,610        7.5         1.42x
Industrial ............        9         86,314,029        6.3         1.38x
Land ..................        1         18,500,000        1.3         1.13x
Hotel .................        2         17,750,000        1.3         1.61x
                             ---     --------------      -----
Total/Wtd Avg .........      121     $1,378,924,068      100.0%        1.63x
                             ===     ==============      =====

                                                  WEIGHTED                       WEIGHTED
                                MIN/MAX            AVERAGE         MIN/MAX       AVERAGE
                             UNDERWRITTEN       CUT-OFF DATE    CUT-OFF DATE     MORTGAGE
     PROPERTY TYPE               DSCR             LTV RATIO       LTV RATIO        RATE
----------------------- ---------------------- -------------- ---------------- -----------

Retail ................       1.20x/1.88x            72.3%       46.6%/80.0%       5.776%
 Anchored .............       1.20x/1.88x            72.5%       46.6%/80.0%       5.680%
 Shadow
   Anchored ...........       1.25x/1.61x            74.0%       57.2%/80.0%       5.985%
 Unanchored ...........       1.33x/1.68x            64.0%       54.2%/78.5%       5.932%
Office ................       1.24x/2.21x            61.3%       18.9%/79.6%       5.206%
Multifamily ...........       1.20x/7.11x            60.7%       14.2%/80.0%       5.034%
Manufactured
 Housing ..............       1.20x/1.74x            77.0%       67.8%/80.0%       5.201%
Mixed Use .............       2.38x/3.11x            48.4%       45.7%/52.5%       5.101%
Self Storage ..........       1.26x/1.96x            68.8%       43.4%/75.3%       5.751%
Industrial ............       1.21x/1.86x            69.8%       53.6%/79.8%       5.397%
Land ..................       1.13x/1.13x            81.5%       81.5%/81.5%       6.280%
Hotel .................       1.48x/1.64x            64.9%       63.5%/69.5%       5.765%
Total/Wtd Avg .........       1.13x/7.11x            65.7%       14.2%/81.5%       5.376%

                           LOAN GROUP 1 PROPERTY TYPE

                                                          % OF
                                                        INITIAL     WEIGHTED
                          NUMBER OF      AGGREGATE        LOAN       AVERAGE
                          MORTGAGED     CUT-OFF DATE    GROUP 1   UNDERWRITTEN
     PROPERTY TYPE       PROPERTIES       BALANCE       BALANCE       DSCR
----------------------- ------------ ----------------- --------- --------------

Retail ................       31     $  329,029,137       28.9%        1.36x
 Anchored .............       17        221,265,653       19.4         1.35x
 Shadow
   Anchored ...........       10         85,066,681        7.5         1.33x
 Unanchored ...........        4         22,696,802        2.0         1.53x
Office ................       16        313,159,600       27.5         1.73x
Mixed Use .............        2        129,000,000       11.3         2.67x
Manufactured
 Housing ..............       12        105,214,790        9.3         1.31x
Self Storage ..........       22        102,944,610        9.1         1.42x
Industrial ............        9         86,314,029        7.6         1.38x
Multifamily ...........        6         35,402,718        3.1         1.28x
Land ..................        1         18,500,000        1.6         1.13x
Hotel .................        2         17,750,000        1.6         1.61x
                             ---     --------------      -----
Total/Wtd Avg .........      101     $1,137,314,883      100.0%        1.61x
                             ===     ==============      =====

                                                  WEIGHTED                       WEIGHTED
                                MIN/MAX            AVERAGE         MIN/MAX       AVERAGE
                             UNDERWRITTEN       CUT-OFF DATE    CUT-OFF DATE     MORTGAGE
     PROPERTY TYPE               DSCR             LTV RATIO       LTV RATIO        RATE
----------------------- ---------------------- -------------- ---------------- -----------

Retail ................      1.20x/1.88x             72.3%       46.6%/80.0%       5.776%
 Anchored .............      1.20x/1.88x             72.5%       46.6%/80.0%       5.680%
 Shadow
   Anchored ...........      1.25x/1.61x             74.0%       57.2%/80.0%       5.985%
 Unanchored ...........      1.33x/1.68x             64.0%       54.2%/78.5%       5.932%
Office ................      1.24x/2.21x             61.3%       18.9%/79.6%       5.206%
Mixed Use .............      2.38x/3.11x             48.4%       45.7%/52.5%       5.101%
Manufactured
 Housing ..............      1.21x/1.74x             77.7%       67.8%/80.0%       5.039%
Self Storage ..........      1.26x/1.96x             68.8%       43.4%/75.3%       5.751%
Industrial ............      1.21x/1.86x             69.8%       53.6%/79.8%       5.397%
Multifamily ...........      1.20x/1.35x             79.1%       75.4%/80.0%       4.972%
Land ..................      1.13x/1.13x             81.5%       81.5%/81.5%       6.280%
Hotel .................      1.48x/1.64x             64.9%       63.5%/69.5%       5.765%
Total/Wtd Avg .........      1.13x/3.11x             66.8%       18.9%/81.5%       5.426%

                           LOAN GROUP 2 PROPERTY TYPE

                                                       % OF
                                                     INITIAL     WEIGHTED
                          NUMBER OF     AGGREGATE      LOAN       AVERAGE
                          MORTGAGED   CUT-OFF DATE   GROUP 2   UNDERWRITTEN
     PROPERTY TYPE       PROPERTIES      BALANCE     BALANCE       DSCR
----------------------- ------------ -------------- --------- --------------

Multifamily ...........      15      $201,338,079      83.3%        1.85x
Manufactured
 Housing ..............       5        40,271,106      16.7         1.22x
                             --      ------------     -----
Total/Wtd Avg .........      20      $241,609,185     100.0%        1.75x
                             ==      ============     =====

                                                  WEIGHTED                       WEIGHTED
                                MIN/MAX            AVERAGE         MIN/MAX       AVERAGE
                             UNDERWRITTEN       CUT-OFF DATE    CUT-OFF DATE     MORTGAGE
     PROPERTY TYPE               DSCR             LTV RATIO       LTV RATIO        RATE
----------------------- ---------------------- -------------- ---------------- -----------

Multifamily ...........       1.20x/7.11x            57.4%        14.2%/80.0%      5.045%
Manufactured
 Housing ..............       1.20x/1.28x            75.1%        72.0%/80.0%      5.623%
Total/Wtd Avg .........       1.20x/7.11x            60.4%        14.2%/80.0%      5.141%

                                      A-9

                      MORTGAGE POOL CUT-OFF DATE BALANCES

                                                                   % OF      WEIGHTED       WEIGHTED      WEIGHTED
             RANGE OF              NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
           CUT-OFF DATE             MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
             BALANCES                LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
--------------------------------- ----------- ----------------- --------- -------------- -------------- -----------

$1,150,630 -- $1,999,999.........       2      $    2,670,630       0.2%        1.53x          53.7%        5.281%
$2,000,000 -- $2,999,999.........       9          22,303,991       1.6         1.44x          69.3%        5.740%
$3,000,000 -- $3,999,999.........      17          60,720,859       4.4         1.38x          72.5%        5.604%
$4,000,000 -- $4,999,999.........      14          63,381,943       4.6         1.45x          71.7%        5.517%
$5,000,000 -- $7,499,999.........      23         141,384,029      10.3         1.59x          68.6%        5.631%
$7,500,000 -- $9,999,999.........      10          85,859,765       6.2         1.33x          72.0%        5.608%
$10,000,000 -- $14,999,999.......      16         196,829,886      14.3         1.35x          74.8%        5.497%
$15,000,000 -- $19,999,999.......       4          71,190,855       5.2         1.21x          77.6%        5.889%
$20,000,000 -- $29,999,999.......       7         171,253,879      12.4         1.41x          66.3%        5.223%
$30,000,000 -- $49,999,999.......       3         101,887,198       7.4         1.29x          74.3%        5.535%
$50,000,000 -- $99,999,999.......       5         324,441,036      23.5         2.08x          55.8%        5.170%
$100,000,000 -- $137,000,000.....       1         137,000,000       9.9         2.21x          49.3%        4.867%
                                      ---      --------------     -----
Total/Weighted Avg ..............     111      $1,378,924,068     100.0%        1.63x          65.7%        5.376%
                                      ===      ==============     =====

                       LOAN GROUP 1 CUT-OFF DATE BALANCES

                                                                   % OF
                                                                 INITIAL     WEIGHTED       WEIGHTED      WEIGHTED
             RANGE OF              NUMBER OF      AGGREGATE        LOAN       AVERAGE        AVERAGE      AVERAGE
           CUT-OFF DATE             MORTGAGE     CUT-OFF DATE    GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
             BALANCES                LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
--------------------------------- ----------- ----------------- --------- -------------- -------------- -----------

$1,150,630 -- $1,999,999.........       2      $    2,670,630       0.2%        1.53x          53.7%        5.281%
$2,000,000 -- $2,999,999.........       9          22,303,991       2.0         1.44x          69.3%        5.740%
$3,000,000 -- $3,999,999.........      15          53,325,312       4.7         1.38x          71.9%        5.670%
$4,000,000 -- $4,999,999.........      11          49,589,609       4.4         1.51x          70.0%        5.583%
$5,000,000 -- $7,499,999.........      17         104,486,816       9.2         1.40x          69.1%        5.713%
$7,500,000 -- $9,999,999.........       8          69,141,345       6.1         1.32x          70.5%        5.701%
$10,000,000 -- $14,999,999.......      13         162,279,886      14.3         1.37x          74.6%        5.484%
$15,000,000 -- $19,999,999.......       3          53,748,573       4.7         1.21x          78.9%        5.921%
$20,000,000 -- $29,999,999.......       6         146,440,488      12.9         1.44x          68.0%        5.288%
$30,000,000 -- $49,999,999.......       3         101,887,198       9.0         1.29x          74.3%        5.535%
$50,000,000 -- $99,999,999.......       4         234,441,036      20.6         2.03x          60.7%        5.314%
$100,000,000 -- $137,000,000.....       1         137,000,000      12.0         2.21x          49.3%        4.867%
                                       --      --------------     -----
Total/Weighted Avg ..............      92      $1,137,314,883     100.0%        1.61x          66.8%        5.426%
                                       ==      ==============     =====

                       LOAN GROUP 2 CUT-OFF DATE BALANCES

                                                                  % OF
                                                                INITIAL     WEIGHTED       WEIGHTED      WEIGHTED
              RANGE OF               NUMBER OF     AGGREGATE      LOAN       AVERAGE        AVERAGE      AVERAGE
            CUT-OFF DATE              MORTGAGE   CUT-OFF DATE   GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
              BALANCES                 LOANS        BALANCE     BALANCE       DSCR         LTV RATIO       RATE
----------------------------------- ----------- -------------- --------- -------------- -------------- -----------

$3,400,000 -- $3,999,999...........       2     $  7,395,547       3.1%        1.38x          77.2%        5.126%
$4,000,000 -- $4,999,999...........       3       13,792,334       5.7         1.24x          77.6%        5.281%
$5,000,000 -- $7,499,999...........       6       36,897,213      15.3         2.14x          67.2%        5.398%
$7,500,000 -- $9,999,999...........       2       16,718,419       6.9         1.38x          78.1%        5.222%
$10,000,000 -- $14,999,999.........       3       34,550,000      14.3         1.22x          75.7%        5.559%
$15,000,000 -- $19,999,999.........       1       17,442,282       7.2         1.20x          73.4%        5.789%
$20,000,000 -- $29,999,999.........       1       24,813,391      10.3         1.23x          56.5%        4.840%
$50,000,000 -- $90,000,000.........       1       90,000,000      37.3         2.22x          42.9%        4.797%
                                         --     ------------     -----
Total/Weighted Avg ................      19     $241,609,185     100.0%        1.75x          60.4%        5.141%
                                         ==     ============     =====

                                      A-10

                     MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

                                                                       % OF        WEIGHTED         WEIGHTED        WEIGHTED
                                   NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
                                   MORTGAGED       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
  MORTGAGED PROPERTY LOCATION     PROPERTIES         BALANCE         BALANCE         DSCR           LTV RATIO         RATE
------------------------------   ------------   -----------------   ---------   --------------   --------------   -----------

California ...................         19       $  263,211,465         19.1%          1.86x            56.8%          5.212%
New York .....................          8          167,327,977         12.1           2.57x            47.3%          4.880%
Florida ......................         11          112,457,402          8.2           1.38x            73.1%          5.307%
Pennsylvania .................          2           79,841,036          5.8           1.26x            73.1%          5.771%
Massachusetts ................          1           77,000,000          5.6           2.38x            45.7%          5.399%
Maryland .....................          6           71,111,333          5.2           1.24x            76.4%          6.092%
Ohio .........................          5           66,959,973          4.9           1.38x            73.6%          5.334%
Illinois .....................          8           65,629,438          4.8           1.22x            75.8%          5.452%
Texas ........................         12           64,122,547          4.7           1.37x            74.5%          5.525%
District of Columbia .........          2           50,500,000          3.7           1.26x            74.5%          5.230%
Nevada .......................          9           45,457,587          3.3           1.33x            66.0%          5.794%
Georgia ......................          6           43,357,665          3.1           1.33x            76.5%          5.423%
Arizona ......................          4           42,016,152          3.0           1.37x            76.2%          5.372%
Missouri .....................          2           39,440,467          2.9           1.26x            77.8%          5.426%
New Jersey ...................          4           30,963,391          2.2           1.24x            59.8%          4.987%
Virginia .....................          2           24,500,999          1.8           1.46x            70.4%          5.805%
Oregon .......................          2           18,217,757          1.3           1.29x            78.4%          5.735%
South Carolina ...............          2           17,758,419          1.3           1.30x            78.2%          5.598%
Colorado .....................          3           17,238,971          1.3           1.45x            73.5%          5.613%
Oklahoma .....................          2           16,175,179          1.2           1.34x            68.0%          5.609%
Alabama ......................          2           14,060,341          1.0           1.47x            78.2%          5.745%
Louisiana ....................          2           13,936,745          1.0           1.30x            71.6%          5.800%
Indiana ......................          2           13,573,966          1.0           1.30x            73.5%          5.274%
Michigan .....................          1            8,049,415          0.6           1.43x            78.9%          4.931%
Tennessee ....................          1            5,610,000          0.4           1.31x            71.9%          5.120%
Washington ...................          1            3,766,031          0.3           1.61x            66.7%          4.955%
Hawaii .......................          1            3,739,810          0.3           1.40x            74.8%          5.920%
North Carolina ...............          1            2,900,000          0.2           1.25x            78.8%          5.750%
                                      ---       --------------        -----
 Total Wtd/Avg ...............        121       $1,378,924,068        100.0%          1.63x            65.7%          5.376%
                                      ===       ==============        =====

----------
  [X]  The Mortgaged Properties are located throughout 27 states and the
       District of Columbia.

                                      A-11

                      LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION

                                                                     % OF         WEIGHTED       WEIGHTED      WEIGHTED
                                   NUMBER OF      AGGREGATE         INITIAL        AVERAGE        AVERAGE      AVERAGE
                                   MORTGAGED     CUT-OFF DATE    LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
   MORTGAGED PROPERTY LOCATION    PROPERTIES       BALANCE          BALANCE         DSCR         LTV RATIO       RATE
-------------------------------- ------------ ----------------- -------------- -------------- -------------- -----------

California .....................       19      $  263,211,465         23.1%         1.86x           56.8%        5.212%
Florida ........................       11         112,457,402          9.9          1.38x           73.1%        5.307%
Pennsylvania ...................        2          79,841,036          7.0          1.26x           73.1%        5.771%
Massachusetts ..................        1          77,000,000          6.8          2.38x           45.7%        5.399%
New York .......................        6          71,827,977          6.3          2.66x           55.4%        4.929%
Maryland .......................        6          71,111,333          6.3          1.24x           76.4%        6.092%
Ohio ...........................        4          57,819,973          5.1          1.37x           72.6%        5.418%
District of Columbia ...........        2          50,500,000          4.4          1.26x           74.5%        5.230%
Missouri .......................        2          39,440,467          3.5          1.26x           77.8%        5.426%
Georgia ........................        5          36,970,731          3.3          1.34x           75.9%        5.410%
Arizona ........................        3          35,892,363          3.2          1.39x           75.9%        5.401%
Texas ..........................        8          33,737,000          3.0          1.46x           71.2%        5.785%
Nevada .........................        8          33,057,587          2.9          1.37x           63.6%        5.782%
Illinois .......................        3          25,358,332          2.2          1.23x           76.9%        5.180%
Virginia .......................        2          24,500,999          2.2          1.46x           70.4%        5.805%
Oregon .........................        2          18,217,757          1.6          1.29x           78.4%        5.735%
Colorado .......................        3          17,238,971          1.5          1.45x           73.5%        5.613%
Oklahoma .......................        2          16,175,179          1.4          1.34x           68.0%        5.609%
Louisiana ......................        2          13,936,745          1.2          1.30x           71.6%        5.800%
Indiana ........................        2          13,573,966          1.2          1.30x           73.5%        5.274%
Alabama ........................        1          10,660,341          0.9          1.51x           79.6%        5.820%
South Carolina .................        1          10,180,000          0.9          1.26x           80.0%        5.500%
Michigan .......................        1           8,049,415          0.7          1.43x           78.9%        4.931%
New Jersey .....................        2           6,150,000          0.5          1.30x           73.2%        5.580%
Washington .....................        1           3,766,031          0.3          1.61x           66.7%        4.955%
Hawaii .........................        1           3,739,810          0.3          1.40x           74.8%        5.920%
North Carolina .................        1           2,900,000          0.3          1.25x           78.8%        5.750%
                                      ---      --------------        -----          ----            ----       -------
 TOTAL WTD/AVG .................      101      $1,137,314,883        100.0%         1.61x           66.8%        5.426%
                                      ===      ==============        =====

----------
  [X]  The Mortgaged Properties are located throughout 26 states and the
       District of Columbia.

                                      A-12

                      LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION

                                                               % OF         WEIGHTED       WEIGHTED      WEIGHTED
                                NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
                                MORTGAGED   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
 MORTGAGED PROPERTY LOCATION   PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------------- ------------ -------------- -------------- -------------- -------------- -----------

New York ....................       2      $ 95,500,000         39.5%          2.50x          41.2%        4.843%
Illinois ....................       5        40,271,106         16.7           1.22x          75.1%        5.623%
Texas .......................       4        30,385,547         12.6           1.27x          78.2%        5.236%
New Jersey ..................       2        24,813,391         10.3           1.23x          56.5%        4.840%
Nevada ......................       1        12,400,000          5.1           1.20x          72.5%        5.827%
Ohio ........................       1         9,140,000          3.8           1.40x          80.0%        4.800%
South Carolina ..............       1         7,578,419          3.1           1.35x          75.8%        5.730%
Georgia .....................       1         6,386,934          2.6           1.28x          79.8%        5.500%
Arizona .....................       1         6,123,788          2.5           1.28x          78.0%        5.200%
Tennessee ...................       1         5,610,000          2.3           1.31x          71.9%        5.120%
Alabama .....................       1         3,400,000          1.4           1.35x          73.9%        5.510%
                                   --      ------------        -----
Total Wtd/Avg ...............      20      $241,609,185        100.0%          1.75x          60.4%        5.141%
                                   ==      ============        =====

----------
  [X]  The Mortgaged Properties are located throughout 11 states.

             MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

                                                          % OF      WEIGHTED       WEIGHTED      WEIGHTED
                          NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
        RANGE OF           MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
  UNDERWRITTEN DSCR(S)      LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------ ----------- ----------------- --------- -------------- -------------- -----------

1.13x -- 1.19x .........       2      $   23,250,000       1.7%        1.14x          80.3%        6.039%
1.20x -- 1.24x .........      21         305,240,459      22.1         1.22x          74.0%        5.606%
1.25x -- 1.29x .........      20         200,354,371      14.5         1.27x          75.3%        5.506%
1.30x -- 1.34x .........      14          93,828,052       6.8         1.32x          74.5%        5.612%
1.35x -- 1.39x .........      14         124,181,464       9.0         1.37x          70.0%        5.455%
1.40x -- 1.49x .........      14         140,238,874      10.2         1.43x          72.9%        5.314%
1.50x -- 1.59x .........       9          45,128,340       3.3         1.53x          73.3%        5.634%
1.60x -- 1.69x .........       6          46,093,198       3.3         1.65x          61.7%        5.545%
1.70x -- 1.79x .........       1           1,520,000       0.1         1.74x          80.0%        4.931%
1.80x -- 1.89x .........       3          30,954,011       2.2         1.88x          47.0%        5.414%
1.90x -- 1.99x .........       2           6,635,298       0.5         1.96x          63.8%        5.631%
2.00x -- 2.99x .........       3         304,000,000      22.0         2.25x          46.5%        4.981%
3.00x -- 7.11x .........       2          57,500,000       4.2         3.49x          48.9%        4.749%
                             ---      --------------     -----
Total Wtd/Avg ..........     111      $1,378,924,068     100.0%        1.63x          65.7%        5.376%
                             ===      ==============     =====

                                      A-13

             LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

                                                            % OF         WEIGHTED       WEIGHTED      WEIGHTED
                          NUMBER OF      AGGREGATE         INITIAL        AVERAGE        AVERAGE      AVERAGE
        RANGE OF           MORTGAGE     CUT-OFF DATE    LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
  UNDERWRITTEN DSCR(S)      LOANS         BALANCE          BALANCE         DSCR         LTV RATIO       RATE
------------------------ ----------- ----------------- -------------- -------------- -------------- -----------

1.13x -- 1.19x .........       2      $   23,250,000          2.0%          1.14x          80.3%        6.039%
1.20x -- 1.24x .........      13         212,405,963         18.7           1.23x          75.8%        5.698%
1.25x -- 1.29x .........      17         181,043,648         15.9           1.27x          74.9%        5.516%
1.30x -- 1.34x .........      11          76,399,633          6.7           1.32x          74.2%        5.685%
1.35x -- 1.39x .........      13         120,781,464         10.6           1.37x          69.9%        5.454%
1.40x -- 1.49x .........      12         127,103,327         11.2           1.43x          72.2%        5.367%
1.50x -- 1.59x .........       9          45,128,340          4.0           1.53x          73.3%        5.634%
1.60x -- 1.69x .........       6          46,093,198          4.1           1.65x          61.7%        5.545%
1.70x -- 1.79x .........       1           1,520,000          0.1           1.74x          80.0%        4.931%
1.80x -- 1.89x .........       3          30,954,011          2.7           1.88x          47.0%        5.414%
1.90x -- 1.99x .........       2           6,635,298          0.6           1.96x          63.8%        5.631%
2.00x -- 2.99x .........       2         214,000,000         18.8           2.27x          48.0%        5.059%
3.00x -- 3.11x .........       1          52,000,000          4.6           3.11x          52.5%        4.660%
                              --      --------------        -----
Total Wtd/Avg ..........      92      $1,137,314,883        100.0%          1.61x          66.8%        5.426%
                              ==      ==============        =====

             LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

                                                         % OF         WEIGHTED       WEIGHTED      WEIGHTED
                          NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        RANGE OF           MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
  UNDERWRITTEN DSCR(S)      LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
------------------------ ----------- -------------- -------------- -------------- -------------- -----------

1.20x -- 1.24x .........       8     $ 92,834,497         38.4%          1.22x          70.0%        5.398%
1.25x -- 1.29x .........       3       19,310,723          8.0           1.28x          79.3%        5.412%
1.30x -- 1.34x .........       3       17,428,419          7.2           1.33x          75.6%        5.293%
1.35x -- 1.39x .........       1        3,400,000          1.4           1.35x          73.9%        5.510%
1.40x -- 1.99x .........       2       13,135,547          5.4           1.40x          80.0%        4.800%
2.00x -- 2.99x .........       1       90,000,000         37.3           2.22x          42.9%        4.797%
3.00x -- 7.11x .........       1        5,500,000          2.3           7.11x          14.2%        5.590%
                              --     ------------        -----
Total Wtd/Avg ..........      19     $241,609,185        100.0%          1.75x          60.4%        5.141%
                              ==     ============        =====

                 MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                          % OF      WEIGHTED       WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
      CUT-OFF DATE         MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      LTV RATIO(S)          LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------ ----------- ----------------- --------- -------------- -------------- -----------

14.2% -- 29.9% .........       2      $    6,650,630       0.5%        6.09x          15.0%        5.617%
30.0% -- 49.9% .........       5         330,662,779      24.0         2.22x          46.4%        5.015%
50.0% -- 59.9% .........       8         112,566,270       8.2         2.18x          54.7%        5.077%
60.0% -- 64.9% .........       8          67,622,669       4.9         1.47x          63.2%        5.577%
65.0% -- 69.9% .........      17         133,358,830       9.7         1.44x          67.9%        5.384%
70.0% -- 74.9% .........      26         254,040,718      18.4         1.30x          73.0%        5.690%
75.0% -- 79.9% .........      36         381,882,174      27.7         1.29x          77.6%        5.509%
80.0% -- 81.5% .........       9          92,140,000       6.7         1.29x          80.3%        5.449%
                             ---      --------------     -----
Total Wtd/Avg ..........     111      $1,378,924,068     100.0%        1.63x          65.7%        5.376%
                             ===      ==============     =====

                                      A-14

                 LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                            % OF         WEIGHTED       WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF      AGGREGATE         INITIAL        AVERAGE        AVERAGE      AVERAGE
      CUT-OFF DATE         MORTGAGE     CUT-OFF DATE    LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      LTV RATIO(S)          LOANS         BALANCE          BALANCE         DSCR         LTV RATIO       RATE
------------------------ ----------- ----------------- -------------- -------------- -------------- -----------

18.9% -- 29.9% .........       1      $    1,150,630          0.1%          1.24x          18.9%        5.743%
30.0% -- 49.9% .........       4         240,662,779         21.2           2.23x          47.8%        5.096%
50.0% -- 59.9% .........       7          87,752,880          7.7           2.45x          54.2%        5.144%
60.0% -- 64.9% .........       8          67,622,669          5.9           1.47x          63.2%        5.577%
65.0% -- 69.9% .........      17         133,358,830         11.7           1.44x          67.9%        5.384%
70.0% -- 74.9% .........      21         208,711,946         18.4           1.32x          73.0%        5.700%
75.0% -- 79.9% .........      28         326,095,151         28.7           1.29x          77.7%        5.525%
80.0% -- 81.5% .........       6          71,960,000          6.3           1.28x          80.4%        5.567%
                              --      --------------        -----
Total Wtd/Avg ..........      92      $1,137,314,883        100.0%          1.61x          66.8%        5.426%
                              ==      ==============        =====

                 LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                         % OF         WEIGHTED       WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
      CUT-OFF DATE         MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      LTV RATIO(S)          LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
------------------------ ----------- -------------- -------------- -------------- -------------- -----------

14.2% -- 29.9% .........       1     $  5,500,000          2.3%          7.11x          14.2%        5.590%
30.0% -- 49.9% .........       1       90,000,000         37.3           2.22x          42.9%        4.797%
50.0% -- 59.9% .........       1       24,813,391         10.3           1.23x          56.5%        4.840%
70.0% -- 74.9% .........       5       45,328,772         18.8           1.23x          72.8%        5.645%
75.0% -- 79.9% .........       8       55,787,022         23.1           1.27x          77.6%        5.416%
80.0% -- 80.0% .........       3       20,180,000          8.4           1.34x          80.0%        5.030%
                              --     ------------        -----
Total Wtd/Avg ..........      19     $241,609,185        100.0%          1.75x          60.4%        5.141%
                              ==     ============        =====

                MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO

                                                          % OF      WEIGHTED        WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE       AVERAGE
      MATURITY DATE        MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   MATURITY DATE    MORTGAGE
      LTV RATIO(S)          LOANS         BALANCE       BALANCE       DSCR         LTV RATIO        RATE
------------------------ ----------- ----------------- --------- -------------- --------------- -----------

12.0% -- 24.9% .........       3      $   31,464,020       2.3%         2.26x         21.9%         5.004%
25.0% -- 49.9% .........      11         380,666,567      27.6          2.13x         45.1%         5.098%
50.0% -- 59.9% .........      24         213,572,082      15.5          1.84x         54.2%         5.421%
60.0% -- 64.9% .........      27         212,637,234      15.4          1.30x         63.6%         5.808%
65.0% -- 69.9% .........      23         201,483,706      14.6          1.35x         67.2%         5.418%
70.0% -- 74.9% .........      19         308,520,458      22.4          1.28x         71.9%         5.439%
75.0% -- 80.0% .........       4          30,580,000       2.2          1.30x         77.4%         5.013%
                             ---      --------------     -----
Total Wtd/Avg ..........     111      $1,378,924,068     100.0%         1.63x         58.8%         5.376%
                             ===      ==============     =====

                                      A-15

                 LOAN GROUP 1 MATURITY DATE LOAN-TO-VALUE RATIO

                                                            % OF         WEIGHTED        WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF      AGGREGATE         INITIAL        AVERAGE        AVERAGE        AVERAGE
      MATURITY DATE        MORTGAGE     CUT-OFF DATE    LOAN GROUP 1   UNDERWRITTEN   MATURITY DATE    MORTGAGE
      LTV RATIO(S)          LOANS         BALANCE          BALANCE         DSCR         LTV RATIO        RATE
------------------------ ----------- ----------------- -------------- -------------- --------------- ------------

16.0% -- 24.9% .........       1      $    1,150,630          0.1%          1.24x          16.0%          5.743%
25.0% -- 49.9% .........      10         290,666,567         25.6           2.10x          45.7%          5.191%
50.0% -- 59.9% .........      24         213,572,082         18.8           1.84x          54.2%          5.421%
60.0% -- 64.9% .........      23         171,816,533         15.1           1.32x          63.6%          5.818%
65.0% -- 69.9% .........      18         165,136,494         14.5           1.36x          67.1%          5.405%
70.0% -- 74.1% .........      16         294,972,577         25.9           1.28x          71.9%          5.445%
                              --      --------------        -----
Total Wtd/Avg ..........      92      $1,137,314,883        100.0%          1.61x          59.9%          5.426%
                              ==      ==============        =====

                 LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO

                                                         % OF         WEIGHTED        WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE       AVERAGE
      MATURITY DATE        MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   MATURITY DATE    MORTGAGE
      LTV RATIO(S)          LOANS        BALANCE        BALANCE         DSCR         LTV RATIO        RATE
------------------------ ----------- -------------- -------------- -------------- --------------- -----------

12.0% -- 24.9% .........       2     $ 30,313,391         12.5%          2.30x          22.2%         4.976%
25.0% -- 49.9% .........       1       90,000,000         37.3           2.22x          42.9%         4.797%
60.0% -- 64.9% .........       4       40,820,701         16.9           1.24x          63.7%         5.766%
65.0% -- 69.9% .........       5       36,347,213         15.0           1.26x          67.5%         5.473%
70.0% -- 74.9% .........       3       13,547,881          5.6           1.26x          72.8%         5.308%
75.0% -- 80.0% .........       4       30,580,000         12.7           1.30x          77.4%         5.013%
                              --     ------------        -----
Total Wtd/Avg ..........      19     $241,609,185        100.0%          1.75x          53.5%         5.141%
                              ==     ============        =====

                          MORTGAGE POOL MORTGAGE RATES

                                                            % OF      WEIGHTED       WEIGHTED      WEIGHTED
         RANGE OF           NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
         MORTGAGE            MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
           RATES              LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
-------------------------- ----------- ----------------- --------- -------------- -------------- -----------

4.660% -- 4.749% .........       2      $   56,240,000       4.1%        2.97x          54.6%        4.666%
4.750% -- 4.999% .........      13         385,655,426      28.0         1.84x          58.6%        4.869%
5.000% -- 5.249% .........      11         128,168,229       9.3         1.34x          71.4%        5.144%
5.250% -- 5.499% .........       8         182,226,586      13.2         1.86x          57.7%        5.389%
5.500% -- 5.749% .........      40         287,112,112      20.8         1.48x          69.7%        5.609%
5.750% -- 5.999% .........      26         237,493,901      17.2         1.31x          74.1%        5.862%
6.000% -- 6.249% .........       9          51,027,815       3.7         1.30x          72.0%        6.063%
6.250% -- 6.280% .........       2          51,000,000       3.7         1.20x          76.6%        6.280%
                               ---      --------------     -----
Total Wtd/Avg ............     111      $1,378,924,068     100.0%        1.63x          65.7%        5.376%
                               ===      ==============     =====

                                      A-16

                          LOAN GROUP 1 MORTGAGE RATES

                                                              % OF         WEIGHTED       WEIGHTED      WEIGHTED
         RANGE OF           NUMBER OF      AGGREGATE         INITIAL        AVERAGE        AVERAGE      AVERAGE
         MORTGAGE            MORTGAGE     CUT-OFF DATE    LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
           RATES              LOANS         BALANCE          BALANCE         DSCR         LTV RATIO       RATE
-------------------------- ----------- ----------------- -------------- -------------- -------------- -----------

4.660% -- 4.749% .........       1      $   52,000,000          4.6%          3.11x          52.5%        4.660%
4.750% -- 4.999% .........       8         247,306,488         21.7           1.82x          62.5%        4.897%
5.000% -- 5.249% .........       9         116,434,441         10.2           1.35x          71.1%        5.142%
5.250% -- 5.499% .........       7         175,750,096         15.5           1.88x          57.2%        5.387%
5.500% -- 5.749% .........      33         247,894,424         21.8           1.39x          69.9%        5.616%
5.750% -- 5.999% .........      23         195,901,619         17.2           1.33x          74.2%        5.875%
6.000% -- 6.249% .........       9          51,027,815          4.5           1.30x          72.0%        6.063%
6.250% -- 6.280% .........       2          51,000,000          4.5           1.20x          76.6%        6.280%
                                --      --------------        -----
Total Wtd/Avg ............      92      $1,137,314,883        100.0%          1.61x          66.8%        5.426%
                                ==      ==============        =====

                          LOAN GROUP 2 MORTGAGE RATES

                                                           % OF         WEIGHTED       WEIGHTED      WEIGHTED
         RANGE OF           NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
         MORTGAGE            MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
           RATES              LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
-------------------------- ----------- -------------- -------------- -------------- -------------- -----------

4.740% -- 4.749% .........       1     $  4,240,000          1.8%          1.32x          80.0%        4.740%
4.750% -- 4.999% .........       5      138,348,937         57.3           1.89x          51.6%        4.819%
5.000% -- 5.249% .........       2       11,733,788          4.9           1.29x          75.1%        5.162%
5.250% -- 5.499% .........       1        6,476,490          2.7           1.22x          72.0%        5.436%
5.500% -- 5.749% .........       7       39,217,687         16.2           2.10x          68.6%        5.566%
5.750% -- 5.827% .........       3       41,592,282         17.2           1.21x          73.8%        5.801%
                                --     ------------        -----
Total Wtd/Avg ............      19     $241,609,185        100.0%          1.75x          60.4%        5.141%
                                ==     ============        =====

                    MORTGAGE POOL ORIGINAL TERM TO MATURITY

                                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
     ORIGINAL TERM       NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
      TO MATURITY         MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------

60 -- 83 ..............      25      $  407,349,125      29.5%        1.96x          58.5%        5.101%
84 -- 99 ..............      18         332,587,725      24.1         1.70x          65.0%        5.086%
100 -- 120 ............      65         599,687,218      43.5         1.34x          70.9%        5.736%
121 -- 179 ............       1          13,600,000       1.0         1.35x          80.0%        4.920%
180 ...................       2          25,700,000       1.9         2.67x          58.0%        5.350%
                            ---      --------------     -----
Total Wtd/Avg .........     111      $1,378,924,068     100.0%        1.63x          65.7%        5.376%
                            ===      ==============     =====

                                      A-17

                     LOAN GROUP 1 ORIGINAL TERM TO MATURITY

                                                            % OF         WEIGHTED       WEIGHTED      WEIGHTED
      ORIGINAL TERM       NUMBER OF      AGGREGATE         INITIAL        AVERAGE        AVERAGE      AVERAGE
       TO MATURITY         MORTGAGE     CUT-OFF DATE    LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)            LOANS         BALANCE          BALANCE         DSCR         LTV RATIO       RATE
------------------------ ----------- ----------------- -------------- -------------- -------------- -----------

60 -- 83 ...............      16      $  266,744,755         23.5%          2.01x          60.0%        5.195%
84 -- 99 ...............      16         320,853,936         28.2           1.71x          64.6%        5.083%
100 -- 120 .............      58         515,916,192         45.4           1.35x          71.2%        5.779%
121 -- 179 .............       1          13,600,000          1.2           1.35x          80.0%        4.920%
180 ....................       1          20,200,000          1.8           1.47x          69.9%        5.285%
                              --      --------------        -----
Total/Wtd. Avg .........      92      $1,137,314,883        100.0%          1.61x          66.8%        5.426%
                              ==      ==============        =====

                     LOAN GROUP 2 ORIGINAL TERM TO MATURITY

                                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
     ORIGINAL TERM       NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
      TO MATURITY         MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------

60 -- 83 ..............       9     $140,604,371         58.2%          1.88x          55.6%        4.923%
84 -- 99 ..............       2       11,733,788          4.9           1.29x          75.1%        5.162%
100 -- 120 ............       7       83,771,026         34.7           1.24x          69.3%        5.475%
180 ...................       1        5,500,000          2.3           7.11x          14.2%        5.590%
                             --     ------------        -----
Total Wtd/Avg .........      19     $241,609,185        100.0%          1.75x          60.4%        5.141%
                             ==     ============        =====

                  MORTGAGE POOL ORIGINAL AMORTIZATION TERM (1)

        ORIGINAL                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
      AMORTIZATION       NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
          TERM            MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------

Interest Only .........       7      $  333,645,000      24.2%        2.21x          51.5%        4.838%
180 -- 239 ............       1          24,813,391       1.8         1.23x          56.5%        4.840%
240 -- 299 ............       4          64,917,212       4.7         1.29x          71.0%        5.641%
300 -- 359 ............      16         151,692,805      11.0         1.94x          56.4%        5.573%
360 ...................      83         803,855,661      58.3         1.38x          73.1%        5.558%
                            ---      --------------     -----
Total Wtd/Avg .........     111      $1,378,924,068     100.0%        1.63x          65.7%        5.376%
                            ===      ==============     =====

                  LOAN GROUP 1 ORIGINAL AMORTIZATION TERM (1)

        ORIGINAL                                           % OF         WEIGHTED       WEIGHTED      WEIGHTED
      AMORTIZATION       NUMBER OF      AGGREGATE         INITIAL        AVERAGE        AVERAGE      AVERAGE
          TERM            MORTGAGE     CUT-OFF DATE    LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE          BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- -------------- -------------- -------------- -----------

Interest Only .........       4      $  229,005,000         20.1%          2.27x          53.2%        4.850%
240 -- 299 ............       4          64,917,212          5.7           1.29x          71.0%        5.641%
300 -- 359 ............      16         151,692,805         13.3           1.94x          56.4%        5.573%
360 ...................      68         691,699,867         60.8           1.35x          73.2%        5.565%
                             --      --------------        -----
Total Wtd/Avg .........      92      $1,137,314,883        100.0%          1.61x          66.8%        5.426%
                             ==      ==============        =====

----------
(1)   For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                                      A-18

                  LOAN GROUP 2 ORIGINAL AMORTIZATION TERM (1)

        ORIGINAL                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
      AMORTIZATION       NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
          TERM            MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------

Interest Only .........       3     $104,640,000         43.3%          2.08x          48.0%        4.813%
180 -- 359 ............       1       24,813,391         10.3           1.23x          56.5%        4.840%
360 ...................      15      112,155,794         46.4           1.55x          72.7%        5.514%
                             --     ------------        -----
Total Wtd/Avg .........      19     $241,609,185        100.0%          1.75x          60.4%        5.141%
                             ==     ============        =====

----------
(1)   For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                    MORTGAGE POOL REMAINING TERM TO MATURITY

        RANGE OF
       REMAINING                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
        TERMS TO         NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
        MATURITY          MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------

51 -- 59 ..............      20      $  291,609,125      21.1%        1.93x          62.3%        5.174%
60 -- 79 ..............       5         115,740,000       8.4         2.05x          48.9%        4.916%
80 -- 99 ..............      18         332,587,725      24.1         1.70x          65.0%        5.086%
110 -- 119 ............      58         501,342,218      36.4         1.35x          70.8%        5.692%
120 -- 139 ............       8         111,945,000       8.1         1.30x          72.6%        5.838%
160 -- 180 ............       2          25,700,000       1.9         2.67x          58.0%        5.350%
                            ---      --------------     -----
Total Wtd/Avg .........     111      $1,378,924,068     100.0%        1.63x          65.7%        5.376%
                            ===      ==============     =====

                    LOAN GROUP 1 REMAINING TERM TO MATURITY

        RANGE OF
       REMAINING                                          % OF         WEIGHTED       WEIGHTED      WEIGHTED
        TERMS TO         NUMBER OF      AGGREGATE        INITIAL        AVERAGE        AVERAGE      AVERAGE
        MATURITY          MORTGAGE    CUT-OFF DATE    LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE         BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- ---------------- -------------- -------------- -------------- -----------

51 -- 59 ..............      13     $ 245,244,755          21.6%          2.06x          59.3%        5.172%
60 -- 79 ..............       3        21,500,000           1.9           1.48x          68.1%        5.449%
80 -- 99 ..............      16       320,853,936          28.2           1.71x          64.6%        5.083%
110 -- 119 ............      52       420,971,192          37.0           1.37x          71.1%        5.733%
120 -- 139 ............       7       108,545,000           9.5           1.30x          72.6%        5.848%
160 -- 178 ............       1        20,200,000           1.8           1.47x          69.9%        5.285%
                             --     -------------         -----
Total Wtd/Avg .........      92     1,137,314,883         100.0%          1.61x          66.8%        5.426%
                             ==     =============         =====

                                      A-19

                    LOAN GROUP 2 REMAINING TERM TO MATURITY

        RANGE OF
       REMAINING                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
        TERMS TO         NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        MATURITY          MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------

56  --  59 ............       7     $ 46,364,371         19.2%          1.28x          78.0%        5.183%
60  --  79 ............       2       94,240,000         39.0           2.18x          44.5%        4.795%
80  --  99 ............       2       11,733,788          4.9           1.29x          75.1%        5.162%
110 -- 119 ............       6       80,371,026         33.3           1.24x          69.1%        5.473%
120 -- 139 ............       1        3,400,000          1.4           1.35x          73.9%        5.510%
140 -- 180 ............       1        5,500,000          2.3           7.11x          14.2%        5.590%
                             --     ------------        -----
Total Wtd/Avg .........      19     $241,609,185        100.0%          1.75x          60.4%        5.141%
                             ==     ============        =====

               MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

       REMAINING                                        % OF      WEIGHTED       WEIGHTED      WEIGHTED
         STATED          NUMBER OF      AGGREGATE     INITIAL      AVERAGE        AVERAGE      AVERAGE
      AMORTIZATION        MORTGAGE    CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
     TERMS (MONTHS)        LOANS         BALANCE      BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ---------------- --------- -------------- -------------- -----------

Interest Only .........       7     $  333,645,000      24.2%        2.21x          51.5%        4.838%
175 -- 224 ............       1         24,813,391       1.8         1.23x          56.5%        4.840%
225 -- 249 ............       2         50,980,467       3.7         1.29x          70.9%        5.597%
275 -- 299 ............      13         58,204,549       4.2         1.44x          68.4%        5.732%
300 -- 324 ............       3         94,750,000       6.9         2.23x          49.3%        5.468%
325 -- 349 ............       2         12,675,000       0.9         1.31x          71.5%        5.882%
350 -- 360 ............      83        803,855,661      58.3         1.38x          73.1%        5.558%
                            ---     --------------     -----
Total Wtd/Avg .........     111     $1,378,924,068     100.0%        1.63x          65.7%        5.376%
                            ===     ==============     =====

                LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS

       REMAINING                                           % OF         WEIGHTED       WEIGHTED      WEIGHTED
         STATED          NUMBER OF      AGGREGATE         INITIAL        AVERAGE        AVERAGE      AVERAGE
      AMORTIZATION        MORTGAGE     CUT-OFF DATE    LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
     TERMS (MONTHS)        LOANS         BALANCE          BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- -------------- -------------- -------------- -----------

Interest Only .........       4      $  229,005,000         20.1%          2.27x          53.2%        4.850%
225 -- 249 ............       2          50,980,467          4.5           1.29x          70.9%        5.597%
275 -- 299 ............      13          58,204,549          5.1           1.44x          68.4%        5.732%
300 -- 324 ............       3          94,750,000          8.3           2.23x          49.3%        5.468%
325 -- 349 ............       2          12,675,000          1.1           1.31x          71.5%        5.882%
350 -- 360 ............      68         691,699,867         60.8           1.35x          73.2%        5.565%
                             --      --------------        -----
Total Wtd/Avg .........      92      $1,137,314,883        100.0%          1.61x          66.8%        5.426%
                             ==      ==============        =====

                LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS

       REMAINING                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
         STATED          NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
      AMORTIZATION        MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
     TERMS (MONTHS)        LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------

Interest Only .........       3     $104,640,000         43.3%          2.08x          48.0%        4.813%
175 -- 349 ............       1       24,813,391         10.3           1.23x          56.5%        4.840%
350 -- 360 ............      15      112,155,794         46.4           1.55x          72.7%        5.514%
                             --     ------------        -----
Total Wtd/Avg .........      19     $241,609,185        100.0%          1.75x          60.4%        5.141%
                             ==     ============        =====

                                      A-20

                            MORTGAGE POOL SEASONING

                                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
       SEASONING          MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------

0 -- 4 ................     104      $1,337,018,859      97.0%        1.64x          65.6%        5.378%
5 -- 12 ...............       6          28,305,210       2.1         1.47x          61.1%        5.529%
13 -- 15 ..............       1          13,600,000       1.0         1.35x          80.0%        4.920%
                            ---      --------------     -----
Total Wtd/Avg .........     111      $1,378,924,068     100.0%        1.63x          65.7%        5.376%
                            ===      ==============     =====

                             LOAN GROUP 1 SEASONING

                                                           % OF         WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF      AGGREGATE         INITIAL        AVERAGE        AVERAGE      AVERAGE
       SEASONING          MORTGAGE     CUT-OFF DATE    LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE          BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- -------------- -------------- -------------- -----------

0 -- 4 ................      85      $1,095,409,674         96.3%          1.62x          66.8%        5.430%
5 -- 12 ...............       6          28,305,210          2.5           1.47x          61.1%        5.529%
13 -- 15 ..............       1          13,600,000          1.2           1.35x          80.0%        4.920%
                             --      --------------        -----
Total Wtd/Avg .........      92      $1,137,314,883        100.0%          1.61x          66.8%        5.426%
                             ==      ==============        =====

                             LOAN GROUP 2 SEASONING

                                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
       SEASONING          MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------

0 -- 4 ................     19      $241,609,185        100.0%          1.75x          60.4%        5.141%
                            --      ------------        -----
Total Wtd/Avg .........     19      $241,609,185        100.0%          1.75x          60.4%        5.141%
                            ==      ============        =====

                   MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

                                                        % OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF      AGGREGATE     INITIAL      AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE    CUT-OFF-DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      ORIGINATION          LOANS         BALANCE      BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ---------------- --------- -------------- -------------- -----------

2003 ..................       1     $   13,600,000       1.0%        1.35x          80.0%        4.920%
2004 ..................     110      1,365,324,068      99.0         1.64x          65.5%        5.381%
                            ---     --------------     -----
Total Wtd/Avg .........     111     $1,378,924,068     100.0%        1.63x          65.7%        5.376%
                            ===     ==============     =====

                   LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

                                                          % OF         WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF      AGGREGATE        INITIAL        AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE    CUT-OFF-DATE    LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      ORIGINATION          LOANS         BALANCE         BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- ---------------- -------------- -------------- -------------- -----------

2003 ..................       1     $   13,600,000          1.2%          1.35x          80.0%        4.920%
2004 ..................      91      1,123,714,883         98.8           1.61x          66.6%        5.433%
                             --     --------------        -----
Total Wtd/Avg .........      92     $1,137,314,883        100.0%          1.61x          66.8%        5.426%
                             ==     ==============        =====

                                      A-21

                   LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

                                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE   CUT-OFF-DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      ORIGINATION          LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------

2004 ..................     19      $241,609,185        100.0%          1.75x          60.4%        5.141%
                            --      ------------        -----
Total Wtd/Avg .........     19      $241,609,185        100.0%          1.75x          60.4%        5.141%
                            ==      ============        =====

                    MORTGAGE POOL YEAR OF MORTGAGE MATURITY

                                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        MATURITY           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------

2009 ..................      25      $  407,349,125      29.5%        1.96x          58.5%        5.101%
2011 ..................      18         332,587,725      24.1         1.70x          65.0%        5.086%
2014 ..................      66         613,287,218      44.5         1.34x          71.1%        5.718%
2019 ..................       2          25,700,000       1.9         2.67x          58.0%        5.350%
                             --      --------------     -----
Total Wtd/Avg .........     111      $1,378,924,068     100.0%        1.63x          65.7%        5.376%
                            ===      ==============     =====

                     LOAN GROUP 1 YEAR OF MORTGAGE MATURITY

                                                           % OF         WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF      AGGREGATE         INITIAL        AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE     CUT-OFF DATE    LOAN GROUP 1   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        MATURITY           LOANS         BALANCE          BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- -------------- -------------- -------------- -----------

2009 ..................      16      $  266,744,755         23.5%          2.01x          60.0%        5.195%
2011 ..................      16         320,853,936         28.2           1.71x          64.6%        5.083%
2014 ..................      59         529,516,192         46.6           1.35x          71.4%        5.757%
2019 ..................       1          20,200,000          1.8           1.47x          69.9%        5.285%
                             --      --------------        -----
Total Wtd/Avg .........      92      $1,137,314,883        100.0%          1.61x          66.8%        5.426%
                             ==      ==============        =====

                                      A-22

                     LOAN GROUP 2 YEAR OF MORTGAGE MATURITY

                                                        % OF         WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE       INITIAL        AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE   CUT-OFF DATE   LOAN GROUP 2   UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        MATURITY           LOANS        BALANCE        BALANCE         DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- -------------- -------------- -------------- -----------

2009 ..................       9     $140,604,371         58.2%          1.88x          55.6%        4.923%
2011 ..................       2       11,733,788          4.9           1.29x          75.1%        5.162%
2014 ..................       7       83,771,026         34.7           1.24x          69.3%        5.475%
2019 ..................       1        5,500,000          2.3           7.11x          14.2%        5.590%
                             --     ------------        -----
Total Wtd/Avg .........      19     $241,609,185        100.0%          1.75x          60.4%        5.141%
                             ==     ============        =====

                                      A-23

                                                               ANNEX B

                                    CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS*

                                   LOAN
 SEQUENCE        LOAN NUMBER      GROUP  PROPERTY NAME                                                     PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

     1             GA20599          2    Ocean Residences                                                   Multifamily
     2            760032557         2    Princeton Arms & Court (Roll Up)                                   Multifamily
     3              58206           1    Abbey West Apartments                                              Multifamily
     4              57487           1    Sterling University Villa                                          Multifamily
     5              58340           2    Acerno Villas Apartments                                           Multifamily
     6            760032873         2    Saddlebrook Apartments                                             Multifamily
     7              58396           2    AMLI Timberglen                                                    Multifamily
     8            760033071         2    Huntington Apartments                                              Multifamily
     9            760032702         2    Quail Run / Southpointe                                            Multifamily
    10            760032898         2    Summit Place Apartments                                            Multifamily
    11            760032111         2    Cascades Apts - Phoenix, AZ                                        Multifamily
    12              55832           2    CLK - Paddock Place Apartments                                     Multifamily
    13            DBM20218          2    Country Club Ridge                                                 Multifamily
    14            DBM20554          1    Annunziata Multifamily Portfolio I (Roll Up)                       Multifamily
    15            DBM20555          1    Annunziata Multifamily Portfolio II (Roll Up)                      Multifamily
    16            760033784         2    Fairmeadow Apartments                                              Multifamily
    17            760033033         2    North Oak Apartments                                               Multifamily
    18            760032429         2    Brook Lyn Apartments                                               Multifamily
    19              58296           1    Simon - Cheltenham Square Mall                                       Retail
    20            DBM20193          1    Congressional Village                                                Retail
    21            DBM20192          1    Jefferson at Congressional (Land)                                     Land
    22              58118           1    James River Towne Center                                             Retail
    23              58421           1    Koreatown Galleria                                                   Retail
    24            760033366         1    Plaza 205                                                            Retail
    25              58312           1    The Falls at Ocotillo                                                Retail
    26            760032902         1    Skytop Pavillion I                                                   Retail
    27            760033841         1    Roswell Village                                                      Retail
    28              58317           1    Richmond Hill Road Plaza                                             Retail
    29            760032781         1    Fredericksburg Westwood Center Retail                                Retail
    30            760033463         1    Bluffton Commons                                                     Retail
    31            760032500         1    Village of Woodland Hills                                            Retail
    32              58384           1    Villa Monaco Shopping Center                                         Retail
    33              58275           1    Beach Western Commons                                                Retail
    34              58310           1    Home Depot Center                                                    Retail
    35            760032844         1    Prescott Valley Shopping Center                                      Retail
    36              58383           1    Shoppes at Victoria Square                                           Retail
    37              58137           1    The Marketplace at Hollywood Park                                    Retail
    38              58129           1    Santa Rosa Plaza                                                     Retail
    39              58091           1    Milledgeville Shops                                                  Retail
    40            760032563         1    Park Place Shopping Center                                           Retail
    41            760032538         1    Arts Industria Building                                              Retail
    42            760032349         1    Brookhollow Village Shopping Center                                  Retail
    43              58192           1    West Marine Plaza                                                    Retail
    44              58202           1    Walgreens - Sacramento, CA                                           Retail
    45              58358           1    Office Depot/ Michael's                                              Retail
    46              58367           1    Sonterra Park Market                                                 Retail
    47            DBM20423          1    Dutch Village                                                        Retail
    48            760032273         1    Smoky Hill Town Center Phase II                                      Retail
    49            760032361         1    Texas Station Shopping Center                                        Retail
    50            760032371        #N/A  Beechnut                                                             Retail
    51              58399           1    Bank of America Center                                               Office
    52            760032545         1    ICG Portfolio (Roll Up)                                              Office
    53            DBM20357          1    Corporate Center                                                     Office
    54            760032482         1    Omega Corporate Center                                               Office
    55              57840           1    Sunrise Medical Tower I & II (Roll Up)                               Office
    56              57839           1    Sunrise Medical Tower III                                            Office
    57              57842           1    Sunrise Medical Tower V                                              Office
    58              57843           1    Sunrise Medical Tower IV                                             Office
    59              58419           1    Medical Mutual of Ohio - Toledo                                      Office
    60            760032106         1    Riverview Plaza                                                      Office
    61            760032704         1    Truxtun Avenue                                                       Office
    62              57851           1    Medical Family Health Center                                         Office
    63            760033688         1    3100 Weslayan                                                        Office
    64              57855           1    Black Hills Medical Park                                             Office
    65            760032628         1    North County Corporate Center                                      Industrial
    66              58054           1    L'Oreal Warehouse                                                  Industrial
    67              58144           1    Tamal Vista Warehouse                                              Industrial
    68            760032489         1    Commonwealth Commerces Center                                      Industrial
    69            760032401         1    1 Kimberly Road & 10 Alvin Court (Roll Up)                         Industrial
    70            760032649         1    Rush Creek II                                                      Industrial
    71              58381           1    TRAK Microwave Industrial Building                                 Industrial
    72            DBM20533          1    8210 Wellmoor Court                                                Industrial
    73            760032537         1    Stor All - Tchoupitoulas                                          Self Storage
    74            760032540         1    Stor All - Gentilly                                               Self Storage
    75              58435           1    All Storage Mustang Road                                          Self Storage
    76            760032832         1    Storage USA - Savi Ranch                                          Self Storage
    77              58404           1    Cypress Self Storage                                              Self Storage
    78            760032543         1    Malibu Self Storage                                               Self Storage
    79              58386           1    A-1 North Hollywood Self Storage                                  Self Storage
    80            760032730         1    Storage USA Waldorf                                               Self Storage
    81              58357           1    Nob Hill Self Storage                                             Self Storage
    82            760032835         1    Boulder Bins Self Storage                                         Self Storage
    83            760032833         1    American Self Storage                                             Self Storage
    84            760032834         1    Ross Valley Self Storage                                          Self Storage
    85            760032660         1    Summit Plaza Self Storage                                         Self Storage
    86            760032929         1    Storage USA - Tamarisk                                            Self Storage
    87            760032235         1    Power Self Storage                                                Self Storage
    88            760032565         1    Storage One at Tenaya                                             Self Storage
    89            760032967         1    Lockaway SS - Hollywood                                           Self Storage
    90            760032181         1    Storage Choice Sugar Land                                         Self Storage
    91            760032179         1    Storage Choice - Pearland                                         Self Storage
    92              58387           1    A-1 Santa Ana Self Storage                                        Self Storage
    93            760033072         1    Redline Self Storage                                              Self Storage
    94            760032184         1    Storage Columbus Macon Road                                       Self Storage
    95             GA20413          1    Charles Square                                                      Mixed Use
    96             GA20315          1    Rentar Plaza                                                        Mixed Use
    97              58215           1    Sun Communities Portfolio 4 (Roll Up)                   Manufactured Housing Communities
    98              58216           1    Sun Communities - Southfork                             Manufactured Housing Communities
    99              58232           1    Sun Communities Portfolio 13 (Roll Up)                  Manufactured Housing Communities
    100             58212           1    Sun Communities - Bonita Lake                           Manufactured Housing Communities
    101             58258           2    Zeman Portfolio - Alpine Village                        Manufactured Housing Communities
    102             58284           1    Zeman Portfolio - Shady Oaks I & II                     Manufactured Housing Communities
    103             58282           1    Zeman Portfolio - Pleasant Valley MHC and Self Storage  Manufactured Housing Communities
    104             58262           2    Zeman Portfolio - Edgebrook                             Manufactured Housing Communities
    105             58270           2    Zeman Portfolio - Maple Grove Estates                   Manufactured Housing Communities
    106             58290           2    Zeman Portfolio - Valley Oaks                           Manufactured Housing Communities
    107             58261           2    Zeman Portfolio - Colonial Estates                      Manufactured Housing Communities
    108             58287           1    Zeman Portfolio - Sunny Acres                           Manufactured Housing Communities
    109           760032689         1    Kennedy Meadows MHC                                     Manufactured Housing Communities
    110           760033701         1    Courtyard Springfield                                                 Hotel
    111             58448           1    Hampton Inn - Colton, CA                                              Hotel
------------------------------------------------------------------------------------------------------------------------------------
                                         TOTALS

            *Certain monthly reserves may be subject to caps.

                 INITIAL DEPOSIT
                   TO CAPITAL       INITIAL DEPOSIT     ANNUAL DEPOSIT    TAX AND           INITIAL DEPOSIT    ANNUAL DEPOSIT
                   IMPROVEMENT       TO REPLACEMENT     TO REPLACEMENT   INSURANCE             TO TI/LC           TO TI/LC
 SEQUENCE           RESERVES            RESERVES           RESERVES       ESCROW                 ESCROW            ESCROW
-----------------------------------------------------------------------------------------------------------------------------

     1              $1,207,500            $10,229           $122,748        Yes                  $25,095             $90,000
     2                                                       147,996        No
     3                                                        53,900        Yes
     4                                                        45,500     Tax Only
     5                                                        20,819        Yes
     6                   3,125                                44,820     Tax Only
     7                                                        67,080        Yes
     8                                     42,600             63,600        Yes
     9                  17,750                                64,020        Yes
    10                  12,563                                32,460        Yes
    11                                                        21,180        Yes
    12                   3,508             75,134             84,000     Tax Only
    13                                                                      No
    14                  16,500              8,500                           Yes
    15                  18,438              5,250                           Yes
    16                  45,250                                36,420        No
    17                   9,938                                33,000        Yes
    18                                                        18,840        Yes
    19                                                                      No
    20                                                        20,124        Yes                                       65,376
    21                                                                      No
    22                                     46,000             36,315        Yes
    23                                                         5,281        Yes
    24                   3,000                                25,164        Yes                                       99,444
    25                                     19,000              8,440     Tax Only                180,000
    26                                                                      No
    27                  20,438                                              Yes
    28                  95,813                                26,903        Yes
    29                                                        17,400        Yes                                      100,020
    30                                                        13,140        Yes                                       33,360
    31                  30,625                                64,500        Yes                   15,741             143,700
    32                                                                      No                                       225,000
    33                                                        13,056     Tax Only
    34                  18,750                                 3,151     Tax Only
    35                  29,375                                20,940        Yes                                       39,000
    36                                                                      No                    27,500             380,004
    37                                                                      Yes                  150,006
    38                                                         9,432        Yes
    39                                                                   Tax Only
    40                   2,500                                11,784        Yes
    41                                                         3,240        Yes                                       24,840
    42                                                        10,800        Yes                                       41,340
    43                                                        10,775        Yes                   50,000              50,400
    44                  10,000                                              No
    45                                                                      Yes
    46                                                         2,660        Yes                                       12,600
    47                  10,000                                 8,736        Yes                                       29,208
    48                  30,000                                 2,040        Yes                                        9,240
    49                  22,750                                 6,120        Yes                                       17,448
    50                   1,250                                 2,100        Yes                                       14,460
    51                 389,250          6,175,000            490,268        Yes               10,000,000           1,782,792
    52                 201,850                                51,720        Yes                1,074,059             446,400
    53                 800,000                                58,296        Yes                1,660,000             342,912
    54                                                        57,720        No                                       521,580
    55                                                                      No
    56                                                                      No
    57                                                                      No
    58                                                                      No
    59                                                                      No
    60                  21,250                                33,000        Yes                                      164,460
    61                                                        10,680     Tax Only                                     65,820
    62                                     42,000                           No
    63                                                        15,540        Yes                                       77,580
    64                                    112,000                           No
    65                                                                      No
    66                                                                      No
    67                  26,500             70,000             19,653     Tax Only                221,500
    68                  18,500                                57,060        Yes                                      117,180
    69                  76,333                                24,120        Yes                                       70,260
    70                  77,500                                17,160        Yes                                      110,880
    71                                                                      No
    72                                                        16,100        Yes                   50,000              26,319
    73                                                        17,964     Tax Only
    74                                                        14,748     Tax Only
    75                                                        15,924        Yes
    76                   4,125                                10,440        Yes
    77                                                        15,288        Yes
    78                  41,373                                14,880        Yes
    79                                                                   Tax Only
    80                  15,000                                11,400        Yes
    81                                                        19,010        Yes
    82                  13,125                                17,280        Yes
    83                   1,250                                 7,440        Yes
    84                                                         8,484        Yes
    85                 100,000                                              Yes
    86                 177,500                                18,360        Yes
    87                 173,738                                 3,840        Yes
    88                                                         8,880        Yes
    89                                                         5,220        Yes
    90                                                        10,116        Yes
    91                                                        15,060        Yes
    92                                                                   Tax Only
    93                                                         5,160        Yes
    94                                                         9,120        Yes
    95                                  2,000,000             37,211        Yes                1,043,734             248,801
    96                                     55,290            172,368        Yes                  670,000             156,000
    97                                                                      No
    98                                                                      No
    99                                                                      No
    100                                                                     No
    101                                   126,000             31,356     Tax Only
    102                 28,125            105,000             18,204     Tax Only
    103                 24,719            176,000                        Tax Only
    104                 34,563             53,000             12,348     Tax Only
    105                                    42,000             10,800     Tax Only
    106                                    31,000              6,600     Tax Only
    107                                   121,000              9,156     Tax Only
    108                                    35,000             10,896     Tax Only
    109                  4,356                                 4,980        Yes
    110                  3,125                               310,140        No
    111                                                       60,531        Yes
-----------------------------------------------------------------------------------------------------------------------------
                    $3,841,254         $9,350,003         $2,943,005                         $15,167,635          $5,506,424

                                                         ANNEX B

                                                  MULTIFAMILY SCHEDULE

                      LOAN          LOAN
    SEQUENCE         NUMBER         GROUP     PROPERTY NAME                                          CUT-OFF BALANCE
-----------------------------------------------------------------------------------------------------------------------

       1            GA20599           2       Ocean Residences                                         $90,000,000

      2.1          760032557          2       Princeton Arms Apartments                                 11,926,254
      2.2          760032557          2       Princeton Court Apartments                                12,887,137
       2           760032557          2       PRINCETON ARMS & COURT (ROLL UP)                          24,813,391

       3             58206            1       Abbey West Apartments                                     13,952,718
       4             57487            1       Sterling University Villa                                 13,600,000
       5             58340            2       Acerno Villas Apartments                                  12,400,000
       6           760032873          2       Saddlebrook Apartments                                    11,750,000
       7             58396            2       AMLI Timberglen                                           10,400,000
       8           760033071          2       Huntington Apartments                                     9,140,000
       9           760032702          2       Quail Run / Southpointe                                   7,578,419
       10          760032898          2       Summit Place Apartments                                   6,386,934
       11          760032111          2       Cascades Apts - Phoenix, AZ                               6,123,788
       12            55832            2       CLK - Paddock Place Apartments                            5,610,000
       13           DBM20218          2       Country Club Ridge                                        5,500,000

      14.1          DBM20554          1       406 East 64th Street                                      2,235,294
      14.2          DBM20554          1       304 East 89th Street                                      2,514,706
       14           DBM20554          1       ANNUNZIATA MULTIFAMILY PORTFOLIO I (ROLL UP)              4,750,000
      15.1          DBM20555          1       462 West 51st Street                                      1,476,190
      15.2          DBM20555          1       308 West 109th Street                                     1,623,810
       15           DBM20555          1       ANNUNZIATA MULTIFAMILY PORTFOLIO II (ROLL UP)             3,100,000
                                                                                                  ---------------------
                                              SUB-TOTAL CROSSED LOANS                                   7,850,000

       16          760033784          2       Fairmeadow Apartments                                     4,240,000
       17          760033033          2       North Oak Apartments                                      3,995,547
       18          760032429          2       Brook Lyn Apartments                                      3,400,000
-----------------------------------------------------------------------------------------------------------------------
                                              TOTAL MULTIFAMILY LOANS                                  $236,740,797

                                                         STUDIO                  1 BEDROOM               2 BEDROOM
                                                -------------------------------------------------------------------------
                     UTILITIES TENANT PAYS/        # OF         AVG         # OF         AVG        # OF         AVG
    SEQUENCE          PAYMENT OF UTILITIES         UNITS        RENT        UNITS       RENT        UNITS       RENT
-------------------------------------------------------------------------------------------------------------------------

       1                    Electric                319        $2,214        151       $3,066        19        $4,006

      2.1                Electric, Gas                                       72          820         216         914
      2.2                Electric, Gas                                       240         874         64          967
       2                 Electric, Gas                                       312         862         280         926

       3          Electric, Gas, Sewer, Water                                                        24          871
       4                     Water                                                                   24          925
       5          Electric, Gas, Sewer, Water                                69          693         122         843
       6                    Electric                                         104         689         104         808
       7                 Electric, Gas                                       176         582         84          727
       8          Electric, Gas, Sewer, Water                                122         594         90          760
       9                    Electric                                         28          539         228         596
       10                   Electric                                         24          610         88          689
       11                     None                  11          698          36          735         48          951
       12            Electric, Sewer, Water                                  80          405         160         495
       13                     None                                           48                      119

      14.1               Electric, Gas              16         1,731
      14.2               Electric, Gas              13         1,071          5         1,732
       14                Electric, Gas              29         1,435          5         1,732
      15.1               Electric, Gas               1          300           9         1,332
      15.2               Electric, Gas               2         1,238          9         1,404
       15                Electric, Gas               3          925          18         1,368

       16                   Electric                                         80          466         44          631
       17               Electric, Water              1          370          67          496         40          642
       18                   Electric                                                                 86          555
-------------------------------------------------------------------------------------------------------------------------

                        3 BEDROOM               4 BEDROOM
                 ------------------------------------------------
                    # OF         AVG        # OF         AVG
    SEQUENCE        UNITS       RENT        UNITS       RENT       ELEVATORS
--------------------------------------------------------------------------------

       1              3        $5,598                                 Yes

      2.1                                                              No
      2.2                                                              No
       2                                                               No

       3                                     130       $1,405          No
       4             28         1,260        88         1,487          No
       5                                                               No
       6             16          975                                   No
       7                                                               No
       8                                                               No
       9                                                               No
       10            16          800                                   No
       11                                                             Yes
       12                                                              No
       13            79                                                No

      14.1                                                             No
      14.2                                                             No
       14                                                              No
      15.1                                                             No
      15.2                                                             No
       15                                                              No

       16                                                              No
       17            24          751                                   No
       18             8          710                                   No
--------------------------------------------------------------------------------

                      (This Page Intentionally Left Blank)

                                                                         ANNEX C

                        CLASS XP REFERENCE RATE SCHEDULE

 INTEREST                     CLASS XP    INTEREST                    CLASS XP
  ACCRUAL    DISTRIBUTION    REFERENCE     ACCRUAL    DISTRIBUTION    REFERENCE
  PERIOD         DATE           RATE       PERIOD         DATE          RATE
----------  --------------  -----------  ----------  --------------  ----------
     1%        43%
     2%        44%
     3%        45%
     4%        46%
     5%        47%
     6%        48%
     7%        49%
     8%        50%
     9%        51%
    10%        52%
    11%        53%
    12%        54%
    13%        55%
    14%        56%
    15%        57%
    16%        58%
    17%        59%
    18%        60%
    19%        61%
    20%        62%
    21%        63%
    22%        64%
    23%        65%
    24%        66%
    25%        67%
    26%        68%
    27%        69%
    28%        70%
    29%        71%
    30%        72%
    31%        73%
    32%        74%
    33%        75%
    34%        76%
    35%        77%
    36%        78%
    37%        79%
    38%        80%
    39%        81%
    40%        82%
    41%        83%
    42%        84%

                                     C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                       CLASS A-4 PLANNED PRINCIPAL AMOUNT

            Distribution
               Date                                    Principal Balance
            ------------                               -----------------

                                      D-1

                      (This page intentionally Left Blank)

                                     ANNEX E

CMBS NEW ISSUE TERM SHEET

$1,270,333,000 (APPROXIMATE OFFERED CERTIFICATES)

$1,378,924,068 (APPROXIMATE TOTAL COLLATERAL BALANCE)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2004-5
OFFERED CLASSES A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, XP, B, C AND D
CERTIFICATES

BANK OF AMERICA, N.A.
MORTGAGE LOAN SELLER

GENERAL ELECTRIC CAPITAL CORPORATION
MORTGAGE LOAN SELLER

GERMAN AMERICAN CAPITAL CORPORATION
MORTGAGE LOAN SELLER

BANK OF AMERICA, N.A.
MASTER SERVICER

LENNAR PARTNERS, INC.
SPECIAL SERVICER

NOVEMBER 2004

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND NONE OF BANC OF AMERICA
SECURITIES LLC, DEUTSCHE BANK SECURITIES INC., CITIGROUP GLOBAL MARKETS INC.,
GOLDMAN, SACHS & CO. AND J.P. MORGAN SECURITIES INC. (COLLECTIVELY, THE
"UNDERWRITERS") IS SOLICITING ANY ACTION BASED UPON IT. THIS MATERIAL IS NOT TO
BE CONSTRUED AS AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY
SECURITY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE
ILLEGAL. NONE OF THE UNDERWRITERS NOR ANY OF THEIR AFFILIATES HAS CONDUCTED ANY
INDEPENDENT REVIEW OF THE INFORMATION CONTAINED HEREIN, AND NONE OF THE
UNDERWRITERS NOR ANY OF THEIR AFFILIATES REPRESENT THAT SUCH INFORMATION IS
ACCURATE OR COMPLETE AND THE INFORMATION SHOULD NOT BE RELIED UPON AS SUCH. BY
ACCEPTING THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR
PROVIDE THE MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS
MATERIAL MAY PERTAIN TO SECURITIES THAT ULTIMATELY ARE NOT SOLD. THE
INFORMATION CONTAINED IN THIS MATERIAL MAY BE BASED ON ASSUMPTIONS REGARDING
MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED HEREIN. THE UNDERWRITERS MAKE
NO REPRESENTATION REGARDING THE REASONABLENESS OF SUCH ASSUMPTIONS OR THE
LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH ACTUAL MARKET
CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON FOR SUCH
PURPOSES. THE UNDERWRITERS AND THEIR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS
AND EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF
THIS MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY
AND SELL, THE SECURITIES MENTIONED THEREIN OR DERIVATIVES THEREOF (INCLUDING
OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE
REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE
SECURITIES ACT OF 1933, AS AMENDED INCLUDING ALL CASES WHERE THE MATERIAL DOES
NOT PERTAIN TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH
REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF
THE DATE APPEARING IN THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THE MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN
ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD
TO YOU, WHICH YOU SHOULD READ BEFORE MAKING ANY INVESTMENT DECISION. THIS
MATERIAL IS FURNISHED SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE
SECURITIES. THE ISSUER OF THE SECURITIES HAS NOT PREPARED, REVIEWED OR
PARTICIPATED IN THE PREPARATION OF THIS MATERIAL, IS NOT RESPONSIBLE FOR THE
ACCURACY OF THIS MATERIAL AND HAS NOT AUTHORIZED THE DISSEMINATION OF THIS
MATERIAL. EACH OF THE UNDERWRITERS IS ACTING AS AN UNDERWRITER AND IS NOT
ACTING AS AN AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

BANC OF AMERICA SECURITIES LLC                     DEUTSCHE BANK SECURITIES INC.
  Joint Bookrunning Manager                          Joint Bookrunning Manager

                                  -------------

CITIGROUP                      GOLDMAN, SACHS & CO.                    JPMORGAN
Co-Manager                          Co-Manager                        Co-Manager

                      (This Page Intentionally Left Blank)

Transaction Structure

Mortgage Pool Characteristics

Ten Largest Mortgage Loans or Crossed Pools

   Congressional Village & Jefferson at Congressional (Land)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

STRUCTURE OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                             APPROX.
             EXPECTED       CERTIFICATE        % OF
            RATINGS(1)      BALANCE OR       INITIAL      APPROX.
          -------------      NOTIONAL          POOL       CREDIT
CLASS      S&P/MOODY'S       AMOUNT(2)       BALANCE      SUPPORT
-------------------------------------------------------------------

A-1(9)     AAA / Aaa       $ 57,600,000       4.177%     20.000%
A-2(9)     AAA / Aaa       $251,176,000      18.215%     20.000%
A-3(9)     AAA / Aaa       $307,618,000      22.309%     20.000%
A-AB(9)    AAA / Aaa       $ 46,487,000       3.371%     20.000%
A-4(9)     AAA / Aaa       $198,649,000      14.406%     20.000%
A-1A(9)    AAA / Aaa       $241,609,000      17.522%     20.000%
A-J        AAA / Aaa       $ 91,353,000       6.625%     13.375%
XP         AAA / Aaa       $        TBD(6)      N/A         N/A
B           AA / Aa2       $ 39,645,000       2.875%     10.500%
C          AA- / Aa3       $ 13,789,000       1.000%      9.500%
D            A / A2        $ 22,407,000       1.625%      7.875%
-------------------------------------------------------------------

                                             ASSUMED
              WEIGHTED     PRINCIPAL          FINAL
              AVERAGE        WINDOW       DISTRIBUTION
CLASS      LIFE (YRS)(3)    (MOS)(3)         DATE(3)           RATE TYPE
----------------------------------------------------------------------------

A-1(9)         2.89          1-56        July 10, 2009               Fixed
A-2(9)         4.77         56-60      November 10, 2009             Fixed
A-3(9)         6.77         80-84      November 10, 2011             Fixed
A-AB(9)        6.99         56-110     January 10, 2014              Fixed
A-4(9)         9.64        110-118    September 10, 2014             Fixed(4)
A-1A(9)        6.34         1-118     September 10, 2014             Fixed
A-J            9.80        118-119     October 10, 2014              Fixed(4)
XP              (6)          N/A              N/A            Variable Rate(6)
B              9.88        119-119     October 10, 2014              Fixed(5)
C              9.88        119-119     October 10, 2014              Fixed(5)
D              9.91        119-120     November 10, 2014             Fixed(5)
----------------------------------------------------------------------------

NON-OFFERED CERTIFICATES(7)

                                                  APPROX.
            EXPECTED          CERTIFICATE           % OF
           RATINGS(1)          BALANCE OR         INITIAL    APPROX.
        ---------------         NOTIONAL            POOL      CREDIT
CLASS     S&P/MOODY'S          AMOUNT(2)          BALANCE    SUPPORT
----------------------------------------------------------------------

E          A- / A3         $     12,066,000        0.875%     7.000%
F        BBB+ / Baa1       $     17,236,000        1.250%     5.750%
G         BBB / Baa2       $     12,066,000        0.875%     4.875%
H        BBB- / Baa3       $     22,408,000        1.625%     3.250%
J         BB+ / Ba1        $      6,894,000        0.500%     2.750%
K          BB / Ba2        $      6,895,000        0.500%     2.250%
L         BB- / Ba3        $      3,447,000        0.250%     2.000%
M          B+ / B1         $      5,171,000        0.375%     1.625%
N           B / B2         $      3,447,000        0.250%     1.375%
O          B- / B3         $      3,448,000        0.250%     1.125%
P          NR / NR         $     15,513,068        1.125%     0.000%
XC        AAA / Aaa        $  1,378,924,068(8)        N/A       N/A
----------------------------------------------------------------------

                                           ASSUMED
            WEIGHTED     PRINCIPAL          FINAL
            AVERAGE        WINDOW       DISTRIBUTION
CLASS    LIFE (YRS)(3)    (MOS)(3)         DATE(3)           RATE TYPE
--------------------------------------------------------------------------

E         9.96           120-120     November 10, 2014            Fixed(5)
F         9.96           120-120     November 10, 2014            Fixed(5)
G         9.96           120-120     November 10, 2014            Fixed(5)
H         9.96           120-120     November 10, 2014            Fixed(5)
J         9.96           120-120     November 10, 2014            Fixed(4)
K         9.96           120-120     November 10, 2014            Fixed(4)
L         9.96           120-120     November 10, 2014            Fixed(4)
M        10.18           120-146     January 10, 2017             Fixed(4)
N        14.24           146-178    September 10, 2019            Fixed(4)
O        14.80           178-178    September 10, 2019            Fixed(4)
P        14.85           178-180     November 10, 2019            Fixed(4)
XC         (8)             N/A              N/A           Variable Rate(8)
--------------------------------------------------------------------------

(1)   Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.,
      respectively.

(2)   As of the delivery date. Subject to a variance of plus or minus 10%.

(3)   Based on the maturity assumptions (as defined under "Yield and Maturity
      Considerations" in the prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates.

(4)   The Class A-4, Class A-J, Class J, Class K, Class L, Class M, Class N,
      Class O, and Class P Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(5)   The Class B, Class C, Class D, Class E, Class F, Class G and Class H
      Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate,
      (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.

(6)   The Class XP Certificated will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in the prospectus supplement. The interest rate applicable to the Class XP
      Certificates for each distribution date will be as described in the prospectus supplement. See "Description of the Certificates--Pass-Through
      Rates" in the prospectus supplement.

(7)   These Certificates are not offered by the prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)   The Class XC Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC Certificates, as the case may be, as described in the prospectus supplement. The interest rates applicable to the Class XC Certificates for each distribution date will be as described in the prospectus supplement. See "Description of the
      Certificates--Pass-Through Rates" in the prospectus supplement.

(9)   For purposes of making distributions to the Class A-1, Class A-2, Class
      A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of
      Mortgage Loans will be deemed to consist of two distinct loan groups,
      Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 92 Mortgage
      Loans, representing approximately 82.5% of the aggregate principal balance of the pool of Mortgage Loans as of the Cut-off Date. Loan Group
      2 will consist of 19 Mortgage Loans, representing approximately 17.5% of the aggregate principal balance of the pool of Mortgage Loans as of the
      Cut-off Date. Loan Group 2 will include approximately 85.0% of the aggregate principal balance of all the Mortgage Loans secured by multifamily properties and approximately 27.7% of the aggregate principal balance of all the Mortgage Loans secured by manufactured housing properties.

      Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
      Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage
      Loans in Loan Group 2 until the Certificate Balance of the Class A-4
      Certificates has been reduced to zero. However, on and after any distribution date on which the Certificate Balances of the Class A-J through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of Mortgage Loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB,
      Class A-4 and Class A-1A Certificates pro rata.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                        2

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

STRUCTURE SCHEMATIC*
--------------------------------------------------------------------------------

                                 [CHART OMITTED]

                                            Class XC(1), XP

                Class A-1           AAA / Aaa          $57.60 MM
                                     4.177%

                Class A-2           AAA / Aaa          $251.17 MM
                                     18.215%

                Class A-3           AAA / Aaa          $307.61 MM
                                     22.309%

                Class A-AB          AAA / Aaa          $46.48 MM
                                     3.371%

                Class A-4           AAA / Aaa          $198.64 MM
                                     14.406%

                Class A-1A          AAA / Aaa          $241.60 MM
                                     17.522%

                Class A-J           AAA / Aaa          $91.35 MM
                                     6.625%

                Class B             AA / Aa2           $39.64 MM
                                     2.875%

                Class C             AA- / Aa3          $13.78 MM
                                     1.000%

                Class D              A / A2            $22.40 MM
                                     1.625%

                Class E(1)           A- / A3           $12.06 MM
                                     0.875%

                Class F(1)         BBB+ / Baa1         $17.23 MM
                                     1.250%

                Class G(1)         BBB / Baa2          $12.06 MM
                                     0.875%

                Class H(1)         BBB- / Baa3         $22.40 MM
                                     1.625%

                Class J(1)          BB+ / Ba1          $6.89 MM
                                     0.500%

                Class K(1)          BB / Ba2           $6.89 MM
                                     0.500%

                Class L(1)          BB- / Ba3          $3.44 MM
                                     0.250%

                Class M(1)           B+ / B1           $5.17 MM
                                     0.375%

                Class N(1)           B / B2            $3.44 MM
                                     0.250%

                Class O(1)           B- / B3           $3.44 MM
                                     0.250%

                Class P(1)           NR / NR           $15.51 MM
                                     1.125%

---------------
(1)   Offered privately pursuant to Rule 144A.

*     Classes are not drawn to scale. Percentages are approximate percentages of the Initial Pool Balance as of the Cut-off Date. Class principal amounts are truncated.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                        3

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------
     NOTE: CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE
     MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS SUPPLEMENT DATED OCTOBER 2004.

ISSUE TYPE          Sequential pay REMIC. Class A-1, A-2, A-3, A-AB, A-4, A-1A,
                    A-J, XP, B, C and D Certificates (collectively, the
                    "Offered Certificates") are offered publicly.

CUT-OFF DATE        All Mortgage Loan characteristics are based on balances as of the Cut-off Date, which is November 1, 2004 for all of
                    the Mortgage Loans. All percentages presented herein are
                    approximate.

MORTGAGE POOL       The Mortgage Pool consists of 111 mortgage loans (the
                    "Mortgage Loans") with an aggregate balance as of the
                    Cut-off Date of $1,378,924,068 (the "Initial Pool
                    Balance"). For purposes of the presentation of numbers and statistical information, various calculations with respect to component mortgage loans, split loan structures and
                    certain other mortgage loans were made based on the
                    balances and otherwise as described in the prospectus
                    supplement under "Summary of Prospectus
                    Supplement--Mortgage Loans--Certain Mortgage Loan
                    Calculations", including among other things that unless
                    otherwise stated, all numbers and statistical information
                    regarding the Charles Square and Rentar Plaza Mortgage
                    Loans include only the senior component of each of such
                    Mortgage Loans. For purposes of making distributions to the
                    Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
                    Class A-1A Certificates, the Mortgage Pool will be deemed
                    to consist of two distinct loan groups, Loan Group 1 and
                    Loan Group 2. Loan Group 1 will consist of 92 Mortgage
                    Loans, representing approximately 82.5% of the Initial Pool
                    Balance as of the Cut-off Date. Loan Group 2 will consist
                    of 19 Mortgage Loans, representing approximately 17.5% of
                    the Initial Pool Balance as of the Cut-off Date. The
                    Mortgage Loans are secured by 121 properties (the
                    "Mortgaged Properties") located throughout 27 states and
                    the District of Columbia.

DEPOSITOR           Banc of America Commercial Mortgage Inc.

MORTGAGE LOAN
SELLERS             Bank of America, N.A., General Electric Capital Corporation
                    and German American Capital Corporation.

UNDERWRITERS        Banc of America Securities LLC and Deutsche Bank Securities
                    Inc. are acting as co-lead managers and both are acting as joint bookrunners. Citigroup Global Markets Inc., Goldman,
                    Sachs & Co. and J.P. Morgan Securities Inc. are acting as
                    co-managers.

TRUSTEE             Wells Fargo Bank, N.A.

MASTER SERVICER     Bank of America, N.A.

SPECIAL SERVICER    Lennar Partners, Inc.

RATING AGENCIES     Moody's Investors Service, Inc. ("Moody's") and Standard
                    and Poor's Ratings Services, a division of The McGraw-Hill
                    Companies, Inc. ("S&P").

DENOMINATIONS       $10,000 minimum for Class A-1, A-2, A-3, A-AB, A-4, A-1A
                    and A-J Certificates, $1,000,000 minimum (notional) for the
                    Class XP Certificates and $100,000 minimum for all other
                    Offered Certificates.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                        4

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------
SETTLEMENT DATE     On or about November [ ], 2004.

SETTLEMENT TERMS    Book-entry through DTC for all Offered Certificates.

DISTRIBUTION DATE   The 10th day of each month, or if such 10th day is not a
                    business day, the next succeeding business day, commencing with respect to the Offered Certificates in December 2004.

DETERMINATION DATE  For any Distribution Date, the earlier of (i) the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a Business Day, then the
                    immediately preceding Business Day, and (ii) the fourth
                    Business Day prior to the related Distribution Date.

INTEREST
DISTRIBUTIONS       Each Class of Offered Certificates will be entitled on each
                    Distribution Date to interest accrued at its Pass-Through
                    Rate for such Distribution Date on the outstanding
                    Certificate Balance of such Class during the prior calendar month (on a 30/360 Basis). Interest will be distributed on each Distribution Date in sequential order of class
                    designations with the Class A-1, Class A-2, Class A-3, Class
                    A-AB, Class A-4, Class A-1A, Class XC and Class XP
                    Certificates ranking pari passu in entitlement to interest.

PRINCIPAL
DISTRIBUTIONS       Principal will be distributed on each Distribution Date to the Class of Sequential Pay Certificates outstanding with
                    the earliest alphabetical numerical Class designation until its Certificate Balance is reduced to zero (except that the
                    Class A-AB Certificates are entitled to a certain priority with respect to being paid down to their planned principal balance as described in the prospectus supplement).
                    Generally, the Class A-1, Class A-2, Class A-3, Class A-AB
                    and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 1 until the Certificate
                    Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 2 until the
                    Certificate Balances of the Class A-1, Class A-2, Class A-3,
                    Class A-AB and Class A-4 Certificates have been reduced to zero. If, due to losses, the Certificate Balances of the
                    Class A-J through Class P Certificates are reduced to zero but any two or more of Class A-1, Class A-2, Class A-3,
                    Class A-AB, Class A-4 and/or Class A-1A Certificates remain outstanding, payments of principal to the outstanding Class
                    A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class
                    A-1A Certificates will be made on a pro rata basis.

LOSSES              To be applied first to Class P, then to the next most
                    subordinate Class of Sequential Pay Certificates. However, with respect to the Class CS Component Mortgage Loan and
                    Class RP Component Mortgage Loan, losses will be applied
                    first to the Class CS Certificates and Class RP
                    Certificates, respectively, as described in the prospectus supplement. In addition, with respect to the Bank of America
                    Center Whole Loan (as to which only the related A-3 note is in the trust fund), losses will be applied first to the
                    junior portion of the A-1 note, and then pro rata among the
                    A-2 note, the A-3 note and the senior portion of the A-1
                    note. As a result of such application, losses on such loan will be borne first by the Class BC Certificates (which
                    correspond to the junior portion of the A-1 note, which were issued pursuant to and are governed by the Bank of America
                    Center Pooling and Servicing Agreement and are not part of this series of certificates) and, following the reduction of the principal balance of the Class BC Certificates to zero, the pro rata portion of losses so allocable to the the A-3 note will be applied first to Class P, and then to the next most subordinate Class of Sequential Pay Certificates, etc.

PREPAYMENT
PREMIUMS            The manner in which any prepayment premiums received during a particular Collection Period will be allocated to one or more of the Classes of Offered Certificates is described in the "Description of the Certificates--Distributions--
                    Distributions of Prepayment Premiums" in the prospectus
                    supplement.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                        5

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------
ADVANCES            Subject to certain limitations including but not limited to a recoverability determination, the Master Servicer and if it fails to do so, the Trustee will be obligated to make
                    P&l Advances and Servicing Advances on the Mortgage Loans,
                    other than the Bank of America Center Mortgage Loan. With
                    respect to the Bank of America Center Mortgage Loan, P&l
                    Advances and Servicing Advances will be generally made by
                    the Bank of America Center Master Servicer. Subject to
                    certain limitations including but not limited to a
                    recoverability determination, if the Bank of America Center
                    Master Servicer fails to make (1) a P&l Advance with
                    respect to the Bank of America Center Mortgage Loan, then
                    the Trustee will be obligated to make such P&l Advance or
                    (2) a Servicing Advance with respect to the Bank of America
                    Center Mortgage Loan, then the Bank of America Center
                    Trustee or the Bank of America Center Fiscal Agent, as the
                    case may be, will be obligated to make such Servicing
                    Advance.

APPRAISAL
REDUCTIONS          Promptly following the occurrence of any of the following
                    events (1) any Mortgage Loan (except with respect to the
                    Bank of America Center Mortgage Loan which is governed by
                    the Bank of America Center Pooling and Servicing Agreement)
                    or any CBA Whole Loan becoming a Modified Mortgage Loan; (2)
                    any Monthly Payment with respect to any Mortgage Loan or any
                    CBA Whole Loan remains unpaid for 60 days past the Due Date for such payment except that, solely in the case of a
                    delinquent Balloon Payment and if (x) the related borrower is actively seeking a refinancing commitment, (y) the
                    related borrower continues to make payments in the amount of its Monthly Payment, and (z) the Directing Certificateholder
                    consents, failure to pay such Balloon Payment during such
                    60-day period shall not constitute an Appraisal Trigger
                    Event if the related borrower has delivered to the Master
                    Servicer, on or before the 60th day after the Due Date of
                    such Balloon Payment, a refinancing commitment reasonably
                    acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such Due Date, during which
                    the refinancing would occur; (3) the passage of 60 days
                    after the Special Servicer receives notice that the
                    mortgagor under such Mortgage Loan becomes the subject of
                    bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days
                    after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related
                    Mortgaged Property; (5) the related Mortgaged Property
                    becoming an REO Property or (6) if a Mortgage Loan or a CBA
                    Whole Loan has been extended three times upon the 60th day after the third extension, the Special Servicer will obtain an appraisal on the property. Advances of delinquent
                    interest on the most subordinate class or classes will be
                    reduced to the extent of the interest on the Appraisal
                    Reduction Amount. The Appraisal Reduction Amount will
                    generally be equal to the difference between (a) the
                    scheduled balance of the Mortgage Loan plus any unpaid
                    advances outstanding and other amounts payable with respect thereto and (b) an amount equal to 90% of the appraised
                    value of the Mortgaged Property.

CONTROLLING CLASS   The most subordinate Class of Sequential Pay Certificates
                    with an outstanding Certificate Balance at least equal to
                    25% of its initial Certificate Balance or, if no such Class satisfies such criteria, the Class of Sequential Pay
                    Certificates with the then largest outstanding Class
                    Balance. (With respect to the Bank of America Center loan, however, the controlling class will be the Class BC
                    Certificates subject to similar criteria, the terms of the related intercreditor agreement and otherwise as described in the prospectus supplement.)

ERISA               The Offered Certificates are expected to be ERISA eligible.

SMMEA               The Offered Certificates are not expected to be
                    "mortgage-related securities" for the purposes of SMMEA.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                        6

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

CONTACT INFORMATION
--------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC           DEUTSCHE BANK SECURITIES INC.

Bill Hale                                Scott Waynebern
(704) 388-1597 (Phone)                   (212) 250-5149 (Phone)
(704) 388-9677 (Fax)                     (212) 797-5630 (Fax)
bill.e.hale@bankofamerica.com            Scott.Waynebern@db.com

Geordie Walker                           Adam Behlman
(704) 388-1597 (Phone)                   (212) 250-8575 (Phone)
(704) 388-9677 (Fax)                     (212) 797-5630 (Fax)
geordie.r.walker@bankofamerica.com       Adam.Behlman@db.com

Chuck Mather
(704) 388-1597 (Phone)
(704) 388-9677 (Fax)
charles.mather@bankofamerica.com

GOLDMAN, SACHS & CO.                     CITIGROUP GLOBAL MARKETS INC.

Rolf Edwards                             Paul Vanderslice
(212) 902-5637 (Phone)                   (212) 723-6156 (Phone)
(212) 346-3594 (Fax)                     (212) 723-8599 (Fax)
rolf.edwards@gs.com                      paul.t.vanderslice@citigroup.com

Scott Wisenbaker                         Angela Vleck
(212) 902-2858 (Phone)                   (212) 816-8087 (Phone)
(212) 346-3594 (Fax)                     (212) 816-8307 (Fax)
scott.wisenbaker@gs.com                  angela.j.vleck@citigroup.com

                         J.P. MORGAN SECURITIES INC.

                         Brian Baker
                         (212) 834-3813 (Phone)
                         (212) 834-6598 (Fax)
                         brian.i.baker@jpmorgan.com

                         Glenn Riis
                         (212) 834-3813 (Phone)
                         (212) 834-6598 (Fax)
                         glenn.riis@jpmorgan.com

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                        7

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS                                                            MORTGAGE POOL     LOAN GROUP 1    LOAN GROUP 2

Number of Mortgage Loans ........................................................            111               92              19
Number of Mortgaged Properties ..................................................            121              101              20
Aggregate Balance of all Mortgage Loans ......................................... $1,378,924,068   $1,137,314,883    $241,609,185
Number of Balloon Payment Mortgage Loans(1) .....................................            104               88              16
Aggregate Balance of Balloon Payment Mortgage Loans(1) .......................... $1,045,279,068     $908,309,883    $136,969,185
Number of Interest Only Mortgage Loans ..........................................              7                4               3
Aggregate Balance of Interest Only Mortgage Loans ...............................   $333,645,000     $229,005,000    $104,640,000
Minimum Balance .................................................................     $1,150,630       $1,150,630      $3,400,000
Maximum Balance .................................................................   $137,000,000     $137,000,000     $90,000,000
Average Balance .................................................................    $12,422,739      $12,362,118     $12,716,273
Number of Cross-Collateralized and Cross-Defaulted Loan Pools ...................              5                5              --
Maximum Balance for a Group of Cross-Collateralized and Cross-Defaulted
 Mortgage Loans .................................................................    $51,000,000      $51,000,000              --
Weighted Average LTV Ratio ......................................................          65.7%            66.8%           60.4%
Maximum LTV Ratio ...............................................................          81.5%            81.5%           80.0%
Minimum LTV Ratio ...............................................................          14.2%            18.9%           14.2%
Weighted Average DSCR ...........................................................          1.63x            1.61x           1.75x
Maximum DSCR ....................................................................          7.11x            3.11x           7.11x
Minimum DSCR ....................................................................          1.13x            1.13x           1.20x
Weighted Average LTV at Maturity(1) .............................................          58.8%            59.9%           53.5%
Range of Mortgage Loan Interest Rates ...........................................  4.660%-6.280%    4.660%-6.280%   4.740%-5.827%
Weighted Average Mortgage Loan Interest Rate ....................................         5.376%           5.426%          5.141%
Range of Remaining Term to Maturity (months) ....................................         51-180           51-178          56-180
Weighted Average Remaining Term to Maturity (months) ............................             93               95              83

(1)   Excludes Mortgage Loans that are Interest Only for their full term.

*     One Mortgage Loan, Loan No. 58399 (such Loan Number is set forth in Annex
      A to the prospectus supplement) representing 9.9% of the Initial Pool
      Balance (12.0% of the Group 1 Balance) is part of a split loan structure evidenced by three senior pari passu promissory notes referred to as note
      A-1, note A-2 and note A-3. The note A-1, which is not included in the trust, has been divided into a senior component and one subordinate component. The Cut-off Date Balance of this Mortgage Loan has been calculated based upon the note A-3 which is the only note included in the trust. Each loan-to-value ratio, cut-off date balance per unit and debt service coverage ratio calculated in this term sheet with respect to this
      Mortgage Loan, except as may be otherwise noted herein, was calculated based upon the three senior notes (excluding the subordinate component).
      Such ratios would be lower (in the case of debt service coverage) and higher (in the case of cut-off date balance per unit and loan-to-value ratios) if the related subordinate component was included. For purposes of weighting such debt service coverage ratios and loan-to-value ratios, such weighting is based solely upon the outstanding principal balance of the note A-3 included in the trust.

      Two Mortgage Loans, Loan Nos. GA20413 and GA20315 (such Loan Numbers are set forth in Annex A to the prospectus supplement) representing 9.4% of the Initial Pool Balance (11.3% of the Group 1 Balance) consist of a senior component (the "Senior Component") of a whole loan. The subordinate component (the "Subordinate Component") of such whole loans are included in the trust but do not back any of the Offered Certificates. Unless otherwise stated, all references to the principal balance of each such
      Mortgage Loan and related information (including debt service coverage ratios and loan-to-value ratios) is a reference to the Senior Component only and accordingly, such ratios would be lower (in the case of debt service coverage) or higher (in the case of cut-off date balance per unit and loan-to-value) if the Subordinate Component were included in such calculations.

      Two Mortgage Loans, Loan Nos. 760032545 and 760032898 (such Loan Numbers are set forth on Annex A to the prospectus supplement) representing 4.1%
      of the Initial Pool Balance (4.4% of the Loan Group 1 Balance and 2.6% of
      the Loan Group 2 Balance) are represented by the senior loan in the related split loan structure that is secured by the same mortgage instrument on the related mortgaged property. Unless otherwise stated, all references to the principal balance and related information (including debt service coverage ratios, cut-off date balance per unit and loan-to-value ratios) relate to related senior loan only and exclude the other mortgage loans in the split loan structure. Accordingly such ratios would be lower (in the case of debt service coverage) or higher (in the case of cut-off date balance per unit and loan-to-value) than if the related subordinate loan were included.

      With respect to five Mortgage Loans, Loan Nos. 760033366, 760033463,
      DBM20193, DBM20554 and DBM20555 (such Loan Numbers are set forth in Annex
      A to the prospectus supplement), representing 1.2%, 0.7%, 2.4%, 0.3% and
      0.2%, respectively, of the Initial Pool Balance (1.4%, 0.9%, 2.9%, 0.4%
      and 0.3% of the Group 1 Balance), except where otherwise noted. DSCR calculations are depicted net of the $2,500,000, $852,000, $11,700,000,
      $170,000 and $100,000, respectively, holdback reserves for each such
      Mortgage Loan. Accordingly the debt service coverage would be lower if the holdback reserves were included.

      The sum of aggregate percentage calculations may not equal 100% due to rounding. Debt service coverage ratio was calculated based on the net cash flow unless otherwise noted in this term sheet.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                        8

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

                               [PIE CHART OMITTED]

                          Retail                  23.9%
                          Office                  22.7%
                          Multifamily             17.2%
                          Manufactured Housing    10.6%
                          Mixed Use                9.4%
                          Self Storage             7.5%
                          Industrial               6.3%
                          Hotel                    1.3%
                          Land                     1.3%

PROPERTY TYPE

                                                                     WEIGHTED                     WEIGHTED                  WEIGHTED
                         NUMBER OF     AGGREGATE        % OF          AVERAGE       MIN/MAX        AVERAGE       MIN/MAX    AVERAGE
                         MORTGAGED    CUT-OFF DATE  INITIAL POOL   UNDERWRITING  UNDERWRITING   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE
PROPERTY TYPE           PROPERTIES      BALANCE        BALANCE         DSCR          DSCR         LTV RATIO     LTV RATIO     RATE
------------------------------------------------------------------------------------------------------------------------------------

Retail                       31     $  329,029,137       23.9%          1.36x      1.20x/1.88x       72.3%     46.6%/80.0%    5.776%
 Anchored                    17        221,265,653       16.0           1.35x      1.20x/1.88x       72.5%     46.6%/80.0%    5.680%
 Shadow Anchored             10         85,066,681        6.2           1.33x      1.25x/1.61x       74.0%     57.2%/80.0%    5.985%
 Unanchored                   4         22,696,802        1.6           1.53x      1.33x/1.68x       64.0%     54.2%/78.5%    5.932%
Office                       16        313,159,600       22.7           1.73x      1.24x/2.21x       61.3%     18.9%/79.6%    5.206%
Multifamily                  21        236,740,797       17.2           1.77x      1.20x/7.11x       60.7%     14.2%/80.0%    5.034%
Manufactured Housing         17        145,485,896       10.6           1.28x      1.20x/1.74x       77.0%     67.8%/80.0%    5.201%
Mixed Use                     2        129,000,000        9.4           2.67x      2.38x/3.11x       48.4%     45.7%/52.5%    5.101%
Self Storage                 22        102,944,610        7.5           1.42x      1.26x/1.96x       68.8%     43.4%/75.3%    5.751%
Industrial                    9         86,314,029        6.3           1.38x      1.21x/1.86x       69.8%     53.6%/79.8%    5.397%
Land                          1         18,500,000        1.3           1.13x      1.13x/1.13x       81.5%     81.5%/81.5%    5.280%
Hotel                         2         17,750,000        1.3           1.61x      1.48x/1.64x       64.9%     63.5%/69.5%    5.765%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD AVERAGE           121     $1,378,924,068      100.0%          1.63x      1.13X/7.11x       65.7%     14.2%/81.5%    5.376%
------------------------------------------------------------------------------------------------------------------------------------

*     The general (*) footnote under the "GENERAL CHARACTERISTICS" table on page 8 to this term sheet also applies to this table.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                        9

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

Massachusetts        Georgia              Hawaii               Missouri
1 property           6 properties         1 property           2 properties
$77,000,000          $43,357,665          $3,739,810           $39,440,467
5.6% of total        3.1% of total        0.3% of total        2.9% of total

New Jersey           Florida              Arizona              Illinois
4 properties         11 properties        4 properties         8 properties
$30,963,391          $112,457,402         $42,016,152          $65,629,438
2.2% of total        8.2% of total        3.0% of total        4.8% of total

Washington D.C.      Alabama              California           Michigan
2 properties         2 properties         19 properties        1 property
$50,500,000          $14,060,341          $263,211,465         $8,049,415
3.7% of total        1.0% of total        19.1% of total       0.6% of total

Maryland             Tennessee            Nevada               Indiana
6 properties         1 property           9 properties         2 properties
$71,111,333          $5,610,000           $45,457,587          $13,573,966
5.2% of total        0.4% of total        3.3% of total        1.0% of total

Virginia             Louisiana            Oregon               Ohio
2 properties         2 properties         2 properties         5 properties
$24,500,999          $13,936,745          $18,217,757          $66,959,973
1.8% of total        1.0% of total        1.3% of total        4.9% of total

North Carolina       Texas                Washington           Pennsylvania
1 property           12 properties        1 property           2 properties
$2,900,000           $64,122,547          $3,766,031           $79,841,036
0.2% of total        4.7% of total        0.3% of total        5.8% of total

South Carolina       Oklahoma             Colorado             New York
2 properties         2 properties         3 properties         8 properties
$17,758,419          $16,175,179          $17,238,971          $167,327,977
1.3% of total        1.2% of total        1.3% of total        12.1% of total

(less than) 1.0% of Initial Pool Balance

1.0% - 5.0% of Initial Pool Balance

5.1% - 10.0% of Initial Pool Balance

(greater than) 10.0% of Initial Pool Balance

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------

PROPERTY LOCATION

                                                                                   WEIGHTED         WEIGHTED      WEIGHTED
                            NUMBER OF           AGGREGATE                           AVERAGE          AVERAGE       AVERAGE
                            MORTGAGED        CUT-OFF DATE     % OF INITIAL     UNDERWRITING     CUT-OFF DATE      MORTGAGE
STATES                     PROPERTIES             BALANCE     POOL BALANCE             DSCR        LTV RATIO          RATE
--------------------------------------------------------------------------------------------------------------------------

California+                    19        $  263,211,465            19.1%             1.86x            56.8%         5.212%
--------------------------------------------------------------------------------------------------------------------------
 Northern                       6           165,022,939            12.0              2.07x            53.0%         5.034%
--------------------------------------------------------------------------------------------------------------------------
 Southern                      13            98,188,527             7.1              1.50x            63.0%         5.512%
--------------------------------------------------------------------------------------------------------------------------
New York                        8           167,327,977            12.1              2.57x            47.3%         4.880%
--------------------------------------------------------------------------------------------------------------------------
Florida                        11           112,457,402             8.2              1.38x            73.1%         5.307%
--------------------------------------------------------------------------------------------------------------------------
Pennsylvania                    2            79,841,036             5.8              1.26x            73.1%         5.771%
--------------------------------------------------------------------------------------------------------------------------
Massachusetts                   1            77,000,000             5.6              2.38x            45.7%         5.399%
--------------------------------------------------------------------------------------------------------------------------
Maryland                        6            71,111,333             5.2              1.24x            76.4%         6.092%
--------------------------------------------------------------------------------------------------------------------------
Ohio                            5            66,959,973             4.9              1.38x            73.6%         5.334%
--------------------------------------------------------------------------------------------------------------------------
Illinois                        8            65,629,438             4.8              1.22x            75.8%         5.452%
--------------------------------------------------------------------------------------------------------------------------
Texas                          12            64,122,547             4.7              1.37x            74.5%         5.525%
--------------------------------------------------------------------------------------------------------------------------
District of Columbia            2            50,500,000             3.7              1.26x            74.5%         5.230%
--------------------------------------------------------------------------------------------------------------------------
Others                         47           360,762,896            26.2              1.34x            72.7%         5.503%
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD AVG                 121        $1,378,924,068           100.0%             1.63x            65.7%         5.376%
--------------------------------------------------------------------------------------------------------------------------

-  THE MORTGAGED PROPERTIES ARE LOCATED THROUGHOUT 27 STATES AND THE DISTRICT OF
   COLUMBIA.

*  The general (*) footnote under the "GENERAL CHARACTERISTICS" table on page 8 to this term sheet also applies to this table.

+  Northern California properties have a zip code greater than or equal to
   93600. Southern California properties have a zip code less than 93600.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       10

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------
MORTGAGE POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE
                                      MORTGAGE         CUT-OFF DATE         % OF
                                         LOANS          BALANCE ($)         POOL
--------------------------------------------------------------------------------

$1,150,630 -- $1,999,999                     2            2,670,630          0.2
$2,000,000 -- $2,999,999                     9           22,303,991          1.6
$3,000,000 -- $3,999,999                    17           60,720,859          4.4
$4,000,000 -- $4,999,999                    14           63,381,943          4.6
$5,000,000 -- $7,499,999                    23          141,384,029         10.3
$7,500,000 -- $9,999,999                    10           85,859,765          6.2
$10,000,000 -- $14,999,999                  16          196,829,886         14.3
$15,000,000 -- $19,999,999                   4           71,190,855          5.2
$20,000,000 -- $29,999,999                   7          171,253,879         12.4
$30,000,000 -- $49,999,999                   3          101,887,198          7.4
$50,000,000 -- $99,999,999                   5          324,441,036         23.5
$100,000,000 -- $137,000,000                 1          137,000,000          9.9
--------------------------------------------------------------------------------
TOTAL                                      111        1,378,924,068        100.0
--------------------------------------------------------------------------------
Min: $1,150,630     Max: $137,000,000      Average: $12,422,739

STATE

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE
                                     MORTGAGED         CUT-OFF DATE         % OF
                                    PROPERTIES          BALANCE ($)         POOL
--------------------------------------------------------------------------------

California+                                 19          263,211,465         19.1
   Northern                                  6          165,022,939         12.0
   Southern                                 13           98,188,527          7.1
New York                                     8          167,327,977         12.1
Florida                                     11          112,457,402          8.2
Pennsylvania                                 2           79,841,036          5.8
Massachusetts                                1           77,000,000          5.6
Maryland                                     6           71,111,333          5.2
Ohio                                         5           66,959,973          4.9
Illinois                                     8           65,629,438          4.8
Texas                                       12           64,122,547          4.7
District of Columbia                         2           50,500,000          3.7
Others                                      47          360,762,896         26.2
--------------------------------------------------------------------------------
TOTAL:                                     121        1,378,924,068        100.0
--------------------------------------------------------------------------------

PROPERTY TYPE

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE
                                     MORTGAGED         CUT-OFF DATE         % OF
                                    PROPERTIES          BALANCE ($)         POOL
--------------------------------------------------------------------------------

Retail                                      31          329,029,137         23.9
   Anchored                                 17          221,265,653         16.0
   Shadow Anchored                          10           85,066,681          6.2
   Unanchored                                4           22,696,802          1.6
Office                                      16          313,159,600         22.7
Multifamily                                 21          236,740,797         17.2
Manufactured Housing                        17          145,485,896         10.6
Mixed Use                                    2          129,000,000          9.4
Self Storage                                22          102,944,610          7.5
Industrial                                   9           86,314,029          6.3
Land                                         1           18,500,000          1.3
Hotel                                        2           17,750,000          1.3
--------------------------------------------------------------------------------
TOTAL:                                     121        1,378,924,068        100.0
--------------------------------------------------------------------------------

MORTGAGE RATE (%)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE
                                      MORTGAGE         CUT-OFF DATE         % OF
                                         LOANS          BALANCE ($)         POOL
--------------------------------------------------------------------------------

4.660% -- 4.749%                             2           56,240,000          4.1
4.750% -- 4.999%                            13          385,655,426         28.0
5.000% -- 5.249%                            11          128,168,229          9.3
5.250% -- 5.499%                             8          182,226,586         13.2
5.500% -- 5.749%                            40          287,112,112         20.8
5.750% -- 5.999%                            26          237,493,901         17.2
6.000% -- 6.249%                             9           51,027,815          3.7
6.250% -- 6.280%                             2           51,000,000          3.7
--------------------------------------------------------------------------------
TOTAL:                                     111        1,378,924,068        100.0
--------------------------------------------------------------------------------
Min: 4.660%     Max: 6.280%     Wtd Avg: 5.376%

ORIGINAL TERM TO STATED MATURITY (MOS)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE
                                      MORTGAGE         CUT-OFF DATE         % OF
                                         LOANS          BALANCE ($)         POOL
--------------------------------------------------------------------------------

60 -- 83                                    25          407,349,125         29.5
84 -- 99                                    18          332,587,725         24.1
100 -- 120                                  65          599,687,218         43.5
121 -- 179                                   1           13,600,000          1.0
180                                          2           25,700,000          1.9
--------------------------------------------------------------------------------
TOTAL:                                     111        1,378,924,068        100.0
--------------------------------------------------------------------------------
Min: 60     Max: 180     Wtd Avg: 95

REMAINING TERM TO STATED MATURITY (MOS)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE
                                      MORTGAGE         CUT-OFF DATE         % OF
                                         LOANS          BALANCE ($)         POOL
--------------------------------------------------------------------------------

51 -- 59                                    20          291,609,125         21.1
60 -- 79                                     5          115,740,000          8.4
80 -- 99                                    18          332,587,725         24.1
100 -- 119                                  58          501,342,218         36.4
120 -- 139                                   8          111,945,000          8.1
160 -- 180                                   2           25,700,000          1.9
--------------------------------------------------------------------------------
TOTAL:                                     111        1,378,924,068        100.0
--------------------------------------------------------------------------------
Min: 51     Max: 180     Wtd Avg: 93

PREPAYMENT PROVISION SUMMARY

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE
                                      MORTGAGE         CUT-OFF DATE         % OF
                                         LOANS          BALANCE ($)         POOL
--------------------------------------------------------------------------------

Lockout/Defeasance/Open                     95        1,256,315,215         91.1
Lockout/Yield Maintenance/
    Open                                    16          122,608,853          8.9
--------------------------------------------------------------------------------
TOTAL:                                     111        1,378,924,068        100.0
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE
                                      MORTGAGE         CUT-OFF DATE         % OF
                                         LOANS          BALANCE ($)         POOL
--------------------------------------------------------------------------------

14.2% -- 29.9%                               2            6,650,630          0.5
30.0% -- 49.9%                               5          330,662,779         24.0
50.0% -- 59.9%                               8          112,566,270          8.2
60.0% -- 64.9%                               8           67,622,669          4.9
65.0% -- 69.9%                              17          133,358,830          9.7
70.0% -- 74.9%                              26          254,040,718         18.4
75.0% -- 79.9%                              36          381,882,174         27.7
80.0% -- 81.5%                               9           92,140,000          6.7
--------------------------------------------------------------------------------
TOTAL:                                     111        1,378,924,068        100.0
--------------------------------------------------------------------------------
Min: 14.2%     Max: 81.5%     Wtd Avg: 65.7%

LOAN-TO-VALUE RATIO AT MATURITY (%)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE
                                      MORTGAGE         CUT-OFF DATE         % OF
                                         LOANS          BALANCE ($)         POOL
--------------------------------------------------------------------------------

12.0% -- 24.9%                               3           31,464,020          2.3
25.0% -- 49.9%                              11          380,666,567         27.6
50.0% -- 59.9%                              24          213,572,082         15.5
60.0% -- 64.9%                              27          212,637,234         15.4
65.0% -- 69.9%                              23          201,483,706         14.6
70.0% -- 74.9%                              19          308,520,458         22.4
75.0% -- 80.0%                               4           30,580,000          2.2
--------------------------------------------------------------------------------
TOTAL:                                     111        1,378,924,068        100.0
--------------------------------------------------------------------------------
Min: 12.0%     Max: 80.0%     Wtd Avg: 58.8%

DEBT SERVICE COVERAGE RATIOS (x)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE
                                      MORTGAGE         CUT-OFF DATE         % OF
                                         LOANS          BALANCE ($)         POOL
--------------------------------------------------------------------------------

1.13x -- 1.19x                               2           23,250,000          1.7
1.20x -- 1.24x                              21          305,240,459         22.1
1.25x -- 1.29x                              20          200,354,371         14.5
1.30x -- 1.34x                              14           93,828,052          6.8
1.35x -- 1.39x                              14          124,181,464          9.0
1.40x -- 1.49x                              14          140,238,874         10.2
1.50x -- 1.59x                               9           45,128,340          3.3
1.60x -- 1.69x                               6           46,093,198          3.3
1.70x -- 1.79x                               1            1,520,000          0.1
1.80x -- 1.89x                               3           30,954,011          2.2
1.90x -- 1.99x                               2            6,635,298          0.5
2.00x -- 2.99x                               3          304,000,000         22.0
3.00x -- 7.11x                               2           57,500,000          4.2
--------------------------------------------------------------------------------
TOTAL:                                     111        1,378,924,068        100.0
--------------------------------------------------------------------------------
Min: 1.13x     Max: 7.11x     Wtd Avg: 1.63x

*     The general (*) footnote under the "GENERAL CHARACTERISTICS" table on page 8 to this term sheet also applies to this table.

+     Northern California properties have a zip code greater than or equal to
      93600. Southern California properties have a zip code less than 93600.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       11

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------
LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 1
--------------------------------------------------------------------------------

$1,150,630 -- $1,999,999                     2            2,670,630          0.2
$2,000,000 -- $2,999,999                     9           22,303,991          2.0
$3,000,000 -- $3,999,999                    15           53,325,312          4.7
$4,000,000 -- $4,999,999                    11           49,589,609          4.4
$5,000,000 -- $7,499,999                    17          104,486,816          9.2
$7,500,000 -- $9,999,999                     8           69,141,345          6.1
$10,000,000 -- $14,999,999                  13          162,279,886         14.3
$15,000,000 -- $19,999,999                   3           53,748,573          4.7
$20,000,000 -- $29,999,999                   6          146,440,488         12.9
$30,000,000 -- $49,999,999                   3          101,887,198          9.0
$50,000,000 -- $99,999,999                   4          234,441,036         20.6
$100,000,000 -- $137,000,000                 1          137,000,000         12.0
--------------------------------------------------------------------------------
TOTAL                                       92        1,137,314,883        100.0
--------------------------------------------------------------------------------
Min: $1,150,630     Max: $137,000,000     Average: $12,362,118

STATE

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                     MORTGAGED         CUT-OFF DATE         LOAN
                                    PROPERTIES          BALANCE ($)      GROUP 1
--------------------------------------------------------------------------------

California+                                 19          263,211,465         23.1
   Northern                                  6          165,022,939         14.5
   Southern                                 13           98,188,527          8.6
Florida                                     11          112,457,402          9.9
Pennsylvania                                 2           79,841,036          7.0
Massachusetts                                1           77,000,000          6.8
New York                                     6           71,827,977          6.3
Maryland                                     6           71,111,333          6.3
Ohio                                         4           57,819,973          5.1
District of Columbia                         2           50,500,000          4.4
Missouri                                     2           39,440,467          3.5
Georgia                                      5           36,970,731          3.3
Others                                      43          277,134,497         24.4
--------------------------------------------------------------------------------
TOTAL:                                     101        1,137,314,883        100.0
--------------------------------------------------------------------------------

PROPERTY TYPE

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                     MORTGAGED         CUT-OFF DATE         LOAN
                                    PROPERTIES          BALANCE ($)      GROUP 1
--------------------------------------------------------------------------------

Retail                                      31          329,029,137         28.9
   Anchored                                 17          221,265,653         19.5
   Shadow Anchored                          10           85,066,681          7.5
   Unanchored                                4           22,696,802          2.0
Office                                      16          313,159,600         27.5
Mixed Use                                    2          129,000,000         11.3
Manufactured Housing                        12          105,214,790          9.3
Self Storage                                22          102,944,610          9.1
Industrial                                   9           86,314,029          7.6
Multifamily                                  6           35,402,718          3.1
Land                                         1           18,500,000          1.6
Hotel                                        2           17,750,000          1.6
--------------------------------------------------------------------------------
TOTAL:                                     101        1,137,314,883        100.0
--------------------------------------------------------------------------------

MORTGAGE RATE (%)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 1
--------------------------------------------------------------------------------

4.660% -- 4.749%                             1           52,000,000          4.6
4.750% -- 4.999%                             8          247,306,488         21.7
5.000% -- 5.249%                             9          116,434,441         10.2
5.250% -- 5.499%                             7          175,750,096         15.5
5.500% -- 5.749%                            33          247,894,424         21.8
5.750% -- 5.999%                            23          195,901,619         17.2
6.000% -- 6.249%                             9           51,027,815          4.5
6.250% -- 6.280%                             2           51,000,000          4.5
--------------------------------------------------------------------------------
TOTAL:                                      92        1,137,314,883        100.0
--------------------------------------------------------------------------------
Min: 4.660%     Max: 6.280%     Wtd Avg: 5.426%

ORIGINAL TERM TO STATED MATURITY (MOS)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 1
--------------------------------------------------------------------------------

60 -- 83                                    16          266,744,755         23.5
84 -- 99                                    16          320,853,936         28.2
100 -- 120                                  58          515,916,192         45.4
121 -- 179                                   1           13,600,000          1.2
180                                          1           20,200,000          1.8
--------------------------------------------------------------------------------
TOTAL:                                      92        1,137,314,883        100.0
--------------------------------------------------------------------------------
Min: 60     Max: 180     Wtd Avg: 97

REMAINING TERM TO STATED MATURITY (MOS)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 1
--------------------------------------------------------------------------------

51 -- 59                                    13          245,244,755         21.6
60 -- 79                                     3           21,500,000          1.9
80 -- 99                                    16          320,853,936         28.2
110 -- 119                                  52          420,971,192         37.0
120 -- 139                                   7          108,545,000          9.5
160 -- 178                                   1           20,200,000          1.8
--------------------------------------------------------------------------------
TOTAL:                                      92        1,137,314,883        100.0
--------------------------------------------------------------------------------
Min: 51     Max: 178     Wtd Avg: 95

PREPAYMENT PROVISION SUMMARY

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 1
--------------------------------------------------------------------------------

Lockout/Defeasance/Open                     77        1,018,701,576         89.6
Lockout/Yield
    Maintenance /Open                       15          118,613,307         10.4
--------------------------------------------------------------------------------
TOTAL:                                      92        1,137,314,883        100.0
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 1
--------------------------------------------------------------------------------

18.9% -- 29.9%                               1            1,150,630          0.1
30.0% -- 49.9%                               4          240,662,779         21.2
50.0% -- 59.9%                               7           87,752,880          7.7
60.0% -- 64.9%                               8           67,622,669          5.9
65.0% -- 69.9%                              17          133,358,830         11.7
70.0% -- 74.9%                              21          208,711,946         18.4
75.0% -- 79.9%                              28          326,095,151         28.7
80.0% -- 81.5%                               6           71,960,000          6.3
--------------------------------------------------------------------------------
TOTAL:                                      92        1,137,314,883        100.0
--------------------------------------------------------------------------------
Min: 18.9%     Max: 81.5%     Wtd Avg: 66.8%

LOAN-TO-VALUE RATIO AT MATURITY (%)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 1
--------------------------------------------------------------------------------

16.0% -- 24.9%                               1            1,150,630          0.1
25.0% -- 49.9%                              10          290,666,567         25.6
50.0% -- 59.9%                              24          213,572,082         18.8
60.0% -- 64.9%                              23          171,816,533         15.1
65.0% -- 69.9%                              18          165,136,494         14.5
70.0% -- 74.1%                              16          294,972,577         25.9
--------------------------------------------------------------------------------
TOTAL:                                      92        1,137,314,883        100.0
--------------------------------------------------------------------------------
Min: 16.0%     Max: 74.1%     Wtd Avg: 59.9%

DEBT SERVICE COVERAGE RATIOS (x)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 1
--------------------------------------------------------------------------------

1.13x -- 1.19x                               2           23,250,000          2.0
1.20x -- 1.24%                              13          212,405,963         18.7
1.25x -- 1.29x                              17          181,043,648         15.9
1.30x -- 1.34x                              11           76,399,633          6.7
1.35x -- 1.39x                              13          120,781,464         10.6
1.40x -- 1.49x                              12          127,103,327         11.2
1.50x -- 1.59x                               9           45,128,340          4.0
1.60x -- 1.69x                               6           46,093,198          4.1
1.70x -- 1.79x                               1            1,520,000          0.1
1.80x -- 1.89x                               3           30,954,011          2.7
1.90x -- 1.99x                               2            6,635,298          0.6
2.00x -- 2.99x                               2          214,000,000         18.8
3.00x -- 3.11x                               1           52,000,000          4.6
--------------------------------------------------------------------------------
TOTAL:                                      92        1,137,314,883        100.0
--------------------------------------------------------------------------------
Min: 1.13x      Max: 3.11x     Wtd Avg: 1.61x

*  The general (*) footnote under the "GENERAL CHARACTERISTICS" table on page 8 to this term sheet also applies to this table.

+  Northern California properties have a zip code greater than or equal to
   93600. Southern California properties have a zip code less than 93600.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       12

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------
LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 2
--------------------------------------------------------------------------------

$3,400,000 -- $3,999,999                     2            7,395,547          3.1
$4,000,000 -- $4,999,999                     3           13,792,334          5.7
$5,000,000 -- $7,499,999                     6           36,897,213         15.3
$7,500,000 -- $9,999,999                     2           16,718,419          6.9
$10,000,000 -- $14,999,999                   3           34,550,000         14.3
$15,000,000 -- $19,999,999                   1           17,442,282          7.2
$20,000,000 -- $29,999,999                   1           24,813,391         10.3
$50,000,000 -- $90,000,000                   1           90,000,000         37.3
--------------------------------------------------------------------------------
TOTAL/WTD AVG                               19          241,609,185        100.0
--------------------------------------------------------------------------------
Min: $3,400,000     Max: $90,000,000     Average: $12,716,273

STATE

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                     MORTGAGED         CUT-OFF DATE         LOAN
                                    PROPERTIES          BALANCE ($)      GROUP 2
--------------------------------------------------------------------------------

New York                                     2           95,500,000         39.5
Illinois                                     5           40,271,106         16.7
Texas                                        4           30,385,547         12.6
New Jersey                                   2           24,813,391         10.3
Nevada                                       1           12,400,000          5.1
Ohio                                         1            9,140,000          3.8
South Carolina                               1            7,578,419          3.1
Georgia                                      1            6,386,934          2.6
Arizona                                      1            6,123,788          2.5
Tennessee                                    1            5,610,000          2.3
Alabama                                      1            3,400,000          1.4
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     20          241,609,185        100.0
--------------------------------------------------------------------------------

PROPERTY TYPE

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                     MORTGAGED         CUT-OFF DATE         LOAN
                                    PROPERTIES          BALANCE ($)      GROUP 2
--------------------------------------------------------------------------------

Multifamily                                 15          201,338,079         83.3
Manufactured Housing                         5           40,271,106         16.7
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      20          241,609,185        100.0
--------------------------------------------------------------------------------

MORTGAGE RATE (%)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 2
--------------------------------------------------------------------------------

4.740% -- 4.749%                             1            4,240,000          1.8
4.750% -- 4.999%                             5          138,348,937         57.3
5.000% -- 5.249%                             2           11,733,788          4.9
5.250% -- 5.499%                             1            6,476,490          2.7
5.500% -- 5.749%                             7           39,217,687         16.2
5.750% -- 5.827%                             3           41,592,282         17.2
--------------------------------------------------------------------------------
TOTAL/WTD AVG                               19          241,609,185        100.0
--------------------------------------------------------------------------------
Min: 4.740%     Max: 5.827%     Wtd Avg: 5.141%

ORIGINAL TERM TO STATED MATURITY (MOS)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 2
--------------------------------------------------------------------------------

60 -- 83                                     9          140,604,371         58.2
84 -- 99                                     2           11,733,788          4.9
100 -- 120                                   7           83,771,026         34.7
180                                          1            5,500,000          2.3
--------------------------------------------------------------------------------
TOTAL/WTD AVG                               19          241,609,185        100.0
--------------------------------------------------------------------------------
Min: 60     Max: 180     Wtd Avg: 85

REMAINING TERM TO STATED MATURITY (MOS)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 2
--------------------------------------------------------------------------------

56 -- 59                                     7           46,364,371         19.2
60 -- 79                                     2           94,240,000         39.0
80 -- 99                                     2           11,733,788          4.9
110 -- 119                                   6           80,371,026         33.3
120 -- 139                                   1            3,400,000          1.4
160 -- 180                                   1            5,500,000          2.3
--------------------------------------------------------------------------------
TOTAL/WTD AVG                               19          241,609,185        100.0
--------------------------------------------------------------------------------
Min: 56     Max: 180     Wtd Avg: 83

PREPAYMENT PROVISION SUMMARY

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 2
--------------------------------------------------------------------------------

Lockout/Defeasance/Open                     18          237,613,639         98.3
Lockout/Yield Maintenance/
    Open                                     1            3,995,547          1.7
--------------------------------------------------------------------------------
TOTAL/WTD AVG                               19          241,609,185        100.0
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 2
--------------------------------------------------------------------------------

14.2% -- 29.9%                               1            5,500,000          2.3
30.0% -- 49.9%                               1           90,000,000         37.3
50.0% -- 59.9%                               1           24,813,391         10.3
70.0% -- 74.9%                               5           45,328,772         18.8
75.0% -- 79.9%                               8           55,787,022         23.1
80.0% -- 80.0%                               3           20,180,000          8.4
--------------------------------------------------------------------------------
TOTAL/WTD AVG                               19          241,609,185        100.0
--------------------------------------------------------------------------------
Min: 14.2%     Max: 80.0%     Wtd Avg: 60.4%

LOAN-TO-VALUE RATIO AT MATURITY (%)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 2
--------------------------------------------------------------------------------

12.0% -- 24.9%                               2           30,313,391         12.5
25.0% -- 49.9%                               1           90,000,000         37.3
60.0% -- 64.9%                               4           40,820,701         16.9
65.0% -- 69.9%                               5           36,347,213         15.0
70.0% -- 74.9%                               3           13,547,881          5.6
75.0% -- 80.0%                               4           30,580,000         12.7
--------------------------------------------------------------------------------
TOTAL/WTD AVG                               19          241,609,185        100.0
--------------------------------------------------------------------------------
Min: 12.0%     Max: 80.0%     Wtd Avg: 53.5%

DEBT SERVICE COVERAGE RATIOS (x)

--------------------------------------------------------------------------------
                                        NO. OF            AGGREGATE         % OF
                                      MORTGAGE         CUT-OFF DATE         LOAN
                                         LOANS          BALANCE ($)      GROUP 2
--------------------------------------------------------------------------------

1.20x -- 1.24x                               8           92,834,497         38.4
1.25x -- 1.29x                               3           19,310,723          8.0
1.30x -- 1.34x                               3           17,428,419          7.2
1.35x -- 1.39x                               1            3,400,000          1.4
1.40x -- 1.49x                               2           13,135,547          5.4
2.00x -- 2.99x                               1           90,000,000         37.3
3.00x -- 7.11x                               1            5,500,000          2.3
--------------------------------------------------------------------------------
TOTAL/WTD AVG                               19          241,609,185        100.0
--------------------------------------------------------------------------------
Min:1.20x     Max: 7.11x     Wtd Avg: 1.75x

*  The general (*) footnote under the "GENERAL CHARACTERISTICS" table on page 8 to this term sheet also applies to this table.

  The sum of aggregate percentage calculations may not equal 100% due to rounding. Debt service coverage ratio was calculated based on the net cash flow unless otherwise noted in this term sheet.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       13

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE*
--------------------------------------------------------------------------------
PREPAYMENT PROVISION BASED ON OUTSTANDING PRINCIPAL BALANCE

PREPAYMENT PROVISIONS(1)                     NOV-04          NOV-05          NOV-06
--------------------------------------------------------------------------------------

Lockout/Defeasance                            100.00%          97.61%          95.59%
Yield Maintenance(2)                            0.00%           2.39%           4.41%
Open                                            0.00%           0.00%           0.00%
--------------------------------------------------------------------------------------
Total                                         100.00%         100.00%         100.00%
--------------------------------------------------------------------------------------
Total Beginning Balance (in millions)     $ 1,378.92      $ 1,370.93      $ 1,359.83
Percent of Mortgage Pool Balance(3)           100.00%          99.42%          98.62%
--------------------------------------------------------------------------------------

PREPAYMENT PROVISIONS(1)                    NOV-07          NOV-08        NOV-09       NOV-10
--------------------------------------------------------------------------------------------------

Lockout/Defeasance                             93.50%          91.54%        93.52%        93.53%
Yield Maintenance(2)                            6.50%           8.46%         6.48%         6.47%
Open                                            0.00%           0.00%         0.00%         0.00%
--------------------------------------------------------------------------------------------------
Total                                         100.00%         100.00%       100.00%       100.00%
--------------------------------------------------------------------------------------------------
Total Beginning Balance (in millions)     $ 1,345.15      $ 1,328.60      $ 918.45      $ 903.19
Percent of Mortgage Pool Balance(3)            97.55%          96.35%        66.61%        65.50%
--------------------------------------------------------------------------------------------------

PREPAYMENT PROVISIONS(1)        NOV-11        NOV-12        NOV-13
--------------------------------------------------------------------

Lockout/Defeasance                90.90%        90.86%        90.82%
Yield Maintenance(2)               7.78%         7.82%         7.85%
Open                               1.32%         1.32%         1.33%
--------------------------------------------------------------------
Total                            100.00%       100.00%       100.00%
--------------------------------------------------------------------
Total Beginning Balance (in
 millions)                     $ 572.54      $ 559.40      $ 545.41
Percent of Mortgage Pool
 Balance(3)                       41.52%        40.57%        39.55%
--------------------------------------------------------------------

PREPAYMENT PROVISIONS(1)        NOV-14       NOV-15       NOV-16       NOV-17       NOV-18
---------------------------------------------------------------------------------------------

Lockout/Defeasance               100.00%      100.00%      100.00%      100.00%      100.00%
Yield Maintenance(2)               0.00%        0.00%        0.00%        0.00%        0.00%
Open                               0.00%        0.00%        0.00%        0.00%        0.00%
---------------------------------------------------------------------------------------------
Total                            100.00%      100.00%      100.00%      100.00%      100.00%
---------------------------------------------------------------------------------------------
Total Beginning Balance (in
 millions)                    $  23.41     $  22.95     $  22.46     $  21.95     $  21.40
Percent of Mortgage Pool
 Balance(3)                        1.70%        1.66%        1.63%        1.59%        1.55%
---------------------------------------------------------------------------------------------

(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans.

(2)   As of the Cut-off Date, 16 Mortgage Loans, representing 8.9% of the
      Initial Pool Balance (10.4% of the Group 1 Balance and 1.7% of the Group
      2 Balance), are subject to yield maintenance prepayment provisions after the lock-out period. The remaining Mortgage Loans, representing 91.1% of the Initial Pool Balance (89.6% of the Group 1 Balance and 98.3% of the
      Group 2 Balance), are subject to defeasance after an initial restriction period.

(3)   As of the Cut-off Date.

*     The general (*) footnote under the "GENERAL CHARACTERISTICS" table on page 8 to this term sheet also applies to this table.

      The sum of aggregate percentage calculations may not equal 100% due to rounding.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       14

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS OR CROSSED POOLS*
--------------------------------------------------------------------------------
The following table and summaries describe the ten largest Mortgage Loans or
Crossed Pools in the Mortgage Pool by Cut-off Date Balance:

      TEN LARGEST MORTGAGE LOANS OR CROSSED POOLS BY CUT-OFF DATE BALANCE*

                                                             % OF       % OF
                                      CUT-OFF              INITIAL   APPLICABLE
                                        DATE        LOAN     POOL       LOAN
LOAN NAME                             BALANCE      GROUP   BALANCE      GROUP
---------                         --------------- ------- --------- ------------

 Bank of America Center .........  $137,000,000   1           9.9%       12.0%
 Ocean Residences ...............    90,000,000   2           6.5        37.3%
 Charles Square .................    77,000,000   1           5.6         6.8%
 Simon -- Cheltenham Square
 Mall ...........................    54,941,036   1           4.0         4.8%
 Rentar Plaza ...................    52,000,000   1           3.8         4.6%
 Congressional Village &
 Jefferson at Congressional
 (Land)(1) ......................    51,000,000   1           3.7         4.5%
 ICG Portfolio ..................    50,500,000   1           3.7         4.4%
 Sun Communities
 Portfolio 4 & Southfork(1) .....    40,980,542   1           3.0         3.6%
 Sun Communities
 Portfolio 13 & Bonita
 Lake(1) ........................    38,007,198   1           2.8         3.3%
 Corporate Center ...............    32,900,000   1           2.4         2.9%
                                   ------------              ----
 TOP TEN LOANS WTD AVG: .........  $624,328,776              45.3%
                                   ============              ====

                                                          CUT-OFF       LTV
                                         PROPERTY        DATE LTV      RATIO      UNDERWRITTEN    MORTGAGE
LOAN NAME                                  TYPE            RATIO    AT MATURITY       DSCR          RATE
---------                         --------------------- ---------- ------------- -------------- -----------

 Bank of America Center .........         Office            49.3%       49.3%          2.21x        4.867%
 Ocean Residences ...............      Multifamily          42.9%       42.9%          2.22x        4.797%
 Charles Square .................       Mixed Use           45.7%       43.0%          2.38x        5.399%
 Simon -- Cheltenham Square
 Mall ...........................         Retail            76.8%       71.9%          1.22x        5.890%
 Rentar Plaza ...................       Mixed Use           52.5%       52.5%          3.11x        4.660%
 Congressional Village &
 Jefferson at Congressional
 (Land)(1) ......................      Retail/Land          76.5%       66.9%          1.19x        6.280%
 ICG Portfolio ..................         Office            74.5%       70.3%          1.26x        5.230%
 Sun Communities                   Manufactured Housing
 Portfolio 4 & Southfork(1) .....      Communities          79.3%       73.2%          1.40x        4.931%
 Sun Communities
 Portfolio 13 & Bonita             Manufactured Housing
 Lake(1) ........................      Communities          78.5%       72.5%          1.25x        4.931%
 Corporate Center ...............         Office            70.0%       66.2%          1.41x        5.470%
 TOP TEN LOANS WTD AVG: .........                           59.7%       56.9%          1.90x        5.180%

*     The general (*) footnote under the "GENERAL CHARACTERISTICS" table on page 8 to this term sheet also applies to this table.

(1)   For crossed pools, the information is the sum or average of the information for the mortgage loans in the crossed pool.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       15

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                             BANK OF AMERICA CENTER
--------------------------------------------------------------------------------

               [PICTURE OMITTED]                        [PICTURE OMITTED]

               [PICTURE OMITTED]                        [PICTURE OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       16

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                             BANK OF AMERICA CENTER
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

BANK OF AMERICA CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                                 BofA
NOTE A-3 ORIGINAL PRINCIPAL
     BALANCE:                                $137,000,000
FIRST PAYMENT DATE:                          October 1, 2004
TERM/AMORTIZATION:                           84/0 months
INTEREST ONLY PERIOD:                        84 months
MATURITY DATE:                               September 1, 2011
NOTE A-3 EXPECTED MATURITY
     BALANCE:                                $137,000,000
BORROWING ENTITY:                            555 California Owners LLC
INTEREST CALCULATION:                        Actual/360
CALL PROTECTION:                             Lockout/defeasance:
                                             80 payments
                                             Open: 4 payments
UP-FRONT RESERVES:
  TAX RESERVE:                               Yes
  IMMEDIATE REPAIR RESERVE:                  $389,250
  REPLACEMENT RESERVE:                       $6,175,000
  TI/LC RESERVE:                             $10,000,000

ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:                     Yes
  REPLACEMENT RESERVE:                       $40,856
  TI/LC RESERVE:                             $148,566

LOCKBOX:                                     Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:                 $520,000,000
WHOLE LOAN CUT-OFF DATE BALANCE
  (EXCLUDING SUBORDINATE COMPONENT):             $417,000,000
NOTE A-3 CUT-OFF DATE BALANCE:                   $137,000,000
SHADOW RATING (S&P/MOODY'S):                     AAA/A3

                          WHOLE LOAN             WHOLE LOAN
                          (EXCLUDING             (INCLUDING
                          NOTE A-1               NOTE A-1
                          SUBORDINATE            SUBORDINATE
                          COMPONENT)(1)          COMPONENT)(1)
                          --------               ------------
CUT-OFF DATE LTV:            49.3%                   61.5%
MATURITY DATE LTV:           49.3%                   61.5%
UNDERWRITTEN DSCR(2):        2.21x(3)                1.73x(4)
MORTGAGE RATE(5):           4.867%                  5.080%
--------------------------------------------------------------------------------

(1)   The subordinate component is subordinate to note A-1 senior component and note A-2 (which are not part of trust fund) as well as note A-3).

(2)   DSCR figures based on net cash flow unless otherwise noted.

(3)   The loan is interest only for its entire term. If debt service had been calculated on such interest only payments, the resulting underwritten
      DSCR would have been approximately 2.84x. Interest was calculated on a
      30/360 amortization basis even though the Whole Loan is an Actual/360
      Mortgage Loan.

(4)   The loan is interest only for its entire term. If debt service had been calculated on such interest only payments, the resulting underwritten
      DSCR would have been approximately 2.18x. Interest was calculated on a
      30/360 amortization basis even though the Whole Loan is an Actual/360
      Mortgage Loan.

(5)   The interest rate was rounded to three decimals.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                               Office
PROPERTY SUB-TYPE:                           CBD
LOCATION:                                    San Francisco, CA
YEAR BUILT/RENOVATED:                        1921, 1969, 1971/NA
NET RENTABLE SQUARE FEET:                    1,780,748
CUT-OFF BALANCE PER SF:                      $234(a)
OCCUPANCY AS OF 7/1/04:                      94.2%
OWNERSHIP INTEREST:                          Fee
PROPERTY MANAGEMENT:                         Shorenstein Realty
                                             Services, L.P.
U/W NET CASH FLOW:                           $58,464,169
APPRAISED VALUE:                             $845,000,000(b)
--------------------------------------------------------------------------------

(a)  Based on aggregate principal balance of $417,000,000 (the original whole loan excluding the subordinate portion of note A-1).

(b)  The as stabilized value is expected to be $862,000,000 as of
     September 1, 2005.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       17

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                             BANK OF AMERICA CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                  FULL YEAR          FULL YEAR           FULL YEAR
                                            UNDERWRITTEN         (12/31/03)          (12/31/02)         (12/31/01)
                                        -------------------   ----------------   -----------------   ----------------

 Effective Gross Income .............       $95,289,720         $93,715,964        $100,886,419        $95,344,572
 Total Expenses .....................       $33,245,580         $33,784,205         $34,753,431        $35,525,900
 Net Operating Income (NOI) .........       $62,044,140         $59,931,759         $66,132,988        $59,818,672
 Cash Flow (CF) .....................       $58,464,169         $59,931,759         $66,132,988        $59,818,672
 DSCR on NOI(1) .....................             2.34x               2.27x               2.50x              2.26x
 DSCR on CF(1) ......................             2.21x(2)            2.27x               2.50x              2.26x

(1)   Based on aggregate principal balance of $417,000,000 (the original whole loan excluding the subordinate portion of note A-1).

(2)   The loan is interest only for its entire term. If debt service had been calculated on such interest only payments, the resulting underwritten DSCR would have been approximately 2.84x. Interest was calculated on a 30/360 amortization basis even though the Whole Loan is an Actual/360 Mortgage
      Loan.

--------------------------------------------------------------------------------
                               TENANT INFORMATION
--------------------------------------------------------------------------------

                                    RATINGS      TENANT      % OF                  POTENTIAL    % POTENTIAL         LEASE
                                  S&P/MOODY'S   TOTAL SF   TOTAL SF   RENT PSF       RENT           RENT          EXPIRATION
TOP TENANTS(1)                   ------------- ---------- ---------- ---------- -------------- ------------- -------------------

 Bank of America, N.A. .........     A+/Aa2     662,524       37.2%  $ 41.59     $27,555,388        34.0%      9/30/2015(2)
 Goldman, Sachs & Co. ..........     A+/Aa3      90,504        5.1   $ 60.83       5,505,581         6.8       8/31/2010
 Morgan Stanley & Co. ..........     A+/Aa3      85,347        4.8   $ 65.88       5,622,943         6.9       10/31/2011
                                                -------       ----               -----------        ----
 TOTAL .........................                838,375       47.1%              $38,683,911        47.7%

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance expense and reimbursement. Interest was calculated on a 30/360 amortization basis even though the Whole Loan is an Actual/360 Mortgage Loan.

(2)   Excluding one lease for 3,480 square feet representing 0.5% of the total
      Bank of America leased space.

--------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------

                         # OF LEASES                   % TOTAL     CUMULATIVE   CUMULATIVE    BASE RENT
                         EXPIRING(2)   EXPIRING SF        SF        TOTAL SF    % TOTAL SF     EXPIRING
YEAR OF EXPIRATION(1)   ------------- ------------- ------------- ------------ ------------ -------------

 2004 .................       16           14,689         0.8%        14,689         0.8%    $   586,656
 2005 .................       19           68,810          3.9        83,499         4.7%    $ 3,590,832
 2006 .................       25          201,448        11.3(3)     284,947        16.0%    $11,717,624
 2007 .................        6           87,061          4.9       372,008        20.9%    $ 4,028,880
 2008 .................        7           52,236          2.9       424,244        23.8%    $ 2,631,923
 2009 .................       19          116,600          6.5       540,844        30.3%    $ 3,843,736
 2010 .................       12          137,126          7.7       677,970        38.0%    $ 8,943,889
 2011 .................        7          121,002          6.8       798,972        44.8%    $ 9,635,731
 2013 .................        4           64,516          3.6       863,488        48.4%    $ 3,132,905
 2014 .................        1           24,817          1.4       888,305        49.8%    $   992,680
 2015 .................       24          736,283         41.3     1,624,588        91.1%    $30,505,894
 2016 .................        4           48,281          2.7     1,672,869        93.8%    $ 1,420,949
 Vacant ...............                   111,178          6.2     1,784,047       100.0%
                              --          -------       -------
 TOTAL ................      144        1,784,047       100.0%

(1)   Information obtained from Underwritten Rent Roll.

(2)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

(3)   Shearman and Sterling is currently on the Rent Roll for 46,275 square feet of this space. Sidley Austin Brown & Wood has signed a lease for such square footage after Shearman and Sterling vacates.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       18

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                             BANK OF AMERICA CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
At underwriting the Bank of America Center Mortgaged Property was 94.2%
occupied by a total of 35 office tenants at an average lease rate of $48 per square foot and 11 retail tenants at an average lease rate of $47 per square foot. At underwriting the four largest tenants, representing 51.3% of total net rentable area, were:

   o  Bank of America Corporation (Rated "A+" by S&P and "Aa2" by Moody's), a
      diversified global financial services company, occupies 662,524 square feet (37.2%) under various leases generally expiring in September 2015.
      Incorporated in 1968 and headquartered in Charlotte, North Carolina, Bank of America Corporation operates through its banking and non-banking subsidiaries as a provider of financial services and products throughout the United States and in selected international markets. Bank of America
      Corporation manages its operations through four business segments:
      Consumer and Commercial Banking, Asset Management, Global Corporate and
      Investment Banking and Equity Investments. On October 27, 2003, Bank of
      America Corporation and FleetBoston Financial Corporation, a diversified financial services company, signed an agreement and plan of merger. The merger closed in April 2004. For the year ended December 31, 2003, Bank of
      America Corporation reported revenues of $49.0 billion and net income of
      $10.8 billion. As of June 30, 2004, the company reported total assets of
      $1.0 trillion and stockholders' equity of $95.8 billion. The subject spaces have various uses, including general office and a bank branch.

   o  The Goldman Sachs Group, Inc. (Rated "A+" by S&P and "Aa3" by Moody's), a
      global investment banking, securities and investment management firm, leases 90,504 square feet (5.1%) under various leases expiring in August
      2010. Founded in 1869 and headquartered in New York, New York, The Goldman
      Sachs Group, Inc. provides a range of services worldwide to a diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As of November 28, 2003, it operated offices in over 20 countries. The company's activities are divided into three segments: Investment Banking; Trading and Principal
      Investments; and Asset Management and Securities Services. For the fiscal year ended November 28, 2003, The Goldman Sachs Group, Inc. reported revenues of $23.6 billion and net income of $3.0 billion. As of May 28,
      2004, the company reported total assets of $467.9 billion and stockholders' equity of $23.2 billion. The subject location serves as general office space for the company.

   o  Morgan Stanley (Rated "A+" by S&P and "Aa3" by Moody's), a global financial services firm, occupies 85,347 square feet (4.8%) under various leases expiring in October 2011 and December 2013. Established in 1935 and
      headquartered in New York, New York, Morgan Stanley operates in four business segments: Institutional Securities, Individual Investor Group,
      Investment Management and Credit Services. For the fiscal year ended
      November 30, 2003, Morgan Stanley reported revenues of $34.9 billion and net income of $3.8 billion. As of May 31, 2004, the company reported total assets of $729.5 billion and stockholders' equity of $27.0 billion. The subject location serves as general office space for the company.

   o  Ernst & Young (Not Rated) one of the "Big Four" global accounting firms, occupies 77,678 square feet (4.4%) under various leases expiring in
      December 2006. Established in 1989 (with predecessor firms founded in 1903 and 1906) and headquartered in New York, New York, Ernst & Young provides a range of services, including accounting and auditing, tax reporting and operations, tax advisory, business risk services, technology and security risk services, transaction advisory and human capital services. Globally,
      Ernst & Young focuses on seven major industry groups: financial services;
      technology, communications and entertainment; energy, chemicals and utilities; industrial products; retailing and consumer products; health sciences; and real estate, hospitality and construction. Ernst & Young reported over $13 billion in revenues in fiscal year 2003 and employs
      103,000 people in over 140 countries around the world. The subject location serves as general office space for the firm.
--------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       19

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                             BANK OF AMERICA CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o  The Bank of America Center Mortgage Loan is secured by a first mortgage on a
   1,780,748 square foot Class A central business district office complex located in San Francisco, California.

o  The Bank of America Center Mortgage Loan, also referred to as the "note A-3"
   for purposes of this discussion, has a principal balance of $137,000,000 as of the cut-off date (shadow rated "AAA" by S&P and "A3" by Moody's, respectively), is pari passu with a $150,000,000 senior portion of a
   $253,000,000 note A-1 and with a $130,000,000 note A-2. The other senior notes (the $150,000,000 senior portion of the note A-1 and the note A-2) have the same interest rate, maturity date and amortization term as the Bank of
   America Center Mortgage Loan and are held outside of the trust. The remaining
   $103,000,000 of the note A-1 balance (the note A-1 junior portion) is subordinate to the senior portion of the note A-1, the entire note A-2 and the entire note A-3.

THE BORROWER:

o  The borrower, 555 California Owners LLC (the "Bank of America Center
   Borrower"), is a single-purpose, bankruptcy-remote entity with two independent directors, for which the Bank of America Center Borrower's legal counsel has delivered a non-consolidation opinion at loan closing. The Bank of America Center Borrower is owned 100% in succession by five mezzanine ownership entities (555 California Mezz-1 LLC, 555 California Mezz-2 LLC, 555
   California Mezz-3 LLC, 555 California Mezz-4 LLC, and 555 California Mezz-5
   LLC, respectively), each a Delaware limited liability company. 555 California
   Street LLC is owned: 2% by two entities, Shorenstein Capital 555 LLC and
   Shorenstein 555 California LLC, controlled and owned by Shorenstein Company
   LLC; and 98% owned by two entities, Giants Equities LLC and Warrior Equities
   LLC, controlled by Mark Karasick, a borrower principal, and wholly owned by
   Mark Karasick, IPC (US), Inc. ("IPC"), and certain other investors. David
   Yisrael is also a borrower principal.

o  Mark Karasick has been a New York City-based real estate syndicator for the past 15 years. Initially, he was a developer in New York State's Orange and
   Dutchess Counties. During the past eight years, Mr. Karasick has principaled numerous real estate transactions as both a syndicator and a managing member of various limited liability companies. Mr. Karasick has typically acquired properties or mortgages with a current yield, located primarily in New York and New Jersey. In addition, Mr. Karasick has real estate holdings outside the New York/New Jersey/Connecticut tri-state area such as the 430,000 square foot IBM office building in Hato Rey, Puerto Rico. Acquisitions during the past five years include properties totaling more than eight million square feet.

o  IPC is a subsidiary of the Toronto, Canada-based IPC US REIT. IPC US REIT beneficially owns an 89.0% economic interest in IPC (US), Inc. IPC has ownership interests in, and manages, 32 buildings in the United States (26 office and six retail) containing a total of 7.6 million square feet of rentable space.

o  As a San Francisco-based private owner and operator of Class A office buildings in the United States with a portfolio of more than 17 million square feet, Shorenstein Company LLC, through its affiliates, has owned and managed the Bank of America Center Mortgaged Property for over 15 years.

THE PROPERTY:

o  The collateral for the Bank of America Center Mortgage Loan consists of the fee simple interest in a 1,780,748 square foot Class A central business district office complex. The collateral is comprised of three buildings: (1)
   555 California Street, a 1,488,619 square foot, 52-story Class A office building with retail constructed in 1969; (2) 315 Montgomery Street, a
   228,160 square foot, 16-story Class B office building with street level retail constructed in 1921; and (3) 345 Montgomery Street, a 63,969 square foot, two-story Bank of America branch constructed in 1971. The complex has on-site parking for 450 cars in a three level subterranean garage. The collateral is situated on approximately 2.80 acres in the North of Market
   Area Financial District in downtown San Francisco, California.

o  The Bank of America Center Borrower, at its sole cost and expense, is required to keep the Bank of America Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. Each of the insurance policies required under the Bank of America Center Whole Loan must contain clauses or endorsements to the effect that the related policy does not have an exclusion for acts of terrorism or similar acts of sabotage.

o  The soil and groundwater of the Bank of America Center Mortgaged Property has
   been contaminated due to petroleum leaks from underground storage formerly located on the Bank of America Center Mortgaged Property that belonged to the
   City and County of San Francisco ("San Francisco"). The prior owner of the
   Bank of America Center Mortgaged Property, 555 California Street LLC,
   initiated an action against San Francisco in relation to such contamination which resulted in a Settlement Agreement and Mutual Release dated December
   10, 2003 by and between San Francisco and 555 California Street LLC (the
   "Settlement Agreement"). Pursuant to the terms of the Settlement Agreement,
   San Francisco is required to provide remediation and monitoring results
   (which the related borrower is required to provide to the mortgagee) until such time as there are four consecutive quarters of acceptable remediation and monitoring results. The related borrower is required to enforce San
   Francisco's obligations to monitor and remediate the contamination pursuant to the terms of the Settlement Agreement. The related borrower is required to use commercially reasonable efforts to deliver to mortgagee a letter from the
   City and County of San Francisco Department of Health-Local Oversight Program
   which will indicate that monitoring and remediation is no longer required under the Settlement Agreement.
--------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       20

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                             BANK OF AMERICA CENTER
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o  Shorenstein Realty Services, L.P., an affiliate of the Bank of America Center
   Borrower, manages the Bank of America Center Mortgaged Property.
   Headquartered in San Francisco, California, and in business for over 80 years, Shorenstein Realty Services is the wholly owned property services affiliate of Shorenstein Company LLC (www.shorenstein.com), a private owner and operator of Class A office buildings in the United States with a portfolio of more than 17 million square feet. Founded in the 1920's as a brokerage and management company, Shorenstein Company is engaged in all aspects of office building investment, development, financing, leasing, construction, and management. Since the early 1960's, the company has been an active investor in office projects. Since 1992, Shorenstein has sponsored a series of closed-end investment funds that have invested in Class A office projects located throughout the United States. Shorenstein Realty Services provides leasing, management and construction services to all of Shorenstein
   Company's properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  On September 2, 2004 : (A) Bank of America, N.A. made a mezzanine loan in the original principal amount of $34,000,000 to 555 California Mezz-1 LLC; (B)
   Bank of America, N.A. made a mezzanine loan in the original principal amount of $34,000,000 to 555 California Mezz-2 LLC; (C) BOFA Mezz Private Limited
   made a mezzanine loan in the original principal amount of $90,000,000 to 555
   California Mezz-3 LLC; (D) BREF ONE, LLC-Series B made a mezzanine loan in the original principal amount of $45,000,000 to 555 California Mezz-4 LLC;
   and (E) BPO 555 California Mezz Ltd made a mezzanine loan in the original principal amount of $27,000,000 to 555 California Mezz-5 LLC; each of the mezzanine loans is a "BC Mezzanine Loan"; each of the mezzanine lenders is a
   "BC Mezzanine Lender" and are collectively the "BC Mezzanine Lenders"; and
   each of the mezzanine borrowers is a "BC Mezzanine Borrower" and are collectively the "BC Mezzanine Borrowers". The Bank of America Center
   Borrower is owned 100% by the BC Mezzanine Borrowers. Each BC Mezzanine Loan
   is secured by (among other things) a first priority security interest in 100%
   percent membership interest in the related BC Mezzanine Borrower. The relationship between the BC Mezzanine Lenders and the mortgagee is set forth in that certain mezzanine intercreditor agreement dated as of September 2,
   2004 by and between the mortgagee and the BC Mezzanine Lenders.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  Not allowed.

SUBORDINATE COMPONENT:

o  As will be set forth in more detail in the prospectus supplement, the holder of a designated class of certificates that is entitled to payments solely from the BC Pari Passu Note A-1 Mortgage Loan may (but is not obligated to)
   purchase the Bank of America Center Whole Loan at a price generally equal to the outstanding principal balance, accrued and unpaid interest, all related unreimbursed servicing advances (with interest, if any) including any servicing compensation, certain unreimbursed costs and expenses and additional trust fund expenses on such balances and any liquidation fees payable in connection with such purchase.

--------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       21

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                             BANK OF AMERICA CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       22

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                OCEAN RESIDENCES
--------------------------------------------------------------------------------

                                [PICTURE OMITTED]

                                [PICTURE OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       23

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                OCEAN RESIDENCES
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

OCEAN RESIDENCES

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                                GACC
 ORIGINAL PRINCIPAL BALANCE:                 $90,000,000
 FIRST PAYMENT DATE:                         December 1, 2004
 TERM/AMORTIZATION:                          60/0 months
 INTEREST ONLY PERIOD:                       60 months
 MATURITY DATE:                              November 1, 2009
 EXPECTED MATURITY BALANCE:                  $90,000,000
 BORROWING ENTITY:                           Ocean Prime LLC
 INTEREST CALCULATION:                       Actual/360
 CALL PROTECTION:                            Lockout/defeasance:
                                             56 months
                                             Open: 4 payments
 UP-FRONT RESERVES:
   TAX RESERVE:                              Yes
   IMMEDIATE REPAIR RESERVE:                 $1,207,500
   REPLACEMENT RESERVE:                      $10,229
   LEASING RESERVE:                          $25,095
 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:                    Yes
   REPLACEMENT RESERVE:                      $10,229
   TI/LC RESERVE:                            $7,500
 LOCKBOX:                                    Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:            $90,000,000
 SHADOW RATING (S&P/MOODY'S):     BBB-/Baa3
 CUT-OFF DATE LTV:                42.9%
 MATURITY DATE LTV:               42.9%
 UNDERWRITTEN DSCR(1):            2.22x
 MORTGAGE RATE(2):                4.797%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

(2)   Rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Multifamily
 PROPERTY SUB-TYPE:            Mid-rise with retail
 LOCATION:                     New York, NY
 YEAR BUILT/RENOVATED:         1903/2000
 UNITS:                        492
 CUT-OFF BALANCE PER UNIT:     $182,927
 OCCUPANCY AS OF 7/31/04:      96.5%
 OWNERSHIP INTEREST(a):        Fee
 PROPERTY MANAGEMENT:          Residential
                               Management Group
                               LLC (d/b/a Douglas
                               Elliman Property
                               Management)
 U/W NET CASH FLOW:            $9,699,353
 APPRAISED VALUE:              $210,000,000
--------------------------------------------------------------------------------

(a)   Represents the fee interest in one unit of a three unit condominium.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       24

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                                OCEAN RESIDENCES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                               FULL YEAR          FULL YEAR
                                          UNDERWRITTEN       (12/31/2003)       (12/31/2002)
                                        ----------------   ----------------   ----------------

 Effective Gross Income .............     $ 16,168,723       $ 14,741,052       $ 13,696,979
 Total Expenses .....................     $  6,343,171       $  5,569,333       $  5,367,931
 Net Operating Income (NOI) .........     $  9,825,553       $  9,171,719       $  8,329,048
 Cash Flow (CF) .....................     $  9,699,353       $  9,171,719       $  8,329,048
 DSCR on NOI ........................            2.24x              2.10x              1.90x
 DSCR on CF .........................            2.22x              2.10x              1.90x

                                     STUDIO     1 BEDROOM     2 BEDROOM     3 BEDROOM
                                    --------   -----------   -----------   ----------

 Number of Units ................      319          151            19             3
 Average Rent ...................   $2,214       $3,066        $4,006        $5,598
 Average Unit Size (SF) .........      535          780         1,047         1,133

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       25

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                OCEAN RESIDENCES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o  The Ocean Residences Mortgage Loan is secured by a first mortgage on the borrower's fee simple interest in one of three units in a mixed use condominium building located in downtown Manhattan in New York City.

o  The borrower's unit consists of 492 residential units, including the superintendent's unit, 12,000 square feet of professional office space, 4,000 square feet of grade level retail space, and a below grade parking garage with a 98-car capacity. The other two units are office use.

o  The financing consists of a $90 million first mortgage loan.

THE BORROWER:

o  The borrower, Ocean Prime LLC, is a single purpose, bankruptcy remote entity, sponsored by Joseph Moinian and partners. Joseph Moinian controls and directs the management and policies of the borrower, and indirectly owns a 36.6%
   interest in the borrower. Joseph Moinian is a repeat sponsor of a Deutsche
   Bank borrower.

o  Mr. Moinian is the founder and CEO of The Moinian Group, which controls a portfolio totaling more than eight million square feet of commercial, industrial, residential, retail and hotel properties throughout the world.
   Currently, the firm is in the planning and construction stages of developing over 1.5 million square feet of office, retail, and residential space throughout Manhattan. In the last 12 months, Mr. Moinian, with various partners, has purchased interests in several assets, including the condominium unit that encompasses floors 1-13 (not part of the loan collateral) known as 17 Battery Place South for $52,500,000 from SL Green in
   August 2000.

THE PROPERTY:

o  Originally built in 1903, Ocean Residences is a 492-unit rental apartment complex that occupies floors 14-31 of a mixed-use facility located at the southern tip of Manhattan in Battery Park City. The condominium unit that encompasses floors 1 -13, which is not part of the collateral, is class B office space owned by the sponsor of the Ocean Residences loan. Over $55.9 million of renovations were completed in December of 2000. Since purchasing the property, the borrower has spent approximately $605,000 on facade repairs and an estimated $1.5 million in garage renovations.

o  The apartment units are primarily leased to individuals with approximately
   17% leased to corporate entities, including Goldman Sachs (leases 29 units)
   and Oakwood Corporation (leases 54 units).

o  The units feature ceiling heights in excess of ten feet, oversized windows with water views, light oak parquet floors, granite countertops and marble bathrooms. Many of the units also provide a technology package, which typically includes multiple telephone lines, cable TV and Internet access.
   Building amenities include a 24-hour doorman and concierge, dry cleaning, laundry, valet, fitness room and maid services, storage facilities, outdoor roof deck, business center and a 98-car on-site parking garage which is leased to a third party operator, Central Parking System of NY Inc.

o  Prior to September 11, 2001, the downtown residential market had average market rents for its buildings in the range of $50 to $55 per square foot.
   Despite the fact that tenancy in the downtown residential market bottomed out at approximately 75% after September 11, the sponsor was able to re-lease the property to its present 97% level due to a rapid stabilization of the downtown real estate market and rental subsidies provided by the government.
   As of September 1, 2004, rents at the property have risen to $48.55 per square foot (or more than 90% of pre-September 11 levels).

PROPERTY MANAGEMENT:

o  Ocean Residences is managed by Residential Management Group LLC (d/b/a
   Douglas Elliman Property Management), the property management division of
   Douglas Elliman. Founded in 1911, Douglas Elliman handles residential sales and rentals, professional, retail and commercial sales and leasing, relocation, new development marketing and property management. The company is now affiliated with The Prudential Real Estate Affiliates, Inc. A borrower affiliate, Josephson LLC, also performs additional asset management activities at the property.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  There is a $40 million senior mezzanine loan and a $20 million junior mezzanine loan. Each mezzanine loan was made to a separate SPE borrower. The senior mezzanine loan is secured by a pledge of 100% of the equity interests in the borrower and the junior mezzanine loan is secured by a pledge of 100%
   of the equity interests in the senior mezzanine borrower.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  Not permitted.

-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       26

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                                OCEAN RESIDENCES
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       27

                      (This Page Intentionally Left Blank)

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                                 CHARLES SQUARE
--------------------------------------------------------------------------------

               [PICTURE OMITTED]                     [PICTURE OMITTED]
              View of Hotel Exterior                Guest Room in Hotel

               [PICTURE OMITTED]                     [PICTURE OMITTED]
            View of Harvard Square              Henrietta's Table - award-
                                               winning restaurant at property

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       28

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                 CHARLES SQUARE
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

CHARLES SQUARE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                     GACC
 ORIGINAL PRINCIPAL BALANCE(1):   $77,000,000
 FIRST PAYMENT DATE:              October 1, 2004
 TERM/AMORTIZATION:               60/300 months
 INTEREST ONLY PERIOD:            24 months
 MATURITY DATE:                   September 1, 2009
 EXPECTED MATURITY BALANCE:       $72,576,797
 BORROWING ENTITY:                Charles Square
                                  Cambridge LLC and
                                  KSA Realty Trust
 INTEREST CALCULATION:            Actual/360
 CALL PROTECTION:                 Lockout/defeasance:
                                  56 payments
                                  Open: 4 payments
 UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:         Yes
   REPLACEMENT RESERVE:           $1,000,000
   TI/LC RESERVE:                 $1,043,734
   FF&E RESERVE:                  $1,000,000
   FREE RENT RESERVE:             $432,959
 ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:          Yes
   REPLACEMENT RESERVE:           $3,101
   TI/LC RESERVE:                 $20,733
   FF&E RESERVE:                  4% of Operating Income from
                                  hotel component of
                                  collateral.
 LOCKBOX:                         Hard
--------------------------------------------------------------------------------

 (1) Refers to the Senior Component only.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 WHOLE LOAN CUT-OFF DATE BALANCE:               $82,500,000
 SENIOR COMPONENT CUT-OFF DATE BALANCE:         $77,000,000
 SUBORDINATE COMPONENT CUT-OFF
 DATE BALANCE(a):                               $5,500,000
 SENIOR COMPONENT
 SHADOW RATING (S&P/MOODY'S):                   BBB-/Baa2
 SUBORDINATE COMPONENT
 SHADOW RATING (MOODY'S):         Baa3          $5,500,000

                               WHOLE LOAN          WHOLE LOAN
                              (EXCLUDING           (INCLUDING
                              SUBORDINATE          SUBORDINATE
                               COMPONENT)          COMPONENT)
                                --------        -----------
 CUT-OFF DATE LTV:               45.7%                48.9%
 MATURITY DATE LTV:              43.0%                46.1%
 UNDERWRITTEN DSCR:              2.38x                2.22x
 MORTGAGE RATE(b):              5.399%               5.399%
--------------------------------------------------------------------------------

 (a) The Subordinate Component is included in the trust but does not back any certificates other than the Class CS Certificates.
 (b) The interest rate was rounded to three decimals. The interest rate on the
     Senior Component is 5.3991% and the interest rate on the Subordinate
     Component is 5.3991%.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:              Class A Mixed-Use
                             Development
 PROPERTY SUB-TYPE:          Hotel-Office-Retail
 LOCATION:                   Cambridge, MA
 YEAR BUILT/RENOVATED:       1985/2003
 KEYS:                       293
 NET RENTABLE SQUARE FEET:   109,295 (office)
                             39,550 (retail)
 CUT-OFF BALANCE PER KEY:    $262,799*
 OCCUPANCY AS OF 9/30/04:    70.2% Hotel
                             97.2% Office-Retail
 OWNERSHIP INTEREST:         Fee
 PROPERTY MANAGEMENT:        Cambridge Hotel
                             Associates (Hotel);
                             Carpenter & Company, Inc.
                             (Office-Retail);
                             Propark, Inc. (Parking)
 U/W NET CASH FLOW:          $13,352,532
 APPRAISED VALUE:
   Hotel:                    $106,400,000
   Office:                   $ 22,300,000
   Retail:                   $ 10,600,000
   Garage:                   $ 29,300,000
                             ------------
 TOTAL:                      $168,600,000
--------------------------------------------------------------------------------

 * Based on the Senior Component Balance.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       29

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                 CHARLES SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                           FULL YEAR         FULL YEAR         FULL YEAR
                                   UNDERWRITTEN(1)    TTM 9/30/04(2)      (12/31/03)        (12/31/02)        (12/31/01)
                                  -----------------  ----------------  ----------------  ----------------  ----------------

 EFFECTIVE GROSS INCOME
  Hotel ........................    $ 20,154,591       $ 20,154,591      $ 15,955,759      $ 16,194,977      $ 19,452,250
  Office/Retail/Garage .........    $  8,822,969       $  7,836,255      $  7,692,442      $  8,561,634      $  8,559,164
 TOTAL EXPENSES
  Hotel ........................    $  9,641,543       $  9,641,543      $  8,898,943      $  8,625,039      $  9,187,609
  Office/Retail/Garage .........    $  4,198,483       $  4,153,704      $  3,998,043      $  3,952,169      $  3,521,573
 NET OPERATING INCOME (NOI)
  Hotel ........................    $ 10,513,048       $ 10,513,048      $  7,056,816      $  7,569,938      $ 10,264,641
  Office/Retail/Garage .........    $  4,624,487       $  3,682,551      $  3,694,399      $  4,609,465      $  5,037,591
 CASH FLOW (CF)
  Hotel ........................    $  9,009,705       $  9,009,705      $  5,730,080      $  6,233,522      $  8,776,605
  Office/Retail/Garage .........    $  4,342,826       $  3,682,551      $  3,694,399      $  4,609,465      $  5,037,591
 DSCR ON NOI(3) ................           2.69x              2.53x             1.91x             2.17x             2.72x
 DSCR ON CF(3) .................           2.38x              2.26x             1.68x             1.93x             2.46x

(1)   Underwritten financial information includes hotel data based on TTM as of
      September 2004.
(2)   TTM includes as of September 30, 2004 data for hotel and as of August 31,
      2004 data for office/retail/garage.
(3)   Based on the Senior Component Balance.

--------------------------------------------------------------------------------
                             HISTORICAL PERFORMANCE
--------------------------------------------------------------------------------

KEY FIGURES                            1999            2000           2001
-----------                      --------------- --------------- --------------

 HOTEL:
  Occupancy: ...................         81.1%           80.1%          70.5%
  ADR: .........................   $       227     $       258    $       252
  RevPAR: ......................   $       184     $       207    $       177
  Net Cash Flow: ...............   $10,683,674     $12,875,045    $ 8,776,605
 OFFICE, RETAIL, PKG:
  Office Occupancy: ............                           96%            96%
  Retail Occupancy: ............                          100%           100%
  Net Cash Flow: ...............   $ 4,254,065     $ 4,928,435    $ 5,037,591
                                   -----------     -----------    -----------
  TOTAL NET CASH FLOW: .........   $14,937,739     $17,803,480    $13,814,197

KEY FIGURES                           2002           2003         TTM 9/04        U/W(a)
-----------                      -------------- -------------- -------------- --------------

 HOTEL:
  Occupancy: ...................        67.9%          67.1%          70.2%          70.2%
  ADR: .........................  $       229     $      210    $       236    $       236
  RevPAR: ......................  $       155     $      141    $       165    $       165
  Net Cash Flow: ...............  $ 6,233,522     $5,730,080    $ 9,009,705    $ 9,009,705
 OFFICE, RETAIL, PKG:
  Office Occupancy: ............          95%            77%            96%            96%
  Retail Occupancy: ............         100%           100%           100%           100%
  Net Cash Flow: ...............  $ 4,609,465     $3,694,399    $ 3,682,551    $ 4,342,826
                                  -----------     ----------    -----------    -----------
  TOTAL NET CASH FLOW: .........  $10,842,987     $9,424,479    $12,692,256    $13,352,532

(a)  Underwritten financial information includes hotel data based on TTM as of
     September 2004.

--------------------------------------------------------------------------------
                               TENANT INFORMATION
--------------------------------------------------------------------------------

                                                                                                                %
                                                RATINGS       TOTAL       % OF                 POTENTIAL    POTENTIAL     LEASE
TOP TENANTS                                   S&P/MOODY'S   TENANT SF   TOTAL SF   RENT PSF       RENT         RENT     EXPIRATION
-----------                                  ------------- ----------- ---------- ---------- ------------- ----------- -----------

 Gradient Corporation ......................   Not Rated      21,550       14.5%   $ 28.00    $  603,400       15.1%   12/31/2009
 Lexecon ...................................   Not Rated      21,550       14.5    $ 21.00       452,550       11.3    10/31/2007
 Institute for Healthcare Improvement* .....   Not Rated      17,456       11.7    $ 30.00       523,680       13.1     1/31/2012
                                                              ------       ----               ----------       ----
 TOTAL .....................................                  60,556       40.7%              $1,579,630       39.5%

*    The lease to Institute for Healthcare Improvement requires the tenant to take occupancy on the earlier of (a) three months after substantial completion of tenant's work and (b) February 1, 2005. According to the borrower, the tenant's work is substantially complete and a move-in date prior to December 15th, 2004 is projected.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       30

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                 CHARLES SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              LEASE ROLLOVER SHEET
--------------------------------------------------------------------------------

                      # OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION      EXPIRING      SF(1)    TOTAL SF    TOTAL SF    % OF TOTAL SF     EXPIRING
------------------   ------------- ---------- ---------- ------------ --------------- -------------

 2005 ..............        2           564        0.4%         564          0.4%      $   34,400
 2007 ..............        2        24,968       16.8       25,532         17.2%      $  577,580
 2008 ..............        1           710        0.5       26,242         17.6%      $   29,110
 2009 ..............       10        80,135       53.8      106,378         71.5%      $2,318,777
 2010 ..............        1         6,262        4.2      112,640         75.7%      $  244,218
 2012 ..............        1        17,456       11.7      130,096         87.4%      $  523,680
 2018 ..............        4        11,480        7.7      141,576         95.1%      $  272,383
 2023 ..............        1           489        0.3      142,065         95.4%
 2024 ..............        2         1,265        0.8      143,330         96.3%
 2028 ..............        1         1,290        0.9      144,620         97.2%
 Vacant ............                  4,225        2.8      148,845        100.0%
                           --        ------      -----
 TOTAL .............       25       148,845      100.0%

(1)  Expiring square footage includes approximately 16,505 square feet of space
     (restaurant, bar, common area) leased to tenants affiliated with the borrower which do not pay base rent.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       31

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                 CHARLES SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The property is 97.2% leased by 25 tenants (17 office and 8 retail) at an average lease rate of $27.66 per square foot. The three largest tenants representing 40.7% of the total net rentable area, are:

o  Gradient Corporation (Office) (Not Rated) Gradient Corporation occupies
   21,550 square feet (14.5% of net rentable area, lease expiration in 2009) at a rental rate of $28.00 per square foot. Gradient Corporation is a consulting firm which specializes in risk and environmental sciences. Gradient presents talks, peer-reviewed technical papers, textbook material, Congressional testimony, and serves on agency advisory boards. Gradient also prepares a quarterly newsletter, each focusing on a timely topic of importance to both industry and regulators.

o  Lexecon (Office) (Not Rated) Lexecon occupies 21,550 square feet (14.5% of net rentable area, lease expiration in 2007) at a rental rate of $21.00 per square foot. Lexecon Inc. is an economics consulting firm that provides law firm, corporate, and government clients with analysis of complex economic issues for use in legal and regulatory proceedings, strategic decisions, and public policy debates. The Harvard Square office, formerly The Economics
   Resource Group, Inc., was founded in 1990 by Joseph P. Kalt. Foundation
   Professor of International Political Economy at the John F. Kennedy School of
   Government, Harvard University and joined Lexecon in July 1999. Lexecon's parent company is FTI Consulting, Inc.

o  Institute for Healthcare Improvement (Office) (Not Rated) The Institute for
   Healthcare Improvement occupies 17,456 square feet (11.7% of net rentable area, lease expiration in 2012) at a rental rate of $30.00 per square foot.
   The Institute for Healthcare Improvement is a not-for-profit organization driving the improvement of health by advancing the quality and value of health care.

Other tenants include:

o  Wellbridge Athletic Club (Retail) (Not Rated) The Wellbridge Athletic Club
   occupies 9,833 square feet (6.6% of net rentable area, lease expiration in
   2009) at a rental rate of $31.13 per square foot. Wellbridge Athletic Club is an upscale athletic club chain offering fitness programs for people of all ages and interests. Facilities include cardiovascular equipment, weight training equipment, an indoor pool, a group exercise studio, a whirlpool, a steam room, and locker rooms.

o  Legal Sea Foods Inc. (Retail) (Not Rated) Legal Sea Foods Inc. occupies 6,409 square feet (4.3% of net rentable area, lease expiration in 2018) at a rental rate of $42.50 per square foot. For over 50 years, Legal Sea Foods has been dedicated to serving the freshest fish in the seafood industry. The Charles
   Square location features low ceilings that create a tavern feel, and finishes include stone, brick, dark oak, stucco, and Mission-style copper light fixtures. The restaurant also has a separate dedicated "Take-Out" storefront immediately adjacent to the restaurant.

o  Le Pli Salon & Day Spa (Retail) (Not Rated) Le Pli occupies 2,534 square feet
   (1.7% of net rentable area, lease expiration in 2009) at a rental rate of
   $41.38 per square foot. Le Pli, in Cambridge since 1968, opened their Charles
   Square spa in 1985. Le Pli has won awards for its excellence, and has been featured in Vogue, Newsweek, and Town & Country. Le Pli's philosophy is to bring its clients the most innovative techniques in hair and spa services, with strong emphasis on service.
   -----------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       32

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                 CHARLES SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o  The Charles Square Mortgage loan is a $77.0 million loan secured by the borrower's fee simple interest in the Class A mixed use facility known as
   Charles Square, located in Cambridge, Massachusetts. The loan is also secured by a pledge of limited partnership interests in the Hotel Manager made by
   Carpenter Associates, Intercorp Limited Partnership and F&H Realty LLC, each affiliated with the borrower.

o  The Charles Square Mortgage loan is divided into a Senior Component and a
   Subordinate Component as further described herein.

o  As will be set forth in more detail in the preliminary prospectus supplement, the holder of the Class CS Certificates that is entitled to payments solely from the Charles Square Mortgage loan will be entitled in certain instances to exercise rights analogous to the rights of the Directing Certificateholder solely with respect to the Charles Square Mortgage loan. Such rights may include the review and/or approval of certain actions taken by the Master
   Servicer or the Special Servicer in connection with the Charles Square
   Mortgage loan. In addition, such holder may (but is not obligated to)
   purchase the Charles Square Mortgage loan, if the Mortgage loan is then considered a "Defaulted Mortgage Loan" as more particularly described in the preliminary prospectus supplement, at a price generally equal to its (a) fair value as determined by the Special Servicer (or the Master Servicer or
   Trustee if the Special Servicer and the option holder are the same person or affiliated) or (b) if the Special Servicer has not determined its fair value, the unpaid principal balance, plus accrued and unpaid interest on such balance, all unrelated unreimbursed advances (with interest, if any), and all accrued special servicing fees and additional trust fund expenses.

THE BORROWER:

o  The borrower is comprised of KSA Realty Trust and Charles Square Cambridge
   LLC, each of which is a bankruptcy-remote, single- purpose entity. The borrower is sponsored by John L. Hall II, and Richard L. Friedman (Carpenter
   & Company, Inc.), a real estate firm that develops hotel, retail and mixed use properties. The fixed rate loan has a term of 60 months (5 years), is interest-only for the first 24 months and thereafter amortizes on a 25-year schedule.

o  Carpenter and Company, Inc. developed the property in 1985 and renovated the project in 1998-1999 at a cost of over $4 million. Former retail space was converted to the current Pavilion conference center. In 2003, the borrower invested an additional $7.5 million to renovate the property. Incorporated in
   1973 by Richard Friedman, the current President and CEO, Carpenter & Company has maintained a very successful record in the development and management of large commercial facilities throughout the country. Carpenter & Company, Inc.
   specializes in mixed-use development projects. Past projects, which were developed by the sponsor and are similar to Charles Square, include the Logan
   Airport Hilton in Boston, Massachusetts (600 rooms), the Hyatt Regency in
   Cambridge, Massachusetts (460 rooms) and the Sheraton Headquarters Hotel at the Boston Convention and Exhibition Center in South Boston, Massachusetts
   (1,200 rooms). Carpenter & Company, Inc. is currently active in other hotel developments in Boston, such as the current conversion of the famous "Charles
   St. Jail," located near Beacon Hill, which will be converted into a hotel and is scheduled to open in 2005 and contain 310 rooms. Richard Friedman is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY:

o  Charles Square, located in the Harvard Square neighborhood in Cambridge,
   Massachusetts, is approximately 2 1/2 miles from Boston and less than 5-miles from Boston's Logan Airport. Charles Square is a Class A property consisting of a 293-key full service hotel, 109,295 square feet of office space, 29,739 square feet of retail space, the 9,811 square feet Pavilion Conference Center and a 568-car subterranean parking facility. Underwritten net cash flow attributable to the hotel portion accounts for approximately 67% of the overall underwritten net cash flow for the property. There is also a residential component, consisting of 87 condominiums, which does not serve as collateral for the loan.

o  The hotel is known as "The Charles Hotel in Harvard Square". The property underwent a $4 million renovation in 1998 and a $7.5 million renovation in
   2003. The hotel's amenities include: (i) 293 rooms, (including 43 suites and one presidential suite), (ii) over 13,000 square feet of meeting and ballroom space, including a grand ballroom and the Pavilion Conference Center, (iii)
   three restaurants (Legal Sea Foods, Rialto and Henrietta's Table), (iv) Le
   Pli Day Spa, and (v) a full service, over 9,500 square foot fitness facility known as the Wellbridge Athletic Club. In addition, the hotel is equipped with a concierge, valet parking, Avis car rental, teleconferencing, laptop rental and laundry facilities.

o  The primary market area servicing the property is Cambridge, Massachusetts.
   Principal hotel usage is university related due to its close proximity to
   Harvard and Massachusetts Institute of Technology, and some usage also comes from Boston College, across the Charles River in Newton, Massachusetts. The
   Charles Hotel attracts students' relatives, university speakers and dignitaries to the university, especially the John F. Kennedy School of
   Government which is a direct neighbor of the property. The area in which the property is situated is known as the Harvard Square area of Mid Cambridge.
   Harvard Square consists primarily of retail and office buildings with some industrial uses interspersed throughout the area. In many of the neighborhood office buildings, retail uses occupy the first floor. Harvard Square is considered one of the premier retail locations within the Greater Boston area due to the heavy pedestrian traffic from both nearby students (Harvard
   College and Massachusetts Institute of Technology) as well as tourists. In addition, there is a large regional mall within the East Cambridge area known as the Cambridge-side Galleria.

-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       33

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                 CHARLES SQUARE
--------------------------------------------------------------------------------

o  The office portion of the property contains 109,295 square feet of net rentable area, which is 96.1% occupied. Office, retail and parking garage revenue accounts for 33% of Charles Square's total underwritten net cash flow. In-place rents at the property average $26.83 per square foot for office (compared to $33.00 per square foot for the office market average) and
   $29.77 per square foot for retail space (compared to $30.00 per square foot for the retail market average). The office portion of the property recently experienced a significant amount of rollover (2002: 33.5% and 2003: 21.1%), however, the property was promptly re-leased as noted by Gradient
   Corporation's recent execution of a 5 1/2 year lease for 21,550 square feet at a rental rate of $28.00 per square foot, and the Institute for Healthcare
   Improvement's execution of an eight-year lease for 17,456 square feet at a rental rate of $30.00 per square foot. These two new leases result in a current office occupancy rate of 96.1% (compared to 77% in year end 2003).
   There are currently two available office spaces in the building, totaling
   4,225 square feet (portions are located on both the 2nd and 4th floors).

o  The property features two award-winning restaurants, a Northeast seafood chain and two bars. The Henrietta's Table (Hotel), Rialto (Hotel) and Legal
   Sea Foods (Retail) restaurants all generate significant revenue for the property. The property also includes the Regattabar Jazz Club, various outdoor seating venues and a public use courtyard. The hotel portion of the property benefits from diversified revenue (47.2% allocable to rooms and
   49.2% allocable to food and beverage).

PROPERTY MANAGEMENT:

o  The Charles Hotel in Harvard Square is managed by Cambridge Hotel Associates, which is a joint venture between Carpenter & Company, Inc. and Interstate
   Hotels (acquired by MeriStar Hospitality in May 2002). The office facility is managed by Carpenter and Company, Inc. and the parking garage is managed by
   Propark, Inc., a national parking garage operator.

o  MeriStar (NYSE:"MHX"), based in Arlington, Virginia, is the third largest hotel REIT. MeriStar was founded in August, 1998 through the merger of
   CapStar Hotel Company and American General Hospitality. Even though MeriStar and Interstate Hotels & Resorts operate independently, they are affiliates as evidenced by an intercompany agreement. Additionally, Interstate Hotels &
   Resorts (NYSE:"IHR") operates all but one of MeriStar's properties.
   MeriStar's portfolio consists of 76 full-service hotels and resorts located throughout 22 states, the District of Columbia and Canada, with a total of
   21,210 rooms. The franchise affiliations of these hotels and resorts include:
   the Ritz Carlton, Hilton, Radisson, Sheraton, Marriott, Embassy Suites,
   Westin and Doubletree. As of June 30, 2004, MeriStar's market capitalization was $615 million.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  There is an existing $43,500,000 mezzanine loan.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  Not Allowed.

-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       34

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                 CHARLES SQUARE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       35

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                  RENTAR PLAZA
--------------------------------------------------------------------------------

                [PICTURE OMITTED]                      [PICTURE OMITTED]

                [PICTURE OMITTED]                      [PICTURE OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       36

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                  RENTAR PLAZA
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

RENTAR PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                     GACC
 ORIGINAL PRINCIPAL BALANCE(1):   $52,000,000
 FIRST PAYMENT DATE:              October 1, 2004
 TERM/AMORTIZATION:               60/0 months
 INTEREST ONLY PERIOD:            60 months
 MATURITY DATE:                   September 1, 2009
 EXPECTED MATURITY BALANCE:       $52,000,000
 BORROWING ENTITY:                Vertical Industrial Park
                                  Associates
 INTEREST CALCULATION:            Actual/360
 CALL PROTECTION:                 Lockout/defeasance:
                                  56 payments
                                  Open: 4 payments
 UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:         Yes
   REPLACEMENT RESERVE:           $55,290
   TI/LC RESERVE:                 $670,000
 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:         Yes
   REPLACEMENT RESERVE:           $14,364
   TI/LC RESERVE:                 $13,000
 LOCKBOX:                         Soft at Closing/Springing
                                  Hard
--------------------------------------------------------------------------------

 (1) Refers to the Senior Component only.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 WHOLE LOAN CUT-OFF DATE BALANCE:           $66,000,000
 SENIOR COMPONENT CUT-OFF DATE BALANCE:     $52,000,000
 SUBORDINATE COMPONENT CUT-OFF DATE
 BALANCE(a):                                $14,000,000
 SENIOR COMPONENT SHADOW
 RATING (S&P/MOODY'S):                      BBB-/A2
 SUBORDINATE COMPONENT
 SHADOW RATING (MOODY'S):        A3         $5,029,200
                                Baa1        $3,770,500
                                Baa2        $2,827,900
                                Baa3        $2,372,400
                               TOTAL        $14,000,00

                             WHOLE LOAN      WHOLE LOAN
                            (EXCLUDING      (INCLUDING
                            SUBORDINATE     SUBORDINATE
                             COMPONENT)      COMPONENT)
                              --------      -----------
 CUT-OFF DATE LTV:             52.5%             66.7%
 MATURITY DATE LTV:            52.5%             66.7%
 UNDERWRITTEN DSCR:            3.11x             2.45x
 MORTGAGE RATE(b):            4.660%            4.660%
--------------------------------------------------------------------------------

(a)  The Subordinate Component is included in the trust but does not back any certificates other than the Class RP Certificates.

(b)  Assumed interest rate. The interest rate reflects the interest rate on the
     Rentar Plaza Whole Loan. The interest rate on the Senior Component is
     4.660% and the interest rate on the Subordinate Component is 4.660%.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:              Mixed-Use
 PROPERTY SUB-TYPE:          Retail: 40.3%
                             Industrial-Warehouse: 59.7%
 LOCATION:                   Middle Village, Queens, NY
 YEAR BUILT/RENOVATED:       1973/2002
 NET RENTABLE SQUARE FEET:   1,567,208
 CUT-OFF BALANCE PER SF:     $33*
 OCCUPANCY AS OF 10/22/04:   100%
 OWNERSHIP INTEREST:         Fee
 PROPERTY MANAGEMENT:        Rentars Development Corp.
 U/W NET CASH FLOW:          $7,637,753
 APPRAISED VALUE:            $99,000,000
--------------------------------------------------------------------------------

 *  Based on the Senior Component Balance.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       37

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                  RENTAR PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                FULL YEAR          FULL YEAR          FULL YEAR
                                           UNDERWRITTEN        (12/31/03)         (12/31/02)         (12/31/01)
                                         ----------------   ----------------   ----------------   ----------------

 Effective Gross Income. .............     $ 16,527,018       $ 15,153,517       $ 14,768,887       $ 14,648,239
 Total Expenses ......................     $  8,569,086       $  8,151,295       $  7,635,080       $  7,576,132
 Net Operating Income (NOI). .........     $  7,957,932       $  7,002,222       $  7,133,807       $  7,072,107
 Cash Flow (CF) ......................     $  7,637,753       $  7,002,222       $  7,133,807       $  7,072,107
 DSCR on NOI(1) ......................            3.24x              2.85x              2.90x              2.88x
 DSCR on CF(1). ......................            3.11x              2.85x              2.90x              2.88x

(1)   Based on the Rentar Plaza Senior Component Balance.

--------------------------------------------------------------------------------
                               TENANT INFORMATION
--------------------------------------------------------------------------------

                                                       UNIT              RATINGS       TOTAL
TOP TENANTS                                            TYPE            S&P/MOODY'S   TENANT SF
-----------                                   ---------------------- -------------- -----------

 City of NY-General Services Association.....  Industrial-Warehouse   Not Rated/A2     486,115
 Middle Village Associates(1) ...............         Retail            Not Rated      265,000
 Levitz Furniture Corporation ...............         Retail            Not Rated      174,000
 K-mart Corporation .........................         Retail            Not Rated      146,821
 City of NY-Dept of Transportation(2) .......  Industrial-Warehouse   Not Rated/A2     120,000
 Metropolitan Museum of Art .................  Industrial-Warehouse     Not Rated      108,650
 Abco Refrigeration Supply Corp .............  Industrial-Warehouse     Not Rated       86,500
 Pfizer,Inc. ................................  Industrial-Warehouse      AAA/Aaa        66,000
 Toys "R" Us ................................         Retail             BB/Ba2         45,644
 City of NY-Dept of Corrections .............  Industrial-Warehouse     Not Rated       38,478
 Decrotex, Inc. .............................  Industrial-Warehouse     Not Rated       30,000
                                                                                       -------
 TOTAL ......................................                                        1,567,208

                                                 % OF                   ANNUAL     % ANNUAL      LEASE
TOP TENANTS                                    TOTAL SF   RENT PSF       RENT        RENT      EXPIRATION
-----------                                   ---------- ---------- ------------- ---------- -------------

 City of NY-General Services Association.....     31.0%      4.50    $ 2,187,518      21.9%     2/9/2006
 Middle Village Associates(1) ...............     16.9       7.40      1,961,000      19.6     9/30/2014
 Levitz Furniture Corporation ...............     11.1       6.28      1,092,277      10.9     3/31/2014
 K-mart Corporation .........................      9.4       8.25      1,211,335      12.1     1/31/2014
 City of NY-Dept of Transportation(2) .......      7.7       4.50        540,000       5.4     9/30/2006
 Metropolitan Museum of Art .................      6.9       7.00        760,550       7.6     7/31/2013
 Abco Refrigeration Supply Corp .............      5.5       4.75        410,875       4.1    12/31/2007
 Pfizer,Inc. ................................      4.2       9.04        596,900       6.0     8/31/2013
 Toys "R" Us ................................      2.9      15.25        696,079       7.0     1/31/2008
 City of NY-Dept of Corrections .............      2.5      10.25        394,400       3.9    11/10/2010
 Decrotex, Inc. .............................      1.9       5.25        157,500       1.6     7/31/2006
                                                 -----               -----------     -----
 TOTAL ......................................    100.0%              $10,008,434     100.0%

(1)   Middle Village Associates has master leased the Metro Mall portion of the property and subleased this space to a variety of tenants. See chart entitled "Top Middle Village Associates Subtenants" below.

(2)   The Department of Transportation has the right to terminate its lease upon 180 days notice and payment of the unamortized portions of the cost of certain tenant improvement work.

--------------------------------------------------------------------------------
                              LEASE ROLLOVER SHEET
--------------------------------------------------------------------------------

                        # OF LEASES      EXPIRING        % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING          SF         TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
------------------     -------------   ------------   ----------   ------------   ---------------   -------------

 2006 ..............          3           636,115         40.6%       636,115           40.6%        $2,885,018
 2007 ..............          1            86,500          5.5%       722,615           46.1%        $  410,875
 2008 ..............          1            45,644          2.9%       768,259           49.0%        $  696,079
 2010 ..............          1            38,478          2.5%       806,737           51.5%        $  394,400
 2013 ..............          2           174,650         11.1%       981,387           62.6%        $1,357,450
 2014 ..............          3           585,821         37.4%     1,567,208          100.0%        $4,264,612
                              -           -------        -----
 TOTAL .............         11         1,567,208        100.0%

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       38

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                  RENTAR PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The property is 100% leased. The property currently consists of 631,465 square feet of retail space and 935,743 square feet of industrial/warehouse space. The retail portion of the property includes the following tenants:

o  Middle Village Associates (converted the warehouse space into the Metro Mall and subleased the retail space to approximately 23 tenants including a
   135,254 square foot BJ's Warehouse), Levitz Furniture Corporation (60,900 square feet retail/113,100 square feet warehouse), Toys "R" US and Kmart
   Corporation.

The warehouse/office portion of the property includes the following tenants:

o  The City of New York (General Services Association and Department of
   Transportation warehouse space and a Department of Corrections training facility), Metropolitan Museum of Art warehouse space, ABCO Refrigeration
   Supply Corporation, and Pfizer, Inc. (rated "AAA" by S&P and "Aaa" by
   Moody's).

According to the appraiser's (CB Richard Ellis) comparable retail properties, anchor leases reflect a rental range of $18.75 to $38.91 per square foot, with an average rental rate of $27.96 per square foot. The appraiser concluded that retail market rents are $27.00 per square foot. Retail rental rates at the property range from $6.28 to $15.25 per square foot (K-mart, Levitz, Middle
Village Associates, and Toys "R" Us). Based on the appraiser's market rent conclusion, it appears that the majority of existing retail tenants are paying significantly below market rents. In addition, the comparable retail properties all reflect occupancies of 100%.

According to the appraiser, the average industrial/warehouse rental rate was
$11.93 per square foot for the first quarter 2004. Industrial/Warehouse space at the property ranges from $4.50 to $10.25 per square foot. Based on the appraiser's market rent conclusion, it appears that most of the existing industrial/warehouse tenants at the property are paying significantly below market rents. In addition, the occupancy rates of the competitive industrial/warehouse properties range from 93% to 100%, with most at 100%
occupancy. The average occupancy is 99.7%.

Pfizer, Inc. (rated "AAA" by S&P and "Aaa" by Moody's) recently signed a lease consisting of 66,000 square feet at a cost of $9.04 per
square foot, which rent, based on the appraiser's market rent conclusions, is below market rates.

-------------------------------------------------------------------------------
                    TOP MIDDLE VILLAGE ASSOCIATES SUBTENANTS
--------------------------------------------------------------------------------

                                                              RATING
SUBTENANT                                                  S&P/MOODY'S   TOTAL TENANT SF   ANNUAL RENT    RENT/SF       DATE
--------------------------------------------------------- ------------- ----------------- ------------- ----------- -----------

    BJ's Wholesale Club, Inc. ...........................   Not Rated       135,254         $2,299,318     $17.00      9/30/2024
    Alpha Management Group Co., Inc./Ooba Dooba .........   Not Rated        27,378         $  532,000     $19.43      9/29/2004
    Rentar Retail Realty Corp./Conway Stores ............   Not Rated        24,302         $  534,644     $22.00      9/28/2014
    Fashion Bug #84 .....................................   Not Rated        11,700         $  351,000     $30.00      1/31/2008
    The Musicland Group/Sam Goody/ #MO4665 ..............   Not Rated        4,700          $  189,410     $40.30      1/31/2007
    IBM Corp. ...........................................     A+/A1          3,462          $   85,236     $24.62      9/28/2004
    Tandy Corp./Radio Shack #01-2775 ....................    A-/Baa1         2,695          $   58,410     $21.67     11/20/2005
    TOTAL (Top 7 Subtenants) ............................                   209,491         $4,050,018     $19.33
    TOTAL (All 23 Subtenants) ...........................                   230,609         $4,928,519     $21.37

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       39

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                                  RENTAR PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o  The Rentar Plaza Mortgage loan is secured by a first mortgage on a 1,567,208 square foot mixed-use retail and industrial/warehouse building located in
   Middle Village, New York, a section of the Queens borough of New York City.

o  The Rentar Plaza Mortgage loan is divided into a Senior Component and a
   Subordinate Component as described further herein.

o  As will be set forth in more detail in the preliminary prospectus supplement, the holder of the Class RP Certificates that is entitled to payments solely from the Rentar Plaza Mortgage loan will be entitled in certain instances to exercise rights analogous to the rights of the Directing Certificateholder solely with respect to the Rentar Plaza Mortgage loan. Such rights may include the review and/or approval of certain actions taken by the Master
   Servicer or the Special Servicer in connection with the Rentar Plaza Mortgage loan. In addition, such holder may (but is not obligated to) purchase the
   Rentar Plaza Mortgage loan, if the loan is then considered a "Defaulted
   Mortgage Loan" as more particularly described in the preliminary prospectus supplement, at a price generally equal to its (a) fair value as determined by the Special Servicer (or the Master Servicer or Trustee if the Special
   Servicer and the option holder are the same person or affiliated) or (b) if the Special Servicer has not determined its fair value, the unpaid principal balance, plus accrued and unpaid interest on such balance, all unrelated unreimbursed advances (with interest, if any), and all accrued special servicing fees and additional trust fund expenses.

THE BORROWER:

o  The borrower, Vertical Industrial Park Associates, is a single-purpose, bankruptcy-remote entity. The sponsors are Dennis, Arthur and Marvin Ratner.
   In addition to the property, the sponsors' portfolio includes nine other properties, including the property, consists of approximately 2.8 million square feet of commercial space. Based on square footage, the property is the largest asset in their portfolio, representing approximately 55.3% of their portfolio. The nine other properties are all located in the borough of
   Brooklyn in New York City.

o  The Ratner family has been involved in real estate for over 30 years. They have been involved in various real estate projects, many of which have involved development, lease-up, management and ownership of a variety of property types. Based on year end December 31, 2003 financials, the Ratners have a combined net worth of several million dollars. Dennis, Arthur and
   Marvin Ratner are repeat sponsors of a Deutsche Bank borrower.

THE PROPERTY:

o  The collateral for the Rentar Plaza Mortgage loan consists of a fee simple interest in a 1,567,208 square foot mixed-use retail and industrial/warehouse building. The property consists of 59.7% industrial/warehouse and 40.3%
   retail.

o  The property was originally developed in 1973 as a 3-story mixed-use project containing industrial and retail space. In 1987 approximately 265,000 square feet of warehouse space on the lower level, previously occupied by Macy's (as warehouse space), was converted to a separate retail center known as the
   Metro Mall.

o  There have been various improvements to the property over the life of the building. Since 2001, the borrower has expended approximately $2.8 million on improvements at the property consisting primarily of the replacement of chillers and repairs to the roof. Additionally, the space leased to the various departments of the City of New York were all refurbished following the lease renewals in the mid 1990's and early 2000.

o  The property is located on Metropolitan Avenue, a major arterial road in
   Middle Village, Queens, New York. The property is accessible to a densely populated urban location: 82,387 people live within one mile of the property and 1,033,719 people live within three miles of the property. Three NYC bus lines and the NYC subway have stops located adjacent to Rentar Plaza. The property is located along Metropolitan Avenue east of Fresh Pond Road and west of 69th Street. The property is a shopping center coupled with an enclosed shopping mall known as the Metro Mall. Anchor tenants include
   K-Mart, Toys "R" Us and Levitz, while the Metro Mall is anchored by BJ's
   Wholesale Club. The property draws its patronage from Middle Village,
   Ridgewood and Woodhaven. The Long Island Expressway (I-495) and the Jackie
   Robinson Parkway are located approximately one and two miles, respectively to the North and South of the project. The property has 1,850 parking spaces, and 1,080 parking spaces on the roof.

o  Within the property's trade area there are few direct competitors due to the mixed use nature of the property, however, outside of the three-mile radius, there has recently been an influx of big box retailers. Major big box retailers situated within the borough of Queens include Home Depot, Staples,
   Edwards, Old Navy, Kids "R" Us, Sears, Bed Bath & Beyond, and Marshall's.
   These stores may serve as secondary competition to the property, since they are situated outside the subject's trade area. The retail vacancy rate for this market is less than 5% (property currently has no vacancy).

PROPERTY MANAGEMENT:
o  The property is managed by Rentars Development Corp., an affiliate of the
   Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:
o  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:
o  Not Allowed.
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       40

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                  RENTAR PLAZA
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       41

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                        SIMON -- CHELTENHAM SQUARE MALL
--------------------------------------------------------------------------------

  [PICTURE OMITTED]                                     [PICTURE OMITTED]

  [PICTURE OMITTED]                                     [PICTURE OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       42

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                        SIMON -- CHELTENHAM SQUARE MALL
--------------------------------------------------------------------------------

                          SIGNIFICANT MORTGAGE LOANS

SIMON -- CHELTENHAM SQUARE MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                  BofA
 ORIGINAL PRINCIPAL BALANCE:   $54,941,036
 FIRST PAYMENT DATE:           August 1, 2004
 TERM/AMORTIZATION:            120/360 months
 INTEREST ONLY PERIOD:         60 months
 MATURITY DATE:                July 1, 2014
 EXPECTED MATURITY BALANCE:    $51,393,858
 BORROWING ENTITY:             Cheltenham Square, L.P.
 INTEREST CALCULATION:         Actual/360
 CALL PROTECTION:              Lockout/Defeasance:
                               113 payments
                               Open: 7 payments
 LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $54,941,036
 CUT-OFF DATE LTV:             76.8%
 MATURITY DATE LTV:            71.9%
 UNDERWRITTEN DSCR:            1.22x
 MORTGAGE RATE:                5.890%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Retail
 PROPERTY SUB-TYPE:            Anchored
 LOCATION:                     Philadelphia, PA
 YEAR BUILT/RENOVATED:         1954/1981
 NET RENTABLE SQUARE FEET:     423,440
 CUT-OFF BALANCE PER SF:       $130
 OCCUPANCY AS OF 10/14/2004:   92.1%
 OWNERSHIP INTEREST:           Fee/Leasehold
 PROPERTY MANAGEMENT:          Simon Management
                               Associates, LLC
 U/W NET CASH FLOW:            $4,746,367
 APPRAISED VALUE:              $71,500,000
--------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       43

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                        SIMON -- CHELTENHAM SQUARE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                            ANNUALIZED
                                                           MOST RECENT       FULL YEAR
                                          UNDERWRITTEN      (6/30/04)       (12/31/03)
                                        ---------------- --------------- ----------------

 Effective Gross Income.. .............   $10,481,229      $9,951,558      $10,339,521
 Total Expenses. ......................   $ 5,437,376      $5,379,850      $ 5,296,589
 Net Operating Income (NOI).. .........   $ 5,043,853      $4,571,708      $ 5,042,932
 Cash Flow (CF). ......................   $ 4,746,367      $4,571,708      $ 5,042,932
 DSCR on NOI. .........................          1.29x           1.17x            1.29x
 DSCR on CF.. .........................          1.22x           1.17x            1.29x

--------------------------------------------------------------------------------
                               TENANT INFORMATION
--------------------------------------------------------------------------------

                               RATINGS       TOTAL       % OF                POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                  S&P/MOODY'S   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT      EXPIRATION
--------------------------- ------------- ----------- ---------- ---------- ----------- ------------- -----------

 Burlington Coat Factory ..   Not Rated      80,100       18.9%   $  3.75      300,375        4.8%     2/28/2007
 Shop Rite ................   Not Rated      72,200       17.1    $  8.48      612,360        9.9      3/31/2015
 United Artist Theatre ....   Not Rated      38,849        9.2    $ 12.41      481,943        7.8      8/31/2009
 Seaman's Furniture .......   Not Rated      30,223        7.1    $  8.01      242,000        3.9      9/30/2009
                                             ------       ----                 -------       ----
 TOTAL ....................                 221,372       52.3%              1,636,678       26.3%

--------------------------------------------------------------------------------
                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2004 ..............          1           1,484          0.4%         1,484            0.4%        $   40,000
 2005 ..............         14          29,823          7.0         31,307            7.4%        $  501,569
 2006 ..............         11          29,617          7.0         60,924           14.4%        $  513,455
 2007 ..............          6          89,123         21.0        150,047           35.4%        $  572,806
 2008 ..............         12          29,238          6.9        179,285           42.3%        $  645,299
 2009 ..............         16         109,698         25.9        288,983           68.2%        $1,542,798
 2010 ..............          4          11,977          2.8        300,960           71.1%        $  189,362
 2011 ..............          2           3,365          0.8        304,325           71.9%        $   75,000
 2012 ..............          1           3,392          0.8        307,717           72.7%        $   54,400
 2013 ..............          3          16,245          3.8        323,962           76.5%        $  415,168
 2014 ..............          3          14,673          3.5        338,635           80.0%        $  251,612
 2015 ..............          1          72,200         17.1        410,835           97.0%        $  612,360
 Vacant ............                     12,605          3.0        423,440          100.0%
                             --         -------        -----
 TOTAL .............         74         423,440        100.0%

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       44

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                        SIMON -- CHELTENHAM SQUARE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Simon -- Cheltenham Square Mall Mortgaged Property is 92.1% leased (on total owned gross leasable area) by a mix of national, regional, and local tenants, including four anchor tenants and approximately 73 in-line and freestanding tenants. The Simon -- Cheltenham Square Mall Mortgaged Property
has two anchors and is shadow-anchored by Home Depot and Value City who own their respective stores. The stores aggregate 215,966 square feet and are subject to a ground lease with the related borrower. The Home Depot is not connected to the mall. The four largest tenants, representing 52.3% of total owned gross leasable area, are:

  o  Burlington Coat Factory Warehouse Corporation (NYSE: "BCF") (Not Rated), a
     national department store retail chain, occupies 80,100 square feet (18.9%)
     on an original five-year lease extended for a five-year period expiring in
     February 2007 with no remaining renewal options. Founded in 1972 and headquartered in Burlington, New Jersey, Burlington Coat Factory offers current, designer merchandise at discounted prices compared to other department store prices. Its stores feature outerwear, apparel, shoes, accessories for the entire family, baby clothes, furniture, toys, home decor items, and gifts. As of September 21, 2004, Burlington Coat Factory operated 350 stores in 42 states nationwide. For the fiscal year ended May
     29, 2004, Burlington Coat Factory reported revenues of $2.9 billion and net income of $67.6 million. As of May 29, 2004, the company reported total assets of $1.6 billion and stockholders' equity of $855.9 million.

  o  ShopRite (Not Rated), a regional grocery store chain, occupies 72,200 square feet (17.1%) on a 20-year lease expiring in March 2015 with four, five-year renewal options. Established in 1951 and headquartered in
     Elizabeth, New Jersey, ShopRite is the largest retailer-owned cooperative in the United States and the largest employer in New Jersey. The cooperative is comprised of 43 members who individually own and operate supermarkets under the ShopRite banner. Today, the 190 ShopRite stores in
     New Jersey, New York, Connecticut, Pennsylvania and Delaware as well as
     Wakefern Food Corporation, the merchandising and distribution arm of the company, employ more than 50,000 people.

  o  United Artist Theatre Circuit, Inc. ("UATC") (Not Rated), a movie theater operator, occupies 38,849 square feet (9.2%) on a 21-year lease expiring in
     August 2009 with no renewal options. United Artist Theatre is part of
     Knoxville, Tennessee-based Regal Entertainment Group (NYSE: "RGC") ("RGC"), the largest motion picture exhibitor in the world. RGC's theatre circuit, comprising Regal Cinemas, United Artist Theatre and Edwards Theatres,
     operates 6,119 screens in 562 locations in 39 states. This geographically diverse circuit represents over 20% of domestic box office receipts and includes theatres in 46 of the top 50 U.S. Designated Market Areas as well as locations in many growing suburban markets. For the fiscal year ended
     January 1, 2004, Regal Entertainment Group reported revenues of $2.5 billion and net income of $185.4 million. As of July 1, 2004, Regal
     Entertainment Group reported total assets of $2.5 billion and stockholders'
     equity of $79.5 million. As of July 1, 2004, UATC operated 904 screens in
     114 theatres in 21 states. As of July 1, 2004, United Artist Theatre
     Circuit, Inc. reported total assets of $173.8 million and stockholders'
     equity of $109.9 million.

  o  Seaman's Furniture (Not Rated), a regional furniture retail chain, occupies
     30,223 square feet (7.1%) on a five-year lease expiring in September 2009 with two, three-year renewal options. Founded in 1933 and headquartered on
     Long Island, New York, Seaman Furniture Company Inc. operates 43 mainline showrooms, 10 Seaman's Kids stores and 6 clearance centers in the states of
     New York, New Jersey, Connecticut, and Pennsylvania. Seaman's employs more than 2,100 associates. As it is privately held, Seaman's does not report financial information on a company-wide basis.

THE SIGNIFICANT GROUND LESSEES ARE:

  o  Value City Department Store (Not Rated) occupies approximately 85,000 square feet on a ground lease dated September 30, 1980 extending for thirty years, with six, ten-year renewal option. The company is headquartered in
     Columbus, Ohio, originated in 1917 and has 9,000 employees operating 110 stores in 15 states. Retail Ventures, Inc. (NYSE: "RVI")(Not Rated)
     formerly Value City Department Stores, has three operating segments, Value
     City Department Stores (Value City), DSW Shoe Warehouse Inc. (DSW) and
     Filene's Basement Inc. Retail Ventures, Inc. reported net sales for the fourth quarter 2003 of $720.4 million.

  o  Home Depot U.S.A., Inc. (NYSE: "HD"; rated "AA" by S&P and "Aa3" by
     Moody's) a home supply retailer, owns its store, which is approximately
     131,418 square feet, 20,796 square feet of which is used as an outdoor garden center. The ground lease, dated May 1994, carries a 15-year term with nine, five-year options to renew. Home Depot is headquartered in
     Atlanta, Georgia and operates more than 1,707 stores across the United
     States, Canada and Mexico. The company with 299,000 employees, is the world's largest home improvement retailer, the second largest retailer in the United States and the third largest retailer on a global basis. As of the first quarter 2004, Home Depot reported net earnings of $1.1 billion.
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       45

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                        SIMON -- CHELTENHAM SQUARE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o  The Simon -- Cheltenham Square Mall Mortgage Loan is secured by a first mortgage on a 423,440 square foot portion of Cheltenham Square Mall, a
   639,406 square foot regional mall located in Philadelphia, Pennsylvania.

THE BORROWER:

o  The borrower, Cheltenham Square, L.P. (the "Simon -- Cheltenham Square Mall
   Borrower"), is a single-purpose, bankruptcy-remote entity with at least two independent managers for which Simon -- Cheltenham Square Mall Borrower's legal counsel has delivered a non-consolidation opinion at loan closing. The
   Simon -- Cheltenham Square Mall Borrower is 99.5% owned by its sole limited partner, Simon Capital Limited Partnership, a Delaware limited partnership and CS Company, LLC owns 0.5% and is the sole general partner. There is no borrower principal.

o  The Simon -- Cheltenham Square Mall Borrower is sponsored by Simon Property
   Group, Inc. (NYSE: "SPG") (Rated "BBB+" by S&P and "Baa" by Moody's),
   ("SPG"), an Indianapolis-based real estate investment trust (a "REIT")
   primarily engaged in the ownership, operation, leasing, management, acquisition, expansion and development of primarily regional malls and community shopping centers. SPG is the largest publicly traded retail real estate company in North America with a total market capitalization of approximately $34 billion as of October 14, 2004. As of September 30, 2004,
   SPG owned or held an interest in 301 properties in North America containing an aggregate of 204 million square feet of gross leasable area, which consisted of 173 regional malls, 67 community shopping centers, and four office and mixed-use properties in 37 states plus Canada and Puerto Rico. SPG also owns interests in three parcels of land held for future development and has ownership interests in 48 shopping centers in Europe. For the year ended
   December 31, 2003, SPG had total revenues of $2.3 billion and net income of
   $368.7 million. As of June 30, 2004, SPG reported liquidity of $519.1 million, total assets of $16.3 billion, and shareholders' equity of $3.2 billion.

THE PROPERTY:

o  The collateral for the Simon -- Cheltenham Square Mall Mortgage Loan consists of the fee simple interest in a 423,440 square foot portion of a regional mall totaling 639,406 gross leasable square feet. The Simon -- Cheltenham
   Square Mall Mortgaged Property was completed in 1954, renovated in the 1980's and 1990's, and is situated on 64.9 acres at Washington Lane and Cheltenham
   Avenue in Philadelphia, Pennsylvania.

o  The Simon -- Cheltenham Square Mall Borrower, at its sole cost and expense, is required to keep the Simon -- Cheltenham Square Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Simon -- Cheltenham Square
   Mall Borrower is also required to maintain a comprehensive all risk insurance policy without an exclusion for acts of terrorism.

PROPERTY MANAGEMENT:

o  Simon Management Associates, LLC ("SMA"), an affiliate of the Simon -
   Cheltenham Square Mall Borrower, manages the Simon -- Cheltenham Square Mall
   Mortgaged Property. Headquartered in Indianapolis, Indiana and in business for approximately 44 years, SMA is a wholly owned subsidiary of Simon
   Property Group, L.P., a majority-owned partnership subsidiary of SPG that owns all but one of SPG's real estate properties. SMA provides day-to-day property management functions including leasing, management and development services to most of the SPG properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTENESS:

o  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  Not allowed.
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       46

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                        SIMON -- CHELTENHAM SQUARE MALL
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       47

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

       CONGRESSIONAL VILLAGE & JEFFERSON AT CONGRESSIONAL (CROSSED POOL)
--------------------------------------------------------------------------------

  [PICTURE OMITTED]                                   [PICTURE OMITTED]
Congressional Village                      Jefferson at Congressional collateral
                                            is the Land upon which the apartment
                                                      complex is situated.

                                [PICTURE OMITTED]
               Photo taken in April 2002 prior to the completion
                              of apartment complex

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       48

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

    CONGRESSIONAL VILLAGE & JEFFERSON AT CONGRESSIONAL (LAND) (CROSSED POOL)
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                        GACC
 ORIGINAL PRINCIPAL BALANCE:         Total:  $51,000,000
                                     CV(1):  $32,500,000
                                     JC(1):  $18,500,000
 FIRST PAYMENT DATE:                 December 1, 2004
 TERM/AMORTIZATION:                  120/360 months
 INTEREST ONLY PERIOD:               12 months
 MATURITY DATE:                      November 1, 2014
 EXPECTED MATURITY BALANCE:          Total: $44,639,380
                                     CV:  $28,446,664
                                     JC:  $16,192,716
 BORROWING ENTITY:                   CV Borrower,
                                     LLC/Congressional
                                     Village Associates,
                                     LLC
 INTEREST CALCULATION:               Actual/360
 CALL PROTECTION:                    Lockout/
                                     defeasance: 116
                                     payments
                                     Open: 4 payments
 UP-FRONT RESERVES(2):
   TAXES/INSURANCE RESERVE:          Yes
   PERFORMANCE RESERVE(3):           $11,700,000
   DEBT SERVICE RESERVE:             $486,000
   REI/STOREHOUSE RENT RESERVE(4):   $350,000
   TENANT ALLOWANCE RESERVE:         $185,000
   PARKING RESERVE(5):               $38,000
 ONGOING MONTHLY RESERVES(2):
   REPLACEMENT RESERVE:              $1,677
   TI/LC RESERVE:                    $5,448
 LOCKBOX:                            Hard
--------------------------------------------------------------------------------

(1)   Congressional Village ("CV") and Jefferson at Congressional (Land) ("JC")
      are structured as two separate cross-collateralized loans to the same borrower.

(2)   Except where otherwise noted, reserves shown are for Congressional
      Village.

(3)   In connection with an expansion of the Congressional Village property by
      52,000 square feet (25,944 square feet to be occupied by REI, 11,000 square feet to be occupied by Storehouse and the remaining portion to be leased to certain smaller tenants), the borrower established this escrow.
      During the first two years of the term of the Congressional Village
      Mortgage loan, provided no event of the default has occurred and the DSCR is at least 1.25x, (i) $5,000,000 of this reserve may be released to the borrower on a quarterly basis provided the property is at least 85%
      occupied and (ii) the remaining balance of this reserve may be released on a quarterly basis to the borrower provided the property is at least
      90% occupied and all construction at the property has been completed. Any amounts not released to the borrower during this two year period will remain in a lender controlled account as additional collateral for the
      Congressional Village Mortgage loan.

(4)   In connection with free rent periods, the borrower established this escrow. Funds in this escrow may be released to the borrower, a portion on the date REI commences rent payments (anticipated to be December 17,
      2004) and the remaining portion on the date Storehouse commences rent payments (anticipated to be January 22, 2005).

(5)   Reserve for Jefferson at Congressional (Land) Mortgage loan.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:             Total: $51,000,000
                                   CV:  $32,500,000
                                   JC:  $18,500,000
 CUT-OFF DATE LTV:                 CV(b): 73.9%
                                   JC: 81.5%
 AVERAGE CUT-OFF DATE LTV:         76.5%
 MATURITY DATE LTV:                CV(b): 64.7%
                                   JC: 71.3%
 AVERAGE MATURITY DATE LTV:        66.9%
 UNDERWRITTEN DSCR(a):             CV(b): 1.25x
                                   JC: 1.13x
 AVERAGE UNDERWRITTEN DSCR(a):     1.19x
 MORTGAGE RATE:                    6.280%
--------------------------------------------------------------------------------

(a)  DSCR figures based on net cash flow unless otherwise noted.

(b)  DSCR calculations for Congressional Village are depicted, except where otherwise noted, net of the $11,700,000 Performance Reserve.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                CV: Retail
                               JC: Land
 PROPERTY SUB-TYPE:            CV: Shadow Anchored
                               JC: Land,
                               Development
 LOCATION:                     Rockville, MD
 YEAR BUILT/RENOVATED:         CV: 2004*/NAP
                               JC: NAP
 NET RENTABLE SQUARE FEET:     CV: 100,439
                               Avg.: $122
                               JC: 317,180
 CUT-OFF BALANCE PER SF:       CV: $324
                               JC: $58
 OCCUPANCY AS OF 10/25/04:     CV: 78.7% (leased)
 OCCUPANCY AS OF 9/27/04       JC: 100.0%
 OWNERSHIP INTEREST:           Fee
 PROPERTY MANAGEMENT:          Ronald Cohen
                               Management
 U/W NET CASH FLOW:            CV: $1,923,628
                               JC: $1,545,332
 APPRAISED VALUE:              Total: $66,700,000
                               CV: $44,000,000**
                               JC: $22,700,000
--------------------------------------------------------------------------------

 *  Substantially built in 2004.

 **  As stabilized appraised value.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       49

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

    CONGRESSIONAL VILLAGE & JEFFERSON AT CONGRESSIONAL (LAND) (CROSSED POOL)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 FINANCIAL INFORMATION -- CONGRESSIONAL VILLAGE
--------------------------------------------------------------------------------

                                          UNDERWRITTEN
                                        ---------------

 Effective Gross Income .............     $ 2,953,452
 Total Expenses .....................     $   924,078
 Net Operating Income (NOI) .........     $ 2,029,374
 Cash Flow (CF) .....................     $ 1,923,628
 DSCR on NOI(1) .....................           1.32x
 DSCR on CF(1) ......................           1.25x

(1)   DSCR is calculated net of $11,700,000 Performance Reserve.

--------------------------------------------------------------------------------
           FINANCIAL INFORMATION -- JEFFERSON AT CONGRESSIONAL (LAND)
--------------------------------------------------------------------------------

                                                       TRAILING-12      FULL YEAR
                                       UNDERWRITTEN     (4/30/04)       (12/31/03)
                                      -------------- --------------- ---------------

 Effective Gross Income .............  $ 1,545,332     $ 1,363,100     $ 1,283,733
 Total Expenses .....................          NAP             NAP             NAP
 Net Operating Income (NOI) .........  $ 1,545,332     $ 1,363,100     $ 1,283,733
 Cash Flow (CF) .....................  $ 1,545,332     $ 1,363,100     $ 1,283,733
 DSCR on NOI ........................        1.13x            .99x            .94x
 DSCR on CF .........................        1.13x            .99x            .94x

--------------------------------------------------------------------------------
         FINANCIAL INFORMATION -- CONGRESSIONAL VILLAGE & JEFFERSON AT
                       CONGRESSIONAL (LAND) (COMBINED)(1)
--------------------------------------------------------------------------------

                                          UNDERWRITTEN
                                        ---------------

 Effective Gross Income .............     $ 4,498,784
 Total Expenses .....................     $   924,078
 Net Operating Income (NOI) .........     $ 3,574,706
 Cash Flow (CF) .....................     $ 3,468,960
 DSCR on NOI(1) .....................           1.23x
 DSCR on CF(1) ......................           1.19x

(1)   DSCR for Congressional Village is calculated net of the $11,700,000
      Performance Reserve

--------------------------------------------------------------------------------
                  TENANT INFORMATION -- CONGRESSIONAL VILLAGE
--------------------------------------------------------------------------------

                                 RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS                    S&P/MOODY'S   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT       EXPIRATION
---------------------------- -------------- ----------- ---------- ---------- ------------- ------------- -------------

 REI .......................    Not Rated      25,944       25.8%  30.00       $  778,320        21.0%     11/30/2019
 Storehouse ................    Not Rated      11,000       11.0%  43.00       $  473,004        12.8%     11/30/2009
 Verizon Wireless ..........  A+/Not Rated      6,668        6.6%  42.55       $  283,728         7.7%      2/29/2008
 Post Office ...............    Not Rated       5,878        5.9%  19.00       $  111,672         3.0%      4/30/2007
 Beautiful Day Spa .........    Not Rated       4,562        4.5%  37.00       $  168,072         4.5%     10/31/2009
 Greek Taverna .............    Not Rated       4,127        4.1%  40.00       $  165,084         4.5%      4/11/2014
 Rockaway Bedding ..........    Not Rated       4,000        4.0%  46.00       $  183,960         5.0%     12/31/2014
                                               ------       ----               ----------        ----
 TOTAL .....................                   62,179       61.9%              $2,163,840        58.4%

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       50

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

    CONGRESSIONAL VILLAGE & JEFFERSON AT CONGRESSIONAL (LAND) (CROSSED POOL)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            TENANT INFORMATION -- JEFFERSON AT CONGRESSIONAL (LAND)
--------------------------------------------------------------------------------

                               RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TENANT                       S&P/MOODY'S   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
--------------------------- ------------- ----------- ---------- ---------- ------------- ------------- -----------

 Jefferson at Congressional
  Village LLC(1) .......... Not Rated     317,180        100.0%    $ 4.30    $1,363,100        100.0%   11/30/2009

(1)  There are seven 10-year automatic renewal options and one 3-year automatic renewal option, thereby having an effective lease term through 2082.

--------------------------------------------------------------------------------
                 LEASE ROLLOVER SHEET -- CONGRESSIONAL VILLAGE
--------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE      BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF     EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   ----------

 2005 ..............          1           3,000          3.0%         3,000            3.0%        $114,000
 2007 ..............          2           8,847          8.8%        11,847           11.8%        $165,120
 2008 ..............          3          13,046         13.0%        24,893           24.8%        $561,648
 2009 ..............          3          18,612         18.5%        43,505           43.3%        $793,572
 2013 ..............          1           1,500          1.5%        45,005           44.8%        $ 48,360
 2014 ..............          2           8,127          8.1%        53,132           52.9%        $349,044
 2019 ..............          1          25,944         25.8%        79,076           78.7%        $778,320
 Vacant ............                     21,363         21.3%       100,439          100.0%        $892,243
                              -          ------        -----
 TOTAL .............         13         100,439        100.0%

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       51

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

    CONGRESSIONAL VILLAGE & JEFFERSON AT CONGRESSIONAL (LAND) (CROSSED POOL)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            SUMMARY OF SIGNIFICANT TENANTS -- CONGRESSIONAL VILLAGE
--------------------------------------------------------------------------------
The property is 78.7% leased by a total of 13 retail tenants at an average lease rate of $35.54 per square foot triple net lease. The two largest tenants, representing 36.8% of total net rentable area, are:

o  Recreational Equipment, Inc. ("REI") (Not Rated), founded in 1938, is a supplier of specialty outdoor gear and clothing that occupies 25,944 square feet (25.8%) under a 15-year lease that expires in November 2019, and provides for three 5-year renewal options. REI operates 66 retail stores in the U.S. and conducts direct sales via the internet (REI.com and
   REI-OUTLET.com), telephone and mail. REI is structured as a consumer cooperative and is the nation's largest consumer cooperative with more than 2 million members. While non-members are welcome to shop at REI, only members enjoy special benefits, including an annual member refund on eligible purchases. REI's disbursed refunds to its active members in 2003 totaling $41 million, and provided nearly $2 million in donations in support of the outdoors and outdoor recreation. As of December 31, 2003, REI had total assets of $501.2 million and member's equity of $248.7 million including cash and investments of $122.8 million. For the 12 months ended December 31, 2003,
   REI had sales of $805.3 million.

o  Storehouse (Not Rated), a furniture retailer, leases 11,000 square feet
   (11.0%) under a five-year lease which expires in November 2009 and provides for three 5-year renewal options. Storehouse is a division of The Rowe
   Companies (AMEX: "ROW"). Through its subsidiary Rowe Furniture, The Rowe
   Companies make upholstered and leather sofas, love seats and chairs in traditional, contemporary and country styles. Rowe Furniture supplies furniture to more than 1,200 retailers and runs a 60-store retail furniture chain which does business under the Storehouse name. Most of the Storehouse retailers are located in the mid-Atlantic and southern states, and sell Rowe products, as well as case goods, lamps, framed art, antiques and more. As of
   November 30, 2003, The Rowe Companies had total assets of $130.0 million
   (including liquidity of $3.71 million), and stockholders' equity of $51.9 million. For the year then ending November 30, 2003. The Rowe Companies had sales of $279.4 million.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
      SUMMARY OF SIGNIFICANT TENANTS -- JEFFERSON AT CONGRESSIONAL (LAND)
--------------------------------------------------------------------------------
The borrower leases 100% of the property to Jefferson at Congressional LLC, an entity controlled by JPI, at an annual lease rate of $1,363,100 ($4.30 per square foot). Jefferson at Congressional LLC, an entity controlled by JPI, represents 100% of total net rentable area.

o  JPI is a fully-integrated real estate firm that specializes in the acquisition, development, construction and management of residential communities. JPI ground leases the subject property under a 7 year lease expiring November 30, 2009. The lease has ten 7-year extension options plus one final 3-year option. The lease expiration date inclusive of all renewal options is November 30, 2082. The options are automatic unless the lessee, which is constructing a 403 unit Class A apartment complex on the property, chooses to terminate the lease. Current ground lease rent is $1,363,100 annually (payable monthly). Effective June 1, 2006, the ground rent will begin increasing by 3% per annum.

o  JPI is headquartered in Irving, Texas. JPI's focus is building and acquiring apartment communities and student housing communities. Most of JPI's activity is conducted through an investment venture with General Electric Capital
   Services which has committed over $650 million in equity to JPI. JPI operates in markets throughout the United States, including California, the Midwest and the Pacific Northwest. JPI is a developer of residential real estate and one of the largest privately-owned multi-family real estate companies in the country.
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       52

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

    CONGRESSIONAL VILLAGE & JEFFERSON AT CONGRESSIONAL (LAND) (CROSSED POOL)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE CONGRESSIONAL VILLAGE LOAN:

o  The Congressional Village Mortgage Loan is secured by a first mortgage on a
   100,439 square foot retail center located in Rockville, Maryland. The
   Congressional Village Mortgage loan is cross-collateralized and cross-defaulted with the $18.5 million loan on the fee interest in the land underneath Jefferson at Congressional Village Apartments, which is located adjacent to the Congressional Village property.

THE JEFFERSON AT CONGRESSIONAL (LAND) LOAN:

o  The Jefferson at Congressional (Land) Mortgage Loan is secured by a first mortgage on a 317,180 square foot (7.28 acres) parcel of land located in
   Rockville, Maryland. The loan is cross-collateralized and cross-defaulted with the $32,500,000 loan on the fee interest in the Congressional Village
   Shopping Center, which is located adjacent to the Jefferson at Congressional property.

THE BORROWERS:

o  The borrowers, CV Borrower, LLC and Congressional Village Associates, LLC,
   are each single-purpose, bankruptcy-remote entities. Congressional Village
   Associates, LLC previously owned a hotel property (not part of the loan collateral) located adjacent to the Congressional Village and Jefferson at
   Congressional properties, but sold this parcel prior to entering into the subject loans. The loan sponsors are Bresler & Reiner, Inc. and Ronald Cohen of The Cohen Companies.

o  Bresler & Reiner, Inc. is a real estate development and management firm based in Washington, D.C. The company operates in two main areas: residential land development and construction, and rental property ownership and management.
   Rental properties include Class A and B office properties, retail properties, apartment properties and mixed-use developments. Bresler & Reiner, Inc.'s real estate assets include more than 1.4 million square feet of office, industrial and retail space located in the Washington, D.C. area and in
   Philadelphia. Bresler & Reiner, Inc. a repeat sponsor of a Deutsche Bank borrower, has been in operation for over 20 years, has approximately 65 employees, and operates primarily in the Washington, D.C./Baltimore area. As of December 31, 2003, Bresler & Reiner, Inc. had shareholders' equity of
   $128.09 million including liquidity of $79.06 million.

o  Ronald Cohen, a sponsor and the principal for this transaction, is an owner and operator of commercial real estate, primarily through his family-owned business. The Cohen Companies. Founded in 1973, The Cohen Companies
   specializes in the acquisition and management of urban and suburban office buildings, hotels, retail centers and residential properties in the
   Washington, D.C. metropolitan statistical area. The Cohen Companies currently controls over 3.5 million square feet of office, retail, hotel and multi-family space. The Congressional Village Mortgage Loan is 100% recourse to Ronald Cohen until (i) 90% of the leasable space is leased to bona fide third party tenants that are in occupancy and paying rent and (ii) the DSCR is at least 1.25x.

o  As of December 31, 2003, Ronald Cohen had a net worth of $105.55 million including liquidity of $6.35 million. Combined, the loan sponsors have a net worth of approximately $233.6 million including liquidity of approximately
   $85.4 million.

THE CONGRESSIONAL VILLAGE PROPERTY:

o  The collateral for the Congressional Village Mortgage Loan consists of the fee simple interest in a 100,439 square foot retail center. The property is located in Rockville, Maryland, approximately seven miles north of
   Washington, D.C. The site is 5.86 acres and contains three retail buildings.

o  The original section of the main building was constructed in 1984 and expanded in 2003. The second retail building, a multi-tenant, single-story structure was also constructed in 1984 and expanded in 2003. The third building is an approximately 5,800 square feet freestanding building which has been operated as a post office since the mid 1960's.

o  There are 266 surface parking spaces on-site. In addition, 279 spaces in an adjacent parking garage (currently under construction and not collateral for this loan) have been allocated to the owner pursuant to a parking space easement agreement with the tenant of the Jefferson at Congressional property. Upon completion of the garage, there will be 390 spaces available, a ratio of 3.9 spaces per 1,000 square feet of net rentable area.

o  At present, the two main retail buildings are being expanded by a total of approximately 52,000 square feet of which 25,944 square feet will be occupied by REI, 11,000 square feet will be occupied by Storehouse (furniture). The remaining square feet will be leased to smaller shop tenants.

THE JEFFERSON AT CONGRESSIONAL (LAND) PROPERTY:

o  The collateral for the Mortgage Loan consists of the fee interest of in a
   317,180 square foot (7.28 acre) parcel of land located in Rockville,
   Maryland, approximately seven miles north of Washington, D.C.
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       53

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

    CONGRESSIONAL VILLAGE & JEFFERSON AT CONGRESSIONAL (LAND) (CROSSED POOL)
--------------------------------------------------------------------------------

o  JPI is building a Class "A" 403-unit apartment complex known as Jefferson at
   Congressional Apartments on the Jefferson at Congressional (Land). The
   complex is approximately 75% developed and is expected to be completed in late 2004 or early 2005. Upon completion, the complex will have fourteen
   4-story residential buildings, a 10,995 square foot clubhouse building and two parking structures. Gross building area will be 405,000 square feet; net rentable area will be 385,000 square feet (average apartment size of 955 square feet).

o  The property is located on the south side of Halpine Road just west of
   Rockville Pike, providing access to the City of Frederick to the north and the District of Columbia to the south. The property is visible from Rockville
   Pike. Access to the site is provided from Halpine Road and Jefferson Street.
   Adjacent properties include Congressional Village Shopping Center, a property also owned by the borrower, a Ramada Inn, residential garden apartments,
   Congressional Plaza Shopping Center, and high-rise apartments and general commercial properties.

PROPERTY MANAGEMENT:

o  Ronald Cohen Management, a division of The Cohen Companies and an affiliate of the borrower, manages the property. The Cohen Companies, founded in 1973, specializes in the acquisition and management of urban and suburban office buildings, hotels, retail centers and residential properties in the
   Washington, DC metropolitan statistical area. The Cohen Companies currently own or operate over 3.5 million square feet of office, retail, hotel and multi-family space.

RELEASE:

o  In connection with a defeasance of either of the Congressional Village property, or the Jefferson at Congressional property, the related loan documents permit the borrowers to obtain a release of the other property upon the delivery of defeasance collateral equal to 115% of the principal balance of the note related to defeased property (and subject to the sactisfaction of certain other conditions). In connection with such defeasance, the defeasance collateral will be transferred to a single-purpose bankruptcy-remote entity and the defeased loan will no longer be crossed with the other loan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  Not Allowed.
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       54

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

    CONGRESSIONAL VILLAGE & JEFFERSON AT CONGRESSIONAL (LAND) (CROSSED POOL)
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       55

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                 ICG PORTFOLIO
--------------------------------------------------------------------------------

                               [PICTURE OMITTED]
                           2115 Wisconsin Avenue, NW

                                [PICTURE OMITTED]
                                1600 K Street, NW

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       56

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                 ICG PORTFOLIO
--------------------------------------------------------------------------------

                          SIGNIFICANT MORTGAGE LOANS

ICG PORTFOLIO
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                       GECC
 ORIGINAL PRINCIPAL BALANCE(1):     $50,500,000
 FIRST PAYMENT DATE:                December 1, 2004
 TERM/AMORTIZATION:                 84/360 months
 INTEREST ONLY PERIOD:              36 months
 MATURITY DATE:                     November 1, 2011
 EXPECTED MATURITY BALANCE:         $47,633,026
 BORROWING ENTITY:                  1600 Capital Associates
                                    LLC and 2115 Capital
                                    Associates LLC
 INTEREST CALCULATION:              Actual/360
 CALL PROTECTION:                   Lockout/defeasance: 81
                                    payments
                                    Open: 3 payments
 UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:           Yes
   IMMEDIATE REPAIR RESERVE:        $201,850
   TENANT ESCROW(2):                $1,074,059

 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:           Yes
   REPLACEMENT RESERVE:             $4,310
   TI/LC RESERVE(3):                $37,200

 LOCKBOX:                           Hard
--------------------------------------------------------------------------------

(1)   At closing the borrower incurred additional financing of $3 million (4.4%
      of appraised value) in the form of a subordinated B-note, which is not included in the calculations herein.

(2)   $586,030 allocated to four tenants' tenant improvement costs. $177,345 allocated to three new executed leases to be disbursed when each tenant provides acceptable tenant estoppels, are open for business, and have commenced paying rent. $150,000 allocated to the tenants expiring in 2008 in the 2115 Wisconsin Avenue, NW property for TI/LC. $87,912 allocated to
      11 tenants to be disbursed when each tenant commences paying increased rent. $72,772 allocated to three tenants to be disbursed upon Lender's receipt of a fully executed renewal lease at a rental rate at or above the existing rate for a minimum of five years.

(3)   Capped at $2,500,000 and if used must be funded back up to $2,500,000.
      Once the tenants expiring in 2008 in the 2115 Wisconsin Avenue, NW property have either renewed or the space has been re-leased at terms acceptable to the mortgagee, the cap on the rollover reserve will be reduced to $500,000. At the time of the cap reduction any amounts in excess of $500,000 in the TI/LC Reserve are required to remain in the reserve.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE(1)            $50,500,000
 CUT-OFF DATE LTV:                  74.5%
 MATURITY DATE LTV:                 70.3%
 UNDERWRITTEN DSCR:                 1.26x
 MORTGAGE RATE:                     5.23%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                     Office
 PROPERTY SUB-TYPE:                 Mixed
 LOCATION:                          Washington, DC
 YEAR BUILT/RENOVATED:
   1600 K STREET, NW                1950/1999
   2115 WISCONSIN AVENUE,           1988/NA
      NW
 NET RENTABLE SQUARE FEET:          259,184
 CUT-OFF BALANCE PER SF:            $195
 OCCUPANCY AS OF 6/30/04:           94.1%
   1600 K STREET, NW                80.4%
   2115 WISCONSIN AVENUE,           100.0%
      NW
 OWNERSHIP INTEREST:                Fee
 PROPERTY MANAGEMENT:               Stoladi Property Group
 U/W NET CASH FLOW:                 $4,207,288
 APPRAISED VALUE:                   $67,750,000
--------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       57

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                 ICG PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                            ANNUALIZED
                                                           MOST RECENT        FULL YEAR
                                         UNDERWRITTEN       (6/30/04)         (12/31/03)
                                        --------------   ---------------   ---------------

 Effective Gross Income .............     $7,533,426        $6,968,731        $7,175,819
 Total Expenses .....................     $2,867,356        $2,552,841        $2,553,468
 Net Operating Income (NOI) .........     $4,666,070        $4,415,890        $4,622,351
 Cash Flow (CF) .....................     $4,207,288        $4,365,115        $4,520,875
 DSCR on NOI ........................          1.40x             1.32x             1.38x
 DSCR on CF .........................          1.26x             1.31x             1.35x

--------------------------------------------------------------------------------
                TENANT INFORMATION -- 2115 WISCONSIN AVENUE, NW
--------------------------------------------------------------------------------

                                    RATINGS      TENANT
                                  S&P/MOODY'S   TOTAL SF   % TOTAL SF    RENT SF
                                 ------------- ---------- ------------ -----------

 Top Tenants
 Medstar(1) ....................   BBB/Baa2      66,873        37.0%   $ 24.79
 Fannie Mae ....................   AAA/Aaa       62,485        34.6    $ 24.95
 Georgetown University .........   BBB+/A3       50,334        27.8    $ 24.98
                                                 ------        ----
 TOTAL .........................                179,692        99.4%

                                       POTENTIAL       % POTENTIAL         LEASE
                                         RENT              RENT          EXPIRATION
                                 -------------------- ------------- -------------------

 Top Tenants
 Medstar(1) ....................  $1,657,979                37.1%         10/31/2008(2)
 Fannie Mae ....................   1,559,147                34.8           4/30/2008(3)
 Georgetown University .........   1,257,343                28.1          10/31/2008(4)
                                 -------------            -----
 TOTAL .........................  $4,474,469 (5)           100.0%

(1)   Rating of parent company.
(2)   The Medstar lease has two, 5-year renewal options.
(3)   The Fannie Mae lease has two, 2-year renewal options.
(4)   The Georgetown University lease has two, 5-year renewal options.
(5)   In addition there is $439,051 of net parking income.

--------------------------------------------------------------------------------
                    TENANT INFORMATION -- 1600 K STREET, NW
--------------------------------------------------------------------------------

                                   RATINGS      TENANT                              POTENTIAL    % POTENTIAL     LEASE
                                 S&P/MOODY'S   TOTAL SF   % TOTAL SF    RENT SF        RENT          RENT      EXPIRATION
                                ------------- ---------- ------------ ----------- ------------- ------------- -----------

 Top Tenants
 Olives DC, LLC(1) ............   Not Rated     11,557        14.8%   $ 43.00      $  496,902        18.6%    11/30/2013
 Radio Television News ........   Not Rated      8,670        11.1    $ 34.46         298,768        11.2     10/31/2011
 Control Risks Group, LLC .....   Not Rated      6,509         8.3    $ 32.80         213,495         8.0      1/31/2013
                                                ------        ----                 ----------        ----
 TOTAL ........................                 26,736        34.1%                $1,009,165        37.7%

(1)  Ground floor retail.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       58

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                                  ICG PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                LEASE ROLLOVER SHEET -- 2115 WISCONSIN AVENUE, NW
--------------------------------------------------------------------------------

                         NUMBER OF                                 CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION    LEASES EXPIRING   EXPIRING SF   % TOTAL SF    TOTAL SF      TOTAL SF       EXPIRING
------------------   ----------------- ------------- ------------ ------------ -------------- -------------

 2008 ..............         3         179,692            99.4%   179,692            99.4%     $4,474,469
                            --         -------            -----
 TOTAL(1) ..........         3         179,692            99.4%

(1)  Does not include 1,155 SF (0.64% of total SF) allocated to the Fitness
     Center which does not pay rent.

--------------------------------------------------------------------------------
                  LEASE ROLLOVER SHEET -- 1600 K STREET, NW(1)
--------------------------------------------------------------------------------

                        NUMBER OF
                         LEASES                                     CUMULATIVE     CUMULATIVE %     BASE RENT
YEAR OF EXPIRATION      EXPIRING     EXPIRING SF     % TOTAL SF      TOTAL SF        TOTAL SF       EXPIRING
------------------     ----------   -------------   ------------   ------------   --------------   ----------

 2004 ..............        1              183            0.2%           183             0.2%       $  2,196
 2005 ..............        1            1,058            1.4          1,241             1.6%       $ 15,479
 2006 ..............        3            5,058            6.5          6,299             8.0%       $183,632
 2007 ..............        2            3,464            4.4          9,763            12.5%       $ 72,337
 2008 ..............        1            3,997            5.1         13,760            17.6%       $153,285
 2009 ..............        1            4,690            6.0         18,450            23.6%       $157,865
 2010 ..............        3            6,238            8.0         24,688            31.5%       $186,283
 2011 ..............        1            8,670           11.1         33,358            42.6%       $298,768
 2012 ..............        2            2,331            3.0         35,689            45.6%       $ 69,705
 2013 ..............        3           18,066           23.1         53,755            68.6%       $710,397
 2014 ..............        3           10,750           13.7         64,505            82.3%       $408,450
 Vacant ............                    13,832           17.7         78,337           100.0%
                           --           ------          -----
 TOTAL .............       21           78,337          100.0%

(1)   Information from Underwritten Rent Roll.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       59

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                                  ICG PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

2115 WISCONSIN AVENUE, NW

o  MedStar (Parent company Rated "BBB" by S&P and "Baa2" by Moody's) occupies a total of 66,873 square feet (37.0% of net rentable area of the property and
   25.8% of net rentable area of the properties in the aggregate). It contributes $1,657,979 to the base rental income (37.1% of the property and
   23.2% of the properties in the aggregate). MedStar Health is a not-for-profit, community-based healthcare organization that owns and operates seven major hospitals and other healthcare services in the
   Baltimore/Washington area. MedStar Health is the third-largest employer in the region with more than 22,000 employees and 4,000 affiliated physicians.
   Its hospitals and healthcare organizations serve more than half-a-million patients each year.

o  Fannie Mae (Rated "AAA" by S&P and "Aaa" by Moody's) occupies a total of
   62,485 square feet (34.6% of net rentable area of the property and 24.1% of net rentable area of the properties in the aggregate). It contributes
   $1,559,147 to the base rental income (34.9% of the property and 21.8% of the properties in the aggregate). Fannie Mae, is a source of financing for home mortgages in the United States. Fannie Mae was chartered by the United States
   Congress to provide liquidity in the secondary mortgage market to increase the availability and affordability of homeownership for low-, moderate- and middle-income Americans. Fannie Mae's headquarters is located less than two miles from the property and shuttle service is available between the two locations.

o  Georgetown University (Rated "BBB+" by S&P and "A3" by Moody's) occupies
   50,334 square feet (27.8% of the property and 19.4% of net rentable area of the properties in the aggregate). It contributes $1,257,343 to the base rental income (28.1% of the property and 17.6% of the properties in the aggregate). Founded in 1789, Georgetown is the nation's oldest Catholic university. Georgetown has four undergraduate schools, graduate programs, a law school and a medical school. There are over 13,000 students enrolled at
   Georgetown. Georgetown University uses this location for administration purposes. The Georgetown Alumni Association and the Office of Planned Giving,
   among other departments, are located at this property.

1600 K STREET, NW

o  Olive's DC, LLC (Not Rated) occupies a total of 11,557 square feet (14.8% of net rentable area of the property and 4.5% of net rentable area of the properties in the aggregate). It contributes $496,902 to the base rental income (18.6% of the property and 7.0% of the properties in the aggregate).
   Olive's is a Todd English sponsored restaurant which has four other locations throughout the US. In addition to Olive's, other Todd English sponsored restaurants include Tuscany, Bonfire, and Figs located in New York, Florida,
   Massachusetts and Connecticut. His restaurants are located throughout the world including the Cunard Line's ship, the Queen Mary 2.

o  Radio Television News (Not Rated) occupies a total of 8,670 square feet
   (11.1% of net rentable area of the property and 3.4% of net rentable area of the properties in the aggregate). It contributes $298,768 to the base rental income (11.2% of the property and 4.2% of the properties in the aggregate).
   The Radio and Television News Directors Association is the world's largest professional organization devoted exclusively to electronic journalism. The
   Radio and Television News Directors Association represents local and network news executives in broadcasting, cable and other electronic media in more than 30 countries.

o  Control Risks Group, LLC (Not Rated) occupies a total of 6,509 square feet
   (8.3% of net rentable area of the property and 2.5% of net rentable area of the properties in the aggregate). It contributes $213,495 to the base rental income (8.0% of the property and 3.0% of the properties in the aggregate).
   Founded in 1975, Control Risks Group is a leading, specialist, international business risk consultancy employing 375 people in 17 offices worldwide.
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       60

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                 ICG PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN

o  The ICG Office Portfolio Loan is secured by a first mortgage on two office properties: 1600 K Street, NW, an 8-story office building containing 78,337 net rentable square feet located in the Washington, D.C. central business district and 2115 Wisconsin Avenue, NW, a 6-story office building containing
   180,847 net rentable square feet located in Georgetown.

o  General Electric Capital Corporation provided the borrowers of the ICG
   Portfolio Loan an A Note in the amount of $50,500,000 and a B Note in the amount of $3,000,000 and assigned its interest in the B Note to CBA-Mezzanine
   Capital Finance, LLC. The A Loan and the B Loan are subject to an
   Intercreditor Agreement pursuant to which the B Loan is required to be at all times be junior, subject and subordinate to the A Loan.

THE BORROWER

o  The borrowers are 1600 Capital Associates LLC and 2115 Capital Associates
   LLC, and are both single-purpose, bankruptcy remote entities, whose managing members each have independent directors. The non-managing member for the borrowers is Potomac Realty Holdings LLC with 99.5% interest in each borrower. Potomac Realty Holdings LLC is 100% owned by 1600/2115 Partners
   LLC.

o  The sponsors of the borrower include Darik Elwan, Ibraham Elwan and Rahdy
   Elwan who control Infrastructure Capital Group (ICG). ICG is a worldwide development company with offices located in Washington, D.C. and Dubai, UAE.
   The firm is engaged in the development of public infrastructure projects, primarily for third world countries and municipalities, as well as the development and acquisition of commercial real estate. The commercial real estate group, headquartered in Washington, DC, concentrates on development and acquisition opportunities throughout the Mid-Atlantic and Southeastern
   United States. In addition to owning the 1600 K. Street and 2115 Wisconsin
   Avenue properties, ICG owns 901 F Street, its Washington, D.C. headquarters and Courthouse Towers in Miami, Florida.

THE PROPERTY

o  The collateral for the ICG Portfolio Loan consists of the fee simple interests in 1600 K Street, NW and 2115 Wisconsin Avenue, NW, Washington,
   D.C. The properties have a combined 259,184 net rentable square feet, a weighted average occupancy of 94.1%, and 20 tenants; 69.3% of the net rentable square footage is leased to investment grade tenants.

o  1600 K Street, NW is located at the southwest corner of 16th and K Street in
   Washington, DC and is located approximately two blocks north of the White
   House/Treasury Complex, in the heart of the central business district of
   Washington, DC. The appraiser reported that the immediate surroundings are comparable office and commercial properties, largely constructed in the same timeframe as 1600 K Street, NW. Notable properties within close proximity to
   1600 K Street, NW are St. John's Church, the Hay Adams Hotel and several other hotels, the US Court of Appeals, the Army/Navy Club, the Blair and
   Decatur Houses, the Asian Development Bank and the Executive Office
   Buildings.

o  1600 K Street, NW is an eight-story office building containing 78,337 net rentable square feet. The appraiser reported that the property was constructed in the 1950's and renovated in 1999. The property does not have a parking garage but is situated within two blocks of the McPherson Square and
   Farragut North Metro Rail Stations and the property is close to public parking. 1600 K Street is 80.4% leased to 17 tenants as of the June 2004 rent roll.

o  2115 Wisconsin Avenue, NW is located on the east side of Wisconsin Avenue, situated between Whitehaven Street to the south and W Street to the north. It is part of the larger Georgetown Center complex, which includes an adjacent office building and the Observatory Residential Condominiums. It is located adjacent to the U.S. Naval Observatory, the Vice President's permanent home.
   Shopping and entertainment areas are located a few blocks south of the property in the Georgetown district. Both Georgetown University and
   Georgetown Hospital are a few blocks to the southwest.

o  2115 Wisconsin Avenue, NW is a six-story office building containing 180,847 net rentable square feet and a related parking garage. It shares a brick common courtyard with the Observatory Condominiums and Georgetown Center I.
   Parking is provided in the four-level underground parking garage located under 2115 Wisconsin Avenue, NW and the Observatory Condominiums. 346 parking spaces are allocated to 2115 Wisconsin Avenue, NW with the remaining spaces allocated to other properties. 2115 Wisconsin Avenue, NW is 100% leased to three investment grade tenants as of the June 2004 rent roll.
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       61

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                                  ICG PORTFOLIO
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT

o  Stoladi Property Group manages the collateral of the ICG Portfolio Loan and is not affiliated with the borrower. The Stoladi Property Group was founded in Washington, D.C. in 1993, by Jim R. Stokes and Melise Fouladi. It
   currently manages a portfolio of approximately 2 million square feet in the
   Washington, D.C. area.

CURRENT MEZZANINE OR SUBORDINATED INDEBTEDNESS

o  The borrower has incurred additional financing of $3,000,000 via a subordinate B-Note assigned to CBA-Mezzanine Capital Finance, LLC that is held outside the trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS

o  Not allowed.

PARTIAL RELEASE

o  The loan documents permit partial release of collateral following the
   Defeasance Lockout period. The required partial defeasance amounts are as follows: 125% of the allocated loan amount for the 1600 K Street, NW property and 110% of the allocated loan amount for the 2115 Wisconsin Avenue, NW property. A partial release is permitted as long as certain conditions are satisfied including, (1) the debt service coverage ratio for the remaining property is equal to or greater than the greater of (a) the debt service coverage ratio for the previous 12-month period and (b) the debt service coverage ratio that existed at the time the loan was funded; and (2) the 1600
   K Street, NW property cannot be released until the tenants expiring in 2008 in the 2115 Wisconsin Avenue, NW have been renewed on terms reasonably acceptable to mortgagee or at least 90% of such space has been re-leased with tenants and on terms reasonably acceptable to mortgagee.
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       62

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                 ICG PORTFOLIO
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       63

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

             SUN COMMUNITIES PORTFOLIO 4 & SOUTHFORK (CROSSED POOL)
--------------------------------------------------------------------------------

  [PICTURE OMITTED]                                    [PICTURE OMITTED]
   Lake San Marino                                         Southfork

  [PICTURE OMITTED]                                    [PICTURE OMITTED]
 Lake Juliana Landings                                  Lake San Marino

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       64

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
        o  SUN COMMUNITIES PORTFOLIO 4 & SOUTHFORK (CROSSED POOL)
        o  SUN COMMUNITIES PORTFOLIO 13 & BONITA LAKE (CROSSED POOL)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOANS:

o  The "Sun Communities Portfolio Loans" consist of the following Mortgage Loans which are secured by manufactured housing community or recreational vehicle properties (each a "Sun Communities Portfolio Property") owned by affiliates of Sun Communities Operating Limited Partnership ("SCOLP"): "Sun Communities
   Portfolio 4", "Sun Communities -- Southfork", "Sun Communities -- Bonita
   Lake" and "Sun Communities Portfolio 13". The Sun Communities Portfolio 4
   Loan is secured by a first mortgage on three manufactured housing community properties located in Elkhart, Indiana, Warren, Michigan and Auburndale,
   Florida consisting of 757 pads and by a 412-space recreational vehicle property located in Naples, Florida and has a cut-off date balance of
   $27,620,542. The Sun Communities -- Southfork Loan is secured by a first mortgage on a 477-pad manufactured housing community property located in
   Belton, Missouri and has a cut-off date balance of $13,360,000. The Sun
   Communities -- Bonita Lake Loan is secured by a first mortgage on a 167-space recreational vehicle property located in Bonita Springs, Florida and has a cut-off date balance of $1,520,000. The Sun Communities Portfolio 13 Loan is
   secured by a first mortgage on a 309-pad manufactured housing community property located in Sauk Village, Illinois and by an 837-space recreational vehicle property located in Fort Myers, Florida and has a cut-off date balance of $36,487,198.

o  Sun Communities Portfolio 4 and Sun Communities -- Southfork are
   cross-collateralized and cross-defaulted. Sun Communities -- Bonita Lake and
   Sun Communities Portfolio 13 are cross-collateralized and cross-defaulted.

THE BORROWERS:

o  Each of the loans in the Sun Communities Portfolio feature separate borrowers
   (collectively, the "Sun Communities Portfolio Borrowers"). Each Sun
   Communities Portfolio Borrower is a Michigan limited liability company that is a single-purpose, bankruptcy-remote entity and features two independent directors. In addition, each Sun Communities Portfolio Borrower's legal counsel delivered a non-consolidation opinion at the closing of the related
   Sun Communities Portfolio Loan.

o  Sun Communities, Inc., a Maryland corporation ("Sun"), is a fully integrated, self-administered and self-managed REIT, which owns, operates and develops manufactured housing communities concentrated in the Midwestern and southeastern United States. Sun, together with affiliates and predecessors, has been in the business since 1975. Structured as an umbrella partnership
   REIT, or UPREIT, Sun is the sole general partner and holder of approximately
   75% of the partnership interests in SCOLP, the related borrower principal and the entity through which Sun conducts substantially all of their operations, and which owns, either directly or indirectly through subsidiaries, all of the assets.

o  As of December 31, 2003, the REIT owned and operated a portfolio of 127 properties located in 17 states, consisting of 115 manufactured housing communities, five recreational vehicle communities and seven properties containing both manufactured housing and recreational vehicle sites. As of
   December 31, 2003, the Sun Communities Portfolio Properties contained an aggregate of 43,875 developed sites comprised of 38,797 developed manufactured housing sites and 5,078 recreational vehicle sites, plus an additional 6,756 manufactured housing sites suitable for development.

THE PROPERTIES:

o  The collateral for each Sun Communities Portfolio Loan generally consists of the fee simple interest in the related Sun Communities Portfolio Property.
   Each Sun Communities Portfolio Property features certain amenities, which generally include clubhouses, swimming pools, basketball courts, volleyball courts, children's playgrounds and shuffleboard courts. Each Sun Communities
   Portfolio Property features access to public water and sewer service.

o  Each Sun Communities Portfolio Borrower is generally required at its sole cost and expense to keep the related Sun Communities Portfolio Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o  Each Sun Communities Portfolio Property is self-managed by its related Sun
   Communities Portfolio Borrower. SCOLP, through its subsidiaries, currently manages 43,875 developed sites comprised of 38,797 developed manufactured housing sites and 5,078 recreational vehicle sites, plus an additional 6,756 manufactured housing sites suitable for development.
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       65

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
        o  SUN COMMUNITIES PORTFOLIO 4 & SOUTHFORK (CROSSED POOL)
        o  SUN COMMUNITIES PORTFOLIO 13 & BONITA LAKE (CROSSED POOL)
--------------------------------------------------------------------------------

  Each Sun Communities Portfolio Borrower neither receives nor pays any management fee or other compensation in connection with the management of the Sun Communities Portfolio Properties and none are subject to a formal management agreement. In the event any Sun Communities Portfolio Borrower elects to have the properties managed by a property manager, whether or not affiliated with the Sun Communities Portfolio Borrower, such property manager (if not affiliated with the Sun Communities Portfolio Borrower)
  shall be a qualified manager approved by mortgagee, and the Sun Communities
  Portfolio Borrower shall enter into an acceptable management agreement and subordination thereof that conforms to mortgagee's standards.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  Not allowed.
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       66

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

             SUN COMMUNITIES PORTFOLIO 4 & SOUTHFORK (CROSSED POOL)
--------------------------------------------------------------------------------

                          SIGNIFICANT MORTGAGE LOANS

SUN COMMUNITIES PORTFOLIO 4 & SOUTHFORK (CROSSED POOL)

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                   BofA
 ORIGINAL PRINCIPAL BALANCE:    Portfolio 4       $27,620,542
                                Southfork          13,360,000
                                                   ----------
                                Total             $40,980,542
 FIRST PAYMENT DATE:            August 1, 2004
 LOAN TERM/AMORTIZATION TERM:   84/360 months
 INTEREST ONLY PERIOD:          24 months
 MATURITY DATE:                 July 1, 2011
 EXPECTED MATURITY BALANCE:     Portfolio 4       $25,489,500
                                Southfork          12,329,219
                                                   ----------
                                Total             $37,818,719
 BORROWING ENTITY:              Sun Pool 4 LLC, Sun
                                Lake Juliana LLC, and
                                Sun Lake San Marino,
                                LLC
 INTEREST CALCULATION:          Actual/360
 CALL PROTECTION:               Lockout/defeasance:
                                78 payments
                                Open: 6 payments
 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE(1):    Springing
   REPLACEMENT RESERVE(1):      Springing
 LOCKBOX:                       Springing
--------------------------------------------------------------------------------
(1)   Replacement and Tax/Insurance reserves spring if the DSCR for the
      Property and Crossed Property for the immediately preceding 3-month period is less than 1.10x to 1.00x and continue until the DSCR for the preceding 6-month period is not less than 1.10x to 1.00x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:  Portfolio 4       $27,620,542
                        Southfork          13,360,000
                                           ----------
                        Total             $40,980,542
 CUT-OFF DATE LTV:      Portfolio 4             78.9%
                        Southfork               80.0%
                        Average                 79.3%
 MATURITY DATE LTV:     Portfolio 4             72.8%
                        Southfork               73.8%
                        Average                 73.2%
 UNDERWRITTEN DSCR:     Portfolio 4             1.43x
                        Southfork               1.33x
                        Average                 1.40x
 MORTGAGE RATE(a):      4.931%
--------------------------------------------------------------------------------
(a) The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:               Manufacturing Housing
 PROPERTY SUB-TYPE:           Manufactured Housing
 LOCATION:                    Michigan, Florida, Indiana,
                              Missouri
 YEAR BUILT/RENOVATED:        Lafayette Place 1964
                              Lake San Marino 1970
                              Lake Juliana Landings 1986
                              Four Seasons 1989
                              Southfork 1987
 PADS:                        Lafayette Place                 254
                              Lake San Marino                 412
                              Lake Juliana Landings           285
                              Four Seasons                    218
                              Southfork                       477
                                                              ---
                              Total                         1,646
 CUT-OFF BALANCE PER PAD:     Portfolio 4                 $23,628
                              Southfork                   $28,008
                              Average                     $24,897
 OCCUPANCY:                   Lafayette Place 6/30/04       98.0%
                              Lake San Marino
                               (8/3/04)                    100.0%
                              Lake Juliana Landings
                               (6/30/04)                    82.1%
                              Four Seasons (6/30/04)        99.1%
                              Southfork (5/31/04)           83.4%
 OWNERSHIP INTEREST:          Fee
 PROPERTY MANAGEMENT:         Borrower/Owner Managed
 U/W NET CASH FLOW:           Portfolio 4              $2,526,292
                              Southfork                 1,138,748
                                                        ---------
                              Total                    $3,665,040
 APPRAISED VALUE:             Portfolio 4             $35,000,000
                              Southfork                16,700,000
                                                       ----------
                              Total                   $51,700,000
--------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       67

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

             SUN COMMUNITIES PORTFOLIO 4 & SOUTHFORK (CROSSED POOL)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         FINANCIAL INFORMATION -- TOTAL
--------------------------------------------------------------------------------

                                                        ANNUALIZED
                                                       MOST RECENT      FULL YEAR
                                       UNDERWRITTEN     (5/31/04)       (12/31/03)
                                      -------------- --------------- ---------------

 Effective Gross Income .............   $5,880,785      $6,184,679      $5,653,025
 Total Expenses .....................   $2,133,295      $1,916,410      $1,853,546
 Net Operating Income (NOI) .........   $3,747,490      $4,268,270      $3,799,479
 Cash Flow (CF) .....................   $3,665,040      $4,268,270      $3,799,479
 DSCR on NOI ........................        1.43x           1.63x            1.45
 DSCR on CF .........................        1.40x           1.63x            1.45

--------------------------------------------------------------------------------
                      FINANCIAL INFORMATION -- PORTFOLIO 4
--------------------------------------------------------------------------------

                                                        ANNUALIZED
                                                       MOST RECENT      FULL YEAR
                                       UNDERWRITTEN     (6/30/04)       (12/31/03)
                                      -------------- --------------- ---------------

 Effective Gross Income .............   $4,079,795      $4,416,108      $3,886,169
 Total Expenses .....................   $1,494,903      $1,375,940      $1,303,446
 Net Operating Income (NOI) .........   $2,584,892      $3,040,168      $2,582,723
 Cash Flow (CF) .....................   $2,526,292      $3,040,168      $2,582,723
 DSCR on NOI ........................        1.46x           1.72x           1.46x
 DSCR on CF .........................        1.43x           1.72x           1.46x

--------------------------------------------------------------------------------
                       FINANCIAL INFORMATION -- SOUTHFORK
--------------------------------------------------------------------------------

                                                        ANNUALIZED
                                                       MOST RECENT      FULL YEAR
                                       UNDERWRITTEN     (5/31/04)       (12/31/03)
                                      -------------- --------------- ---------------

 Effective Gross Income .............   $1,800,990      $1,768,571      $1,766,856
 Total Expenses .....................   $  638,392      $  540,470      $  550,100
 Net Operating Income (NOI) .........   $1,162,598      $1,228,102      $1,216,756
 Cash Flow (CF) .....................   $1,138,748      $1,228,102      $1,216,756
 DSCR on NOI ........................        1.36x           1.44x           1.42x
 DSCR on CF .........................        1.33x           1.44x           1.42x

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       68

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

             SUN COMMUNITIES PORTFOLIO 4 & SOUTHFORK (CROSSED POOL)
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       69

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

            SUN COMMUNITIES PORTFOLIO 13 & BONITA LAKE (CROSSED POOL)
--------------------------------------------------------------------------------

                                                     [PICTURE OMITTED]
                                                     Candlelight Village

                                [PICTURE OMITTED]
                               Candlelight Village

    [PICTURE OMITTED]
       Siesta Bay

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       70

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

           SUN COMMUNITIES PORTFOLIO 13 & BONITA LAKE (CROSSED POOL)
--------------------------------------------------------------------------------

                          SIGNIFICANT MORTGAGE LOANS

SUN COMMUNITIES -- PORTFOLIO 13 & BONITA LAKE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                    BofA
 ORIGINAL PRINCIPAL BALANCE:     Portfolio 13       $36,487,198
                                 Bonita Lake          1,520,000
                                                     ----------
                                 Total              $38,007,198
 FIRST PAYMENT DATE:             August 1, 2004
 TERM/AMORTIZATION:              84/360 months
 INTEREST ONLY PERIOD:           24 months
 MATURITY DATE:                  July 1, 2011
 EXPECTED MATURITY BALANCE:      Portfolio 13       $33,672,055
                                 Bonita Lake          1,402,725
                                                     ----------
                                 Total              $35,074,780
 BORROWING ENTITY:               Sun Candlelight
                                 Village LLC,
                                 Sun Siesta Bay LLC and
                                 Sun Bonita LLC
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout/defeasance:
                                 78 payments
                                 Open: 6 payments
 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE(1):     Springing
   REPLACEMENT RESERVE(1):       Springing
 LOCKBOX:                        Springing
--------------------------------------------------------------------------------
(1)   Replacement and Tax/Insurance reserves spring if the DSCR for the
      Property and Crossed Property for the immediately preceding 3-month period is less than 1.10x to 1.00x and continue until the DSCR for the preceding 6-month period is not less than 1.10x to 1.00x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:  Portfolio 13       $36,487,198
                        Bonita Lake          1,520,000
                                            ----------
                        Total              $38,007,198
 CUT-OFF DATE LTV:      Portfolio 13             78.5%
                        Bonita Lake              80.0%
                                                 ----
                        Average                  78.5%
 MATURITY DATE LTV:     Portfolio 13             72.4%
                        Bonita Lake              73.8%
                                                 ----
                        Average                  72.5%
 UNDERWRITTEN DSCR:     Portfolio 13             1.23x
                        Bonita Lake              1.74x
                                                 ----
                        Average                  1.25x
 MORTGAGE RATE(a):        4.931%
--------------------------------------------------------------------------------
(a) The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:               Manufactured Housing
 PROPERTY SUB-TYPE:           Manufactured Housing
 LOCATION:                    Florida and Illinois
 YEAR BUILT/RENOVATED:        Siesta Bay 1984/NA
                              Candlelight Village 1976/NA
                              Bonita Lake 1970/NA
 PADS:                        Portfolio 13             1,146
                              Bonita Lake                167
                                                      ------
                              Total                    1,313
 CUT-OFF BALANCE PER PAD:     Portfolio 13           $31,839
                              Bonita Lake              9,102
                                                      ------
                              Average                $28,947
 OCCUPANCY AS OF              Siesta Bay              100.0%
  6/30/04:                    Candlelight Village      93.9%
                              Bonita Lake             100.0%
 OWNERSHIP INTEREST:          Fee
 PROPERTY MANAGEMENT:         Borrower/Owner Managed
 U/W NET CASH FLOW:           Portfolio 13        $2,868,008
                              Bonita Lake            169,105
                                                  ----------
                              Total               $3,037,113
 APPRAISED VALUE:             Portfolio 13       $46,500,000
                              Bonita Lake          1,900,000
                                                  ----------
                              Total              $48,400,000
--------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       71

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

            SUN COMMUNITIES PORTFOLIO 13 & BONITA LAKE (CROSSED POOL)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         FINANCIAL INFORMATION -- TOTAL
--------------------------------------------------------------------------------

                                                         ANNUALIZED
                                                        MOST RECENT      FULL YEAR
                                        UNDERWRITTEN     (5/31/04)       (12/31/03)
                                       -------------- --------------- ---------------

 Effective Gross Income. .............   $5,293,256      $5,853,528      $5,178,156
 Total Expenses ......................   $2,190,493      $1,976,172      $1,956,222
 Net Operating Income (NOI). .........   $3,102,763      $3,877,355      $3,221,934
 Cash Flow (CF) ......................   $3,037,113      $3,877,355      $3,221,934
 DSCR on NOI .........................        1.28x           1.60x           1.33x
 DSCR on CF.. ........................        1.25x           1.60x           1.33x

--------------------------------------------------------------------------------
                     FINANCIAL INFORMATION -- PORTFOLIO 13
--------------------------------------------------------------------------------

                                                         ANNUALIZED
                                                        MOST RECENT      FULL YEAR
                                        UNDERWRITTEN     (6/30/04)       (12/31/03)
                                       -------------- --------------- ---------------

 Effective Gross Income. .............   $4,853,533      $5,207,166      $4,783,087
 Total Expenses ......................   $1,928,225      $1,710,900      $1,718,625
 Net Operating Income (NOI). .........   $2,925,308      $3,496,266      $3,064,462
 Cash Flow (CF) ......................   $2,868,008      $3,496,266      $3,064,462
 DSCR on NOI .........................        1.25x           1.50x           1.31x
 DSCR on CF.. ........................        1.23x           1.50x           1.31x

--------------------------------------------------------------------------------
                      FINANCIAL INFORMATION -- BONITA LAKE
--------------------------------------------------------------------------------

                                                        ANNUALIZED
                                                       MOST RECENT    FULL YEAR
                                        UNDERWRITTEN    (6/30/04)     (12/31/03)
                                       -------------- ------------- -------------

 Effective Gross Income. .............    $439,723       $646,362      $395,069
 Total Expenses ......................    $262,268       $265,272      $237,597
 Net Operating Income (NOI). .........    $177,455       $381,089      $157,472
 Cash Flow (CF) ......................    $169,105       $381,089      $157,472
 DSCR on NOI .........................       1.83x          3.92x         1.62x
 DSCR on CF.. ........................       1.74x          3.92x         1.62x

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       72

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

            SUN COMMUNITIES PORTFOLIO 13 & BONITA LAKE (CROSSED POOL)
--------------------------------------------------------------------------------

            SUN COMMUNITIES PORTFOLIO 13 & BONITA LAKE (CROSSED POOL)

                                  [MAP OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       73

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                                CORPORATE CENTER
--------------------------------------------------------------------------------

                                [PICTURE OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       74

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                                CORPORATE CENTER
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

CORPORATE CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 LOAN SELLER:                    GACC
 ORIGINAL PRINCIPAL BALANCE:     $32,900,000
 FIRST PAYMENT DATE:             October 1, 2004
 TERM/AMORTIZATION:              60/360 months
 INTEREST ONLY PERIOD:           12 months
 MATURITY DATE:                  September 1, 2009
 EXPECTED MATURITY BALANCE:      $31,114,632
                                 Parmenter Corporate
 BORROWING ENTITY:               Center LP, LLLP
 INTEREST CALCULATION:           Actual/360
 CALL PROTECTION:                Lockout: 11
                                 Payments;
                                 Greater of 1% or Yield
                                 Maintenance: 45
                                 Payments
                                 Open: 4 Payments
 UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:        Yes
   TI/LC RESERVE:                $1,660,000
   REPAIR RESERVE                $800,000
   CAPITAL REPAIR RESERVE        $180,000
   TENANT FREE RENT RESERVE      $132,508
   PARKING RESERVE               $95,000
 ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:        Yes
   REPLACEMENT RESERVE:          $4,858
   TI/LC RESERVE:                $28,576
 LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:     $32,900,000
 CUT-OFF DATE LTV:               70.0%
 MATURITY DATE LTV:              66.2%
 UNDERWRITTEN DSCR(1):           1.41x
 MORTGAGE RATE:                 5.470%
--------------------------------------------------------------------------------
(1) DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:              Office
 PROPERTY SUB-TYPE:          CBD
 LOCATION:                   Fort Lauderdale, FL
 YEAR BUILT/RENOVATED:       1982/1999
 NET RENTABLE SQUARE FEET:   342,906
 CUT-OFF BALANCE PER SF:     $96
 OCCUPANCY AS OF 8/5/04:     75.7%
 OWNERSHIP INTEREST:         Fee
 PROPERTY MANAGEMENT:        Parmenter Realty &
                             Investment Company
 U/W NET CASH FLOW:          $3,141,368
 APPRAISED VALUE:            $47,000,000
--------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       75

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                                CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                            ANNUALIZED
                                                             6 MONTHS         FULL YEAR         FULL YEAR
                                         UNDERWRITTEN       (6/30/04)         (12/31/03)        (12/31/02)
                                        --------------   ---------------   ---------------   ---------------

 Effective Gross Income .............     $7,788,934        $7,778,006        $7,017,114        $6,697,218
 Total Expenses .....................     $4,244,584        $3,275,569        $3,956,858        $3,535,163
 Net Operating Income (NOI) .........     $3,544,350        $4,502,437        $3,060,256        $3,162,055
 Cash Flow (CF) .....................     $3,141,368        $4,502,437        $3,060,256        $3,162,055
 DSCR on NOI ........................          1.59x             2.02x             1.37x             1.42x
 DSCR on CF. ........................          1.41x             2.02x             1.37x             1.42x

--------------------------------------------------------------------------------
                               TENANT INFORMATION
--------------------------------------------------------------------------------

                                    RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL
TOP TENANTS(1)                    S&P/MOODY'S   TENANT SF   TOTAL SF   RENT PSF       RENT         RENT       EXPIRATION
------------------------------- -------------- ----------- ---------- ---------- ------------- ------------ -------------

 Certified Tours ..............    Not Rated     77,710    22.7%       $26.90    $2,090,399         25.0%     7/31/2007
 Silversea Cruises, Ltd. ......    Not Rated     44,134    12.9        $26.40     1,165,138         13.9     12/31/2010
 Stratis Business Centers .....    Not Rated     15,190     4.4        $15.67       238,102          2.9     10/31/2011
 Broward County ...............    Not Rated     11,922     3.5        $17.38       207,204          2.5      5/31/2009
 State Farm Insurance Co. .....  AA/Not Rated    9,822      2.9        $26.50       260,283          3.1     10/31/2005
                                                -------    -----                 ----------         ----
 TOTAL ........................                 158,778    46.3%                 $3,961,126         47.4%

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent company guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance expense and reimbursement. Underwritten rent for Silversea Cruises, Ltd. is lower than actual rent of $28.12 per SF.

--------------------------------------------------------------------------------
                              LEASE ROLLOVER SHEET
--------------------------------------------------------------------------------

                           # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION(1)        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
-----------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2004 .................        2             3,166       0.9%          3,166         0.9%             $   92,614
 2005 .................        4            17,782       5.2          20,948         6.1%             $  451,320
 2006 .................        5            15,618       4.6          36,566        10.7%             $  404,676
 2007 .................        7            85,867      25.0          122,433       35.7%             $2,263,488
 2008 .................        1             5,167       1.5          127,600       37.2%             $  136,409
 2009 .................        8            41,625      12.1          169,225       49.4%             $  950,241
 2010 .................        7            75,150      21.9          244,375       71.3%             $1,958,558
 2011 .................        1            15,190       4.4          259,565       75.7%             $  238,102
 Vacant ...............                     83,341      24.3          342,906      100.0%             $1,943,956
                               --          -------     -----
 TOTAL ................        35          342,906     100.0%

(1) Information obtained from Underwritten Rent Roll.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       76

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET

                                CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The property is 75.7% leased by thirty-five tenants at an average lease rate of
$24.61 per square foot. The two largest tenants
representing 35.5% of the total net rentable area, are:

o  Certified Tours (Not Rated) occupies 77,710 square feet (22.7% of net rentable area). It contributes $2,090,399 of base rental income 25.0% to the property. The privately held wholesale travel company was founded in 1980 by
   Michael Egan, founder of Alamo Car Rental. Certified Tours specializes in designing, marketing and delivering vacation packages, managing such brands as Delta Vacations, Continental Airlines Vacations, American Express
   Vacations, and AAA vacations. Certified Tours offers packages to more than 50 cities worldwide, including Orlando and Walt Disney World vacations.
   Currently, Certified Tours has contracts with American Airlines, US Airways,
   Bahamas Air, Cayman Airlines, Air Jamaica, British Airways, Virgin Atlantic
   Airways, Aloha Airlines, and Aeromexico. Certified Tours has been a tenant at the property since 1990.

o  Silversea Cruises, Ltd. (Not Rated) occupies 44,134 square feet (12.9% of net rentable area). Silversea Cruises, Ltd contributes $1,165,138 of underwritten base rental income (13.9%) to the property (tenant pays actual rent of
   $1,241,160) and is a privately held cruise line. Silversea Cruises, Ltd.
   specializes in a fleet of cruise ships built for fewer guests, luxurious amenities, and the ability to dock at smaller, less accessible ports.
   Silversea Cruises, Ltd. owns four cruise ships and maintains an office in
   London. Silversea Cruises, Ltd. has been a tenant at the property since 1999 and has a lease term that extends beyond the term of the loan (expires
   December 31, 2010).
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       77

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                                CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o  The Corporate Center Mortgage loan is secured by a first mortgage on a
   24-story, 342,906 square foot office building located in downtown Fort
   Lauderdale, Florida.

THE BORROWER:

o  The borrower, Parmenter Corporate Center LP, LLLP, is a single-purpose, bankruptcy-remote entity. The borrower's capital is derived from its limited partner, a joint venture between the Parmenter Private Realty Fund II, LP and the Parmenter Realty Fund II, LP, named Parameter Realty Fund II Investments.
   Parmenter Realty Funds II Investments is required to maintain a minimum net worth of $5 million. Parmenter Private Realty Fund II, LP is an entity comprised of private individuals with partners' capital of approximately $5.7 million; Parmenter Realty Fund II, LP is solely comprised of a $50 million investment from the Stanford University Endowment fund. The loan sponsor,
   Darryl W. Parmenter, controls all of the above-mentioned entities and has over 30 years of real estate experience. Mr. Parmenter is the President and
   CEO of Parmenter Realty Partners. Founded in 1989 and headquartered in Miami,
   Parmenter Realty has acquired or developed 10 million square feet of real estate valued at over $1.5 billion. Mr. Parmenter was a limited partner of the selling entity and has managed the property since the seller purchased the property in March 1998. As of July 1, 2004, Mr. Parmenter had a net worth of $19,645,350.

THE PROPERTY:

o  The collateral for the Corporate Center Mortgage loan consists of a fee simple interest in one 24-story central business district building; a 2-story mixed-use annex totaling 342,906 rentable square feet. The property was built in 1982 and is situated on approximately 1.59 acres.

PROPERTY MANAGEMENT:

o  The property is managed by Parmenter Realty & Investment Company, an affiliate of the borrower that has managed the property since March of 1998.
   Mr. Darryl W. Parmenter, the loan sponsor, is the President and CEO of
   Parmenter Realty Partners, which, since 1989, has acquired or developed 10 million square feet of real estate, representing over $1.5 billion in value.
   Parmenter Realty Partners has offices in Jacksonville, Atlanta, St. Louis and
   Dallas, in addition to its headquarters in Miami. Parmenter Realty Partners has been involved in all aspects of management, leasing and construction at the property. The majority of the properties managed by Parmenter are located in the southeastern United States.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o  Not Allowed.
-------------------------------------------------------------------------------

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       78

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET

                                CORPORATE CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       79

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o  GENERAL. For a detailed presentation of certain characteristics of the
   Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A to the prospectus supplement. See Annex B
   Multifamily Schedule to the prospectus supplement for certain information regarding multifamily Mortgaged Properties. See Annex B Certain Improvement,
   Replacement Reserve and Escrow Accounts to the prospectus supplement for certain information with respect to capital improvement, replacement and tenant improvement reserves.

o  CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. The mortgage pool contains five sets of cross-collateralized and cross-defaulted Mortgage
   Loans. Such Mortgage Loans collectively represent 11.4% of the Initial Pool
   Balance, and 13.8% of the Group 1 balance and are referred to as the
   "Cross-Collateralized Mortgage Loans." Each of the Cross-Collateralized
   Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, which may include a subordinate mortgage as the case may be, contains provisions creating the relevant partial cross-collateralization and partial cross-default arrangements.

o  GROUND LEASES. Ten Mortgaged Properties, which represent approximately 12.2%
   of the Initial Pool Balance (14.8% of the Group 1 Balance) are secured, in whole or in part, by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, with certain exceptions, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related
   Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the
   Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

o  SUBORDINATE FINANCING. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property other than one Mortgage Loan representing 0.4% of the Initial Pool
   Balance (2.3% of the Group 2 Balance), which permits additional unsecured debt. Five Mortgage Loans representing 23.4% of the Initial Pool Balance
   (27.8% of the Group 1 Balance and 2.6% of the Group 2 Balance), the related mortgaged property or properties also secure one or more pari passu and/or subordinate loans. One Mortgage Loan representing 0.4% of the Initial Pool
   Balance (0.4% of the Group 1 Balance), the related borrower has incurred unsecured subordinate indebtedness in the original amount of $1,085,255 payable to its general partner. One Mortgage Loan representing 1.2% of the
   Initial Pool Balance (1.4% of the Group 1 Balance), the related mortgage loan documents permit the related borrower to incur additional unsecured indebtedness from its affiliates in an aggregate amount not exceeding
   $500,000 subject to the terms of the related loan agreement. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
   Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged
   Property. In addition, 22 of the Mortgage Loans representing 14.6% of the
   Initial Pool Balance (13.7% of the Group 1 Balance and 19.0% of the Group

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       80

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
--------------------------------------------------------------------------------

 2 Balance) permit the members of the related borrower to incur mezzanine debt under the circumstances set forth in the related loan agreement. Four Loans representing 22.5% of the Initial Pool Balance (18.8% of the Group 1 Balance
 and 39.6% of the Group 2 Balance), have existing mezzanine debt. One mortgage loan, representing 9.9% of the Initial Pool Balance (12.0% of the Group 1
 Balance), is evidenced by a split loan structure comprised of three pari passu notes each of which is secured by the same mortgage instrument on the related
 Mortgaged Property. The other two notes contained in this split loan structure are not included in the Trust, but are pari passu in right of payment with the
 Mortgage Loan included in the Trust and have an outstanding principal balances as of the Cut-off Date of $253,000,000 and $130,000,000, respectively. Two mortgage loans representing 9.4% of the Initial Pool Balance (11.3% of the
 Group 1 Balance) are each part of a split loan structure that is secured by the same mortgage instrument on the related Mortgaged Property. The other mortgage loans in the split loan structures are not included in the Trust. The principal balance of such other mortgage loans, as of the date of origination, were $49,000,000 and $14,000, respectively. Such mortgage loans are subordinate in right of payment to the related Mortgage Loan included in the
 Trust. See the individual loan descriptions under the heading "Description of the Mortgage Pool" in the prospectus supplement for further information regarding additional indebtedness relating to significant mortgage loans, as well as the information under "Description of the Mortgage Pool--Additional
 Mortgage Loans--Subordinate Financing" in the prospectus supplement. See also
 "Risk Factors--Risks Related to the Mortgage Loans--Subordinate Financing May
 Make Recovery Difficult in the Event of Loss" of the prospectus supplement.

This material is for your private information and none of Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets
Inc.,Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. None of the Underwriters nor any of their affiliates has conducted any independent review of the information contained herein, and none of the
Underwriters nor any of their affiliates represent that such information is accurate or complete and the information should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, as amended including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you, which you should read before making any investment decision. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. Each of the Underwriters is acting as an Underwriter and is not acting as an agent for the issuer in connection with the proposed transaction.

                                       81

                      (This Page Intentionally Left Blank)

                                  Prospectus

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial
Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

THE TRUST --

o    may periodically issue mortgage pass-through certificates in one or more series with one or more classes; and

o    will own --

o    multifamily and commercial mortgage loans;

o    mortgage-backed securities; and

o    other property described in the accompanying prospectus supplement.

THE CERTIFICATES --

o    will represent interests in the trust and will be paid only from the trust assets;

o    provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

o    may be offered through underwriters, which may include Banc of America
     Securities LLC, an affiliate of Banc of America Commercial Mortgage Inc.;
     and

o    will not be listed on any securities exchange.

THE CERTIFICATEHOLDERS --

o    will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                October 29, 2004

                     (This Page Intentionally Left Blank)

                                       2

                             FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

 o      SEC Public Reference Section
        450 Fifth Street, N.W.
        Room 1204
        Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at
Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North
Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of this prospectus.

                                                                          PAGE
                                                                          ----

SUMMARY OF PROSPECTUS ...................................................   6
RISK FACTORS ............................................................  11
  The Limited Liquidity of Your Certificates May Have
     an Adverse Impact on Your Ability to Sell Your
     Certificates .......................................................  11
  The Limited Assets of Each Trust May Adversely
     Impact Your Ability To Recover Your Investment in
     the Event of Loss on the Underlying Mortgage
     Assets .............................................................  11
  Credit Support is Limited and May Not Be Sufficient
     to Prevent Loss on Your Certificates ...............................  12
  Prepayments on the Underlying Mortgage Loans
     Will Affect the Average Life of Your Certificates,
     and the Rate and Timing of those Prepayments
     May Be Highly Unpredictable ........................................  12
  Certificates Purchased at a Premium or a Discount
     Will Be Sensitive to the Rate of Principal Payment..................  13
  The Nature of Ratings Are Limited and Will Not
     Guarantee that You Will Receive Any Projected
     Return on Your Certificates ........................................  14
  Certain Factors Affecting Delinquency, Foreclosure
     and Loss of the Mortgage Loans .....................................  14
  Inclusion of Delinquent Mortgage Loans in a

  Other Factors Affecting Yield, Weighted Average Life

                                       3

                                                                            PAGE
                                                                            ----

    Distributions on the Certificates Concerning
      Prepayment Premiums or Concerning Equity

    Modifications, Waivers and Amendments of

    Certain Matters Regarding the Master Servicer, the
      Special Servicer, the REMIC Administrator and the

    Insurance or Guarantees Concerning the Mortgage

                                       4

                                                                          PAGE
                                                                          ----

    Forfeiture for Drug and Money Laundering
      Violations ........................................................   71
    Federal Deposit Insurance Act; Commercial

 INCORPORATION OF CERTAIN INFORMATION BY
    REFERENCE ...........................................................  107
 GLOSSARY ...............................................................  108

                                       5

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of America Commercial
Mortgage Inc. A "Glossary" appears at the end of this prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at 214
North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is
(704) 386-2400.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on--

     o   residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o   office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

                                       6

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4)
nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America
Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may--

     o   provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o   provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

     o   be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

     o   may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

     o   provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than
40 years. No mortgage loan will have been originated by Banc of America
Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the
United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that--

     o   are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o   are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     o   are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

                                       7

     o   provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o   provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

     o   provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o   provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater

                                       8

than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates--

     o   may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

     o   may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

     o   may be made, subject to certain limitations, based on a specified principal payment schedule; or

     o   may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include--

     o   guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

     o   certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust.
If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related

                                       9

prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either--

     o   "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

     o   certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review "Certain
Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any
materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See "Legal Investment" in this prospectus.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

                                       10

                                 RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We
cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May
Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources
Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including--

     o   perceived liquidity;

     o   the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

     o   prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates.
The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER
YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of
America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will

                                       11

represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF
YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY
UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely

                                       12

to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as
"call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments
(and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE
OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes

                                       13

of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that--

     o   principal prepayments on the related mortgage loans will be made;

     o   the degree to which the rate of such prepayments might differ from that originally anticipated; or

     o   the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants

                                       14

produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.
Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult
in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their
Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

                                       15

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that--

     o   such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

     o   such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect,
         "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving
"guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the
mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by--

     o   the value of the related property;

     o   the level of available mortgage rates at the time of sale or refinancing;

     o   the borrower's equity in the related property;

     o   the financial condition and operating history of the borrower and the related property;

     o   tax laws;

     o   rent control laws (pertaining to certain residential properties);

     o   Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

     o   prevailing general economic conditions; and

     o   the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely

                                       16

to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon
the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be
Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional
Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an
Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

                                       17

     The Recording of the Mortgages in the Name of MERS May Affect the Yield on
the Certificates. The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if
MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain--

     o   a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

     o   information with respect to any other classes of certificates of the same series;

     o   the respective dates on which distributions are to be made;

     o   information as to the assets, including the mortgage assets, constituting the related trust fund;

     o   the circumstances, if any, under which the related trust fund may be subject to early termination;

     o   additional information with respect to the method of distribution of such offered certificates;

     o   whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

     o   the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

     o   information concerning the trustee of the related trust fund;

                                       18

     o   if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

     o   information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

     o   whether such offered certificates will be initially issued in definitive or book-entry form.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       19

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include--

     o   various types of multifamily or commercial mortgage loans;

     o   mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o   a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes
(referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of--

     o   residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o   office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or
(4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection

                                       20

with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens.
In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear--

     o   the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

     o   the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted
above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.
Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily
Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and

                                       21

fiscal policies, may also affect the likelihood of default on a mortgage loan.
As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o   the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method
         (the cost of replacing the property at such date);

     o   the income capitalization method (a projection of value based upon the property's projected net cash flow); and

     o   or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors
Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased
Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans. All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2)
provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may--

     o   provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable
         Mortgage Rate;

                                       22

     o   provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

     o   may be fully amortizing or may be partially amortizing or
         nonamortizing, with a balloon payment due on its stated maturity date;
         and

     o   may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage
Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

     o   the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o   the type or types of property that provide security for repayment of the mortgage loans;

     o   the earliest and latest origination date and maturity date of the mortgage loans;

     o   the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o   the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

     o   the Mortgage Rates borne by the mortgage loans, or the range of the
         Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

     o   with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

     o   information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

     o   the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service
         Coverage Ratios, and the weighted average of such Debt Service Coverage
         Ratios, and

     o   the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form
         8-K with the Securities and Exchange Commission within fifteen days following their issuance.

                                       23

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United
States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National
Mortgage Association, the Governmental National Mortgage Association or the
Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the
Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in
Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the
MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support"
may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

                                       24

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available--

     o   the aggregate approximate initial and outstanding principal amount(s)
         and type of the MBS to be included in the trust fund;

     o   the original and remaining term(s) to stated maturity of the MBS, if applicable;

     o   the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

     o   the payment characteristics of the MBS;

     o   the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

     o   a description of the related credit support, if any;

     o   the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     o   the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     o   the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under
         "--Mortgage Loans--Mortgage Loan Information in Prospectus
         Supplements"; and

     o   the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and
Servicing Agreements-- Certificate Account".

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors-- Credit Support Limitations" and "Description
of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                                       25

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of
Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate;
the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates.
The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the

                                       26

principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest
Certificates will either--

     o   be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o   equal the Certificate Balances of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates,
a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in
Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation--

     o   the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

     o   the quality of management of the mortgaged properties;

                                       27

     o   the servicing of the mortgage loans; and

     o   possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition
(in the case of a Lock-out Period) or a disincentive (in the case of a
Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the
Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding

                                       28

principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate
Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.
Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives

                                       29

of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans)
may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that--

     o   limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

     o   provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

     o   provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped
Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See "--Yield and Prepayment
Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on

                                       30

the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from--

     o   amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

     o   Excess Funds; or

     o   any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of
America, N.A. We maintain our principal office at 214 North Tryon Street,
Charlotte, North Carolina 28255. Our telephone number is (704) 386-2400.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

     o   provide for the accrual of interest on the Certificate Balance or
         Notional Amount at a fixed, variable or adjustable rate;

     o   constitute Senior Certificates or Subordinate Certificates;

     o   constitute Stripped Interest Certificates or Stripped Principal
         Certificates;

     o   provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

     o   provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o   provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o   provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and
         Equity Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as

                                       31

being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates,
notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of
DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or the Euroclear System (in
Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each
Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution
Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the
Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.
All distributions with respect to each class of certificates on each
Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate
Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain classes of REMIC Residual
Certificates that have no pass-through rate) may

                                       32

have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates.
Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates
that is not entitled to any distributions of interest) will be made on each
Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution
Date. Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such
Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each
Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment
Interest Shortfalls, as described under "Yield and Maturity
Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls.
The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Effect of
Prepayments on Average Life of Certificates" and "--Effect of Prepayments on
Yield of Certificates" and "Yield and Maturity Considerations--Certain
Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates and certain classes of REMIC Residual
Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding
Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any
Accrued Certificate Interest in respect of

                                       33

such Accrual Certificate (reduced as described above). The initial aggregate
Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate
Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the
Certificate Balances of such certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster)
than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to
Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING
EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each
Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates. See
"Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each
Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution
Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure

                                       34

against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans
(including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate
Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate
Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o   the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

     o   the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

     o   the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
         (B) payments on account of Equity Participations;

     o   the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

     o   if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

                                       35

     o   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS
         Administrator;

     o   information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

     o   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

     o   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular
         Distribution Date);

     o   the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution
         Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the
         Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     o   if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     o   the amount deposited in or withdrawn from any reserve fund on such
         Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     o   if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     o   the amount of credit support being afforded by any classes of
         Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage.
The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "--Book-Entry
Registration and Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the

                                       36

loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements--
Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See "The Pooling and Servicing
Agreements--Events of Default", "--Rights Upon Event of Default" and
"--Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and
(2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and
the National Association of Securities Dealers, Inc. The rules applicable to
DTC and its participating organizations are on file with the Securities and
Exchange Commission.

                                       37

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution
Date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by DTC's participating organizations to
Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time.
Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only
Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that
DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct
Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination.
Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability

                                       38

through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the
Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as
"certificateholders" under and within the meaning of the related pooling and servicing agreement.

                     THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a Pooling and
Servicing Agreement. In general, the parties to a Pooling and Servicing
Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and
Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing
Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of
REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and
Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a
Pooling and Servicing Agreement, certificates issued under the Pooling and
Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing
Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and
Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and
Servicing Agreement. Such schedule generally

                                       39

will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its
designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the Trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the

                                       40

master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example--

     o   the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related
         Pooling and Servicing Agreement;

     o   the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o   the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o   the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other

                                       41

mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a
Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do
so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and
Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and
(2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any
Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans.
The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of--

     o   mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     o   mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                                       42

         the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     o   REO Properties.

     If so specified in the related prospectus supplement, a Pooling and
Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and
Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.
In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time.
See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

                                       43

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed)
of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC
Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing
Agreement. See "--Certificate Account" and "--Servicing Compensation and
Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding
Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the
Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating

                                       44

agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards.
If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing
Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing
Agreement--

     o   all payments on account of principal, including principal prepayments, on the mortgage loans;

     o   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     o   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower)
         and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     o   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

     o   any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     o   any amounts paid under any cash flow agreement;

     o   all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
         Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under
         "Description of the Certificates-- Termination";

     o   to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

                                       45

     o   all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

     o   any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the
         Certificate Account; and

     o   any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and
Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the
Certificate Account for each trust fund that includes mortgage loans for any of the following purposes--

     o   to make distributions to the certificateholders on each Distribution
         Date;

     o   to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     o   to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and
         Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate
         Certificates of the related series;

     o   if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     o   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
         "--Realization Upon Defaulted Mortgage Loans";

     o   to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master
         Servicer, the Special Servicer, the REMIC Administrator and the
         Depositor" and "--Certain Matters Regarding the Trustee";

                                       46

     o   if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

     o   if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     o   to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     o   to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     o   if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal
         Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
         Taxes";

     o   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

     o   to make any other withdrawals permitted by the related Pooling and
         Servicing Agreement and described in the related prospectus supplement;
         and

     o   to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will--

     o   not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o   will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

     o   will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,--

     o   a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

     o   such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o   unless inconsistent with the applicable "servicing standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with

                                       47

such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule.
Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

         (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

         (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage
     Loans--Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title

                                       48

to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property"
within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property.
If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and
Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such
Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's
(or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related
Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on

                                       49

the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related
Certificate Account all additional sums that would have been deposited in the
Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components--

     o   a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     o   an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     o   subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

                                       50

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate
Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement.
Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders.
Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage
Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report)
with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and
Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

                                       51

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC
ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and
Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and
Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and
Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and
Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such
Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement and that in its opinion may involve it in any expense or liability.
However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and
Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related
Certificate Account for this expense.

                                       52

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related
Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing
Agreement will include, without limitation--

     o   any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     o   any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and
         Servicing Agreement;

     o   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o   any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o   certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

     o   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

                                       53

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing
Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting
Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to)
appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement.
Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "--Resignation and
Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing
Agreement to institute any proceeding with respect to such Pooling and
Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing
Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and
Servicing Agreement, (1) to cure any ambiguity, (2) to

                                       54

correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing
Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any
Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions
(A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that
(1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the
Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC
Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax
Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual
Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate
Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders'

                                       55

request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and
Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and
Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing
Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the
Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than
331/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                                       56

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets.
Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing
Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies.
Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of--

     o   the nature and amount of coverage under such credit support;

     o   any conditions to payment under the credit support not otherwise described in this prospectus;

     o   the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

     o   the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

                                       57

INSURANCE OR GUARANTEES CONCERNING THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate
Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to

                                       58

such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

                                       59

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law
(which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.
At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.
The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

                                       60

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming
(continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       61

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other

                                       62

things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the
Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency

                                       63

judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.
Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.
Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the

                                       64

Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy
Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the
Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted
previously in the Section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1)
assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the
(predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles.

                                       65

Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity",
"single purpose entity" or "bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and
"operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower.
Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and
Deposit Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the

                                       66

mortgaged property. The Asset Conservation, Lender Liability and Deposit
Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource
Conservation and Recovery Act governs underground petroleum storage tanks.
Under the Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers
(including prospective buyers at a foreclosure sale or following foreclosure).
Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to

                                       67

good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act.
Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order

                                       68

as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.
In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a
"future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit"
amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.
Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some

                                       69

circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions
Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980
has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property
(i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as

                                       70

owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National
Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California
Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the
Relief Act or the California Military and Veterans Code. Application of the
Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the
Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURE FOR DRUG AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC),
have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or

                                       71

regulation applicable to such bank. If Bank of America, N.A. or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, N.A. and other banks, were to find that any obligation of Bank of America, N.A. or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, N.A. or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, N.A. or such other bank among other things to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed)
asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, N.A. or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to
Bank of America, N.A. or another bank or (iii) any other obligation of Bank of
America, N.A. or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, N.A. or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, N.A. or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader,
Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K
within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code
(although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences".
Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

                                       72

     The following discussion addresses securities of two general types: (1)
REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates
representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the
Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and
1275 of the Code and in the OID Regulations, and in part upon the REMIC
Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC
Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and
Servicing Agreement and any other governing documents, the related trust fund
(or each applicable portion thereof) will qualify as one or more REMICs and the
REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a
REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal
Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust

                                       73

fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the
REMIC Certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the
REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the
REMIC Regular Certificates and income allocated to the REMIC Residual
Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular
Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code. The determination as to the percentage of the
REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable
Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of
REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC
Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and
"loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to
REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

                                       74

Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a
REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on such
Certificate other than "qualified stated interest". "Qualified stated interest"
is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the
Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC
Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID
Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated
redemption price at maturity of such REMIC Regular Certificate. Under the OID
Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID
Regulations also would permit a Certificateholder to elect to accrue de minimis original issue

                                       75

discount into income currently based on a constant yield method. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC
Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC
Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the
Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.
The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such
Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such
Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular
Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a
"qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed

                                       76

funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular
Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest
REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular
Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular
Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC
Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated
interest, except to the extent that initial "teaser" rates cause sufficiently
"back-loaded" interest to create more than de minimis original issue discount.
The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans

                                       77

for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular
Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.
In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular
Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a
Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such
Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular
Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption.
If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular
Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue

                                       78

discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC
Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC
Regular Certificates-- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular
Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying

                                       79

Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates
will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC
Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a
REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than)
the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC
Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC
Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the
IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method.
Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from

                                       80

the REMIC for the corresponding period. Consequently, REMIC Residual
Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual
Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual
Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the
REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC
Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985.
Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

                                       81

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC
Certificates constituting "regular interests" in the REMIC not offered hereby)
equal to the deductions that would be allowed if the REMIC Regular Certificates
(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC.
Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described in that section will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous
Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the
REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the
REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the

                                       82

REMIC Residual Certificateholders. To the extent such REMIC Residual
Certificateholders' initial bases are less than the distributions to such REMIC
Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC
Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder.
Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the
Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual
Certificates should consult with their tax advisors regarding the effect of these regulations.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2)
the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC
Residual Certificate at the beginning of the calendar quarter and 120% of the
"long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual
Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the
REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign
Investors in REMIC Certificates" below.

                                       83

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives;
the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the
REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual
Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing
Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer:

     (1) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

         (i) the present value of any consideration given to the transferee to acquire the interest;

         (ii) the present value of the expected future distributions on the interest; and

         (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

                                       84

For purposes of the computations under this "minimum transfer price"
alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code.
Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (2) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests
(generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

         (ii) the transferee must agree in writing that it will transfer the
     REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer;
     and

         (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

     The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC
Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual
Certificates to foreign persons.

     Mark-to-Market Rules. The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates.
Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by
REMIC Certificateholders that are subject to the limitations of either Section
67 or Section 68 of the Code may be substantial. Furthermore, in

                                       85

determining the alternative minimum taxable income of such a holder of a REMIC
Certificate that is an individual, estate or trust, or a "pass-through entity"
beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after
2009.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such
REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such
REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.
The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Investors that recognize a loss on a sale or exchange of a REMIC Regular
Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular
Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular
Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular
Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates-- Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar

                                       86

property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC
Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale"
rules of Section 1091 of the Code. In that event, any loss realized by the
REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions".
In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any
REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each
Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

                                       87

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent.
However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC
Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any
REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     If an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing
(but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization
(other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the
Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the
Code.

                                       88

     Termination. A REMIC will terminate immediately after the Distribution
Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in such Certificate, such REMIC Residual
Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual
Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related
REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any
REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC
Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury
Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular
Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

                                       89

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 28% (which rate will be increased to 31% after 2010)
if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder
that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular
Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such
Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular
Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Treasury regulations provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of
Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and
Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the

                                       90

depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences--Grantor Trust Funds," and is
of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s]
(including any participation or certificate of beneficial ownership therein)
which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets"
within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional
Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates
evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is
"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor
Trust Strip Certificates, and the income therefrom, will be so characterized.
However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust
Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional
Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including amounts used to pay reasonable servicing fees and other expenses)
and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a
Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under
Section 67 of the Code, an individual, estate or trust holding a Grantor Trust
Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income.
In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be

                                       91

reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the
Code may be substantial. Further, Certificateholders (other than corporations)
subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income.
Under tax legislation enacted in 2001, this limitation on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after
2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust
Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and
Certificateholders on a method that allocates such expenses among classes of
Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon.
The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates --Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated
redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a
definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder.
Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such
Certificate. In computing yield under the stripped bond rules, a
Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the

                                       92

depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the
Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest
Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor
Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such
Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest
Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such
Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional
Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates.
See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and
Certificateholders in transactions subject to the stripped bond rules on a
Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon).

                                       93

If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the stripped bond rules is less than
0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in
"--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a
Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any
"points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the
Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and
Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional
Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such

                                       94

Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price
(or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a
Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See
"--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a
"market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated
redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated
redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A
Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated
interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

                                       95

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the
Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor
Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC
Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "--Taxation of Owners of Grantor
Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no
regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor
Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such
Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules"
below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of
Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor
Trust Strip Certificate at the beginning of such month and the yield of such
Grantor Trust Strip Certificate to

                                       96

such holder. Such yield would be calculated based on the price paid for that
Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See
"--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the
Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment
Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial
Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate
is treated as an interest in discrete mortgage loans, or if the Prepayment
Assumption is not used, then when a mortgage loan is prepaid, the holder of a
Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury
Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor
Trust Strip Certificates, that are subject to the stripped bond rules of
Section 1286 of the Code.

                                       97

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip
Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate.
The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip
Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip
Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust
Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)
except as provided under Section 582(c) of the Code. The adjusted basis of a
Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such
Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate"
(which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

                                       98

     Investors that recognize a loss on a sale or exchange of a Grantor Trust
Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust
Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust
Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in
"--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC
Regular Certificates in "-- REMICs--Foreign Investors in REMIC Certificates"
above applies to Grantor Trust Certificates except that Grantor Trust
Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a
Certificateholder's trade or business in the United States, such Grantor Trust
Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                       99

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the
Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code
("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.
However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section
4975 of the Code prohibit a broad range of transactions involving assets of a
Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to
Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if
25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any
Certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan
"fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a
"guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of

                                      100

the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac,
Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a
Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the
Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the
Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of
ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they
(1) are subordinated to other classes of certificates in the trust and/or (2)
have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on
Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of
ERISA.

                                      101

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Residual Certificates--Excess Inclusions".

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA
Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                      102

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  Section  24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.  Section  1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R.  Section  1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities", other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R.  Section  703.61(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.  Section
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin
73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or

                                      103

"income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below.
The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1.  By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America
         Securities LLC, an affiliate of the depositor;

     2.  By placements by the depositor with institutional investors through dealers; and

     3.  By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

                                      104

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of
1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities
Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of
America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under "Legal Matters".
Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings

                                      105

address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest
Certificates might, in extreme cases fail to recoup their initial investments.
Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a
Registration Statement (of which this prospectus forms a part) under the
Securities Act of 1933, as amended, with respect to the offered certificates.
This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such
Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and
at its Midwest Regional Offices located as follows: Citicorp Center, 500 West
Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the
Certificates--Reports to Certificateholders" and "--Book-Entry Registration and
Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and
Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of

                                      106

1934 and the rules and regulations of the Securities and Exchange Commission.
The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to
Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North
Carolina 28255, or by telephone at (704) 386-2400.

                                      107

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding
Certificate Balance of such class of certificates immediately prior to such
Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any
Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

                                      108

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of--

     o   the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     o   the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution
Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent--

     o   interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

     o   Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

                                      109

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no
REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust
Fractional Interest Certificates issued with respect to such Grantor Trust
Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct
Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular
Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of--

     o   the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

     o   its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The
Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than--

     o   noncash items such as depreciation and amortization;

     o   capital expenditures; and

                                      110

     o   debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest
Certificate is calculated to accrue interest which is either--

     o   based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o   equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under
Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and
"disqualified person" as defined in Section 4975 of the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional
Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the
Certificate Account may be invested.

     "Plan" means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular
Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

                                      111

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Servicemembers Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual
Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans.

     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o   a citizen or resident of the United States;

     o   a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

     o   an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

     o   a trust as to which--

         1.    a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

                                      112

         2.    one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20,
1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                                      113

                     (This Page Intentionally Left Blank)

                         NOTES CONCERNING INFORMATION
                           PRESENTED IN THE ATTACHED
                               COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2004_5.xls" The file
"BACM2004_5.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the
Prospectus Supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel.
After the file is opened, a securities law legend will be displayed. READ THE
LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled
"ANNEX A."

 ----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON
THEIR RESPECTIVE COVERS.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE
CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS UNTIL FEBRUARY [ ], 2005.

                       --------------------------------

                                                              PAGE
                                                             ------
                       PROSPECTUS SUPPLEMENT

Table of Contents ..........................................    S-3
Important Notice About Information Presented in this
  Prospectus Supplement and the Accompanying

                           PROSPECTUS

===============================================================================

===============================================================================

                                $1,270,333,000
                                 (APPROXIMATE)

                                BANC OF AMERICA
                           COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                        CLASS A-1, CLASS A-2, CLASS A-3,
                       CLASS A-AB, CLASS A-4, CLASS A-1A,
                              CLASS A-J, CLASS XP,
                          CLASS B, CLASS C AND CLASS D

                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES
                                  SERIES 2004-5

         ------------------------------------------------------------
                          PROSPECTUS SUPPLEMENT
         ------------------------------------------------------------

                         BANC OF AMERICA SECURITIES LLC
                         DEUTSCHE BANK SECURITIES INC.
                                   CITIGROUP
                              GOLDMAN, SACHS & CO.
                                   JPMORGAN

                                NOVEMBER  , 2004

================================================================================